 As filed with the Securities and Exchange Commission on November 10, 1997
                                                      Registration No. 333-35817

--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          AMENDMENT NO. 2 TO FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                           TIMBERLAND BANCORP, INC.
         ------------------------------------------------------------
              (Exact name of registrant as specified in charter)

         Washington                        6036                  91-1863696
-------------------------------    ----------------------    -------------------
(State or other jurisdiction of      (Primary SICC No.)      (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              624 Simpson Avenue
                           Hoquiam, Washington 98550
                                (360) 533-4747
        ---------------------------------------------------------------
         (Address and telephone number of principal executive offices)

                         John F. Breyer, Jr., Esquire
                         Victor L. Cangelosi, Esquire
                               BREYER & AGUGGIA
                                Suite 470 East
                              1300 I Street, N.W.
                            Washington, D.C. 20005
                   -----------------------------------------
                    (Name and address of agent for service)

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

======================================================================================================================
                                        Calculation of Registration Fee
======================================================================================================================
Title of Each Class of Securities    Proposed Maximum    Proposed Offering    Proposed Maximum      Amount of
Being Registered                     Amount Being        Price(1)             Aggregate Offering    Registration Fee
                                     Registered(1)                            Price(1)
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 Par Value         6,612,500               $10.00             $66,125,000             $20,038(2)

Participation interests                196,945                  --                    --                    (3)
======================================================================================================================

     (1) Estimated solely for purposes of calculating the registration fee. As described in the Prospectus, the actual number of shares to be issued and sold are subject to adjustment based upon the estimated pro forma market value of the registrant and market and financial conditions.
     (2) Previously paid.

     (3) The securities of Timberland Bancorp, Inc., to be purchased by the Timberland Savings Bank, SSB Profit Sharing Plan are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Cross Reference Sheet showing the location in the Prospectus of the Items of Form S-1

1.   Forepart of the Registration             Forepart of the Registration Statement;
     Statement and Outside Front              Outside Front Cover Page
     Cover of Prospectus

2.   Inside Front and Outside Back            Inside Front Cover Page; Outside Back
     Cover Pages of Prospectus                Cover Page

3.   Summary Information, Risk Factors        Prospectus Summary; Risk Factors
     and Ratio of Earnings
     to Fixed Charges

4.   Use of Proceeds                          Use of Proceeds; Capitalization

5.   Determination of Offering Price          Market for Common Stock

6.   Dilution                                 *

7.   Selling Security Holders                 *

8.   Plan of Distribution                     The Conversion

9.   Description of Securities to be          Description of Capital Stock
     Registered

10.  Interests of Named Experts and           Legal and Tax Opinions; Experts
     Counsel

11.  Information with Respect to the
     Registrant

     (a) Description of Business              Business of the Holding Company;
                                              Business of the Savings Bank

     (b) Description of Property              Business of the Savings Bank -- Properties

     (c) Legal Proceedings                    Business of the Savings Bank -- Legal
                                              Proceedings

     (d) Market Price of and Dividends        Outside Front Cover Page; Market for
     on the Registrant's Common Equity        Common Stock; Dividend Policy
     and Related Stockholder Matters

     (e) Financial Statements                 Financial Statements; Pro Forma Data

     (f) Selected Financial Data              Selected Financial and Other Data

     (g) Supplementary Financial              *
     Information

     (h) Management's Discussion and          Management's Discussion and Analysis of
     Analysis of Financial Condition          Financial Condition and Results of Operations
     and Results of Operations

     (i) Changes in and Disagreements         *
     with Accountants on Accounting
     and Financial Disclosure

     (j) Directors and Executive              Management of the Holding Company; Management of
     Officers                                 the Savings Bank

     (k) Executive Compensation               Management of the Holding Company; Management of
                                              the Savings Bank -- Benefits -- Executive Compensation

     (l) Security Ownership of Certain        *
     Beneficial Owners and Management

     (m) Certain Relationships and            Management of the Savings Bank -- Transactions with
     Related Transactions                     the Savings Bank

12.  Disclosure of Commission Position        Part II - Item 17
     on Indemnification for Securities
     Act Liabilities

---------------------
*Item is omitted because answer is negative or item inapplicable.

PROSPECTUS SUPPLEMENT

                           TIMBERLAND BANCORP, INC.

               TIMBERLAND SAVINGS BANK, SSB PROFIT SHARING TRUST

     This Prospectus Supplement relates to the offer and sale to participants ("Participants") in the Timberland Savings Bank, SSB Profit Sharing Trust ("Plan" or "Profit Sharing Plan") of participation interests and shares of Timberland Bancorp, Inc. common stock, par value $.01 per share ("Common Stock"), as set forth herein.

     In connection with the proposed conversion of Timberland Savings Bank, SSB ("Savings Bank" or "Employer") from a Washington-chartered mutual savings bank to a Washington-chartered stock savings bank, a holding company, Timberland Bancorp, Inc. ("Holding Company"), has been formed. The simultaneous conversion of the Savings Bank to stock form, the issuance of the Savings Bank's common stock to the Holding Company and the offer and sale of the Holding Company's Common Stock to the public are herein referred to as the "Conversion." Applicable provisions of the Profit Sharing Plan permit the investment of the Plan assets in Common Stock of the Holding Company at the direction of a Plan Participant. This Prospectus Supplement relates to the election of a Participant to direct the purchase of Common Stock in connection with the Conversion.

     The Prospectus, dated ____________, 1997, of the Holding Company ("Prospectus"), which is attached to this Prospectus Supplement, includes detailed information with respect to the Conversion, the Common Stock and the financial condition, results of operation and business of the Savings Bank and the Holding Company. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus. Terms not otherwise defined in this Prospectus Supplement are defined in the Plan or the Prospectus.

     A Participant's eligibility to purchase Common Stock in the Conversion through the Plan is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion and the maximum and minimum limitations set forth in the Plan of Conversion. See "THE CONVERSION" and "-- Limitation on Purchases of Shares" in the Prospectus.

     Investment in the Common Stock is subject to certain risks, including the risk of loss of principal value invested. For a discussion of such risks that should be considered by each Participant, see "RISK FACTORS" in the Prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE WASHINGTON DEPARTMENT OF FINANCIAL INSTITUTIONS, DIVISION OF BANKING ("DIVISION"), THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE DIVISION, THE FDIC OR ANY OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Prospectus Supplement is _____________, 1997.

     No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement in connection with the offering made hereby, and, if given or made, such information and representations must not be relied upon as having been authorized by the Holding Company, the Savings Bank or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Savings Bank or the Plan since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is attached herein and should be retained for future reference.

                               TABLE OF CONTENTS

                                                                           PAGE

The Offering
     Securities Offered ..................................................  S-1
     Election to Purchase Common Stock in the Conversion .................  S-1
     Value of Participation Interests ....................................  S-1
     Method of Directing Transfer ........................................  S-1
     Time for Directing Transfer .........................................  S-2
     Irrevocability of Transfer Direction ................................  S-2
     Direction Regarding Common Stock After the Conversion ...............  S-2
     Purchase Price of Common Stock ......................................  S-2
     Nature of a Participant's Interest in the Common Stock ..............  S-2
     Voting and Tender Rights of Common Stock ............................  S-3

Description of the Plan
     Introduction ........................................................  S-3
     Eligibility and Participation .......................................  S-4
     Contributions Under the Plan ........................................  S-4
     Limitations on Contributions ........................................  S-4
     Investment of Contributions .........................................  S-5
     The Employer Stock Fund .............................................  S-6
     Benefits Under the Plan .............................................  S-7
     Withdrawals and Distributions from the Plan .........................  S-7
     Administration of the Plan ..........................................  S-8
     Reports to Plan Participants ........................................  S-8
     Plan Administrator...................................................  S-9
     Amendment and Termination ...........................................  S-9
     Merger, Consolidation or Transfer ...................................  S-9
     Federal Income Tax Consequences .....................................  S-9
     Restrictions on Resale .............................................. S-12

Legal Opinions ........................................................... S-13

Investment Form .......................................................... S-14


                                 THE OFFERING

Securities Offered

     The securities offered hereby are participation interests in the Plan and up to 196,945 shares, at the actual purchase price of $10.00 per share, of Common Stock which may be acquired by the Plan for the accounts of employees participating in the Plan. The Holding Company is the issuer of the Common Stock. Only employees and former employees of the Savings Bank and their beneficiaries may participate in the Plan. Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operation and business of the Savings Bank and the Holding Company is contained in the attached Prospectus. The address of the principal executive office of the Savings Bank is 624 Simpson Avenue, Hoquiam, Washington 98550. The Savings Bank's telephone number is (360) 533-4747.

Election to Purchase Common Stock in the Conversion

     In connection with the Savings Bank's Conversion, each Participant in the Profit Plan may direct the trustees of the Plan (collectively, the "Trustee") to transfer up to 100% of a Participant's account balance to a newly created Employer Stock Fund and to use such funds to purchase Common Stock issued in connection with the Conversion. The Employer Stock Fund may consist of investments in the Common Stock made on or after the effective date of the Conversion. Funds not transferred to the Employer Stock Fund may be invested at the Participant's discretion in the other investment options available under the Plan. See "DESCRIPTION OF THE PLAN -- Investment of Contributions" below. A Participant's ability to transfer funds to the Employer Stock Fund in the Conversion is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion. For general information as to the ability of the Participants to purchase shares in the Conversion, see "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings" in the attached Prospectus.

Value of Participation Interests

     The assets of the Plan are valued on an ongoing basis and each Participant is informed of the value of his or her beneficial interest in the Plan on a quarterly basis. This value represents the market value of past contributions to the Plan by the Savings Bank and by the Participants and earnings thereon, less previous withdrawals, and transfers from other plans.

Method of Directing Transfer

     The last page of this Prospectus Supplement is an investment form to direct a transfer to the Employer Stock Fund ("Investment Form"). If a Participant wishes to transfer funds to the Employer Stock Fund to purchase Common Stock issued in connection with the Conversion, the

Participant should indicate that decision in Part 2 of the Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

Time for Directing Transfer

     The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Common Stock issued in connection with the Conversion is ___________, 1997. The Investment Form should be returned to _________ at the Savings Bank no later than the close of business on such date.

Irrevocability of Transfer Direction

     A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Conversion shall be irrevocable. Participants, however, will be able to direct the sale of Common Stock, as explained below.

Direction Regarding Common Stock After the Conversion

     It is currently anticipated that Participants may be permitted to transfer additional funds from their existing account balances or direct new contributions to the Employer Stock Fund following the Conversion. If Common Stock is sold, the proceeds will be credited to the Participant's account and may be reinvested in the other investment options available under the Plan. In addition, cash dividends, if any, paid on the Common Stock may be invested in the Plan's other investment options or be used to purchase additional shares of Common Stock. Special restrictions may apply to purchases or sales directed by those Participants who are executive officers, directors and principal stockholders of the Holding Company who are subject to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended ("Exchange Act"), or other applicable regulations.

Purchase Price of Common Stock

     The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustee to purchase shares of Common Stock. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase shares of Common Stock in the Conversion.

Nature of a Participant's Interest in the Common Stock

     The Common Stock purchased for an account of a Participant will be held in the name of the Trustee of the Plan in the Employer Stock Fund. Any earnings, losses or expenses with respect to the Common Stock, including dividends and appreciation or depreciation in value, will be credited or debited to the account and will not be credited to or borne by any other accounts.

Voting and Tender Rights of Common Stock

     The Trustee generally will exercise voting and tender rights attributable to all Common Stock held by the Trust as directed by Participants with an interest in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have the right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative or negative on each matter shall be the same percentage of the total number of voting instruction rights that are exercised in either the affirmative or negative, respectively.

                            DESCRIPTION OF THE PLAN

Introduction

     The Savings Bank adopted the Plan effective _________, 1997 as an amendment and restatement of the Savings Bank's prior defined contribution retirement plan.

     The Savings Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) of the Code. The Savings Bank will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations. The Savings Bank will apply for a determination from the Internal Revenue Service ("IRS") that the Plan is qualified under Section 401(a) of the Code.

     Employee Retirement Income Security Act. The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Title IV of ERISA nor the plan termination insurance provisions contained in Title IV will be extended to Participants or beneficiaries under the Plan.

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE SAVINGS BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2, UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THIS PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE SAVINGS BANK OR AFTER TERMINATION OF EMPLOYMENT.

     Reference to Full Text of Plan. The following statements are summaries of the material provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan, which is filed as an exhibit to the registration statement filed with the SEC. Copies of the Plan are available to all employees by filing a request with the Plan Administrator. Each employee is urged to read carefully the full text of the Plan.

Eligibility and Participation

     Any employee of the Savings Bank is eligible to participate and will become a Participant in the Plan following completion of one year of service with the Savings Bank in which the employee completes at least 1,000 hours of service. The Plan year is a fiscal year ending September 30 ("Plan Year"). Directors who are not employees of the Savings Bank are not eligible to participate in the Plan.

     During 1996, approximately __ employees participated in the Plan.

Contributions Under the Plan

     All contributions to the Plan are Employer contributions. The amount of the contribution is discretionary and is determined annually by the Board of Directors of the Savings Bank.

     To receive an allocation of Employer contribution, a Participant must complete at least one hour of service during the Plan Year if the Participant is employed on the last day of the Plan Year. A Participant who terminated employment during the Plan Year must complete at least 501 hours of service in order to share in Employer contributions for the Plan Year.

Limitations on Contributions

     Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Code, the Plan provides that the amount of contributions allocated to each Participant's Account during any Plan Year may not exceed the lesser of 25% of the Participant's "Section 415 Compensation" for the Plan Year or $30,000 (as adjusted under applicable Code provisions). A Participant's "Section 415 Compensation" is a Participant's Compensation, excluding any amount contributed to the Plan under a salary reduction agreement or any employer contribution to the Plan or to any other plan or deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions are limited to the extent necessary to prevent the limitations for the combined plans of the Savings Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions to the Plan with respect to a Participant, the excess must be reallocated to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year.

     Top-Heavy Plan Requirements. If, for any Plan Year, the Plan is a Top-Heavy Plan (as defined below), then (i) the Savings Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined plan maintained by the Savings Bank.

     In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year, if as of the last day of the preceding Plan Year, the aggregate balance of the accounts of all Participants who are key Employees exceeds 60% of the aggregate balance of the Accounts of the Participants. "Key Employees" generally include any employee, who at any time during the Plan Year or any other the four preceding Plan Years, if (1) an officer of the Savings Bank having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owning, directly or indirectly, the largest interest in the employer, (3) a 5% owner of the employer (i.e., owns directly or indirectly more than 5% of the stock of the employer, or stock possessing more than 5% of the total combined voting power of all stock of the employer), or (4) a 1% owner of the employer having compensation in excess of $150,000.

Investment of Contributions

     All amounts credited to Participant's Accounts under the Plan are held in the Trust which is administered by the Trustee which is appointed by the Savings Bank's Board of Directors. The Plan provides that a Participant may direct the Trustee to invest all or a portion of his or her Accounts in various investment options, as listed below. A Participant may periodically elect to change his or her investment directions with respect to both past contributions and additions to the Participant's accounts invested in these investment options in accordance with rules established by the Trustee.

     Under the Plan, the Accounts of a Participant held in the Trust will be invested by the Trustee at the direction of the Participant in the following portfolios, which are managed by the Frank Russell Investment Management Co., Tacoma, Washington:

            Option A -   Aggressive Fund
            Option B -   Balanced Fund
            Option C -   Money Market
            Option D -   Employer Stock Fund

     For additional information regarding investment options A-C, including information regarding the investment performance of such options, please contact _________.

     In connection with the Conversion, a Participant may elect to have prior contributions and additions to the Participant's Account invested either in the Employer Stock Fund or in any of the other portfolios listed above. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested in Investment Option C.

     The net gain (or loss) in the Accounts from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) are determined on a daily basis. For purposes of such allocation, all assets of the Trust are valued at their fair market value.

The Employer Stock Fund

     The Employer Stock Fund will consist of investments in Common Stock made on and after the effective date of the Conversion. In connection with the Conversion, pursuant to the attached Investment Form, Participants will be able to change their investments at a time other than the normal election intervals. Following the Conversion, the Savings Bank may adopt investment guidelines governing the investment of funds in the Employer Stock Fund.

     When Common Stock is sold, the cost or net proceeds are charged or credited to the Accounts of Participants affected by the purchase or sale. A Participant's Account will be adjusted to reflect changes in the value of shares of Common Stock resulting from stock dividends, stock splits and similar changes.

     To the extent dividends are not paid on Common Stock held in the Employer Stock Fund, the return on any investment in the Employer Stock Fund will consist only of the market value appreciation of the Common Stock subsequent to its purchase. Declarations and payments of any dividends (regular and special) by the Board of Directors will depend upon a number of factors, including the amount of the net proceeds retained by the Holding Company, capital requirements, regulatory limitations, the Savings Bank's and the Holding Company's financial condition and results of operations, tax considerations and general economic conditions.

     As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund.

     Investments in the Employer Stock Fund may involve certain risk factors associated with investments in Common Stock of the Holding Company. For a discussion of these risk factors, see "RISK FACTORS" in the Prospectus.

Benefits Under the Plan

     Vesting. A Participant is 100% vested in his or her account balance after the completion of six years of service under the Plan's graded vesting schedule (10% vested in each of the first two years of service and 20% per year upon the completion of each of years three through six of service).

Withdrawals and Distributions from the Plan

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2 UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE SAVINGS BANK.

     Distribution Upon Retirement, Disability or Termination of Employment. Payment of benefits to a Participant who retires, incurs a disability, or otherwise terminates employment may be made in the form of a lump sum cash payment, installment payments over a specified period or in an annuity form. At the request of the Participant, the distribution may include an in-kind distribution of Common Stock of the Holding Company credited to the Participant's Account. Benefits payments ordinarily shall be made not later than 60 days following the end of the Plan Year in which occurs later of the
Participant's: (i) termination of employment; (ii) attainment of age 65; or
(iii) tenth anniversary of commencement of participation in the Plan; but in no event later than April 1 following the calendar year in which the Participant attains age 70 1/2 (if the Participant is retired). However, if the vested portion of the Participant's Account balances exceeds $3,500, no distribution shall be made from the Plan prior to the Participant's attaining age 65 unless the Participant consents to an earlier distribution. Special rules may apply to the distribution of Common Stock of the Holding Company to those Participants who are executive officers, directors and principal shareholders of the Holding Company who are subject to the provisions of Section 16(b) of the Exchange Act.

     Distribution upon Death. A Participant who dies prior to the benefit commencement date for retirement, disability or termination of employment, and who has a surviving spouse, shall have his or her benefits paid to the surviving spouse in a lump sum, or if the payment of his or her benefits had commenced before his or her death, in accordance with the distribution method in effect at his or her death. With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary, or payments of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump sum payment in cash or in Common Stock, or if the payment of his or her benefit had commenced before his or her death, in accordance with the distribution method if effect at death.

     Distributions of Common Stock. Participants receiving a distribution from the Plan where assets have been invested in the Employer Stock Fund may have such assets distributed in the form of Common Stock.

     Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

Administration of the Plan

     Trustee. The Trustee with respect to Plan assets is U.S. Bank of Washington, N.A.

     Pursuant to the terms of the Plan, the Trustee receives and holds contributions to the Plan in trust and has exclusive authority and discretion to manage and control the assets of the Plan pursuant to the terms of the Plan and to manage, invest and reinvest the Trust and income therefrom. The Trustee has the authority to invest and reinvest the Trust and may sell or otherwise dispose of Trust investments at any time and may hold trust funds uninvested. The Trustee has authority to invest the assets of the Trust in "any type of property, investment or security" as defined under ERISA.

     The Trustee has full power to vote any corporate securities in the Trust in person or by proxy; provided, however, that the Participants will direct the Trustee as to voting and tendering of all Common Stock held in the Employer Stock Fund.

     The Trustee is entitled to reasonable compensation for its services and is also entitled to reimbursement for expenses properly and actually incurred in the administration of the Trust. The expenses of the Trustee and the compensation of the persons so employed is paid out of the Trust except to the extent such expenses and compensation are paid by the Savings Bank.

     The Trustee must render at least annual reports to the Savings Bank and to the Participants in such form and containing information that the Trustee deems necessary.

Reports to Plan Participants

     The Plan Administrator furnishes to each Participant a statement at least quarterly showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses (if any).

Plan Administrator

     The Savings Bank currently serves as the Plan Administrator. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Amendment and Termination

     The Savings Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee who ceases to be a Participant shall have a fully vested interest in his or her Account. The Savings Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants or their beneficiaries.

Merger, Consolidation or Transfer

     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust to another plan, the Plan requires that each Participant (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

Federal Income Tax Consequences

     The following is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

     The Savings Bank will apply for a determination from the IRS that it is qualified under Sections 401(a) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan of each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and
(3) earnings of the Plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Savings Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Plan will be submitted to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under
Section 401(k) of the Code.

     Assuming that the Plan is administered in accordance with the requirements of the Code, participation in the Plan under existing federal income tax laws will have the following effects:

     (a) Amounts contributed to a Participant's account and the investment earnings are not subject to tax under such amounts actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Common Stock or qualified as a "Lump Sum Distribution" (as described below).

     (b) Income earned on assets held by the Trust will not be taxable to the Trust.

     Lump Sum Distribution. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a "Lump Sum Distribution" if it is made: (i) within a single taxable year of the Participant or beneficiary; (ii) on account of the Participant's death or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credits of the Participant under the Plan and all other profit sharing plans, if any, maintained by the Savings Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes ("total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Savings Bank which is included in such distribution.

     Averaging Rules. The portion of the total taxable amount of a Lump Sum Distribution ("ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, for distributions occurring prior to January 1, 2000, a Participant who has completed at least five years of participation in the Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in the Plan or any other profit sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59 1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. The special five-year averaging rule has been repealed for distributions occurring after December 31, 1999. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule (if available) or the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the Participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     Common Stock Included in Lump Sum Distribution. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, i.e., the excess of the value of such Common Stock at the time of the distribution over its cost to the Plan. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations by the IRS.

     Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Plan may be rolled over to another qualified Plan or to an individual retirement account ("IRA") without regard to whether the distribution is a Lump Sum Distribution or Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan of to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments made (not less frequently than annually) over the Participant's life of the joint life of the Participant and the Participant's designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred, i.e., forward averaging, capital gains tax treatment and
                     ----
the nonrecognition of net unrealized appreciation, discussed earlier.

     Additional Tax on Early Distributions. A Participant who receives a distribution from the Plan prior to attaining age 59 1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of a Participant) on or after the death of the Participant, (ii) attributable to the Participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his or her beneficiary, (iv) made to the Participant after separation from service on account of early retirement under the Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

     THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

Restrictions on Resale

     Any person receiving shares of the Common Stock under the Plan who is an "affiliate" of the Savings Bank or the Holding Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended ("Securities Act") (e.g., directors, officers and substantial shareholders of the Savings Bank) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act (the Holding Company and the Savings Bank having no obligation to file such registration statement) or, assuming the availability thereof, pursuant to Rule 144 or some other exemption from the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Savings Bank or the Holding Company may wish to consult with counsel before transferring any Common Stock owned by him or her. In addition, Participants who are officers of the Savings Bank are advised to consult with counsel as to the applicability of the reporting and short-swing profit liability rules of Section 16 of the Exchange Act which may affect the purchase and sale of the Common Stock where acquired or sold under the Plan or otherwise.

                                LEGAL OPINIONS

     The validity of the issuance of the Common Stock will be passed upon by Breyer & Aguggia, Washington, D.C., which firm is acting as special counsel for the Holding Company in connection with the Conversion.

                                Investment Form
                             (Employer Stock Fund)

                         TIMBERLAND SAVINGS BANK, SSB
                             PROFIT SHARING TRUST


Name of Participant:________________________________


Social Security Number:_____________________________


     1. Instructions. In connection with the proposed conversion of Timberland Savings Bank, SSB ("Savings Bank") to a stock savings bank and the simultaneous formation of a holding company ("Conversion"), participants in the Timberland Savings Bank, SSB Profit Sharing Trust (the "Plan") may elect to direct the investment of their account balances into the Employer Stock Fund ("Employer Stock Fund"). Amounts transferred at the direction of Participants into the Employer Stock Fund will be used to purchase shares of the common stock of Timberland Bancorp, Inc. ("Common Stock"), the proposed holding company for the Savings Bank. A Participant's eligibility to purchase shares of Common Stock is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion and the maximum and minimum limitations set forth in the Plan Conversion. See the Prospectus for additional information.

     You may use this form to direct a transfer of funds credited to your account to the Employer Stock Fund to purchase Common Stock in the Conversion. To direct such a transfer to the Employer Stock Fund, you should complete this form and return it to _________ at the Savings Bank, no later than the close of business on ___________, 1997. The Savings Bank will keep a copy of this form and return a copy to you. (If you need assistance in completing this form, please contact _________).

     2. Transfer Direction. I hereby direct the Plan Administrator to transfer $__________ (in increments of $10) to the Employer Stock Fund to be applied to the purchase of Common Stock in the Conversion. Transfer this amount from the following funds as indicated:__________________________________________________
_______________________________________________________________________________.

     3. Effectiveness of Direction. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan and the terms and conditions of the Conversion. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.


-----------------------------                    -------------------------------
        Signature                                              Date

                             *    *    *    *    *

     4. Acknowledgement of Receipt. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.




-----------------------------                    -------------------------------
     Plan Administrator                                        Date

PROSPECTUS                  TIMBERLAND BANCORP, INC.
           Proposed Holding Company for Timberland Savings Bank, SSB
          Up to 5,750,000 Shares of Common Stock (Anticipated Maximum)
                         $10.00 Purchase Price Per Share

     Timberland Bancorp, Inc. ("Holding Company"), a Washington corporation, is offering between 4,250,000 and 5,750,000 shares of its common stock, $.01 par value per share ("Common Stock"), in connection with the conversion of Timberland Savings Bank, SSB ("Savings Bank") from a Washington-chartered mutual savings bank to a Washington-chartered capital stock savings bank and the simultaneous issuance of the Savings Bank's capital stock to the Holding Company. The simultaneous conversion of the Savings Bank to stock form, the issuance of the Savings Bank's capital stock to the Holding Company and the offer and sale of the Common Stock by the Holding Company are being undertaken pursuant to a Plan of Conversion ("Plan of Conversion"), and are referred to herein as the "Conversion."

     Nontransferable rights to subscribe for the Common Stock ("Subscription Rights") have been given, in order of priority, to (i) depositors with $50.00 or more on deposit at the Savings Bank as of December 31, 1995 ("Eligible Account Holders"), (ii) the Savings Bank's employee stock ownership plan ("ESOP"), a tax-qualified employee benefit plan, (iii) depositors with $50.00 or more on deposit at the Savings Bank as of September 30, 1997 ("Supplemental Eligible Account Holders"), and (iv) depositors and borrowers of the Savings Bank as of October 31, 1997 ("Voting Record Date") ("Other Members"), subject to the priorities and purchase limitations set forth in the Plan of Conversion ("Subscription Offering"). Subscription Rights are non-transferable. Persons found to be transferring Subscription Rights or attempting to purchase shares on behalf of other persons will be subject to forfeiture of such rights and possible further sanctions and penalties imposed by the Washington Department of Financial Institutions, Division of Banks ("Division"). See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings" and "-- Limitations on Purchases of Shares." Concurrently, but subject to the prior rights of holders of Subscription Rights, the Holding Company is offering the Common Stock for sale through a direct community offering ("Direct Community Offering") to natural persons and trusts of natural persons who are permanent residents of Grays Harbor, Thurston, Pierce and King counties of Washington ("Local Community"), subject to the right of the Holding Company to accept or reject these orders in whole or in part. If any shares remain available on the Expiration Date (as hereinafter defined), the Direct Community Offering, in the discretion of the Holding Company and the Savings Bank, may be expanded to include other members of the general public. No orders will be accepted in the Direct Community Offering from natural persons or trusts of natural persons residing outside the Local Community unless the Direct Community Offering is expanded to include such persons. The Subscription Offering and the Direct Community Offering are referred to herein as the "Subscription and Direct Community Offering." It is anticipated that shares of Common Stock not subscribed for or purchased in the Subscription and Direct Community Offering will be offered to eligible members of the general public on a best efforts basis by a selling group of broker-dealers managed by Charles Webb & Company ("Webb"), a division of Keefe, Bruyette & Woods, Inc. ("Keefe, Bruyette"), in a syndicated offering ("Syndicated Community Offering"). The Subscription and Direct Community Offering and the Syndicated Community Offering are referred to collectively as the "Offerings."

     FOR INFORMATION ON HOW TO SUBSCRIBE FOR SHARES OF COMMON STOCK, CALL THE STOCK INFORMATION CENTER AT (360) 537-6592.

     FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY EACH PROSPECTIVE INVESTOR, SEE "RISK FACTORS" BEGINNING ON PAGE 1.

 THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
   ("FDIC"), THE SAVINGS ASSOCIATION INSURANCE FUND ("SAIF"), THE WASHINGTON DEPARTMENT OF FINANCIAL INSTITUTIONS, DIVISION OF BANKS ("DIVISION") OR ANY
OTHER GOVERNMENT AGENCY, NOR ARE SUCH SHARES GUARANTEED BY THE HOLDING COMPANY OR THE SAVINGS BANK AND THERE CAN BE NO ASSURANCE THAT PURCHASERS WILL BE ABLE
             TO SELL THEIR SHARES AT OR ABOVE THE PURCHASE PRICE.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION ("SEC"), THE DIVISION, THE FDIC OR ANY OTHER GOVERNMENT AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE DIVISION, THE FDIC OR ANY OTHER GOVERNMENT AGENCY OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                      (cover continued on following page)

                            CHARLES WEBB & COMPANY,
                  a Division of Keefe, Bruyette & Woods, Inc.
             The date of this Prospectus is ____________ __, 1997.

----------------------------------------------------------------------------------------------------------------------------
                                                                  Estimated Underwriting
                                              Purchase               Commissions and              Estimated Net
                                              Price(1)               Other Expenses(2)          Proceeds to Issuer(3)
----------------------------------------------------------------------------------------------------------------------------
Midpoint Price Per Share...................   $10.00                     $0.19                       $9.81
----------------------------------------------------------------------------------------------------------------------------
Minimum Price Per Share....................   $10.00                     $0.23                       $9.77
----------------------------------------------------------------------------------------------------------------------------
Maximum Price Per Share....................   $10.00                     $0.17                       $9.83
----------------------------------------------------------------------------------------------------------------------------
Maximum Price Per Share, as adjusted(4)....   $10.00                     $0.15                       $9.85
----------------------------------------------------------------------------------------------------------------------------
Minimum Total(5)...........................   $42,500,000                $965,000                    $41,535,000
----------------------------------------------------------------------------------------------------------------------------
Midpoint Total(6)..........................   $50,000,000                $965,000                    $49,035,000
----------------------------------------------------------------------------------------------------------------------------
Maximum Total(7)...........................   $57,500,000                $965,000                    $56,535,000
----------------------------------------------------------------------------------------------------------------------------
Maximum Total, as adjusted(4)(8)...........   $66,125,000                $965,000                    $65,160,000
----------------------------------------------------------------------------------------------------------------------------

(1) Determined in accordance with an independent appraisal prepared by RP Financial, LC. ("RP Financial") as of August 29, 1997, which states that the estimated aggregate pro forma market value of the Holding Company and the Savings Bank ranged from $42.5 million to $57.5 million, with a midpoint of $50.0 million ("Estimated Valuation Range"). See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."
(2) Includes estimated costs to the Holding Company and the Savings Bank arising from the Conversion, including fees to be paid to Webb in connection with the Offerings. Such fees may be deemed to be underwriting fees and Webb may be deemed to be an underwriter. Actual expenses, and thus net proceeds, may be more or less than estimated amounts. The Holding Company and the Savings Bank have agreed to indemnify Webb against certain liabilities, including liabilities that may arise under the Securities Act of 1933, as amended ("Securities Act"). See "USE OF PROCEEDS" and "THE CONVERSION -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings."
(3) Actual net proceeds may vary substantially from the estimated amounts depending upon the relative number of shares sold in the Offerings. See "USE OF PROCEEDS" and "PRO FORMA DATA."
(4) Gives effect to an increase in the number of shares that could be sold in the Offerings due to an increase in the pro forma market value of the Holding Company and the Savings Bank as converted up to 15% above the maximum of the Estimated Valuation Range, without the resolicitation of subscribers or any right of cancellation. The issuance of such additional shares will be conditioned on a determination of RP Financial that such issuance is compatible with its determination of the estimated pro forma market value of the Common Stock. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."
(5)  Assumes the issuance of 4,250,000 shares at $10.00 per share.
(6)  Assumes the issuance of 5,000,000 shares at $10.00 per share.
(7)  Assumes the issuance of 5,750,000 shares at $10.00 per share.
(8)  Assumes the issuance of 6,612,500 shares at $10.00 per share.

     Except for the ESOP, which is expected to purchase 8% of the Common Stock issued in the Conversion, subject to the approval of the Division, no Eligible Account Holder, Supplemental Eligible Account Holder or Other Member may subscribe in their capacity as such in the Subscription Offering for shares of Common Stock having an aggregate purchase price of more than $200,000 (20,000 shares based on a purchase price of $10.00 per share ("Purchase Price")); no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the Direct Community Offering, if any, shares of Common Stock having an aggregate purchase price of more than $200,000 (20,000 shares based on the Purchase Price); no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the Syndicated Community Offering, if any, shares of Common Stock having an aggregate purchase price of more than $200,000 (20,000 shares based on the Purchase Price); and no person either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than the overall maximum purchase limitation of 1% of the total number of shares of Common Stock issued in the Conversion (exclusive of any shares issued pursuant to an increase in the Estimated Valuation Range of up to 15%). Under certain circumstances, the maximum purchase limitation may be increased at the sole discretion of the Savings Bank and the Holding Company. The minimum purchase is 25 shares. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings," "--Limitations on Purchases of

Shares" and "-- Procedure for Purchasing Shares in the Subscription and Direct Community Offering" for other purchase and sale limitations.


     The Subscription Offering will expire at 5:00 p.m., Pacific Time, on _________ __, 1997 ("Expiration Date"), unless extended by the Savings Bank and the Holding Company for up to __ days to _______ __, 1997. Such extension may be granted without additional notice to subscribers. The Direct Community Offering is also expected to terminate at 5:00 p.m., Pacific Time, on ________ __, 1997 or at a date thereafter, however, in no event later than ________ __, 1998. The Holding Company must receive at an office of the Savings Bank the accompanying original Stock Order Form and a fully executed Certification Form (collectively, the "Stock Order Form") (facsimile copies and photocopies will not be accepted) along with full payment (or appropriate instructions authorizing a withdrawal from a deposit account at the Savings Bank) of $10.00 per share ("Purchase Price") for all shares subscribed for or ordered by the Expiration Date. Payment for shares of Common Stock by wire transfer will not be accepted. Funds so received will be placed in segregated accounts created for this purpose at the Savings Bank, and interest will be paid at the Savings Bank's passbook rate (____% per annum as of the date hereof) from the date payment is received until the Conversion is consummated or terminated. These funds will be otherwise unavailable to the depositor until such time. Payments authorized by withdrawals from deposit accounts will continue to earn interest at the contractual rate until the Conversion is consummated or terminated, although such funds will be unavailable for withdrawal until the Conversion is consummated or terminated. Shares of Common Stock issued in the Conversion are not deposit liabilities, will not earn interest, and will not be insured by the FDIC, the SAIF or any other government agency. Orders submitted are irrevocable until the consummation or termination of the Conversion. If the Conversion is not consummated within 45 days after the last day of the Subscription and Direct Community Offering (which date will be no later than ________ __, 1998) and the Division consents to an extension of time to consummate the Conversion, subscribers will be notified in writing of the time period within which the subscriber must notify the Savings Bank of his or her intention to increase, decrease or rescind his or her subscription. If an affirmative response to any such resolicitation is not received by the Holding Company or the Savings Bank from subscribers, such orders will be rescinded and all funds will be returned promptly with interest. If such period is not extended or, in any event, if the Conversion is not consummated by __________ __, 1997, all subscription funds will be promptly returned, together with accrued interest, and all withdrawal authorizations terminated.

     The Savings Bank and the Holding Company have engaged Webb as their financial advisor and to assist the Holding Company in the sale of the Common Stock in the Offerings. Neither Webb nor any other registered broker-dealer is obligated to take or purchase any shares of Common Stock in the Offerings. See "THE CONVERSION -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings." Webb is a registered broker-dealer and member of the National Association of Securities Dealers, Inc. ("NASD").

     Prior to the Offerings, the Holding Company has not issued any capital stock and accordingly there has been no market for the shares offered hereby. There can be no assurance that an active and liquid trading market for the Common Stock will develop or, if developed, will be maintained. See "RISK FACTORS -- Absence of Prior Market for the Common Stock." The Holding Company has received conditional approval to list the Common Stock on the National Market System of the Nasdaq Stock Market under the symbol "TSBK." Keefe, Bruyette has advised the Holding Company that it intends to act as a market maker for the Common Stock following the Conversion. See "MARKET FOR COMMON STOCK."

                         TIMBERLAND SAVINGS BANK, SSB
                              HOQUIAM, WASHINGTON



                                     [Map]



THE SAVINGS BANK'S CONVERSION TO A STOCK ORGANIZATION IS CONTINGENT UPON APPROVAL OF THE SAVINGS BANK'S PLAN OF CONVERSION BY AT LEAST A MAJORITY OF ITS VOTING MEMBERS, THE SALE OF AT LEAST 4,250,000 SHARES OF COMMON STOCK PURSUANT TO THE PLAN OF CONVERSION AND RECEIPT OF ALL REGULATORY APPROVALS.

 ------------------------------------------------------------------------------
   THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND WILL NOT BE INSURED OR GUARANTEED BY THE FDIC, THE SAIF, THE DIVISION OR ANY OTHER GOVERNMENT AGENCY.
 ------------------------------------------------------------------------------


                              PROSPECTUS SUMMARY

     The information set forth below should be read in conjunction with and is qualified in its entirety by the more detailed information and Consolidated Financial Statements (including the Notes thereto) presented elsewhere in this Prospectus. The purchase of Common Stock is subject to certain risks. See "RISK FACTORS."

Timberland Bancorp, Inc.

     The Holding Company is a Washington corporation organized on September 8, 1997 at the direction of the Savings Bank to acquire all of the capital stock that the Savings Bank will issue upon its conversion from the mutual to stock form of ownership. The Holding Company has not engaged in any significant business to date. Upon completion of the Conversion, the Holding Company will be regulated by the Federal Reserve. The Holding Company has filed an application with the Federal Reserve and the Division to become a bank holding company and for approval to acquire the Savings Bank. Immediately following the Conversion, the only significant assets of the Holding Company will be the capital stock of the Savings Bank, that portion of the net proceeds of the Offerings permitted by the Division to be retained by the Holding Company and a note receivable from the ESOP evidencing a loan from the Holding Company to fund the Savings Bank's ESOP. See "USE OF PROCEEDS." Management believes that the holding company structure and retention of proceeds may, should it decide to do so, facilitate the repurchase of its stock without adverse tax consequences. There are no present plans, arrangements, agreements, or understandings, written or oral, regarding any such repurchases.

     The office of the Holding Company is located at 624 Simpson Avenue, Hoquiam, Washington 98550, and its telephone number is (360) 533-4747.

Timberland Savings Bank, SSB

     The Savings Bank was established in 1915 as "Southwest Washington Savings and Loan Association." In 1935, the Savings Bank converted from a state-chartered mutual savings and loan association to a federally chartered mutual savings and loan association, and in 1972, changed its the name to "Timberland Federal Savings and Loan Association." In 1990, the Savings Bank converted to a federally-chartered mutual savings bank under the name "Timberland Savings Bank, FSB." In 1991, the Savings Bank converted to a Washington-chartered mutual savings bank and adopted its current name. The Savings Bank's deposits are insured by the FDIC up to applicable legal limits under the SAIF. The Savings Bank has been a member of the Federal Home Loan Bank ("FHLB") system since 1937. The Savings Bank is regulated by the Division and the FDIC. At June 30, 1997, the Savings Bank had total assets of $206.2 million, total deposit accounts of $167.1 million, and total capital of $23.9 million, on a consolidated basis.

     The Savings Bank is a community oriented savings bank which has traditionally offered a variety of savings products to its retail customers while concentrating its lending activities on real estate mortgage loans. Lending activities have been focused primarily on the origination of loans secured by one- to four-family residential dwellings, including an emphasis on construction and land development loans, as well as the origination of multi-family and commercial real estate loans. The Savings Bank actively originates adjustable rate residential mortgage loans that do not qualify for sale in the secondary market under Federal Home Loan Mortgage Corporation ("FHLMC") guidelines. At June 30, 1997, the Savings Bank's gross loan portfolio totaled $204.6 million, of which $100.1 million, or 48.9%, were one- to four-family residential mortgage loans, 44.7 million, or 21.9%, were construction and

                                      (i)
land development loans (the majority of which related to one- to four-family residences), and $41.5 million, or 20.3%, were multi-family or commercial real estate loans. Construction and commercial real estate loans generally involve a greater risk of loss than one- to- four family mortgage loans. See "RISK FACTORS -- Certain Lending Risks."

     The Savings Bank also invests in short- to- intermediate term U.S. Treasury securities and U.S. Government agency obligations and mortgage-backed securities issued by U.S. Government agencies. At June 30, 1997, the Savings Bank's investment and mortgage-backed securities portfolio had a carrying value of $5.7 million. See "BUSINESS OF THE SAVINGS BANK -- Investment Securities."

     Deposits have been the primary source of funds for the Savings Bank's investment and lending activities. The Savings Bank plans to continue to fund its operations primarily with deposits, although advances from the FHLB-Seattle have been used as a supplemental source of funds. See "BUSINESS OF THE SAVINGS BANK -- Deposits and Other Sources of Funds."

     The Savings Bank conducts its operations from its main office, seven branch offices and a loan production office located in Western Washington State. See "BUSINESS OF THE SAVINGS BANK -- Properties." The Savings Bank's main office is located at 624 Simpson Avenue, Hoquiam, Washington, 98550 and its telephone number is (360) 533-4747.

The Conversion

     The Savings Bank is converting from a Washington-chartered mutual savings bank to a Washington-chartered capital stock savings bank and, in connection with the Conversion, has formed the Holding Company. As part of the Conversion, the Savings Bank will issue all of its capital stock to the Holding Company in exchange for 50% of the net proceeds from the sale of the Common Stock. Simultaneously, the Holding Company will sell its Common Stock in the Offerings. Orders submitted are irrevocable until the completion of the Conversion. The Conversion is subject to the approval of the Division and the non-objection of the FDIC, as well as the approval of the Savings Bank's eligible voting members at a special meeting to be held on December 23, 1997.

     The Plan of Conversion requires that the aggregate purchase price of the Common Stock to be issued in the Conversion be based upon an independent appraisal of the estimated pro forma market value of the Holding Company and the Savings Bank. RP Financial has advised the Savings Bank that in its opinion, at August 29, 1997, the aggregate estimated pro forma market value of the Holding Company and the Savings Bank ranged from $42.5 million to $57.5 million or from 4,250,000 shares to 5,750,000 shares, assuming a $10.00 per share Purchase Price. The appraisal of the pro forma market value of the Holding Company and the Savings Bank is based on a number of factors and should not be considered a recommendation to buy shares of the Common Stock or any assurance that after the Conversion shares of Common Stock will be able to be resold at or above the Purchase Price. The appraisal will be updated or confirmed prior to the completion of the Conversion.

     The Board of Directors and management of the Savings Bank believe that the stock form of organization is preferable to the mutual form, especially in light of the competitive and heavily regulated environments within which the Savings Bank operates. The Board of Directors and management believe that the Conversion is in the best interests of the Savings Bank's members and its community. The Conversion is intended to: (i) support the Savings Bank's current lending and investment activities, (ii) support possible future expansion, merger and diversification of operations (currently, there are no specific plans, arrangements or understandings, written or oral, regarding any such activities);
(iii) afford members of the Savings Bank and others the opportunity to become stockholders of the Holding Company and thereby participate more directly in, and contribute to, any future growth of the Holding Company and the Savings Bank; and (iv) provide future access to capital markets. See "THE CONVERSION -- Purposes of Conversion."

                                     (ii)

     The Conversion will significantly increase the consolidated capital of the Savings Bank and the newly formed Holding Company and as a result the pro forma return on equity will be significantly less than the Savings Bank's pre-Conversion return on equity. See "RISK FACTORS -- Return on Average Equity After Conversion."

The Subscription, Direct Community and Syndicated Community Offerings

     The Holding Company is offering up to 5,750,000 shares of Common Stock (subject to adjustment) at $10.00 per share to holders of Subscription Rights in the following order of priority: (i) Eligible Account Holders; (ii) the Savings Bank's ESOP; (iii) Supplemental Eligible Account Holders; and (iv) Other Members. Concurrently, and subject to the prior rights of holders of Subscription Rights, any shares of Common Stock not subscribed for in the Subscription Offering are being offered in the Direct Community Offering to natural persons and trusts of natural persons who are permanent residents of the Local Community. If any shares remain available on the expiration date of the Direct Community Offering, in the discretion of the Holding Company and the Savings Bank, the Direct Community Offering may be expanded to include other members of the general public. No orders will be accepted in the Direct Community Offering from natural persons or trusts of natural persons residing outside the Local Community unless the Direct Community Offering is expanded to include such persons. The Savings Bank has engaged Webb to consult with and advise the Holding Company and the Savings Bank in the Offerings, and Webb has agreed to use its best efforts to assist the Holding Company with the solicitation of subscriptions and purchase orders for shares of Common Stock in the Offerings. Webb is not obligated to take or purchase any shares of Common Stock in the Offerings. If all shares of Common Stock to be issued in the Conversion are not sold through the Subscription and Direct Community Offering, then the Holding Company expects to offer the remaining shares in a Syndicated Community Offering managed by Webb, which would occur as soon as practicable following the close of the Subscription and Direct Community Offering but may commence during the Subscription and Direct Community Offering, subject to the prior rights of subscribers in the Subscription and Direct Community Offering and to the right of the Holding Company to accept or reject these orders in whole or in part. All shares of Common Stock will be sold at the same price per share in the Syndicated Community Offering as in the Subscription and Direct Community Offering. See "USE OF PROCEEDS," "PRO FORMA DATA" and "THE
CONVERSION -- Stock Pricing and Number of Shares to be Issued." The Subscription Offering will expire at 5:00 p.m., Pacific Time, on _________ __, 1997, unless extended by the Savings Bank and the Holding Company for up to ___ days. The Direct Community Offering and Syndicated Community Offering, if any, are also expected to terminate on _________ __, 1997, and may terminate on any date thereafter, however, in no event later than ________ __, 1998.

     Subscription Rights are non-transferrable. Persons found to be transferring Subscription Rights or attempting to purchase shares of Common Stock on behalf of other persons will be subject to forfeiture of such rights and possible further sanctions and penalties.

Benefits of Conversion to Management

     ESOP. In connection with the Conversion, the Savings Bank will adopt the ESOP, a tax-qualified employee benefit plan for officers and employees of the Holding Company and the Savings Bank, which intends to purchase 8% of the shares of Common Stock issued in the Offerings (460,000 shares of Common Stock, based on the issuance of the maximum of the Estimated Valuation Range). In the event that the ESOP's subscription is not filled in its entirety, the ESOP may purchase additional shares in the open market with cash contributed to it by the Savings Bank after the consummation of the Conversion. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Employee Stock Ownership Plan." As a result of the adoption of the ESOP, the Holding Company will recognize compensation expense in an amount equal to the fair market value of the ESOP shares when such shares are committed to be released to participants' accounts. See "RISK FACTORS -- New Expenses Associated With ESOP and MRP" and "PRO FORMA DATA."

     MRP. The Holding Company expects to seek stockholder approval of the Timberland Bancorp, Inc. Management Recognition Plan ("MRP"), which will reserve a number of shares equal to 4% of the number of shares

                                     (iii)
issued in the Conversion. Under current FDIC regulations, the approval of a majority vote of the Holding Company's outstanding shares of Common Stock is required prior to the implementation of the MRP within one year of the consummation of the Conversion. If stockholder approval of the MRP is obtained, it is expected that awards of up to 230,000 shares of Common Stock (based on the issuance of the maximum of the Estimated Valuation Range) will be made to key employees and directors of the Holding Company and the Savings Bank at no cost to the recipient. Although no specific award determinations have been made at this time, the Holding Company and the Savings Bank anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent permitted by applicable regulations. Under current FDIC regulations, if the MRP is implemented within one year of the consummation of the Conversion, (i) no officer or employee could receive an award covering in excess of 25%, (ii) no nonemployee director may receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the MRP. In addition, all awards would be subject to vesting at a minimum rate of 20% per year. The size of individual awards will be determined prior to submitting the MRP for stockholder approval, and disclosure of anticipated awards will be included in the proxy solicitation materials for such meeting. See "PRO FORMA DATA" and "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Management Recognition Plan."

     Stock Option Plan. The Holding Company expects to seek stockholder approval of the Timberland Bancorp, Inc. 1997 Stock Option Plan ("Stock Option Plan"), which will reserve a number of shares equal to 10% of the number of shares issued in the Conversion. Under current FDIC regulations, the approval of a majority vote of the Holding Company's outstanding shares of Common Stock is required prior to the implementation of the Stock Option Plan within one year of the consummation of the Conversion. If stockholder approval of the Stock Option Plan is obtained, it is expected that options to acquire up to 575,000 shares of Common Stock (based on the issuance of the maximum of the Estimated Valuation Range) will be awarded to key employees and directors of the Holding Company and the Savings Bank. The exercise price of such options will be 100% of the fair market value of the Common Stock on the date the option is granted. Although no specific award determinations have been made at this time, the Holding Company and the Savings Bank anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent permitted by applicable regulations. Under current FDIC regulations, if the Stock Option Plan is implemented within one year of the consummation of the Conversion, (i) no officer or employees could receive an award of options covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the Stock Option Plan. In addition, all awards would be subject to vesting at a minimum rate of 20% per year. The size of individual awards will be determined prior to submitting the Stock Option Plan for stockholder approval, and disclosure of anticipated awards will be included in the proxy solicitation materials for such meeting. Options are valuable only to the extent that they are exercisable and the market price for the underlying share of Common Stock is in excess of the exercise price. An option effectively eliminates the market risk of holding the underlying securities since no consideration is paid for the option until it is exercised. Therefore, the recipient may, within the limits of the term of the option, wait to exercise the option until the market price exceeds the exercise price. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- 1997 Stock Option Plan."

     Profit Sharing Bonus Plan. The Savings Bank maintains a discretionary bonus plan which is based on the Savings Bank's net income for each fiscal year. No assurances can be given that the Conversion will increase the Savings Bank's net income. However, to the extent, if any, that the Conversion results in higher net income to the Savings Bank, officers of the Savings Bank and other participating employees would benefit. The amount of such benefit, if any, is unquantifiable at this time because predictions of future income (or loss) levels is impossible. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Profit Sharing Bonus Plan."

     For information concerning the possible voting control of officers, directors and employees following the Conversion, see "RISK FACTORS -- Anti-takeover Considerations -- Voting Control by Insiders."

                                     (iv)

Prospectus Delivery and Procedure for Purchasing Common Stock

     To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date, in accordance with Rule 15c2-8 under the Exchange Act, no Prospectus will be mailed later than five days or hand delivered any later than two days prior to the Expiration Date. Execution of the Order Form will confirm receipt or delivery of a Prospectus in accordance with Rule 15c2-8. Order Forms will be distributed only with a Prospectus. Neither the Holding Company, the Savings Bank nor Webb is obligated to deliver a Prospectus and an Order Form by any means other than the U.S. Postal Service.

     To ensure that Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members are properly identified as to their stock purchase priorities, such parties must list all deposit accounts on the Order Form giving all names on each deposit account and/or loan and the account and/or loan numbers at the applicable eligibility date.

     Full payment by check, cash (except by mail), money order, bank draft or withdrawal authorization (payment by wire transfer will not be accepted) must accompany an original Order Form. The Holding Company will not accept orders submitted on photocopied or telecopied Stock Order Forms. Orders cannot and will not be accepted without the execution of the Certification Form appearing on the reverse side of the Stock Order Form. See "THE CONVERSION -- Procedure for Purchasing Shares in the Subscription and Direct Community Offering."

Purchase Limitations

     Except for the ESOP, which is expected to subscribe for 8% of the shares of Common Stock issued in the Conversion, the Plan of Conversion provides for the following purchase limitations: (i) No Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, including, in each case, all persons on a joint account, may purchase in the Subscription Offering shares of Common Stock with an aggregate purchase price of more than $200,000 (20,000 shares based on the Purchase Price), (ii) no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the Direct Community Offering, if any, shares of Common Stock with an aggregate purchase price of more than $200,000 (20,000 shares based on the Purchase Price), (iii) no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the Syndicated Community Offering, if any, shares of Common Stock with an aggregate purchase price of more than $200,000 (20,000 shares based on the Purchase Price), and (iv) no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than the overall maximum purchase limitation of 1% of the total number of shares of Common Stock issued in the Conversion (exclusive of any shares issued pursuant to an increase in the Estimated Valuation Range of up to 15%). This maximum purchase limitation may be increased consistent with regulations of the Division in the sole discretion of the Holding Company and the Savings Bank subject to any required regulatory approval. The minimum purchase is 25 shares.

     The term "acting in concert" is defined in the Plan of Conversion to mean:
(i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. The Holding Company and the Savings Bank may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission ("SEC") with respect to other companies. The term "associate" of a person is defined in the Plan of Conversion to mean:
(i) any corporation or organization (other than the Savings Bank or a majority-owned subsidiary of the Savings Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (excluding tax-qualified employee plans); and (iii) any relative or spouse of such

                                      (v)
person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Savings Bank or any of its parents or subsidiaries. The Holding Company and the Savings Bank may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that such persons have filed joint Schedules 13D with the SEC with respect to other companies.

     Stock orders received either through the Direct Community Offering or the Syndicated Community Offering, if held, may be accepted or rejected, in whole or in part, at the discretion of the Holding Company and the Savings Bank. See "THE CONVERSION -- Limitations on Purchases of Shares." If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. In the event of an oversubscription, shares will be allocated in accordance with the Plan of Conversion. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings."

Stock Pricing and Number of Shares to be Issued in the Conversion

     The Purchase Price in the Offerings is a uniform, fixed price for all subscribers, including the Savings Bank's Board of Directors, its management and tax-qualified employee plans, and was set by the Savings Bank's Board of Directors. The number of shares to be offered at the Purchase Price is based upon an independent appraisal of the aggregate pro forma market value of the Holding Company and the Savings Bank as converted. The aggregate pro forma market value was estimated by RP Financial to range from $42.5 million to $57.5 million as of August 29, 1997, or from 4,250,000 to 5,750,000 shares based on the Purchase Price. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued." The appraisal of the pro forma value of the Holding Company and the Savings Bank as converted will be updated or confirmed immediately prior to the completion of the Offerings. The maximum of the Estimated Valuation Range may be increased by up to 15% and the number of shares of Common Stock to be issued in the Conversion may be increased to 6,612,500 shares due to regulatory considerations, material changes in the financial condition or performance of the Savings Bank, changes in market conditions or general financial and economic conditions. No resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Common Stock are more than 15% above the maximum of the current Estimated Valuation Range, or below the minimum of the Estimated Valuation Range. The appraisal of the Common Stock is not intended and should not be construed as a recommendation of any kind as to the advisability of purchasing such stock nor can any assurance be given that purchasers of the Common Stock in the Conversion will be able to sell such shares after the Conversion at a price that is equal to or above the Purchase Price. Further, the pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation.

Conditions to Closing of the Offerings

     Consummation of the Offerings is subject to, among other things (i) consummation of the Conversion, which is conditioned on, among other things, approval of the Plan of Conversion by the eligible voting members of the Savings Bank, (ii) receipt by the Division of RP Financial's updated appraisal of the pro forma market value of the Holding Company and the Savings Bank, and authorization of the Division to sell the Common Stock within the estimated valuation range set forth in such updated appraisal, (iii) the non-objection of the FDIC to the Conversion, and (iv) Federal Reserve approval of the Holding Company's acquisition of the Savings Bank. There can be no assurances that all such conditions will be satisfied. See "RISK FACTORS -- Risk of Delayed Offering" and "THE CONVERSION -- General."

Use of Proceeds

     The net proceeds from the sale of the Common Stock are estimated to range from $41.5 million to $56.5 million, or to $65.2 million if the Estimated Valuation Range is increased by 15%, depending upon the number of shares sold and the expenses of the Conversion. The Holding Company plans to contribute to the Savings Bank 50% of the net proceeds of the Offerings in exchange for all of the issued and outstanding shares of common stock of

                                     (vi)
the Savings Bank and retain the remaining net proceeds. This will result in the Holding Company retaining approximately $20.8 million to $28.3 million of the net proceeds, or up to $32.6 million if the Estimated Valuation Range is increased by 15%, and the Savings Bank receiving an equal amount.

     Receipt of 50% of the net proceeds of the sale of the Common Stock will increase the Savings Bank's capital and as a result its pro forma return on equity will be significantly less than its pre-Conversion return on equity. See RISK FACTORS -- Return on Equity After Conversion." The Savings Bank will use the funds contributed to it for general corporate purposes, including, initially, local lending, investment in short term U.S. government and agency obligations and the possible repayment of outstanding FHLB advances. The Savings Bank may also use a portion of the net proceeds contributed to it to acquire or establish additional branch offices within its primary market area. Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any additional branching activities. Shares of Common Stock may be purchased with funds on deposit at the Savings Bank, which will reduce deposits by the amounts of such purchases. The net amount of funds available to the Savings Bank for investment following receipt of the Conversion proceeds will be reduced to the extent shares are purchased with funds on deposit.

     A portion of the net proceeds retained by the Holding Company will be used for a loan by the Holding Company to the Savings Bank's ESOP to enable it to purchase 8% of the shares of Common Stock issued in the Conversion. Such loan would fund the entire purchase price of the ESOP shares ($4.0 million at the maximum of the Estimated Valuation Range) and would be repaid principally from the Savings Bank's contributions to the ESOP and from dividends payable on the Common Stock held by the ESOP. The remaining proceeds retained by the Holding Company initially will be invested primarily in certificates of deposit and short term U.S. government and agency obligations. Such proceeds will be available for additional contributions to the Savings Bank in the form of debt or equity, to support possible future diversification or acquisition activities, as a source of dividends to the stockholders of the Holding Company and for future repurchases of Common Stock (including possible repurchases to fund the MRP) to the extent permitted under Washington law and regulations, and as a source of funds for the Holding Company to make tax-free distributions to stockholders in the form of returns of capital. Currently, as discussed below under "USE OF PROCEEDS," there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any of such activities.

Market for Common Stock

     The Holding Company has never issued capital stock to the public and, consequently, there is no existing market for the Common Stock. The Holding Company has received conditional approval to have the Common Stock listed on the National Market System of the Nasdaq Stock Market under the symbol "TSBK." Keefe, Bruyette has indicated its intention to act as a market maker in the Common Stock following the consummation of the Conversion, depending on trading volume and subject to compliance with applicable laws and regulatory requirements. Furthermore, Webb has agreed to use its best efforts to assist the Holding Company in obtaining additional market makers for the Common Stock. No assurance can be given that an active and liquid trading market for the Common Stock will develop. Further, no assurance can be given that purchasers will be able to sell their shares at or above the Purchase Price after the Conversion. See "RISK FACTORS -- Absence of Prior Market for the Common Stock" and "MARKET FOR COMMON STOCK."

Dividends

     The Board of Directors of the Holding Company will consider a dividend policy following the consummation of the Conversion. Declarations and payments of dividends, regular or special, by the Board of Directors will depend upon a number of factors, including the amount of the net proceeds retained by the Holding Company, capital requirements, regulatory limitations, the Savings Bank's and the Holding Company's financial condition and results of operations, tax considerations and general economic conditions. In order to pay such cash dividends, however, the Holding Company must have available cash either from the net proceeds raised in the Conversion and retained by the Holding Company, dividends received from the Savings Bank or earnings on Holding

                                     (vii)

Company assets. There are certain limitations on the payment of dividends from the Savings Bank to the Holding Company. See "DIVIDEND POLICY --Current Regulatory Restrictions" and "REGULATION -- The Savings Bank -- Dividends." No assurances can be given that any dividends will be declared or, if declared, what the amount of dividends will be or whether such dividends, once declared, will continue.

Officers' and Directors' Common Stock Purchases and Beneficial Ownership

     Officers and directors of the Savings Bank (18 persons) are expected to subscribe for an aggregate of approximately $2.5 million of Common Stock, or 5.9% of the shares of Common Stock to be issued in the Conversion based on the minimum of the Estimated Valuation Range, and $2.8 million, or 4.9% of the shares to be issued in the Conversion based on the maximum of the Estimated Valuation Range. See "SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS." In addition, purchases by the ESOP, allocations under the MRP, and the exercise of stock options issued under the Stock Option Plan, will increase the number of shares beneficially owned by officers, directors and employees. Allocations under the MRP will be at no cost to recipients. Stock options are valuable only to the extent that they are exercisable and to the extent that the market price for the underlying share of Common Stock exceeds the exercise price. An option effectively eliminates the market risk of holding the underlying security since the option holder pays no consideration for the option until it is exercised. Therefore, the option holder may, within the limits of the term of the option, wait to exercise the option until the market price exceeds the exercise price. Assuming (i) the receipt of stockholder approval for the MRP and the Stock Option Plan, (ii) the open market purchase of shares on behalf of the MRP, (iii) the purchase by the ESOP of 8% of the Common Stock sold in the Offerings, and (iv) the exercise of stock options equal to 10% of the number of shares of Common Stock issued in the Conversion, directors, officers and employees of the Holding Company and the Savings Bank would have voting control, on a fully diluted basis, of 25.37% and 24.45% of the Common Stock, based on the issuance of Common Stock at the minimum and maximum of the Estimated Valuation Range, respectively. See "RISK FACTORS -- Anti-takeover Considerations -- Voting Control by Insiders." The MRP and Stock Option Plan are subject to approval by the stockholders of the Holding Company at a meeting to be held no earlier than six months following consummation of the Stock Conversion.

Risk Factors

     See "RISK FACTORS" for a discussion of certain risks related to the Offerings that should be considered by all prospective investors.

                                    (viii)

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following tables set forth certain information concerning the consolidated financial position and results of operations of the Savings Bank and its subsidiary at the dates and for the periods indicated. Information at and for the nine months ended June 30, 1996 and 1997 is unaudited, but, in the opinion of management, contains all adjustments (none of which were other than normal recurring entries) necessary for a fair statement of the results of such periods. This information is qualified in its entirety by reference to the detailed information contained in the Consolidated Financial Statements and Notes thereto presented elsewhere in this Prospectus.


                                                                 At September 30,
                                            ---------------------------------------------------------       At June 30,
                                            1992         1993         1994          1995         1996          1997
                                            ----         ----         ----          ----         ----          ----
                                                                    (Dollars in thousands)
SELECTED FINANCIAL CONDITION
 DATA:

Total assets........................       $123,889    $139,233     $151,044      $177,761      $194,357      $206,188
Loans receivable and loans held for
  sale, net.........................        103,045     106,259      121,558       156,523       176,495       187,488
Investment securities
 held-to-maturity...................            999       1,695        8,597         3,504            --            --
Investment securities available-for
 sale...............................          1,013       1,172        1,330         1,449         1,572         1,555
Mortgage-backed securities held-
  to-maturity.......................          3,411       2,268        7,402         6,352         4,951         4,172
Cash and due from financial
 institutions.......................         12,002      24,122        7,360         4,860         5,055         5,833
Deposit accounts....................        112,301     125,404      128,669       143,084       156,549       167,140
FHLB advances.......................             --          --        5,753        14,958        14,354        13,771
Total capital.......................         10,387      13,005       15,638        18,653        21,329        23,866


                                                                                                                  Nine Months
                                                                                                                     Ended
                                                              Year Ended September 30,                              June 30,
                                            ---------------------------------------------------------          -----------------
                                            1992         1993         1994          1995         1996          1996         1997
                                            ----         ----         ----          ----         ----          ----         ----
                                                                    (Dollars in thousands)
SELECTED OPERATING DATA:

Interest and dividend income........       $ 11,290    $ 11,220     $ 11,307      $ 14,454      $ 16,500      $ 12,154    $ 13,370
Interest expense....................          5,769       4,938        4,715         6,360         7,629         5,682       6,237
                                           --------    --------     --------      --------      --------      --------    --------
Net interest income.................          5,521       6,282        6,592         8,094         8,871         6,472       7,133
Provision for loan losses...........            185         175           --            --            70            45         334
                                           --------    --------     --------      --------      --------      --------    --------
Net interest income
 after provision for loan losses....          5,336       6,107        6,592         8,094         8,801         6,427       6,799

Gains (losses) from sale of loans...             97         144          145            44            34           (52)        180
Noninterest income..................            619         726          673           554           654           480         657
Noninterest expense.................          2,888       3,117        3,613         4,089         5,392         3,359       3,652

Income before income taxes..........          3,164       3,860        3,797         4,603         4,097         3,496       3,984
Provision for income taxes..........          1,042       1,241        1,163         1,603         1,419         1,216       1,434
                                           --------    --------     --------      --------      --------      --------    --------

Net income..........................       $  2,122    $  2,619     $  2,634      $  3,000      $  2,678      $  2,280    $  2,550
                                           ========    ========     ========      ========      ========      ========    ========


                                     (ix)

                                                                    At September 30,
                                                 -------------------------------------------------           At June 30,
                                                 1992        1993       1994       1995       1996              1997
                                                 ----        ----       ----       ----       ----              ----
OTHER DATA:
Number of:
 Real estate loans outstanding.............     2,560        2,366      2,344      2,535      2,512             2,681
 Deposit accounts..........................    16,943       17,276     17,552     18,681     19,994            21,119
 Full-service offices......................         5            5          6          6          7                 8


                                                                                                               At or For
                                                                                                              Nine Months
                                                                                                                 Ended
                                                              Year Ended September 30,                          June 30,
                                                 ------------------------------------------------           ----------------
                                                 1992       1993       1994       1995       1996           1996        1997
                                                 ----       ----       ----       ----       ----           ----        ----
                                                                              (Dollars in thousands)
KEY FINANCIAL RATIOS:

Performance Ratios:
 Return on average assets(1)(2)............      1.80%      1.99%      1.86%      1.82%       1.46%         1.67%       1.67%
 Return on average equity(1)(3)............     22.53      22.11      18.27      17.44       13.21         15.27       14.95
 Interest rate spread(1)(4)................      4.38       4.47       4.32       4.56        4.34          4.25        4.17
 Net interest margin(5)....................      4.93       4.97       4.78       5.08        4.97          4.88        4.85
 Average interest-earning assets
  to average interest-bearing liabilities..    110.97     113.09     113.41     113.05      114.76        114.89      115.94
 Noninterest expense as a
  percent of average total assets(1).......      2.45       2.37       2.55       2.49        2.93          2.46        2.39
 Efficiency ratio(6).......................     47.72      44.68      48.76      47.04       56.82         49.00       47.83

Asset Quality Ratios:
 Nonaccrual and 90 days or more
  past due loans as a percent
  of loans receivable, net.................      1.39       0.76       0.45       0.66        0.86          0.63        4.28(7)
 Nonperforming assets as a
  percent of total assets..................      1.87       0.93       0.63       0.70        0.85          0.64        4.05(7)
 Allowance for losses as a
  percent of loans receivable, net.........      0.94       1.07       0.92       0.71        0.64          0.67        0.78
 Allowance for losses as a
  percent of nonperforming loans...........     67.69     140.84     204.95     107.91       74.54         97.90       18.10(7)
 Net charge-offs to average
  outstanding loans........................      0.02       0.01       0.02         --          --          0.01        0.01

Capital Ratios:
 Total equity-to-assets ratio..............      8.38       9.34      10.35      10.49       10.97         11.18       11.57
 Average equity to average assets(8).......      7.98       9.01      10.16      10.45       11.02         10.93       11.16

------------------
(1)     Annualized for the nine months ended June 30, 1996 and 1997.
(2)     Net income divided by average total assets.
(3)     Net income divided by average equity.
(4) Difference between weighted average yield on interest-earning assets and weighted average rate on interest-bearing liabilities.
(5) Net interest income (before provision for loan losses) as a percentage of average interest-earning assets.
(6) Other expenses (excluding federal income tax expense) divided by the sum of net interest income and noninterest income.

(7) Includes the four loans discussed under "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Nonperforming Assets and Delinquencies, with aggregate outstanding balances of $5.8 million at June 30, 1997."


(8)     Average total equity divided by average total assets.


                                      (x)

                              RECENT DEVELOPMENTS

     The following tables set forth certain information concerning the consolidated financial position and results of operations of the Savings Bank and its subsidiary at the dates and for the periods indicated. Information at June 30, 1997 and September 30, 1997, the three months ended September 30, 1996 and 1997, and the year ended September 30, 1997 are unaudited, but, in the opinion of management, contain all adjustments (none of which were other than normal recurring entries) necessary for a fair presentation of the results of such periods. This information should be read in conjunction with the Consolidated Financial Statements and Notes thereto presented elsewhere in this Prospectus.


                                                                      At                      At                      At
                                                                 September 30,              June 30,             September 30,
                                                                    1996                     1997                    1997
                                                               ----------------         ----------------       -----------------
                                                                                        (In thousands)
SELECTED FINANCIAL CONDITION DATA:

Total assets..........................................             $194,357                  $206,188                 $211,553
Loans receivable and loans held for sale, net.........              176,495                   187,488                  187,027
Investment securities available-for-sale..............                1,572                     1,555                    1,586
Mortgage-backed securities held-to-maturity...........                4,951                     4,172                    3,990
Cash and due from financial institutions..............                5,055                     5,833                   11,446
Deposit accounts......................................              156,549                   167,140                  173,003
FHLB advances.........................................               14,354                    13,771                   12,241
Total capital.........................................               21,329                    23,866                   24,645

                                                                       Three Months                     Year Ended
                                                                    Ended September 30,                September 30,
                                                                   --------------------            --------------------
                                                                   1996            1997            1996            1997
                                                                   ----            ----            ----            ----
                                                                      (In thousands)
SELECTED OPERATING DATA:

Interest and dividend income..........................            $  4,346      $  4,577         $16,500         $17,948
Interest expense......................................               1,947         2,149           7,629           8,386
                                                                  ---------     ---------        ---------       ---------

Net interest income...................................               2,399         2,428           8,871           9,562
Provision for loan losses.............................                  25           263              70             597
                                                                  ---------     ---------        ---------       ---------

Net interest income after
 provision for loan losses............................               2,374         2,165           8,801           8,965

Gains from sale of loans..............................                  86           159              34             339

Noninterest income....................................                 174           239             654             896
Noninterest expense...................................               2,033         1,387           5,392           5,041
                                                                  ---------     ---------        ---------       ---------

Income before income taxes............................                 601         1,176           4,097           5,159

Provision for income taxes............................                 203           397           1,419           1,830
                                                                  ---------     ---------        ---------       ---------

Net income............................................            $    398      $    779         $ 2,678         $ 3,329
                                                                  =========     =========        =========       =========



                                     (xi)

                                   At or For the          At or For the
                                   Three Months            Years Ended
                                Ended September 30,        September 30,
                                -------------------     -------------------
                                1996          1997      1996           1997
                                ----          ----      ----           ----
KEY FINANCIAL RATIOS:

Performance Ratios:

Return on average
 assets(1)(2)................    0.84%         1.49%     1.46%           1.62%
Return on average
 equity(1)(3)................    7.44         12.79     13.21           14.39
Interest rate spread(1)(4)...    4.63          4.20      4.34            4.18
Net interest margin(5).......    5.24          4.83      4.97            4.84
Average interest-earning
 assets to average interest-
 bearing liabilities.........  114.39        114.60    114.76          115.60
Noninterest expense as a
 percent of average total
 assets(1)...................    4.28          2.65      2.93            2.46
Efficiency ratio(6)..........   77.18         54.12     56.82           49.42

Asset Quality Ratios:

Nonaccrual and 90 days or
 more past due loans as a
 percent of loans
 receivable, net(7)..........    0.86          4.10      0.86            4.10
Nonperforming assets as a
 percent of total assets(7)..    0.85          3.83      0.85            3.83
Allowance for losses as a
 percent of loans
  receivable, net............    0.64          0.92      0.64            0.92
Allowance for losses as a
 percent of nonperforming
  loans(7)...................   74.54         22.39     74.54           22.39
Net charge-offs to average
 outstanding loans...........      --            --        --            0.01

Capital Ratios:

Total equity-to-assets
 ratio.......................   10.97         11.65     10.97           11.65
Average equity to average
 assets(8)...................   11.27         11.65     11.02           11.28

-------------------
     (1) Annualized for the three months ended September 30, 1996 and 1997.
     (2) Net income divided by average total assets.
     (3) Net income divided by average equity.
     (4) Difference between weighted average yield on interest-earning assets and weighted average rate on interest-bearing liabilities.
     (5) Net interest income (before provision for loan losses) as a percentage of average interest-earning assets.
     (6) Other expenses (excluding federal income tax expense) divided by the sum of net interest income and noninterest income.

     (7) Includes the four loans discussed under "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Nonperforming Assets and Delinquencies, with aggregate outstanding balances of $5.8 million at September 30, 1997."



     (8) Average total equity divided by average total assets.

                                     (xii)

     Regulatory Capital

       The table below sets forth the Savings Bank's capital position relative to its FDIC capital requirements at September 30, 1997. The definitions of the terms used in the table are those provided in the capital regulations issued by the FDIC. See "REGULATION -- The Savings Bank -- Capital Requirements."

                                                    At September 30, 1997
                                                 ----------------------------
                                                          Percent of Adjusted
                                                 Amount   Total Assets(1)
                                                 -------  -------------------
                                                      (In Thousands)
     Tier 1 (leverage) capital.................  $24,645          12.01%
     Tier 1 (leverage) capital requirement.....    8,205           4.00
                                                 -------          -----
     Excess....................................  $16,440           8.01%
                                                 =======          =====

     Tier 1 risk adjusted capital..............  $26,361          17.43
     Tier 1 risk adjusted capital requirement..    6,049           4.00
                                                 -------          -----
     Excess....................................  $20,312          13.43%
                                                 =======          =====

     Total risk-based capital..................  $26,361          17.43%
     Total risk-based capital requirement......   12,099           8.00
                                                 -------          -----
     Excess....................................  $14,262           9.43%
                                                 =======          =====

------------------
     (1) For the Tier 1 (leverage) capital and Washington regulatory capital calculations, percent of total average assets of $205.1 million. For the Tier 1 risk-based capital and total risk-based capital calculations, percent of total risk-weighted assets of $151.2 million.
     (2) As a Washington-chartered savings bank, the Savings Bank is subject to the capital requirements of the FDIC and the Division. The FDIC requires state-chartered savings banks, including the Savings Bank, to have a minimum leverage ratio of Tier 1 capital to total assets of at least 3%, provided, however, that all institutions, other than those
         (i) receiving the highest rating during the examination process and
         (ii) not anticipating any significant growth, are required to maintain a ratio of 1% to 2% above the stated minimum, with an absolute total capital to risk-weighted assets of at least 8%. The Savings Bank has not been notified by the FDIC of any leverage capital requirement specifically applicable to it.

     Nonperforming Assets and Delinquencies

       At September 30, 1997, the Savings Bank had $7.6 million of loans accounted for on a non-accrual basis ($776,000 in one- to- four family mortgage loans, $2.9 in commercial loans, $3.9 million in construction and land development loans, and $2,000 in consumer loans) compared to $7.7 million at June 30, 1997. At September 30, 1997, the Savings Bank had $109,000 in accruing loans which were contractually past due 90 days or more, compared to $303,000 at June 30, 1997. At September 30, 1997, the Savings Bank had $434,000 in real estate owned and other repossessed assets, compared to $317,000 at June 30, 1997. At September 30, 1997, the Savings Bank had $70,000 in restructured loans, compared to $71,000 at June 30, 1997.

       The allowance for loan losses was $1.7 million at September 30, 1997. There were no charge-offs for the three months ended September 30, 1997, compared to $1,100 for the three months ended September 30, 1996. Charge-offs were $19,000 for the year ended September 30, 1997, compared to $1,000 for the year ended September 30, 1996. There were no recoveries for the three months ended September 30, 1997 and 1996. Recoveries were $8,500 for the year ended September 30, 1997, compared to none for the year ended September 30, 1996.

                                    (xiii)

       The following table sets forth the breakdown of the allowance for loan losses by category at September 30, 1997.

                                                           Percent of
                                                           Loans in Each
                                                           Category to
                                           Amount          Total Loans
                                           ------          -------------
                                              (in thousands)
     Mortgage loans:
      One- to- four family...............  $  311          48.76%
      Multi-family.......................     149           5.93
      Commercial.........................     409          14.32
      Construction and land development..     646          21.93
      Land...............................     138           3.38
     Non-mortgage loans:
      Consumer loans.....................      50           5.34
      Commercial business loans..........      13           0.34
                                           ------         ------
       Total allowance for loan losses...  $1,716         100.00%
                                           ======         ======

     Comparison of Financial Condition at June 30, 1997 and September 30, 1997

               Total assets increased 2.6% from $206.2 million at June 30, 1997 to $211.6 million at September 30, 1997 primarily as a result of an increase in cash and funds due from financial institutions resulting from an increase in deposit accounts. Deposit accounts increased 3.5% from $167.1 million to $173.0 million. Management attributes the increase in deposits to normal growth. Total capital increased 3.3% from $23.9 million to $24.6 million as a result of retained net income.

     Comparison of Operating Results for the Three Months Ended September 30, 1996 and 1997

               Net Income. Net income increased 95.7% from $398,000 for the three months ended September 30, 1996 to $779,000 for the three months ended September 30, 1997 primarily as a result of the legislatively-mandated, one-time assessment levied by the FDIC on all SAIF-insured institutions to recapitalize the SAIF. Without this assessment, which amounted to $875,000 ($571,000 after tax) and was accrued during the three months ended September 30, 1996, net income would have been $969,000 for the three months ended September 30, 1996.

               Net Interest Income. Net interest income remained stable at $2.4 million for both the three months ended September 30, 1996 and 1997.

               Total interest income increased 5.3% from $4.3 million for the three months ended September 30, 1996 to $4.6 million for the three months ended September 30, 1997 primarily as a result of an increase in the average balance of loans receivable, net, from $174.8 million to $192.6 million as a result of increased loan demand. The average yield earned on loans receivable, net, decreased from 9.66% for the three months ended September 30, 1996 to 9.10% for the three months ended September 30, 1997 primarily because of a decline in market interest rates and an increase in the balance of nonaccrual loans. See "-- Nonperforming Assets and Delinquencies" and "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Nonperforming Assets and Delinquencies."

               Total interest expense increased 10.4% from $1.9 million for the three months ended September 30, 1996 to $2.1 million for the three months ended September 30, 1997 primarily as a result of an increase in the average balance of deposit from $150.3 million to $161.6 million.

                                     (xiv)

               Interest rate spread decreased from 4.63% for the three months ended September 30, 1996 to 4.20% for the three months ended September 30, 1997 primarily as a result of declining market interest rates and the effect of nonaccrual loan balances during the three months ended September 30, 1997.


               Provision for Loan Losses. The provision for loan losses increased from $25,000 for the three months ended September 30, 1996 to $263,000 for the three months ended September 30, 1997. Management increased the provision as a result of a change in the loan mix (as quantified by its quarterly analysis of allowance for loan losses) to include a larger percentage of non-residential mortgage loans, which are inherently riskier than one-to-four family mortgage loans, as well as its evaluation of non-performing loans at September 30, 1997.

               The Savings Bank conducts a risk weighted analysis of its loan portfolio quarterly to determine the adequacy of the allowance for loan losses. Each loan is assigned, by type, to one of 18 categories and each category is subdivided by classification (pass, special mention, substandard or loss). The resulting groupings of loans are assigned a high and low reserve factor to establish a range of reserves within which the allowance for loan losses must reside. At September 30, 1997, the calculated reserve range was between $774,000 and $3.0 million. General loan loss reserves were near the desired midpoint of the range at $1.7 million.

               Changes in the portfolio mix and the level of nonperforming loans affect the calculated reserve range. Reserve factors are assigned based on a loan's risk profile and classification level. The four nonperforming loans described under "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Nonperforming Assets and Delinquencies" added $188,000 and $866,000 to the high and low ends, respectively, of the calculated reserve range at September 30, 1997.

               Management deemed the allowance for loan losses adequate at September 30, 1997. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Allowance for Loan Losses."

               Noninterest Income. Total noninterest income increased 37.4% from $174,000 for the three months ended September 30, 1996 to $239,000 for the three months ended September 30, 1997. The increase resulted primarily from increases in automated teller machine ("ATM") transaction fees and normal increases in other income categories.

               Noninterest Expense. Total noninterest expense decreased 31.8% from $2.0 million for the three months ended September 30, 1996 to $1.4 million for the three months ended September 30, 1997 primarily as a result of the one-time SAIF assessment fee accrued during the three months ended September 30, 1996. Salaries and employee benefits increased from $642,000 to $751,000 and premises and fixed assets expense increased from $133,000 to $204,000, both as a result of the opening of the South Hill and Lacey branch offices. Noninterest expense can be expected to increase in subsequent periods following the consummation of the Conversion as a result of increased costs associated with operating as a public company and increased compensation expense as a result of the adoption of the ESOP and, if approved by the Holding Company's stockholders, the MRP. See "RISK FACTORS -- Return on Equity After Conversion" and "-- New Expenses Associated With ESOP and MRP."

                                     (xv)

               Provision for Income Taxes. The provision for income taxes increased from $203,000 for the three months ended September 30, 1996 to $397,000 for the three months ended September 30, 1997 as a result of higher income before income taxes.

     Comparison of Operating Results for the Years Ended September 30, 1996 and 1997

               Net Income. Net income increased 24.3% from $2.7 million for the year ended September 30, 1996 to $3.3 million for the year ended September 30, 1997 primarily as a result of the legislatively-mandated, one-time assessment levied by the FDIC on all SAIF-insured institutions to recapitalize the SAIF. Without this assessment, which amounted to $875,000 ($571,000 after tax) and was accrued during the year ended September 30, 1996, net income would have been $3.2 million for the year ended September 30, 1996.

               Net Interest Income. Net interest income increased from $8.9 million for the year ended September 30, 1996 to $9.6 million for the year ended September 30, 1997 as a result of total interest income increasing more than interest expense.

               Total interest income increased 8.8% from $16.5 million for the year ended September 30, 1996 to $17.9 million for the year ended September 30, 1997 primarily as a result of an increase in the average balance of loans receivable, net, from $168.0 million to $188.7 million as a result of increased loan demand. The average yield earned on loans receivable, net, decreased from 9.45% for year ended September 30, 1996 to 9.23% for the year ended September 30, 1997 primarily because of a decline in market interest rates and an increase in the balance of nonaccrual loans. See "-- Nonperforming Assets and Delinquencies" and "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Nonperforming Assets and Delinquencies."

               Total interest expense increased 9.9% from $7.6 million for the year ended September 30, 1996 to $8.4 million for the year ended September 30, 1997 primarily as a result of an increase in the average balance of deposit accounts from $144.4 million to $154.9 million.

               The interest rate spread decreased from 4.34% for the year ended September 30, 1996 to 4.18% for the year ended September 30, 1997 primarily as a result of declining market interest rates and the effect of deposit account promotions associated with the opening of the South Hill and Lacey branch offices. The Savings Bank also increased rates on deposit accounts in response to increased competition, which also contributed to the reduction in the interest rate spread.

               Provision for Loan Losses. The provision for loan losses increased from $70,000 for the year ended September 30, 1996 to $597,000 for the year ended September 30, 1997. Based on the previously discussed risk weighted analysis performed quarterly by management, management increased the provision as a result of a change in the loan mix to include a larger percentage of non-residential mortgage loans, which are inherently riskier than one-to-four family mortgage loans, as well as its evaluation of nonperforming loans at September 30, 1997. Management deemed the allowance for loan losses adequate at September 30, 1997. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Allowance for Loan Losses."

               Noninterest Income. Total noninterest income increased 37.0% from $654,000 for the year ended September 30, 1996 to $896,000 for the year ended September 30, 1997. The increase resulted primarily from the recognition of mortgage loan servicing income in accordance with Statement of Financial Institutions Accounting Standards ("SFAS") No. 125 beginning in January 1997 and normal increases in other income categories. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Impact of New Accounting Pronouncements."

               Noninterest Expense. Total noninterest expense decreased 6.5% from $5.4 million for the year ended September 30, 1996 to $5.0 million for the year ended September 30, 1997 primarily as a result of the one-time

                                     (xvi)

     SAIF assessment fee accrued during fiscal 1996. Salaries and employee benefits increased from $2.5 million to $2.9 million and premises and fixed assets expense increased from $554,000 to $723,000, both as a result of the opening of the South Hill and Lacey branch offices.

               Provision for Income Taxes. The provision for income taxes increased from $1.4 million for the year ended September 30, 1996 to $1.8 million for the year ended September 30, 1997 as a result of higher income before income taxes. The effective tax rate was 34.6% in fiscal 1996 and 35.5% in fiscal 1997.

     Subsequent Events

               On October 29, 1997, the Savings Bank accepted a deed in lieu of foreclosure for the condominium loans described under "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Nonperforming Assets and
     Delinquencies."   The acceptance of the deed in lieu of foreclosure reduced
     the balance of nonaccrual loans at September 30, 1997 by $2.9 million. The Savings Bank has ordered an independent appraisal of the condominium project to substantiate the market value of the condominium units. The Savings Bank intends to place the condominium units for sale with a broker specializing in the marketing of condominium properties. Sixteen of the condominium units are in final finishing stage. Taking into account the anticipated costs to finish these units, the Savings Bank does not expect to incur any material losses in connection with the disposition of the property based on a recent assessment of the property that indicated a market value of approximately $3.6 million on a finished basis.

                                    (xvii)

                                  RISK FACTORS

          Before investing in shares of the Common Stock offered hereby, prospective investors should carefully consider the matters presented below, in addition to matters discussed elsewhere in this Prospectus.

     Certain Lending Risks

          General. At June 30, 1997, the Savings Bank's nonperforming loans amounted to $8.0 million, of which $5.8 million represented four loans (two construction and land development loans and two commercial real estate loans). See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Nonperforming Assets and Delinquencies" and "RECENT DEVELOPMENTS -- Subsequent Events."

          Risks of Construction and Land Development Lending. At June 30, 1997, construction and land development loans totalled $44.7 million, or 21.9%, of the total loan portfolio. The majority of the construction loans were secured by one- to four-family residences. These loans afford the Savings Bank the opportunity to achieve higher interest rates and fees with shorter terms to maturity than do its one- to- four family mortgage loans; however, construction and land loans are generally considered to involve a higher degree of risk than one- to- four family mortgage lending because of (i) the increased difficulty at the time the loan is made of accurately estimating total building costs and the eventual selling price of the residence to be built, (ii) the increased difficulty and costs of monitoring the loan, (iii) the higher degree of sensitivity to increases in market rates of interest, and (iv) the increased difficulty of working out problem loans. Speculative construction loans have the added risk associated with identifying an end-purchaser for the finished home. At June 30, 1997, nonperforming construction and land development loans were $4.0 million compared to $771,000 at September 30, 1996. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Nonperforming Assets and Delinquencies."

          Construction loans are more difficult to evaluate for potential loss exposure than are permanent loans. At the time the loan is made, the value of the collateral securing the loan must be estimated on the basis of a projected selling price for the completed residence, which is typically not established until six to 12 months later, and correlated with the estimated building and other costs (including interest costs). Changes in the demand for new housing in the area and higher-than-anticipated building costs may cause actual results to vary significantly from those estimated. Accordingly, the Savings Bank may be confronted, at the time the residence is completed, with a loan balance exceeding the value of the collateral. Because construction loans require active monitoring of the building process, including cost comparisons and on-site inspections, these loans are more difficult and costly to monitor. Increases in market rates of interest may have a more pronounced effect on construction loans by rapidly increasing the end-purchasers' borrowing costs, thereby reducing the overall demand for new housing. Additionally, working out of problem construction loans is complicated by the fact that in-process homes are difficult to sell and typically must be completed in order to be sold successfully. This may require the Savings Bank to advance additional funds and contract with another builder to complete the residence.

          Land development loans secured by land under development or improved lots involve greater risks than one-to- four family residential mortgage loans because such loans are advanced upon the predicted future value of the developed property. If the estimate of such future value proves to be inaccurate, in the event of default and foreclosure the Savings Bank may be confronted with a property the value of which is insufficient to assure full repayment.

          The Savings Bank has sought to address the foregoing risks of its construction and land development lending by developing and adhering to underwriting policies, disbursement procedures, and monitoring practices. Specifically, the Savings Bank (i) seeks to diversify loans among several market areas, (ii) evaluates and documents the creditworthiness of the borrower and the viability of the proposed project, (iii) limits loan-to-value ratios to specified levels, (iv) controls the disbursements of construction loan proceeds on the basis of on-site inspections by Savings Bank personnel and independent fee inspectors and (v) monitors economic conditions and housing inventory in each market. No assurances, however, can be given that these practices will be successful in mitigating the risks of construction and land development lending.

          Risks of Commercial Real Estate and Multi-Family Lending. At June 30, 1997, the Savings Bank's loan portfolio included commercial real estate loans totalling $28.9 million, or 14.1% of total loans and multi-family loans totalling $12.6 million or 6.2% of total loans. Commercial real estate and multi-family loans are generally viewed as exposing the lender to greater credit risk than one-to four-family residential loans and typically involve higher loan principal amounts. Repayment of these loans generally is dependent, in large part, on sufficient income from the property to cover operating expense and debt service. Economic events and government regulations, which are outside the control of the borrower or lender, could impact the value of the security for such loans or the future cash flow of the affected properties. Approximately $18.4 million, or 63.7%, of the Savings Bank's commercial real estate and multi-family loans are secured by properties located in King, Pierce and Thurston Counties.
     At June 30, 1997, nonperforming commercial real estate loans were $2.9 million, compared to none at September 30, 1996. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities" and "-- Nonperforming Assets and Delinquencies."

          Risks of Non-Conforming Residential Mortgage Lending. The Savings Bank actively originates adjustable rate mortgage loans that do not conform or satisfy the requirements for sale in the secondary market. These loans are secured by one-to four-family properties located in the Savings
     Bank's primary market area and are originated, in many instances, when the borrower's credit profile, or some aspect of the security property, do not meet secondary market guidelines. The Savings Bank is not able to readily quantify the aggregate dollar amount of these loans outstanding.

          Because the Savings Bank retains in its portfolio the non-conforming loans that it originates, such loans expose the Savings Bank to additional risk or default by the borrower because the Savings Bank cannot readily transfer the credit risk to a third party by sale of the loan. Additional credit risk is incurred if the reason for the non-conforming classification is a borrower's substandard credit profile. The rates of delinquencies, foreclosures and losses on non-conforming loans could be higher under adverse economic conditions than on loans to conventional mortgage loan borrowers. To offset the additional risks of non-conforming loans, the Savings Bank may require a lower loan-to-value ratio, a co-signer and/or other compensating factors. The Savings Bank believes that the underwriting procedures and appraisal processes it employs enable it to mitigate the higher risks inherent in non-conforming lending, however, no assurance can be given that such procedures or processes will afford adequate protection against such risks.

     Potential Adverse Impact of Changes in Interest Rates

          The financial condition and operations of the Savings Bank, and of savings institutions in general, are influenced significantly by general economic conditions, by the related monetary and fiscal policies of the federal government and by the regulations of the Division, the FDIC and the Federal Reserve. Deposit flows and the cost of funds are influenced by interest rates of competing investments and general market rates of interest. Lending activities are affected by the demand for mortgage financing and for consumer and other types of loans, which in turn is affected by the interest rates at which such financing may be offered and by other factors affecting the supply of housing and the availability of funds.

          The Savings Bank's profitability is substantially dependent on its net interest income, which is the difference between the interest income received from its interest-earning assets and the interest expense incurred in connection with its interest-bearing liabilities. When an institution's interest-bearing liabilities exceed its interest-earning assets which mature within a given period of time, material and prolonged increases in interest rates generally would adversely affect net interest income, while material and prolonged decreases in interest rates generally would have a favorable effect on net interest income.

          Changes in interest rates can affect the amount of loans originated by an institution, as well as the value of its loans and other interest-earning assets and the resultant ability to realize gains on the sale of such assets. Changes in interest rates also can result in disintermediation, which is the flow of funds away from savings associations into direct investments, such as U.S. Government and corporate securities, and other investment vehicles which, because of the absence of federal insurance premiums and reserve requirements, generally can pay higher rates of return than financial intermediaries such as commercial banks and thrift institutions. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Asset and Liability Management and Interest Rate Risk."

     Return on Average Equity After Conversion

          Return on average equity (net income for a given period divided by average equity during that period) is a ratio used by many investors to compare the performance of a particular financial institution to its peers. The Holding Company's post-Conversion return on equity will be less than the return on average equity for publicly traded thrift institutions and their holding companies. See "SELECTED CONSOLIDATED FINANCIAL INFORMATION" for numerical information regarding the Savings Bank's historical return on equity and "CAPITALIZATION" for a discussion of the Holding Company's estimated pro forma consolidated capitalization as a result of the Conversion. In order for the Holding Company to achieve a return on average equity comparable to the historical levels of the Savings Bank, the Holding Company either would have to increase net income or reduce stockholders' equity, or both, commensurate with the increase in equity resulting from the Conversion. Reductions in equity could be achieved by, among other things, the payment of regular or special cash dividends (although no assurances can be given as to their payment or, if paid, their amount and frequency), the repurchase of shares of Common Stock subject to applicable regulatory restrictions, or the acquisition of branch offices, other financial institutions or related businesses (neither the Holding Company nor the Savings Bank has any present plans, arrangements, or understandings, written or oral, regarding any repurchase or acquisitions). Achievement of increased net income levels will depend on several important factors outside management's control, such as general economic conditions, including the level of market interest rates, competition and related factors, among others. In addition, the expenses associated with the ESOP and the MRP (see "-- New Expenses Associated with ESOP and MRP") are expected to contribute initially to reduced earnings levels. Subject to market conditions, initially the Savings Bank intends to deploy the net proceeds of the Offerings to support its current lending and investment activities to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity comparable to the average for publicly traded thrift institutions and their holding companies. This goal will likely take a number of years to achieve and no assurances can be given that this goal can be attained. Consequently, for the foreseeable future, investors should not expect a return on equity which will meet or exceed the average return on equity for publicly traded thrift institutions, many of which are not newly converted institutions and have had time to deploy their conversion capital. See "DIVIDEND POLICY" and "USE OF PROCEEDS."

     Market Area Risk

          The Savings Bank has been and intends to continue as a community oriented financial institution, with a focus on serving customers in Grays Harbor, Thurston, Pierce and King Counties, Washington and, to a lesser extent, in adjoining Kitsap County. At June 30, 1997, most of the Savings Bank's loan portfolio consisted of loans collateralized by properties located in this market area. The Savings Bank has attempted to establish a niche in this market area by originating owner/builder and custom construction loans, particularly in Thurston, Pierce, King and Kitsap Counties.

          The Savings Bank considers its primary market area to include three submarkets, each with its own risk characteristics. Grays Harbor County is the Savings Bank's historical market area and its economy is based primarily on the timber and fishing industries, which are subject to more frequent and more severe recessionary periods. Secondly, Ocean Shores is a coastal resort community in western Grays Harbor County whose economy depends heavily on tourism and vacation home residents. A recession typically affects a tourism and vacation based economy more significantly than other economies. Finally, in order to diversify its market area beyond Grays Harbor County, the Savings Bank has established branch offices in Thurston, Pierce and King Counties and a loan production office in Kitsap County. These counties are closer to the Olympia (Thurston County), Tacoma (Pierce County) and Seattle

     (King County) metropolitan areas and their economies are more diversified with the presence of state government (Olympia is the state capital) and the aerospace and computer industries. Workforce reductions in state government and/or a recession in the computer and aerospace industries would be expected to have a material adverse effect on the economies of Thurston, Pierce, King and Kitsap Counties. See "BUSINESS OF THE SAVINGS BANK -- Market Area."

     Dependence on Key Personnel

          The Holding Company's and the Savings Bank's future performance will depend significantly upon the performance of key executive officers in implementing future business strategy, the loss of one or more of whom could have a material adverse effect on the Holding Company's and the Savings Bank's operations. Mr. Hamre, President and Chief Executive Officer of the Savings Bank since 1969, and Mr. Sand, affiliated with the Savings Bank since 1997 and the Executive Vice President of the Savings Bank since 1986, have made significant policy decisions and have been instrumental in implementing the policies and procedures established by the Savings Bank's Board of Directors. Although the Board of Directors believes that other officers of the Savings Bank are fully experienced and capable, the loss of Messrs. Hamre's or Sand's services could have a material adverse impact on the Holding Company and the Savings Bank. Management believes that the future success of the Holding Company and the Savings Bank will also depend significantly upon the ability to attract and retain qualified personnel. There can be no assurance that the Holding Company and the Savings Bank will be successful in attracting and retaining such personnel. See "MANAGEMENT OF THE SAVINGS BANK."

     Competition

          The Savings Bank has faced, and will continue to face, strong competition both in making loans and attracting deposits. Competition for loans principally comes from commercial banks, thrift institutions and mortgage banking companies. Historically, commercial banks, thrift institutions and credit unions have been the Savings Bank's most direct competition for deposits. The Savings Bank also competes with short-term money market funds and with other financial institutions, such as brokerage firms and insurance companies for deposits. In competing for loans, the Savings Bank may be forced to offer lower loan interest rates. Conversely, in competing for deposits, the Savings Bank may be forced to offer higher deposit interest rates. Either case or both cases could adversely affect net interest income. See "BUSINESS OF THE SAVINGS BANK -- Competition."

     New Expenses Associated With ESOP and MRP

          The Savings Bank expects to recognize additional material employee compensation and benefit expenses associated with the implementation of the ESOP and the MRP. The actual aggregate amount of these new expenses cannot be currently predicted because applicable accounting practices require that they be based on the fair market value of the shares of Common Stock when the expenses are recognized, which would occur when shares are committed to be released in the case of the ESOP and over the vesting period of awards made to recipients in the case of the MRP. These expenses have been reflected in the pro forma financial information under "PRO FORMA DATA" assuming the Purchase Price ($10.00 per share) as fair market value.
     Actual expenses, however, will be based on the fair market value of the Common Stock at the time of recognition, which may be higher or lower than the Purchase Price. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Impact of Accounting Pronouncements and Regulatory Policies -- Accounting for Employee Stock Ownership Plans," "-- Accounting for Stock-Based Compensation," "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Employee Stock Ownership Plan" and "-- Benefits -- Management Recognition Plan."

     Anti-takeover Considerations

          Provisions in the Holding Company's Governing Instruments and Washington and Federal Law. Certain provisions included in the Holding Company's Articles of Incorporation and in the Washington Business Corporation, as amended ("WBCA") might discourage potential proxy contests and other potential takeover attempts, particularly those that have not been negotiated with the Board of Directors. As a result, these provisions may preclude takeover attempts that certain stockholders may deem to be in their best interest and may tend to perpetuate existing management. These provisions include, among other things, a provision limiting voting rights of beneficial owners of more than 10% of the Common Stock and supermajority voting requirements for certain business combinations. In addition, the Articles of Incorporation provides for the election of directors to staggered terms of three years, eliminates cumulative voting for directors, and permits the removal of directors without cause only upon the vote of holders of 80% of the outstanding voting shares. Certain provisions of the Articles of Incorporation of the Holding Company cannot be amended by stockholders unless an 80% stockholder vote is obtained. The Articles of Incorporation also contains provisions regarding the timing and content of stockholder proposals and nominations and limiting the calling of special meetings. The existence of these anti-takeover provisions could result in the Holding Company being less attractive to a potential acquiror and in stockholders receiving less for their shares than otherwise might be available in the event of a takeover attempt. Furthermore, regulations prohibit for three years after consummation of the Conversion and Reorganization the ownership of more than 10% of the Savings Bank or the Holding Company without prior Division approval. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

          Voting Control by Insiders. Directors and officers of the Savings Bank and the Holding Company expect to purchase 281,250 shares of Common Stock, or 4.9% of the shares issued in the Offerings at the maximum of the Estimated Valuation Range. Directors and officers are also expected to indirectly control the voting of approximately 8% of the shares of Common Stock issued in the Conversion at the maximum of the Estimated Valuation Range, through the ESOP. Under the terms of the ESOP, the unallocated shares will be voted by the ESOP trustees in the same proportion as the votes cast by participants with respect to the allocated shares.

          At a meeting of stockholders to be held no earlier than six months following the consummation of the Conversion, the Holding Company intends to seek stockholder approval of the Holding Company's MRP, which is a non-tax-qualified restricted stock plan for the benefit of key employees and directors of the Holding Company and the Savings Bank. Assuming the receipt of stockholder approval, the Holding Company expects to acquire common stock of the Holding Company on behalf of the MRP in an amount equal to 4% of the Common Stock issued in the Conversion, or 230,000 shares at the maximum of the Estimated Valuation Range. These shares will be acquired either through open market purchases or from authorized but unissued Common Stock. Under the terms of the MRP, the MRP committee or the MRP trustees will have the power to vote unallocated and unvested shares. In addition, the Holding Company intends to reserve for future issuance pursuant to the Stock Option Plan a number of authorized shares of Common Stock equal to 10% of the Common Stock issued in the Conversion (575,000 shares at the maximum of the Estimated Valuation Range). The Holding Company also intends to seek approval of the Stock Option Plan at a meeting of stockholders to be held no earlier than six months following the consummation of the Conversion.

          Assuming (i) the purchase of 281,250 shares of Common Stock by officers and directors of the Savings Bank in the Conversion, (ii) the receipt of stockholder approval for the MRP and the Stock Option Plan,
     (iii) the open market purchase of shares on behalf of the MRP, (iv) the purchase by the ESOP of 8% of the Common Stock sold in the Offerings, and
     (v) the exercise of stock options equal to 10% of the number of shares of Common Stock issued in the Conversion (with the option shares issued from authorized but unissued shares), directors, officers and employees of the Holding Company and the Savings Bank would have voting control, on a fully diluted basis, of 24.45% of the Common Stock, based on the issuance of the maximum of the Estimated Valuation Range. Management's potential voting control could, together with additional stockholder support, preclude or make more difficult takeover attempts that certain stockholders deem to be in their best interest and may tend to perpetuate existing management.

     Possible Dilutive Effect of Benefit Programs

          The MRP intends to acquire an amount of Common Stock of the Holding Company equal to 4% of the shares issued in the Conversion. Such shares of Common Stock of the Holding Company may be acquired by the

     Holding Company either in the open market or from authorized but unissued shares of Common Stock of the Holding Company, or a combination of both. In the event that the MRP acquires authorized but unissued shares of Common Stock from the Holding Company, the voting interests of existing stockholders will be diluted and net income per share and stockholders' equity per share will be decreased. See "PRO FORMA DATA" and "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Management Recognition Plan." The MRP is subject to approval by the Holding Company's stockholders.

          The Stock Option Plan will provide for options for up to a number of shares of Common Stock of the Holding Company equal to 10% of the shares issued in the Conversion. Such shares may be authorized but unissued shares of Common Stock of the Holding Company and, upon exercise of the options, will result in the dilution of the voting interests of existing stockholders and may decrease net income per share and stockholders' equity per share. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- 1997 Stock Option Plan." The Stock Option Plan is subject to approval by the Holding Company's stockholders.

          Assuming the MRP and Stock Option Plan are funded entirely with authorized but unissued shares from the Holding Company, the voting interests of stockholders would be diluted by 12.3% at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Valuation Range, respectively. If the ESOP is not able to purchase 8% of the shares of Common Stock issued in the Conversion as a result of an oversubscription, FDIC policy prohibits the Holding Company from funding the ESOP with newly issued shares. Accordingly, the ESOP would not have a dilutive effect on the voting interests of stockholders.

     Absence of Prior Market for the Common Stock

          The Holding Company has never issued capital stock and, consequently, there is no existing market for the Common Stock. Although the Holding Company has received conditional approval to list the Common Stock on National Market System of the Nasdaq Stock Market under the symbol "TSBK," there can be no assurance that an active and liquid trading market for the Common Stock will develop, or once developed, will continue. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price. See "MARKET FOR COMMON STOCK."

     No Recommendation by Financial Adviser

          The Holding Company and the Savings Bank have engaged Webb to consult with and advise them with respect to the Conversion and to assist, on a best-efforts basis, in the solicitation of subscriptions and purchase orders for shares of Common Stock in the Offerings. Webb has not prepared or delivered any opinion or recommendation with respect to the investment suitability of the Common Stock or the appropriateness of the independent appraisal prepared by RP Financial. Accordingly, Webb's engagement should not be construed by prospective investors in the Common Stock as constituting an opinion or recommendation relating to the Common Stock or as a verification of the accuracy or completeness of the information contained in this Prospectus.

     Possible Increase in Estimated Valuation Range and Number of Shares Issued

          The Estimated Valuation Range may be increased up to 15% to reflect material changes in the financial condition or results of operations of the Savings Bank or changes in market conditions or general financial, economic or regulatory conditions following the commencement of the Offerings. If the Estimated Valuation Range is increased, it is expected that the Holding Company would increase the Estimated Price Range so that up to 6,612,500 shares of Common Stock at the Purchase Price would be issued for an aggregate price of up to $66.1 million. This increase in the number of shares would decrease a subscriber's pro forma net income per share and stockholders' equity per share, increase the Holding Company's pro forma consolidated stockholders' equity and net income, and increase the Purchase Price as a percentage of pro forma stockholders' equity per share and net earnings per share. See "PRO FORMA DATA."

     Risk of Delayed Offering

          The Holding Company and the Savings Bank expect to complete the Conversion within the time periods indicated in this Prospectus. Nevertheless, it is possible, although not anticipated, that there could be a significant delay in the completion of the Conversion as a result of delays in receiving approval of the Conversion by the Division, a notice of non-objection to the Conversion from the FDIC or the approval of the Federal Reserve of the Holding Company's acquisition of the Savings Bank. If the Conversion is not completed by ________ __, 1998 (45 days after the last day of the fully extended Subscription Offering) and the Division consents to an extension of time to complete the Conversion, subscribers will be given the right to modify or rescind their subscriptions. In such event, unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, their funds will be returned promptly, together with interest at the Savings Bank's passbook rate, or their withdrawal authorizations will be terminated.

     Potential Operating Restrictions Associated with Regulatory Oversight

          The Savings Bank is, and the Holding Company upon consummation of the Conversion will be, subject to extensive government regulation and oversight. Such regulation and supervision govern the activities in which an institution can engage and is designed primarily to protect the federal deposit insurance fund and depositors. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the determination of the adequacy of an institution's allowance for loan losses. The Holding Company will also be subject to regulatory restrictions governing stock repurchases and distributions to shareholders in the form of tax-free returns of capital. See "USE OF PROCEEDS" and "REGULATION."

     Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights

          If the Subscription Rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of the Savings Bank are deemed to have an ascertainable value, receipt of such rights may be a taxable event (either as capital gain or ordinary income), which may be recognizable by all or only by those Eligible Account Holders, Supplemental Eligible Account Holders or Other Members who exercise the Subscription Rights (either as capital gain or ordinary income) in an amount equal to such value. Additionally, the Savings Bank could be required to recognize a gain for tax purposes on such distribution. Whether Subscription Rights are considered to have ascertainable value is an inherently factual determination. The Savings Bank has been advised by RP Financial that such rights have no value; however, RP Financial's conclusion is not binding on the Internal Revenue Service ("IRS"). See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank -- Tax Effects."

                            TIMBERLAND BANCORP, INC.

          The Holding Company was organized as a Washington corporation at the direction of the Savings Bank on September 8, 1997 to acquire all of the outstanding capital stock of the Savings Bank to be issued upon its Conversion. The Holding Company has filed an application with the Federal Reserve and the Division to become a bank holding company and for approval to acquire the Savings Bank. Prior to the Conversion, the Holding Company will not engage in any significant operations. After the Conversion, the Holding Company will be classified as a one-bank holding company subject to regulation by the Division and the Federal Reserve, and its principal business will be the ownership of the Savings Bank. Immediately following the Conversion, the only significant assets of the Holding Company will be the capital stock of the Savings Bank, that portion of the net proceeds of the Offerings to be retained by the Holding Company and a note receivable from the ESOP evidencing a loan from the Holding Company to fund the Savings Bank's ESOP. See "BUSINESS OF THE HOLDING COMPANY."

          The holding company structure will permit the Holding Company to expand the financial services currently offered through the Savings Bank. Management believes that the holding company structure and retention of a portion of the proceeds of the Offerings will, should it decide to do so, facilitate the repurchase of its stock without adverse tax consequences. There are no present plans, arrangements, agreements, or understandings, written or oral, regarding any such repurchases. See "REGULATION -- The Holding Company."

                          TIMBERLAND SAVINGS BANK, SSB

          The Savings Bank was established in 1915 as "Southwest Washington Savings and Loan Association." In 1935, the Savings Bank converted from a state-chartered mutual savings and loan association to a federally chartered mutual savings and loan association, and in 1972, changed its name to "Timberland Federal Savings and Loan Association." In 1990, the Savings Bank converted to a federally-chartered mutual savings bank under the name "Timberland Savings Bank, FSB." In 1991, the Savings Bank converted to a Washington-chartered mutual savings bank and adopted its current name. In connection with the mutual to stock conversion, the Savings Bank will convert to a Washington-chartered capital stock savings bank and will become a subsidiary of the Holding Company. The Savings Bank is regulated by the Division, its primary regulator, and the FDIC, the insurer of its deposits. The Savings Bank's deposits are federally insured by the FDIC under the SAIF. The Savings Bank is a member of the FHLB System. At June 30, 1997, the Savings Bank had total assets of $206.2 million, total deposit accounts of $167.1 million and total capital of $23.9 million, or 11.6% of total assets, on a consolidated basis.

          The Savings Bank is a community oriented savings bank which has traditionally offered a variety of savings products to its retail customers while concentrating its lending activities on real estate mortgage loans. Lending activities have been focused primarily on the origination of loans secured by one- to four-family residential dwellings, including an emphasis on residential construction and land development loans, as well as the origination of multi-family and commercial real estate loans. The Savings Bank actively originates adjustable rate residential mortgage loans that do not qualify for sale in the secondary market under FHLMC guidelines. At June 30, 1997, the Savings Bank's gross loan portfolio totaled $204.6 million, of which $100.1 million, or 48.9%, were one- to four-family residential mortgage loans, $44.7 million, or 21.9%, were construction and land development loans (the majority of which related to one- to four-family residences), and $41.5 million, or 20.3%, were multi-family or commercial real estate loans. Construction and commercial real estate loans generally involve a greater risk of loss than one- to- four family mortgage loans. See "RISK FACTORS -- Certain Lending Risks."

          The Savings Bank also invests in short- to- intermediate term U.S. Treasury securities and U.S. Government agency obligations, and mortgage-backed securities issued by U.S. Government agencies. At June 30, 1997, the Savings Bank's investment and mortgage-backed securities portfolio had a carrying value of $5.7 million. See "BUSINESS OF THE SAVINGS BANK -- Investment Securities."

          Deposits have been the primary source of funds for the Savings Bank's investment and lending activities. The Savings Bank plans to continue to fund its operations primarily with deposits, although advances from the FHLB-Seattle have been used as a supplemental source of funds. See "BUSINESS OF THE SAVINGS BANK -- Deposits and Other Sources of Funds."

          The Savings Bank's primary market area is comprised of Grays Harbor, Thurston, Pierce and King Counties, Washington. The Savings Bank also originates loans in adjoining Kitsap County, Washington. The Savings Bank's main office is located at 624 Simpson Avenue, Hoquiam, Washington 98550, and its telephone number is (360) 533-4747. See "BUSINESS OF THE SAVINGS BANK -- Market Area."

                                USE OF PROCEEDS

          The net proceeds from the sale of the Common Stock offered hereby are estimated to range from $41.5 million to $56.5 million, or up to $65.2 million if the Estimated Valuation Range is increased by 15%. See "PRO FORMA DATA" for the assumptions used to arrive at such amounts. The Holding Company plans to contribute to the Savings Bank 50% of the net proceeds from the sale of the Common Stock to the Savings Bank in exchange for all of the issued and outstanding shares of common stock of the Savings Bank, and retain the remaining net proceeds. This will result in the Holding Company retaining approximately $20.8 million to $28.3 million of net proceeds, or up to $32.6 million if the Estimated Valuation Range is increased by 15%, and the Savings Bank receiving an equal amount.

          Receipt of 50% of the net proceeds of the sale of the Common Stock will increase the Savings Bank's capital and will support the expansion of the Savings Bank's existing business activities. The Savings Bank will use the funds contributed to it for general corporate purposes, including, initially, local lending, investment in short term U.S. government and agency obligations and the possible repayment of outstanding FHLB advances. The Savings Bank may also use a portion of the net proceeds contributed to it to acquire or establish additional branch offices within its primary market area. Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any additional branching activities.

          In connection with the Conversion and the establishment of the ESOP, the Holding Company intends to loan the ESOP the amount necessary to purchase 8% of the shares sold in the Conversion. The Holding Company's loan to fund the ESOP may range from $3.4 million to $4.6 million based on the sale of 340,000 shares to the ESOP (at the minimum of the Estimated Valuation Range) and 460,000 shares (at the maximum of the Estimated Valuation Range), respectively, at $10.00 per share. If 15% above the maximum of the Estimated Valuation Range, or 6,612,500 shares, are sold in the Conversion, the Holding Company's loan to the ESOP would be approximately $5.3 million. It is anticipated that the ESOP loan will have a 10-year term with interest payable at the prime rate as published in The Wall Street Journal on the closing date of the Conversion. The loan will be repaid principally from the Savings Bank's contributions to the ESOP and, if appropriate, from dividends payable on the Common Stock.

          The remaining net proceeds retained by the Holding Company initially will be invested primarily in short term U.S. government and agency obligations. Such proceeds will be available for additional contributions to the Savings Bank in the form of debt or equity, to support possible future diversification or acquisition activities, as a source of dividends to the stockholders of the Holding Company and for future repurchases of Common Stock to the extent permitted under Washington law and federal regulations. Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any such activities.

          Upon completion of the Conversion, the Board of Directors will have the authority to adopt stock repurchase plans, subject to statutory and regulatory requirements. Since the Holding Company has not yet issued stock, there is currently insufficient information upon which an intention to repurchase stock could be based. The facts and circumstances upon which the Board of Directors may determine to repurchase stock in the future may include but are not limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the ability to improve the Holding Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Holding Company and its stockholders. Any stock repurchases will be subject to a determination by the Board of Directors that both the Holding Company and the Savings Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that capital will be adequate, taking into account, among other things, the level of nonperforming and other risk assets, the Holding Company's and the Savings Bank's current and projected results of operations and asset/liability structure, the economic environment and tax and other regulatory considerations. See "REGULATION -- The Holding Company -- Stock Repurchases."

          The consolidated capital levels of the Holding Company will be significant after the consummation of the Conversion as a result of the net proceeds from the Offerings. See "RISK FACTORS -- Return on Equity after Conversion," "CAPITALIZATION," and "HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE." In light of such capital levels, the Holding Company may consider a possible post-Conversion tax-free distribution to stockholders in the form of a return of capital. However, there are no current plans regarding such a distribution and the Holding Company has committed to the FDIC not to make any such distribution within the first year following the consummation of the Conversion.

                                DIVIDEND POLICY

     General

           The Board of Directors of the Holding Company will consider a dividend policy following the consummation of the Conversion. Declarations or payments of dividends, regular or special, will be subject to determination by the Holding Company's Board of Directors, which will take into account the amount of the net proceeds retained by the Holding Company, the Holding Company's financial condition, results of operations, tax considerations, capital requirements, industry standards, economic conditions and other factors, including the regulatory restrictions which affect the payment of dividends by the Savings Bank to the Holding Company discussed below. No assurances can be given that any dividends will be declared or, if declared, what the amount of dividends will be or whether such dividends, once declared, will continue.

     Current Regulatory Restrictions

          Dividends from the Holding Company will depend, in part, upon receipt of dividends from the Savings Bank because the Holding Company initially will have no source of income other than dividends from the Savings Bank and earnings from the investment of the net proceeds from the Conversion retained by the Holding Company. Consequently, future declarations of cash dividends by the Holding Company may depend upon dividend payments by the Savings Bank to the Holding Company, which payments are subject to various restrictions. As a converted institution, the Savings Bank also will be subject to the regulatory restriction that it will not be permitted to declare or pay a dividend on or repurchase any of its capital stock if the effect thereof would be to cause its regulatory capital to be reduced below the amount required for the liquidation account established in connection with the Conversion. Under Washington law, the Holding Company is prohibited from paying a dividend if, as a result of its payment, the Holding Company would be unable to pay its debts as they become due in the normal course of business, or if the Holding Company's total liabilities would exceed its total assets. See "REGULATION -- The Savings Bank -- Dividends," "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank -- Liquidation Account" and
     Note 15 of Notes to the Consolidated Financial Statements included elsewhere herein.

     Tax Considerations

          In addition to the foregoing, retained earnings of the Savings Bank appropriated to bad debt reserves and deducted for federal income tax purposes cannot be used by the Savings Bank to pay cash dividends to the Holding Company without the payment of federal income taxes by the Savings Bank at the then current income tax rate on the amount deemed distributed, which would include the amount of any federal income taxes attributable to the distribution. See "TAXATION -- Federal Taxation" and Note 11 of Notes to the Consolidated Financial Statements included elsewhere herein. The Holding Company does not contemplate any distribution by the Savings Bank that would result in a recapture of the Savings Bank's bad debt reserve or create the above-mentioned federal tax liabilities.

                            MARKET FOR COMMON STOCK

          The Holding Company has never issued capital stock and, consequently, there is no existing market for the Common Stock. Although the Holding Company has received conditional approval to list the Common Stock on the National Market System of the Nasdaq Stock Market under the symbol "TSBK," there can be no assurance that the Holding Company will meet Nasdaq National Market System listing requirements, which include a minimum market capitalization, at least three market makers and a minimum number of record holders. Keefe, Bruyette has indicated its intention to act as a market maker for the Holding Company's Common Stock following consummation of the Conversion and will assist the Holding Company in seeking to encourage at least two additional market makers to establish and maintain a market in the Common Stock. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. The Holding Company anticipates that prior to the completion of the Conversion it will be able to obtain the commitment from at least two additional broker-dealers to act as market maker for the Common Stock. Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Holding Company, the Savings Bank or any market maker. There can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if developed, it will continue. The number of active buyers and sellers of the Common Stock at any particular time may be limited. Under such circumstances, investors in the Common Stock could have difficulty disposing of their shares on short notice and should not view the Common Stock as a short-term investment. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price or that quotations will be available on the National Market System of the Nasdaq Stock Market as contemplated.

                                 CAPITALIZATION

          The following table presents the historical deposits, borrowings and capitalization of the Savings Bank at June 30, 1997, and the pro forma consolidated capitalization of the Holding Company after giving effect to the assumptions set forth under "PRO FORMA DATA," based on (i) the sale of the number of shares of Common Stock set forth below in the Conversion at the minimum, midpoint and maximum of the Estimated Valuation Range, and based on (ii) the sale of 6,612,500 shares (representing the shares that would be issued in the Conversion after giving effect to an additional 15% increase in the maximum valuation in the Estimated Valuation Range, subject to receipt of an updated appraisal confirming such valuation and Division approval). A change in the number of shares to be issued in the Conversion may materially affect pro forma consolidated capitalization.


                                                                      Holding Company
                                                          Pro Forma Consolidated Capitalization
                                                                   Based Upon the Sale of
                                                    -----------------------------------------------------------
                                                    4,250,000      5,000,000      5,750,000      6,612,500
                                                    Shares at      Shares at      Shares at      Shares at
                                     Savings Bank   $10.00         $10.00         $10.00         $10.00
                                      Historical    Per Share(1)   Per Share(1)   Per Share(1)   Per Share(2)
                                     ------------   -------------- -------------- -------------- --------------
                                                                                  (In thousands)
Deposits(3).........................   $167,140     $  167,140     $  167,140     $  167,140     $  167,140
ESOP borrowings(4)..................         --             --             --             --             --
Borrowings..........................     13,771         13,771         13,771         13,771         13,771
                                      ---------     ----------     ----------     ----------     ----------
Total deposits and borrowings.......   $180,911     $  180,911     $  180,911     $  180,911     $  180,911
                                      =========     ==========     ==========     ==========     ==========

Capital Stock:

 Preferred Stock:
  1,000,000 shares, $.01
  par value per share,
  authorized; none issued
  or outstanding....................   $     --             --             --             --             --

 Common Stock:
  50,000,000 shares, $.01 par
  value per share, authorized;
  specified number of shares
  assumed to be issued and
  outstanding(5)....................         --             43             50             58             66

 Additional paid-in capital.........         --         41,492         48,985         56,477         65,094
 Less:
  Common Stock acquired by ESOP(4)..         --         (3,400)        (4,000)        (4,600)        (5,290)
  Common Stock to be
   acquired by MRP(6)...............         --         (1,700)        (2,000)        (2,300)        (2,645)

Undivided profits(7)................     23,866         23,866         23,866         23,866         23,866
                                      ---------     ----------     ----------     ----------     ----------

Total stockholders' equity..........   $ 23,866     $   60,301     $   66,901     $   73,501     $   81,091
                                      =========     ==========     ==========     ==========     ==========


                         (footnotes on following page)

     ----------------------
     (1) Does not reflect the possible increase in the Estimated Valuation Range to reflect changes in market or financial conditions or the issuance of additional shares under the Stock Option Plan.
     (2) This column represents the pro forma capitalization of the Holding Company in the event the aggregate number of shares of Common Stock issued in the Conversion is 15% above the maximum of the Estimated Valuation Range as a result of changes in market or financial conditions. See "PRO FORMA DATA" and Footnote 1 thereto.
     (3) Withdrawals from deposit accounts for the purchase of Common Stock are not reflected. Such withdrawals will reduce pro forma deposits by the amounts thereof.
     (4) Assumes that 8% of the Common Stock sold in the Conversion will be acquired by the ESOP in the Conversion with funds borrowed from the Holding Company. In accordance with generally accepted accounting principles ("GAAP"), the amount of Common Stock to be purchased by the ESOP represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to ESOP participant accounts, a corresponding reduction in the charge against capital will occur. Assuming shares of Common Stock appreciate in value over time, Statement of Position ("SOP") 93-6 requires that compensation expense be recorded based on the fair value of shares released with a corresponding increase in paid in capital. The effect of SOP 93-6 on net income and book value per share in future periods cannot be predicted due to the uncertainty of the fair value of the shares of Common Stock subsequent to their issue. Since the funds are borrowed from the Holding Company, the borrowing would not be separately reflected in the consolidated financial statements of the Holding Company. On an unconsolidated basis, however, the outstanding principal balance of the ESOP loan will be reflected as a liability on the balance sheet of the Savings Bank, offset by a contra equity account of equal amount representing unearned compensation. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Employee Stock Ownership Plan."
     (5) The Savings Bank's authorized capital will consist solely of 1,000 shares of common stock, $1.00 par value per share, all of which will be issued to the Holding Company.
     (6) Assumes the purchase in the open market, pursuant to the proposed MRP, of a number of shares equal to 4% of the shares of Common Stock issued in the Conversion at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. The issuance of an additional 4% of the shares of Common Stock for the MRP from authorized but unissued shares of Holding Company Common Stock would dilute the ownership interest of stockholders by 3.85%. The shares are reflected as a reduction of stockholders' equity. See "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs," "PRO FORMA DATA" and "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Management Recognition Plan." The MRP is subject to stockholder approval and is expected to be adopted by stockholders at a meeting to be held no earlier than six months following consummation of the Conversion.
     (7) Undivided profits are substantially restricted by applicable regulatory capital requirements. Additionally, the Savings Bank will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of the Savings Bank's Eligible Account Holders and Supplemental Eligible Account Holders at the time of the Conversion and adjusted downward thereafter. See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank -- Liquidation Account."

                  HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE

          The following table presents the Savings Bank's historical and pro forma capital position relative to its capital requirements at June 30, 1997. The amount of capital infused into the Savings Bank for purposes of the following table is 50% of the net proceeds from the sale of the Common Stock. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "USE OF PROCEEDS," "CAPITALIZATION" and "PRO FORMA DATA." The definitions of the terms used in the table are those provided in the capital regulations issued by the Division. See "REGULATION -- The Savings Bank -- Capital Requirements" and "REGULATION -- The Holding Company -- Capital Requirements."


                                                                                    PRO FORMA AT JUNE 30, 1997
                                                                   ----------------------------------------------------------

                                                                      Minimum of Estimated             Midpoint of Estimated
                                                                        Valuation Range                   Valuation Range
                                                                   ------------------------         -------------------------
                                                                        4,250,000 Shares                  5,000,000 Shares
                                       June 30, 1997                  at $10.00 Per Share               at $10.00 Per Share
                                  ------------------------         ------------------------         -------------------------
                                                Percent of                        Percent of                       Percent of
                                                 Adjusted                          Adjusted                         Adjusted
                                                  Total                             Total                            Total
                                  Amount        Assets (1)         Amount         Assets (1)        Amount         Assets (1)
                                  ------------------------         -------------------------        -------------------------
                                                                                                     (Dollars in thousands)
GAAP capital...............       $23,866           11.57%         $34,434           15.52%         $36,384           16.19%
                                  =======         =======          =======         =======          =======         =======

Tier 1 (leverage) capital..       $23,866           11.71%         $34,434           15.69%         $36,384          16.36%
Tier 1 (leverage) capital
 requirement...............         8,152            4.00            8,729            4.00            8,893            4.00
                                  -------         -------          -------         -------          -------         -------
Excess.....................       $15,714            7.71%         $25,655           11.69%         $27,491           12.36%
                                  =======         =======          =======         =======          =======         =======

Tier 1 risk adjusted
 capital...................       $23,866           15.96%         $34,434           21.88%         $36,384           22.91%
Tier 1 risk adjusted
 capital
 requirement...............         5,981            4.00            6,294            4.00            6,351            4.00
                                  -------         -------          -------         -------          -------         -------
Excess.....................       $17,885           11.96%         $28,140           17.88%         $30,033           18.91%
                                  =======         =======          =======         =======          =======         =======

Total risk based capital...       $25,320           16.93%         $35,888           22.81%         $37,838           23.83%
Total risk based
 capital requirement.......        11,962            8.00           12,589            8.00           12,703            8.00
                                  -------         -------          -------         -------          -------         -------
Excess.....................       $13,358            8.93%         $23,299           14.81%         $25,135           15.83%
                                  =======         =======          =======         =======          =======         =======


                                                         PRO FORMA AT JUNE 30, 1997
                                        ---------------------------------------------------------


                                                                               15% above
                                          Maximum of Estimated            Maximum of Estimated
                                            Valuation  Range                Valuation  Range
                                        -------------------------       -------------------------
                                             5,750,000 Shares                6,612,500 Shares
                                           at $10.00 Per Share             at $10.00 Per Share
                                        -------------------------       -------------------------
                                                       Percent of                      Percent of
                                                        Adjusted                        Adjusted
                                                          Total                          Total
                                        Amount          Assets (1)      Amount          Assets (1)
                                       -------          -------         -------          -------
GAAP capital...............            $38,334           16.85%         $40,576           17.58%
                                       =======          =======         =======          =======

Tier 1 (leverage) capital..            $38,334           17.02%         $40,576           17.76%
Tier 1 (leverage) capital
 requirement...............              9,007            4.00            9,139            4.00
                                       -------          -------         -------          -------
Excess.....................            $29,327           13.02%         $31,437           13.76%
                                       =======          =======         =======          =======

Tier 1 risk adjusted
 capital...................            $38,334           23.93%         $40,576           25.07%
Tier 1 risk adjusted
 capital
 requirement...............              6,408            4.00            6,474            4.00
                                       -------          -------         -------          -------
Excess.....................            $31,926           19.93%         $34,102           21.07%
                                       =======          =======         =======          =======

Total risk based capital...            $39,788           24.83%         $42,030           25.97%
Total risk based
 capital requirement.......             12,817            8.00           12,948            8.00
                                       -------          -------         -------          -------
Excess.....................            $26,971           16.83%         $29,082           17.97%
                                       =======          =======         =======          =======

--------------------

(1) For the Tier 1 (leverage) capital and Washington regulatory capital calculations, percent of total average assets of $203.8 million. For the Tier 1 risk-based capital and total risk-based capital calculations, percent of total risk-weighted assets of $149.5 million. Net proceeds (after ESOP and MRP) were assumed to be invested in one- to four-family residential mortgage loans with a weighted average risk-weight of 50%.

(2) As a Washington-chartered savings bank, the Savings Bank is subject to the capital requirements of the FDIC and the Division. The FDIC requires state-chartered savings banks, including the Savings Bank, to have a minimum leverage ratio of Tier 1 capital to total assets of at least 3%, provided, however, that all institutions, other than those (i) receiving the highest rating during the examination process and (ii) not anticipating any significant growth, are required to maintain a ratio of 1% to 2% above the stated minimum, with an absolute total capital to risk-weighted assets of at least 8%. The Savings Bank has not been notified by the FDIC of any leverage capital requirement specifically applicable to it. However, for the purposes of this table, the Savings Bank has assumed that its leverage capital requirement is 4% of total average assets.

                                 PRO FORMA DATA

     Under the Plan of Conversion, the Common Stock must be sold at a price equal to the estimated pro forma market value of the Holding Company and the Savings Bank, based upon an independent valuation. The Estimated Valuation Range as of August 29, 1997 is from a minimum of $42.5 million to a maximum of $57.5 million with a midpoint of $50.0 million or, at a price per share of $10.00, a minimum number of shares of 4,250,000, a maximum number of shares of 5,750,000 and a midpoint number of shares of 5,000,000. The actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed. However, net proceeds set forth on the following table are based upon the following assumptions: (i) Webb will receive a management fee of $25,000; (ii) all of the shares will be sold in the Subscription and Direct Community Offering for which Webb will receive a fee of 1.25% (no fee will be paid for shares purchased by the Savings Bank's directors, executive officers and members of their immediate families, and the ESOP); (iii) Webb's management fee shall be applied against the success fee, and the success fee shall not exceed $500,000; and (iv) Conversion expenses, excluding fees paid to Webb, will be approximately $465,000 at each of the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. Actual expenses may vary from this estimate, and the fees paid will depend upon the percentages and total number of shares sold in the Offerings and other factors.

     The pro forma consolidated net income of the Savings Bank for the year ended September 30, 1996 and for the nine months ended June 30, 1997 has been calculated as if the Conversion had been completed at the beginning of each period and the estimated net proceeds received by the Holding Company and the Savings Bank had been invested at the arithmetic average of the yield earned by the Savings Bank on its interest-earning assets and the rates paid on its deposits. As discussed under "USE OF PROCEEDS," the Holding Company expects to retain 50% of the net proceeds of the Offerings from which it will fund the ESOP loan. A pro forma after-tax return of 4.64% and 4.60% is used for both the Holding Company and the Savings Bank for the year ended September 30, 1996 and the nine months ended June 30, 1997, respectively, after giving effect to a federal tax rate of 34.0%.

     Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock. Per share amounts have been computed as if the Common Stock had been outstanding at the beginning of the period or at the dates shown, but without any adjustment of per share historical or pro forma stockholders' equity to reflect the earnings on the estimated net proceeds.

     The following tables summarize the historical net income and total equity of the Savings Bank and the pro forma consolidated net income and stockholders' equity of the Holding Company for the periods and at the dates indicated, based on the minimum, midpoint and maximum of the Estimated Valuation Range and based on a 15% increase in the maximum of the Estimated Valuation Range. No effect has been given to (i) the shares to be reserved for issuance under the Holding Company's Stock Option Plan, which is expected to be adopted by stockholders at a meeting to be held no earlier than six months following consummation of the Conversion; (ii) withdrawals from deposit accounts for the purpose of purchasing Common Stock in the Conversion; (iii) the issuance of shares from authorized but unissued shares to the MRP, which is expected to be adopted by stockholders at a meeting to be held no earlier than six months following consummation of the Conversion; or (iv) the establishment of a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- 1997 Stock Option Plan" and "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued." Shares of Common Stock may be purchased with funds on deposit at the Savings Bank, which will reduce deposits by the amounts of such purchases. Accordingly, the net amount of funds available for investment will be reduced to the extent shares are purchased with funds on deposit.

     The following pro forma information may not be representative of the financial effects of the Conversion at the date on which the Conversion actually occurs and should not be taken as indicative of future results of operations. Stockholders' equity represents the difference between the stated amounts of consolidated assets and liabilities of the Holding Company computed in accordance with GAAP. Stockholders' equity has not been increased or decreased to reflect the difference between the carrying value of loans and other assets and market value. Stockholders' equity is not intended to represent fair market value nor does it represent amounts that would be available for distribution to stockholders in the event of liquidation.

                                                                  At or For the Year Ended September 30, 1996
                                                        ---------------------------------------------------------------
                                                        Minimum of      Midpoint of     Maximum of      15% Above
                                                        Estimated       Estimated       Estimated       Maximum of
                                                        Valuation       Valuation       Valuation       Estimated
                                                        Range           Range           Range           Valuation Range
                                                        ----------      ----------      ----------      ---------------
                                                        4,250,000       5,000,000       5,750,000       6,612,500(1)
                                                        Shares          Shares          Shares          Shares
                                                        at $10.00       at $10.00       at $10.00       at $10.00
                                                        Per Share       Per Share       Per Share       Per Share
                                                        ---------       ---------       ---------       ---------
                                                               (In thousands, except per share amounts)

Gross proceeds...................................      $   42,500      $   50,000      $   57,500      $   66,125
Less:
Estimated offering expenses......................             965             965             965             965
                                                        ---------       ---------       ---------       ---------
Estimated net proceeds...........................      $   41,535      $   49,035      $   56,535      $   65,160
Less:
ESOP shares......................................          (3,400)         (4,000)         (4,600)         (5,290)
MRP shares.......................................          (1,700)         (2,000)         (2,300)         (2,645)
                                                        ---------       ---------       ---------       ---------
 Estimated net cash proceeds
   to the Holding Company........................      $   36,435      $   43,035      $   49,635      $   57,225

Consolidated net income:
 Historical......................................      $    2,678      $    2,678      $    2,678      $    2,678
 Pro forma income on net proceeds(2).............           1,691           1,997           2,303           2,655
 Pro forma ESOP adjustments(3)...................            (224)           (264)           (304)           (349)
 Pro forma MRP adjustments(4)....................            (224)           (264)           (304)           (349)
                                                        ---------       ---------       ---------       ---------
   Pro forma.....................................      $    3,921      $    4,147      $    4,373      $    4,635
                                                        =========       =========       =========       =========
Consolidated net income per share(5)(6):
 Historical......................................      $     0.68      $     0.58      $     0.50      $     0.44
 Pro forma income on net proceeds................            0.43            0.43            0.43            0.43
 Pro forma ESOP adjustments(3)...................           (0.06)          (0.06)          (0.06)          (0.06)
 Pro forma MRP adjustments(4)....................           (0.06)          (0.06)          (0.06)          (0.06)
                                                        ---------       ---------       ---------       ---------
   Pro forma.....................................      $     0.99      $     0.89      $     0.81      $     0.75
                                                        =========       =========       =========       =========
Consolidated stockholders' equity (book value)(7):
 Historical......................................      $   21,329      $   21,329      $   21,329      $   21,329
 Estimated net proceeds..........................          41,535          49,035          56,535          65,160
 Less:
 Common Stock acquired by ESOP...................          (3,400)         (4,000)         (4,600)         (5,290)
 Common Stock to be acquired by MRP(4)...........          (1,700)         (2,000)         (2,300)         (2,645)
                                                        ---------       ---------       ---------       ---------
   Pro forma(7)..................................      $   57,764      $   64,364      $   70,964      $   78,554
                                                        =========       =========       =========       =========
Consolidated stockholders' equity per share(6)(8):
 Historical(6)...................................      $     5.02      $     4.27      $     3.71      $     3.23
 Estimated net proceeds..........................            9.77            9.81            9.83            9.85
 Common Stock acquired by ESOP...................           (0.80)          (0.80)          (0.80)          (0.80)
 Common Stock to be acquired by MRP(4)...........           (0.40)          (0.40)          (0.40)          (0.40)
                                                        ---------       ---------       ---------       ---------
    Pro forma(9).................................      $    13.59      $    12.88      $    12.34      $    11.88
                                                        =========       =========       =========       =========
Purchase Price as a percentage of pro forma
 stockholders' equity per share..................           73.58%          77.64%          81.04%          84.18%
                                                        =========       =========       =========       =========
Purchase Price as a multiple of pro forma
 net income per share............................           10.10x          11.24x          12.35x          13.33x
                                                        =========       =========       =========       =========

                                                               At or For the Nine Months Ended June 30, 1997
                                                       ---------------------------------------------------------------
                                                       Minimum of      Midpoint of     Maximum of      15% Above
                                                       Estimated       Estimated       Estimated       Maximum of
                                                       Valuation       Valuation       Valuation       Estimated
                                                       Range           Range           Range           Valuation Range
                                                       ----------      ----------      ----------      ---------------
                                                       4,250,000       5,000,000       5,750,000       6,612,500(1)
                                                       Shares          Shares          Shares          Shares
                                                       at $10.00       at $10.00       at $10.00       at $10.00
                                                       Per Share       Per Share       Per Share       Per Share
                                                       ---------       ---------       ---------       ---------
                                                               (In thousands, except per share amounts)

Gross proceeds...................................      $   42,500      $   50,000      $   57,500       $66,125
Less:
Estimated offering expenses......................             965             965             965           965
                                                       ----------      ----------      ----------       -------
Estimated net proceeds...........................      $   41,535      $   49,035      $   56,535       $65,160
Less:
ESOP shares......................................          (3,400)         (4,000)         (4,600)       (5,290)
MRP shares.......................................          (1,700)         (2,000)         (2,300)       (2,645)
                                                       ----------      ----------      ----------       -------

 Estimated net cash proceeds
   to the Holding Company........................      $   36,435      $   43,035      $   49,635       $57,225

Consolidated net income:
 Historical......................................      $    2,550      $    2,550      $    2,550       $ 2,550
 Pro forma income on net proceeds(2).............           1,257           1,485           1,712         1,974
 Pro forma ESOP adjustments(3)...................            (168)           (198)           (228)         (262)
 Pro forma MRP adjustments(4)....................            (168)           (198)           (228)         (262)
                                                       ----------      ----------      ----------       -------
   Pro forma.....................................      $    3,471      $    3,639      $    3,806       $ 4,000
                                                       ==========      ==========      ==========       =======


Consolidated net income per share(5)(6):
 Historical......................................      $     0.65      $     0.55      $     0.48       $  0.42
 Pro forma income on net proceeds................            0.31            0.32            0.32          0.32
 Pro forma ESOP adjustments(3)...................           (0.04)          (0.04)          (0.04)        (0.04)
 Pro forma MRP adjustments(4)....................           (0.04)          (0.04)          (0.04)        (0.04)
                                                       ----------      ----------      ----------       -------
   Pro forma.....................................      $     0.88      $     0.79      $     0.72       $  0.66
                                                       ==========      ==========      ==========       =======

Consolidated stockholders' equity (book value)(7):
 Historical......................................      $   23,866      $   23,866      $   23,866       $23,866
 Estimated net proceeds..........................          41,535          49,035          56,535        65,160
 Less:
 Common Stock acquired by ESOP...................          (3,400)         (4,000)         (4,600)       (5,290)
 Common Stock to be acquired by MRP(4)...........          (1,700)         (2,000)         (2,300)       (2,645)
                                                       ----------      ----------      ----------       -------
   Pro forma(7)..................................      $   60,301      $   66,901      $   73,501       $81,091
                                                       ==========      ==========      ==========       =======
Consolidated stockholders' equity per share(6)(8):
 Historical(6)...................................      $     5.62      $     4.77      $     4.15       $  3.61
 Estimated net proceeds..........................            9.77            9.81            9.83          9.85
 Common Stock acquired by ESOP...................           (0.80)          (0.80)          (0.80)        (0.80)
 Common Stock to be acquired by MRP(4)...........           (0.40)          (0.40)          (0.40)        (0.40)
                                                       ----------      ----------      ----------       -------
    Pro forma(9).................................      $    14.19      $    13.38      $    12.78       $ 12.26
                                                       ==========      ==========      ==========       =======


Purchase Price as a percentage of pro forma
 stockholders' equity per share(10)..............           70.47%          74.74%          78.25%        81.57%
                                                       ==========      ==========      ==========       =======
Purchase Price as a multiple of pro forma
 net income per share............................            8.52x           9.49x          10.42x        11.36x
                                                       ==========      ==========      ==========       =======

-------------------

(1) Gives effect to the sale of an additional 862,500 shares in the Conversion, which may be issued to cover an increase in the appraised value of the Common Stock or additional subscriptions, without the resolicitation of subscribers or any right of cancellation. The issuance of such additional shares will be conditioned on a determination of the independent appraiser that such issuance is compatible with its determination of the estimated pro forma market value of the Common Stock. See "THE CONVERSION-- Stock Pricing and Number of Shares to be Issued."

(2) No effect has been given to withdrawals from savings accounts for the purpose of purchasing Common Stock in the Conversion.

(3) It is assumed that 8% of the shares of Common Stock offered in the Conversion will be purchased by the ESOP. The funds used to acquire such shares will be borrowed by the ESOP (at an interest rate equal to the prime rate as published in The Wall Street Journal on the closing date of the Conversion, which rate is currently 8.50%), from the net proceeds from the Conversion retained by the Holding Company. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net Conversion proceeds. The Savings Bank intends to make contributions to the ESOP in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. The Savings Bank's payment of the ESOP debt is based upon equal installments of principal over a 10-year period and are recorded as an expense (tax effected assuming a federal income tax rate of 34.0%) to the Holding Company on a consolidated basis. Interest income earned by the Holding Company on the ESOP debt offsets the interest paid by the Savings Bank on the ESOP loan. No reinvestment is assumed on proceeds contributed to fund the ESOP. The ESOP expense reflects adoption of SOP 93-6, which will require recognition of expense based upon shares committed to be released and the exclusion of unallocated shares from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share Purchase Price. See "MANAGEMENT OF THE SAVINGS BANK --Benefits -- Employee Stock Ownership Plan."

(4) In calculating the pro forma effect of the MRP, it is assumed that the required stockholder approval has been received, that the shares were acquired by the MRP at the beginning of the period presented in open market purchases at the Purchase Price and that 20% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Common Stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.85% and pro forma net income per share would be $0.98, $0.89, $0.81 and $0.76 and $0.86, $0.77, $0.70 and $0.64 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended September 30, 1996 and for the nine months ended June 30, 1997, respectively, and pro forma stockholders' equity per share would be $13.46, $12.76, $12.26 and $11.81 and $14.03, $13.25, $12.68 and $12.18 at the
     minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range at September 30, 1996 and June 30, 1997, respectively. Shares issued under the MRP vest 20% per year and, for purposes of this table, compensation expense is recognized on a straight-line basis over each vesting period. In the event the fair market value per share is greater than $10.00 per share on the date of stockholder approval of the MRP, total MRP expense would increase. See "RISK FACTORS -- New Expenses Associated with ESOP and MRP." The total estimated MRP expense was multiplied by 20% for the year ended September 30, 1996 (the total percent of shares for which expense is recognized in the first year) and 15% for the nine months ended June 30, 1997 resulting in pre-tax MRP expense of $340,000, $400,000, $460,000 and $529,000, and $255,000, $300,000, $345,000
     and $396,750 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended September 30, 1996 and for the nine months ended June 30, 1997, respectively. No effect has been given to the shares reserved for issuance under the proposed Stock Option Plan. If stockholders approve the Stock Option Plan following the Conversion, the Holding Company will have reserved for issuance under the Stock Option Plan authorized but unissued shares of Common Stock representing an amount of shares equal to 10% of the shares sold in the Conversion. If all of the options were to be exercised utilizing these authorized but unissued shares rather than treasury shares which could be acquired, the voting interests of existing stockholders would be diluted by approximately 10%. The issuance of authorized but unissued shares of the Common Stock assuming that all stock options are issued and exercised on the closing date, the pro forma net income per share would be $0.95, $0.86, $0.79 and $0.74, and $0.83, $0.75, $0.68 and $0.63 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ending September 30, 1996 and for the nine months ending June 30, 1997, respectively. See "MANAGEMENT OF THE SAVINGS BANK --Benefits -- 1997 Stock Option Plan" and "--Management Recognition Plan" and "RISK FACTORS --Possible Dilutive Effect of Benefit Programs."

(5) Per share amounts are based upon shares outstanding of 3,927,000, 4,620,000, 5,313,000 and 6,109,950, and 3,922,750, 4,615,000, 5,307,250 and
     6,103,338 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended September 30, 1996 and for the nine months ended June 30, 1997, respectively, which includes the shares of Common Stock sold in the Conversion less the number of shares assumed to be held by the ESOP not committed to be released within the first year following the Conversion.

(6) Historical per share amounts have been computed as if the shares of Common Stock expected to be issued in the Conversion had been outstanding at the beginning of the period or on the date shown, but without any adjustment of historical net income or historical retained earnings to reflect the investment of the estimated net proceeds of the sale of shares in the Conversion, the additional ESOP expense or the proposed MRP expense, as described above.

(7) "Book value" represents the difference between the stated amounts of the Savings Bank's assets and liabilities. The amounts shown do not reflect the liquidation account which will be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in the Conversion, or the federal income tax consequences of the restoration to income of the Savings Bank's special bad debt reserves for income tax purposes which would be required in the unlikely event of liquidation. See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank" and "TAXATION." The amounts shown for book value do not represent fair market values or amounts distributable to stockholders in the unlikely event of liquidation.

(8) Per share amounts are based upon shares outstanding of 4,250,000, 5,000,000, 5,750,000 and 6,612,500 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively.

(9) Does not represent, nor intended to represent, possible future price appreciation or depreciation of the Common Stock.

(10) Annualized.

      SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS

     The following table sets forth certain information as to the approximate purchases of Common Stock by each director and executive officer of the Savings Bank, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement with respect to such intended purchases, and, therefore, actual purchases could be more or less than indicated below. Directors and officers of the Savings Bank and their associates may not purchase in excess of 31% of the shares sold in the Conversion. For purposes of the following table, it has been assumed that sufficient shares will be available to satisfy subscriptions in all categories. Directors, officers and employees will pay the same price for the shares for which they subscribe as the price that will be paid by all other subscribers.


                                                                                  Percent of              Percent of
                                      Anticipated           Anticipated            Shares at              Shares at
                                       Number of              Dollar               Minimum of             Maximum of
     Name and                         Shares to be            Amount               Estimated               Estimated
     Position                         Purchased(1)           Purchased          Valuation Range         Valuation Range
     --------                        --------------         -----------         ---------------         ----------------
Clarence E. Hamre                       40,000               $  400,000                      *                        *
Chairman of the Board,
President, Chief Executive
  Officer and Director

Michael R. Sand                         20,000                  200,000                      *                        *
Executive Vice President,
  Secretary and Director

Andrea M. Clinton                        1,000                   10,000                      *                        *
Director

Robert Backstrom                        20,000                  200,000                      *                        *
Director

Richard R. Morris, Jr.                  50,000(2)               500,000(2)                 1.0                        1.0
Director

Alan E. Smith                           13,500                  135,000                      *                          *
Director

Peter J. Majar                          15,000                  150,000                      *                          *
Director

Jon C. Parker                           20,000                  200,000                      *                          *
Director

James C. Mason                          50,000(2)               500,000(2)                 1.0                        1.0
Director

Other officers (9 persons)              36,750                  367,500                      *                          *
                                     ---------                ---------              ---------                  ---------

    Total(1)                           266,250               $2,662,500                    5.9%                       4.9%
                                     =========                =========              =========                  =========

-----------------
(1) Excludes any shares awarded pursuant to the ESOP and MRP and options to acquire shares pursuant to the Stock Option Plan. The ESOP intends to purchase 8% of the shares of Common Stock issued in the Conversion (460,000 shares at the maximum of the Estimated Valuation Range). Subject to approval by stockholders of the Holding Company, the MRP expects to a number of shares of Common Stock equal to 4% of the number of shares issued in the Conversion (230,000 shares based on the maximum of the Estimated Valuation Range) and the Stock Option Plan intends to reserve a number of shares equal to 10% of the number of shares issued in the Conversion (575,000 shares at the maximum of the Estimated Valuation Range). For additional information regarding the ESOP, MRP and Stock Option Plan, see "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Employee Stock Ownership Plan," "-- Benefits -- 1997 Stock Option Plan" and "-- Benefits -- Management Recognition Plan." Assuming purchases by management as set forth in the above table and the implementation of the ESOP, MRP and Stock Option Plan, directors, officers and employees of the Holding Company and the Savings Bank would have voting control, on a fully diluted basis, of 28.08% of the Common Stock, based on the issuance of shares at the maximum of the Estimated Valuation Range. See "RISK FACTORS -- Anti-takeover Considerations -- Voting Control by Insiders."
(2) Based on the midpoint of the Estimated Valuation Range. The named individual and his associates intend to subscribe for up to the maximum purchase limitation of 1% of the total number of shares of Common Stock issued in the Conversion.
*    Less than 1%.

                  TIMBERLAND SAVINGS BANK, SSB AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME

     The following Consolidated Statements of Income of Timberland Savings Bank, SSB and Subsidiary for each of the three years in the period ended September 30, 1996 have been audited by Dwyer Pemberton & Coulson, P.C., independent certified public accountants, whose report thereon appears elsewhere herein. The Consolidated Statements of Income for the nine months ended June 30, 1996 and 1997, are unaudited but, in the opinion of management, reflect all adjustments necessary for a fair presentation of the results of operations for those periods. All such adjustments are of a normal recurring nature. The results of operations for the nine months ended June 30, 1997 are not necessarily indicative of the results of the Savings Bank which may be expected for the entire year or any other subsequent period. These consolidated statements of income should be read in conjunction with the Savings Bank's Consolidated Financial Statements and related Notes included elsewhere herein.


                                                                                                           Nine Months Ended
                                                           Year Ended September 30,                             June 30,
                                                   -------------------------------------------            --------------------
                                                        1994            1995           1996               1996           1997
                                                        ----            ----           ----               ----           ----
                                                                                                              (unaudited)
   Interest and dividend income:
     Loans receivable............................  $10,168,594       $13,602,716    $15,879,506        $11,659,940     $12,974,675
     Investments and mortgage-backed securities..      427,910           666,671        396,571            322,818         215,349
     Dividends...................................      109,806            98,471        126,189             96,728          84,924
     Financial institutions......................      600,528            85,461         97,283             73,853          95,159
                                                   -----------       -----------    -----------        -----------     -----------
            Total Interest Income................   11,306,838        14,453,319     16,499,549         12,153,339      13,370,107
                                                   -----------       -----------    -----------        -----------     -----------

   Interest expense:
     Deposits....................................    4,616,078         5,695,604      6,949,485          5,147,148       5,565,230
     FHLB advances and mortgage
      indebtedness...............................       99,350           663,918        679,075            534,488         671,384
                                                   -----------       -----------    -----------        -----------     -----------
            Total interest expense...............    4,715,428         6,359,522      7,628,560          5,681,636       6,236,614
                                                   -----------       -----------    -----------        -----------     -----------
            Net interest income..................    6,591,410         8,093,797      8,870,989          6,471,703       7,133,493

   Provision for loan losses.....................           --                --         70,000             45,000         334,282
                                                   -----------       -----------    -----------        -----------     -----------
            Net interest income
               after provision for loan losses...    6,591,410         8,093,797      8,800,989          6,426,703       6,799,211
                                                   -----------       -----------    -----------        -----------     -----------

   Non-interest income:
     Service charges on deposits.................      251,505           277,275        278,046            207,956         225,982
     Gain (loss) on sale of loans (net)..........      144,971            44,512         33,908            (51,566)        179,502
     Other fees..................................       83,400           113,129        163,419            114,728         140,167
     Income (loss) on operations of real
       estate (net)..............................      167,297           (17,216)          (999)               (12)          8,677
     Escrow and annuity fees.....................      112,616           111,092        132,088             98,474          78,986
     Servicing income on loans sold..............           --                --             --                 --         117,642
     Other.......................................       57,888            69,490         81,927             58,617          85,056
                                                   -----------       -----------    -----------        -----------     -----------
            Total non-interest income............      817,677           598,282        688,389            428,197         836,012
                                                   -----------       -----------    -----------        -----------     -----------

   Non-interest expense:
     Salaries and employee benefits..............    2,076,275         2,328,768      2,505,717          1,863,389       2,143,259
     Premises and fixed assets...................      394,001           505,924        554,084            420,701         519,767
     Deposit insurance premiums..................      281,177           295,252      1,202,535            241,202          50,558
     Advertising.................................       79,851           132,638        136,496            103,726         179,024
     Other.......................................      781,172           826,828        993,435            729,970         759,098
                                                   -----------       -----------    -----------        -----------     -----------
            Total non-interest expenses..........    3,612,476         4,089,410      5,392,267          3,358,988       3,651,706
                                                   -----------       -----------    -----------        -----------     -----------
            Income before income taxes...........    3,796,611         4,602,669      4,097,111          3,495,912       3,983,517

   Provision for income taxes....................    1,163,124         1,602,976      1,419,307          1,215,890       1,433,629
                                                   -----------       -----------    -----------        -----------     -----------

            Net income...........................  $ 2,633,487       $ 2,999,693    $ 2,677,804        $ 2,280,022     $ 2,549,888
                                                   ===========       ===========    ===========        ===========     ===========


             See accompanying Notes to Consolidated Financial Statements.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

General

     Management's discussion and analysis of financial condition and results of operations is intended to assist in understanding the financial condition and results of operations of the Savings Bank. The information contained in this section should be read in conjunction with the Consolidated Financial Statements and accompanying Notes thereto and the other sections contained in this Prospectus.

Operating Strategy

     The Savings Bank is a community oriented savings bank which has traditionally offered a wide variety of savings products to its retail customers while concentrating its lending activities on real estate loans. The primary elements of the Savings Bank's operating strategy include:

     . Emphasize Residential Mortgage Lending and Residential Construction Lending. The Savings Bank has attempted to establish itself as a niche lender in its primary market area by focusing its lending activities primarily on the origination of loans secured by one- to- four family residential dwellings, including an emphasis on loans for the construction of residential dwellings. In an effort to meet the credit needs of borrowers in its primary market area, the Savings Bank actively originates one- to- four family mortgage loans that do not qualify for sale in the secondary market under FHLMC guidelines. See "RISK FACTORS -- Certain Lending Risks -- Risks of Non-conforming Residential Mortgage Lending." The Savings Bank also originates loans secured by multi-family and commercial real estate properties and, to a lesser extent, originates consumer loans. While the Savings Bank's primary business has been that of a traditional thrift institution, originating loans for portfolio in its primary market area, the Savings Bank also has been an active participant in the secondary market, originating residential loans for sale to the FHLMC on a servicing retained basis. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities."

     . Diversify Primary Market Area by Expanding Branch Office Network and Establishing A Loan Production Office. In an effort to lessen its dependence on the Grays Harbor County market whose economy has historically been tied to the timber and fishing industries, since 1994 the Savings Bank has opened branch offices in Pierce, King and Thurston Counties and a loan production office in Kitsap County. Thurston, Pierce, King and Kitsap Counties contain the Olympia and Seattle-Tacoma metropolitan areas and their economies are more diversified with the presence of state government and the aerospace and computer industries. See "RISK FACTORS -- Market Area Risk" and "BUSINESS OF THE SAVINGS BANK -- Properties."

     . Limit Exposure to Interest Rate Risk. In recent years the loans that the Savings Bank has retained in its portfolio generally have periodic interest rate adjustment features or have been relatively short-term in nature. Loans originated for portfolio primarily have included ARM loans, and short-term construction loans. Longer term fixed-rate mortgage loans have generally been originated for sale in the secondary market. Management believes the interest rate sensitivity of these adjustable rate and short- term loans more appropriately matches the interest rate sensitivity of the Savings Bank's funding sources than do other longer duration assets with fixed interest rates.
          See "-- Asset and Liability Management."

     . Controlled Asset Growth and Controlling Operating Expenses. The Savings Bank has attempted to maintain a strong capital position through controlled asset growth and by controlling operating expenses. The Savings Bank's GAAP capital ratio was 11.6% at June 30, 1997. Nevertheless, declining market interest rates and competition have reduced the Savings Bank's net interest spread, which has contributed to lower returns on average assets and on average equity in recent periods. Deposits have been the Savings Bank's primary source of funds for its lending and investment activities and the Savings Bank has attempted to retain and expand its retail deposit base through competitive pricing and services. In addition to deposits, the Savings Bank has funded the increase in loans through the use of FHLB advances. The use of brokered deposits has been avoided. In addition, the Savings Bank closely monitors its operating expenses, seeking to control its operating expense ratio while maintaining a staff consistent with providing a high level of service to its communities and its customers. The Savings Bank's ratio of operating (noninterest) expenses to average assets was 2.49%, 2.46% (excluding one-time SAIF assessment of $875,000), and 2.39% respectively for the years ended September 30, 1995 and 1996 and the nine months ended June 30, 1997.

Comparison of Financial Condition at September 30, 1996 and June 30, 1997

     Total assets increased 6.1% from $194.4 million at September 30, 1996 to $206.2 million at June 30, 1997, primarily as a result of an increase in loans receivable, net, which was funded by increased deposits, FHLB advances and retained net income.

     Cash and due from financial institutions increased 15.4% from $5.1 million at September 30, 1996 to $5.8 million at June 30, 1997, primarily as a result of an increase in public unit funds on deposit.

     Investments and mortgage-backed securities held to maturity decreased 15.7% from $5.0 million at September 30, 1996 to $4.2 million at June 30, 1997. This decrease was attributable primarily to prepayments.

     Loans receivable, including loans held for sale, net, increased 6.2% from $176.5 million at September 30, 1996 to $187.5 million at June 30, 1997, primarily as a result of an increase in one- to- four family mortgage loans from $96.0 million at September 30, 1996 to $100.1 million at June 30, 1997. Increases in commercial real estate loans (from $26.5 million to $28.9 million) and home equity and second mortgage loans (from $6.6 million to $7.9 million) also contributed to the increase in loans receivable, net. See "RISK FACTORS -- Certain Lending Risks." The increase in loans receivable, net, was attributable primarily to the opening of the South Hill branch office in October 1996 and the Lacey branch office in May 1997, both in the Pierce County market, as well as increased local loan demand. Construction and land development loans, however, decreased from $47.1 million at September 30, 1996 to $44.7 million at June 30, 1997 primarily as a result of construction loans being converted to permanent mortgage loans.

     Loans held for sale decreased from $6.1 million at September 30, 1996 to $5.4 million at June 30, 1997. This 11.7% decrease resulted primarily from increased loan sales.

     Premises and fixed assets, net, increased 13.1% from $4.9 million at September 30, 1996 to $5.5 million at June 30, 1997, primarily as a result of construction of the Lacey branch office, which opened in May 1997. See "BUSINESS OF THE SAVINGS BANK -- Properties."

     Deposits increased 6.8% from $156.5 million at September 30, 1996 to $167.1 million at June 30, 1997, primarily as a result of promotions associated with the opening of the South Hill and Lacey branch offices. The Savings Bank offered certificates of deposit with premium interest rates during a one month period after the opening of each branch office as an incentive to attract depositors in light of increased competition in the Pierce County market.

     Total capital increased 11.9% from $21.3 million at September 30, 1996 to $23.9 million at June 30, 1997, primarily as a result of retained net income for the nine months ended June 30, 1997.

Comparison of Financial Condition at September 30, 1995 and 1996

     Total assets increased 9.3% from $177.8 million at September 30, 1995 to $194.4 million at September 30, 1996, primarily as a result of an increase in loans receivable, net, which was funded primarily by increased deposits, proceeds from the maturity of investment securities and prepayment of mortgage-backed securities held to maturity, FHLB advances, and retained net income.

     Cash and due from financial institutions increased 4.0% from $4.9 million at September 31, 1995 to $5.1 million at September 30, 1996, primarily as a result of the opening of three automated teller machines and an increase in deposits in transit.

     Investments and mortgage-backed securities held to maturity decreased 49.8% from $9.9 million at September 30, 1995 to $5.0 million at September 30, 1996. This decrease was attributable primarily to prepayments of mortgage-backed securities and maturities of U.S. Treasury securities.

     Loans receivable, including loans for sale, net, increased 12.8% from $156.5 million at September 30, 1995 to $176.5 million at September 30, 1996, primarily as a result of an increase in commercial real estate loans from $15.6 million at September 30, 1995 to $26.5 million at September 30, 1996 as a result of loan demand in the primary market area, primarily in Ocean Shores and Port Orchard. Increases in one- to- four family mortgage loans (from $93.6 million to $96.0 million), multi-family loans (from $11.0 to $12.6 million), construction and land development loans (from $42.8 million to $47.1 million) and home equity and second mortgage loans (from $5.2 million to $6.6 million) also contributed to the increase in loans receivable, net. See "RISK FACTORS -- Certain Lending Risks."

     Premises and fixed assets, net, increased 34.6% from $3.6 million at September 30, 1995 to $4.9 million at September 30, 1996, primarily as a result of the purchase of property for the South Hill branch office and the construction of the Lacey branch office. The South Hill branch office was opened in September 1996 and the Lacey branch office was opened in May 1997. See "BUSINESS OF THE SAVINGS BANK -- Properties."

     Deposits increased 9.4% from $143.1 million at September 30, 1995 to $156.5 million at September 30, 1996, primarily as a result of the opening of the Auburn branch office in September 1994 and the incorporation of the town of Edgewood and the deposit of town funds at the Savings Bank.

     Total capital increased 14.4% from $18.7 million at September 30, 1995 to $21.3 million at September 30, 1996, primarily as a result of retained net income for the fiscal year ended September 30, 1996.

Comparison of Operating Results for the Nine Months Ended June 30, 1996 and 1997

     Net Income. Net income increased 11.8% from $2.3 million for the nine months ended June 30, 1996 to $2.5 million for the nine months ended June 30, 1997 primarily as a result of higher net interest income and higher noninterest income, partially offset by higher noninterest expense and an increase in the provision for loan losses.

     Net Interest Income. Net interest income increased 10.2% from $6.5 million for the nine months ended June 30, 1996 to $7.1 million for the same period in 1997 as total interest income increased more than total interest expense.

     Total interest income increased 10.0% from $12.2 million for the nine months ended June 30, 1996 to $13.4 million for the nine months ended June 30, 1997 primarily as a result of an increase in the average balance of loans receivable, net, which more than offset a decline in the average yield. The average balance of loans receivable, net, increased from $165.8 million for the nine months ended June 30, 1996 to $187.4 million for the nine months ended June 30, 1997 as a result of increased loan demand and a decrease in loans-in-process. The average yield earned declined from 9.38% for the nine months ended June 30, 1996 to 9.23% for the nine months ended June 30, 1997 primarily as a result of loan refinancings and new loan originations at lower market interest rates. Interest earned on investment and mortgage-backed securities decreased from $323,000 for the nine months ended June 30, 1996 to $215,000 for the nine months ended June 30, 1997 as average balances decreased from $7.2 million for the nine months ended June 30, 1996 to $4.6 million for the nine months ended June 30, 1997 as a result of prepayments and the reinvestment of proceeds in loans receivable, net. Interest earned from financial institutions on interest-earning deposits increased from $74,000 for the nine months ended June 30, 1996 to $95,000 for the nine months ended June 30, 1997 as a result of an increase in average balances from $2.1 million for the nine months ended June 30, 1996 to $2.7 million for the nine months ended June 30, 1997, coupled with an increase in the average rate earned from 4.60% for the nine months ended June 30, 1996 to 4.71% for the nine months ended June 30, 1997.

     Total interest expense increased 9.8% from $5.7 million for the nine months ended June 30, 1996 to $6.2 million for the nine months ended June 30, 1997 primarily as a result of an increase in the average balance of certificates of deposit from $87.3 million for the nine months ended June 30, 1996 to $97.5 million for the nine months ended June 30, 1997 as a result of the promotion of certificates of deposit associated with new branch office openings and an increase in the average balance of FHLB advances from $11.4 million for the nine months ended June 30, 1996 to $13.7 million for the nine months ended June 30, 1997 to fund loan demand.

     The Savings Bank's interest rate spread was 4.25% for the nine months ended June 30, 1996 and 4.17% for the same period in 1997.

     Provision for Loan Losses. Provisions for loan losses are charges to earnings to bring the allowance for loan losses to a level that management considers adequate to provide for estimated losses inherent in the loan portfolio. In evaluating the adequacy of the allowance for loan losses, management considers loan loss experience, prevailing market conditions, current portfolio performance and a quarterly risk weighting of the loan portfolio.


     The Savings Bank conducts a risk weighted analysis of its loan portfolio quarterly to determine the adequacy of the allowance for loan losses. Each loan is assigned, by type, to one of 18 categories and each category is subdivided by classification (pass, special mention, substandard or loss). The resulting groupings of loans are assigned a high and low reserve factor to establish a range of reserves within which the allowance for loan losses must reside. At June 30, 1997, the calculated reserve range was between $791,000 and $3.0 million. General loan loss reserves were $1.5 million at that date.

     Changes in the portfolio mix and the level of nonperforming loans affect the calculated reserve range. Reserve factors are based on a loan's risk profile and classification level. The four nonperforming loans described under "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Nonperforming Assets and Delinquencies" added $188,000 and $866,000 to the high and low ends, respectively, of the calculated reserve range at June 30, 1997. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Allowance for Loan Losses."

     Noninterest Income. Total noninterest income increased 95.2% from $428,000 for the nine months ended June 30, 1996 to $836,000 for the nine months ended June 30, 1997. This increase resulted primarily from gain on sale of loans of $180,000 in 1997, compared to a loss of $52,000 in 1996, and servicing income on loans sold of $118,000 in 1997, compared to no such income in 1996 because of the adoption of SFAS No. 125 effective January 1, 1997. See "-- Impact of New Accounting Pronouncements." The loss on sale of loans in 1996 resulted from the write down of loans held for sale to market value.

     Noninterest Expense. Total noninterest expense increased 8.7% from $3.4 million for the nine months ended June 30, 1996 to $3.7 million for the nine months ended June 30, 1997 primarily as a result of increases in salaries and employee benefits and premises and fixed assets, offset by a decrease in deposit insurance premiums. Salaries and employee benefits increased from $1.9 million for the nine months ended June 30, 1996 to $2.1 million for the nine months ended June 30, 1997 as a result of the opening of the Lacey branch office in May 1997, the hiring of a sales marketing employee in May 1997, the hiring of a management trainee at the Auburn branch office in February 1997, and the implementation a dental insurance plan on January 1, 1997. Premises and fixed assets expense increased from $421,000 for the nine months ended June 30, 1996 to $520,000 for the nine months ended June 30, 1997 because of expenses associated with the opening of the South Hill branch office in September 1996. Deposit insurance premiums decreased from $241,000 for the nine months ended June 30, 1996 to $51,000 for the nine months ended June 30, 1997 as a result of lower premium rates implemented as a result of the SAIF recapitalization. Noninterest expense can be expected to increase in subsequent periods following the consummation of the Conversion as a result of increased costs associated with operating as a public company and increased compensation expense as a result of the adoption of the ESOP and, if approved by the Holding Company's stockholders, the MRP. See "RISK FACTORS -- Return on Equity After Conversion" and "-- New Expenses Associated With ESOP and MRP."

     Provision for Income Taxes. The provision for income taxes increased from $1.2 million for the nine months ended June 30, 1996 to $1.4 million for the nine months ended June 30, 1997 as a result of higher income before income taxes. The effective tax rate was 34.8% for the nine months ended June 30, 1996 and 36.0% for the nine months ended June 30, 1997.

Comparison of Operating Results for the Years Ended September 30, 1995 and 1996

     Net Income. Net income decreased 10.7% from $3.0 million in fiscal 1995 to $2.7 million in fiscal 1996 primarily as a result of the legislatively-mandated, one-time assessment levied by the FDIC on all SAIF-insured institutions to recapitalize the SAIF. Without this assessment, which amounted to $875,000 ($571,000 after tax), fiscal 1996 net income would have been $3.2 million.

     Net Interest Income. Net interest income increased 9.6% from $8.1 million in fiscal 1995 to $8.9 million in fiscal 1996 as total interest income increased more than total interest expense.

     Total interest income increased 14.2% from $14.5 million in fiscal 1995 to $16.5 million in fiscal 1996 primarily as a result of an increase in the average balance of loans receivable, net, from $143.1 million in fiscal 1995 to $168.1 million in fiscal 1996 as a result of increased loan demand. The average yield earned on loans receivable, net, decreased from 9.51% in fiscal 1995 to 9.45% in fiscal 1996 primarily because of a decline in market interest rates. Interest earned on investment and mortgage-backed securities decreased from $667,000 in fiscal 1995 to $397,000 in fiscal 1996 as average balances decreased from $12.7 million in fiscal 1995 to $6.7 million in fiscal 1996 as a result of prepayments of mortgage-backed securities and the maturity of U.S. Treasury securities. Dividend income from FHLB-Seattle and Financial Institution Insurance Group ("FIIG") stock increased from $98,000 in fiscal 1995 to $126,000 in fiscal 1996 primarily because of higher dividend rates. Interest earned from financial institutions on interest-earning deposits increased from $85,000 in fiscal 1995 to $97,000 in fiscal 1996 as a result of an increase in the average rate paid from 4.11% in fiscal 1995 to 4.68% in fiscal 1996.

     Total interest expense increased 20.0% from $6.4 million in fiscal 1995 to $7.6 million in fiscal 1996 primarily as a result of an increase in the average balance of certificates of deposit from $73.6 million in fiscal 1995 to $89.0 million in fiscal 1996, coupled with an increase in the average rate paid from 5.41% in fiscal 1995 to 5.92% in fiscal 1996, as a result of promotions associated with the opening of the South Hill branch office.

     Interest rate spread decreased from 4.56% in fiscal 1995 to 4.34% in fiscal 1996. This decrease is primarily attributable to higher interest expense on certificates of deposit associated with new branch office promotions.

     Provision for Loan Losses. There was no provision for loan losses in fiscal 1995 compared to $70,000 in fiscal 1996. Management increased the provision in fiscal 1996 as a result of a larger loan portfolio and a change in the loan mix (as quantified by the quarterly reserve analysis described previously) to include a larger percentage of non-residential mortgage loans, which are inherently riskier than one-to-four family mortgage loans.

     As a result of management's quarterly reserve analysis discussed previously, the calculated reserve range was between $589,000 and $2.2 million at September 30, 1996. General loan loss reserves were $1.1 million at that date. The four nonperforming loans described under "BUSINESS OF THE SAVINGS BANK--Lending Activities --Nonperforming Assets and Delinquencies" added $33,000 and $141,000 to the high and low ends, respectively, of the calculated reserve range at September 30, 1996. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities--Allowance for Loan Losses."

     Noninterest Income. Total noninterest income increased 15.1% from $598,000 in fiscal 1995 to $688,000 in fiscal 1996. The increase resulted primarily from an increase in other fees from $113,000 in fiscal 1995 to $163,000 in fiscal 1996 as a result of an increased number of automated teller machines ("ATM's"), together with increased escrow and annuity fees from $111,000 in fiscal 1995 to $132,000 in fiscal 1996 as a result of establishing a second escrow company division within the Savings Bank's service corporation subsidiary to service the Puget Sound area. This increase was partially offset by a decrease in gains on sales of loan from $45,000 in fiscal 1995 to $34,000 in fiscal 1996 because of lower sales volume resulting from higher market interest rates.

     Noninterest Expense. Total noninterest expense increased 31.9% from $4.1 million in fiscal 1995 to $5.4 million in fiscal 1996 primarily as a result of an increase in deposit insurance premiums from $295,000 in fiscal 1995 to $1.2 million in fiscal 1996 attributable to the SAIF assessment. Prior to the SAIF recapitalization, the Savings Bank's total annual deposit insurance premiums amounted to 0.23% of assessable deposits. Effective January 1, 1997, the rate decreased to 0.065% of assessable deposits. See "REGULATION -- Federal Regulation of the Saving Bank -- Federal Deposit Insurance Corporation." Salaries and employee benefits increased from $2.3 million in fiscal 1995 to $2.5 million in fiscal 1996 as a result of adding and training of staff to operate the newly opened South Hill branch office. Premises and fixed assets expense increased from $506,000 in fiscal 1995 to $554,000 in fiscal 1996, also because of the opening of the South Hill branch office. Noninterest expense can be expected to increase in subsequent periods following the consummation of the Conversion as a result of increased costs associated with operating as a public company and increased compensation expense as a result of the adoption of the ESOP and, if approved by the Holding Company's stockholders, the MRP. See "RISK FACTORS -- Return on Equity After Conversion" and "-- New Expenses Associated With ESOP and MRP."

     Provision for Income Taxes. The provision for income taxes decreased from $1.6 million in fiscal 1995 to $1.4 million in fiscal 1996 as a result of lower income before income taxes. The effective tax rate was 34.8% in fiscal 1995 and 34.6% in fiscal 1996.

Comparison of Operating Results for the Years Ended September 30, 1994 and 1995

     Net Income. Net income increased 13.9% from $2.6 million in fiscal 1994 to $3.0 million in fiscal 1995 primarily as a result of higher net interest income, partially offset by lower noninterest income and higher noninterest expense.

     Net Interest Income. Net interest income increased 22.8% from $6.6 million in fiscal 1994 to $8.1 million in fiscal 1995 as total interest income increased more than total interest expense.

     Total interest income increased 27.8% from $11.3 million in fiscal 1994 to $14.5 million in fiscal 1995 primarily as a result of increases in the average balance of, and the average yield on, loans receivable, net. The average balance of loans receivable, net, increased from $112.0 million in fiscal 1994 to $143.1 million in fiscal 1995 as a result of a decrease in the amount of loans sold and an increased in the purchase of loan participation interests. The average yield earned increased from 9.08% in fiscal 1994 to 9.51% in fiscal 1995 primarily because of an increased proportion of higher yielding construction and land development, commercial real estate and multi-family loans, relative to one-to-four family mortgage loans. Interest earned on investment and mortgage-backed securities increased from $428,000 in fiscal 1994 to $667,000 in fiscal 1995 as average balances increased from $7.3 million in fiscal 1994 to $12.7 million in fiscal 1995 as a result of the purchase of mortgage-backed securities and U.S. Treasury securities. Interest earned from financial institutions decreased from $601,000 in fiscal 1994 to $85,000 in fiscal 1995 as a result of the investment of proceeds from maturing certificates of deposit in mortgage loans.

     Total interest expense increased 34.9% from $4.7 million in fiscal 1994 to $6.4 million in fiscal 1995 primarily as a result of an increase in the average balance of certificates of deposit from $61.8 million in fiscal 1994 to $73.6 million in fiscal 1995, coupled with an increase in the average rate paid from 4.62% in fiscal 1994 to 5.41% in fiscal 1995, as a result of promotions associated with the opening of the Auburn branch office. The average balance of FHLB advances and other borrowed money increased from $1.5 million in fiscal 1994 to $10.5 million in fiscal 1995 primarily because of increased loan demand and decreased proceeds from the sale of loans.

     The Savings Bank's interest rate spread increased from 4.32% in fiscal 1994 to 4.56% in fiscal 1995. This increase is primarily attributable to the higher proportion of construction and land development, commercial real estate and multi-family loans in portfolio, which generally carry higher interest rates than one- to- four family mortgage loans to compensate for the higher credit risk.


     Provision for Loan Losses. In light of the composition of the loan portfolio and the low level of loss experience, and considering the results of management's quarterly loan loss analysis discussed previously, there was no provision for loan losses in either fiscal 1994 or fiscal 1995.

     As a result of management's quarterly reserve analysis discussed previously, the calculated reserve range was between $500,000 and $1.8 million at September 30, 1995. General loan loss reserves were $1.1 million at that date. One of the four nonperforming loans described under "BUSINESS OF THE SAVINGS BANK -- Lending Activities --Nonperforming Assets and Delinquencies" had been originated by September 30, 1995, and was performing at that date. Such loan added $23,000 and $93,000 to the high and low ends, respectively, of the calculated reserve range at September 30, 1995. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Allowance for Loan Losses."

     Noninterest Income. Total noninterest income decreased 26.8% from $818,000 in fiscal 1994 to $598,000 in fiscal 1995. Service charges on deposit accounts increased from $252,000 in fiscal 1994 to $277,000 in fiscal 1995 as a result of an increased number of checking accounts. Other fees increased from $83,000 in fiscal 1994 to $113,000 in fiscal 1995 as a result of the establishment of the Savings Bank's initial ATMs. Offsetting these increases were decreases in gain on sale of loans and in net income on operations of real estate. Gains on sale of loans decreased from $145,000 in fiscal 1994 to $45,000 in fiscal 1995 because of lower sales volume resulting from increasing market interest rates that decreased customer preference for fixed-rate residential mortgage loans. Net income on operations of real estate declined from $167,000 in fiscal 1994 to a net loss of $17,000 in fiscal 1995 as a result of the recognition of a $165,000 deferred gain on sale of real estate in fiscal 1994.

     Noninterest Expense. Total noninterest expense increased 13.2% from $3.6 million in fiscal 1994 to $4.1 million in fiscal 1995 primarily as a result of increases in salaries and employee benefits, premises and fixed assets and advertising. Salaries and employee benefits increased from $2.1 million in fiscal 1994 to $2.3 million in fiscal 1995 as a result of adding and training staff at the newly opened Auburn branch office. Premises and fixed assets expense increased from $394,000 in fiscal 1994 to $506,000 in fiscal 1995 also because of the opening of the Auburn branch office. Advertising expense increased from $80,000 in fiscal 1994 to $133,000 in fiscal 1995 primarily because of increased advertising on regional television stations.

     Provision for Income Taxes. The provision for income taxes increased from $1.2 million in fiscal 1994 to $1.6 million in fiscal 1995 as a result of higher income before income taxes. The effective tax rate was 30.6% in fiscal 1994 and 34.8% in fiscal 1995.

Average Balances, Interest and Average Yields/Cost

     The following table sets forth certain information for the periods indicated regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and average yields and costs. Such yields and costs for the periods indicated are derived by dividing income or expense by the average weekly balance of assets or liabilities, respectively, for the periods presented. Average balances are derived from weekly balances. Management does not believe that the use of weekly balances instead of daily balances has caused any material difference in the information presented.


                                                                           Year Ended September 30,
                                         -------------------------------------------------------------------------------------------
                                                     1994                           1995                           1996
                                         -----------------------------  -----------------------------  -----------------------------
                                                   Interest                       Interest                       Interest
                                         Average   and          Yield/  Average   and          Yield/  Average   and          Yield/
                                         Balance   Dividends    Cost    Balance   Dividends    Cost    Balance   Dividends    Cost
                                         -------   ---------    ----    -------   ---------    ----    -------   ---------    ----
                                                                                                              (Dollars in thousands)
Interest-earning assets:
 Loans receivable(1)(2).............     $111,979    $10,168     9.08%  $143,103    $13,603     9.51%  $168,060    $15,880     9.45%
 Mortgage-backed &
  investment securities.............        7,263        428     5.89     12,676        667     5.26      6,689        397     5.94
 FHLB stock & equity
  securities........................        1,270        110     8.66      1,370         99     7.15      1,499        126     8.41
 Interest Bearing Deposits..........       17,299        601     3.47      2,069         85     4.11      2,072         97     4.68
                                         --------    -------            --------    -------            --------    -------
   Total interest-earning
    assets..........................     $137,811    $11,307     8.20   $159,218    $14,454     9.08   $178,320    $16,500     9.25

Non-interest-earning assets.........        4,097                          5,294                          5,674
                                         --------                       --------                       --------

   Total assets.....................     $141,908                       $164,512                       $183,994
                                         ========                       ========                       ========

Interest-bearing liabilities:
 Passbook accounts..................     $ 28,291    $   955     3.38   $ 27,512    $   821     2.98   $ 24,800    $   738     2.98
 Money market accounts..............       12,376        379     3.06     10,115        469     4.64     13,182        520     3.94
 NOW accounts.......................       17,554        428     2.44     19,078        425     2.23     17,377        421     2.42
 Certificates of deposit............       61,809      2,854     4.62     73,596      3,981     5.41     89,024      5,271     5.92
 FHLB advances-other
  borrowed money....................        1,491         99     6.64     10,539        664     6.30     11,005        679     6.17
                                         --------    -------            --------    -------            --------    -------
   Total interest bearing
    liabilities.....................      121,521      4,715     3.88    140,840    $ 6,360     4.52   $155,388    $ 7,629     4.91

 Non-interest bearing
  liabilities.......................        5,973                          6,474                          8,330
                                         --------                       --------

   Total liabilities................     $127,494                       $147,314                       $163,718

Retained earnings...................       14,414                         17,198                         20,276
                                         --------                       --------                       --------

   Total liabilities and
    retained earnings...............     $141,908                       $164,512                       $183,994
                                         ========                       ========                       ========

Net interest income.................                 $ 6,592                        $ 8,094                        $ 8,871

Interest rate spread................                    4.32%                          4.56%                          4.34%

Net interest margin(3)..............                    4.78%                          5.08%                          4.97%

Ratio of interest-earning
 assets to average interest-bearing
 liabilities........................                  113.41%                        113.05%                        114.76%


                                                                Nine Months Ended
                                                                    June 30,
                                         ------------------------------------------------------------
                                                      1996                           1997
                                         -----------------------------  -----------------------------
                                                   Interest                       Interest
                                         Average      and      Yield/   Average      and      Yield/
                                         Balance   Dividends    Cost    Balance   Dividends    Cost
                                         --------  ----------  -------  --------  ----------  -------

Interest-earning assets:
 Loans receivable(1)(2).............     $165,827    $11,660     9.38%  $187,435    $12,975     9.23%
 Mortgage-backed &
  investment securities.............        7,233        323     5.95      4,613        215     6.21
 FHLB stock & equity
  securities........................        1,483         97     8.72      1,549         85     7.32
 Interest Bearing Deposits.                 2,145         74     4.60      2,690         95     4.71
                                         --------    -------            --------    -------
   Total interest-earning
    assets..........................     $176,688    $12,154     9.17   $196,287    $13,370     9.08

Non-interest-earning assets.........        5,352                          7,504
                                         --------                       --------

   Total assets.....................     $182,040                       $203,791
                                         ========                       ========

Interest-bearing
 liabilities:.......................
 Passbook accounts..................     $ 24,699    $   550     2.97   $ 24,769    $   556     2.99
 Money market accounts..............       13,205        393     3.97     12,695        378     3.97
 NOW accounts.......................       17,181        311     2.41     17,707        330     2.48
 Certificates of deposit............       87,333      3,893     5.94     97,472      4,302     5.88
 FHLB advances-other
  borrowed money....................       11,372        535     6.27     16,657        671     5.37
                                         --------    -------            --------    -------
   Total interest bearing
    liabilities.....................     $153,790    $ 5,682     4.92   $169,300    $ 6,237     4.91

 Non-interest bearing
  liabilities.......................        8,345                         11,749


   Total liabilities................     $162,135                       $181,049

Retained earnings...................       19,905                         22,742
                                         --------                       --------

   Total liabilities and
    retained earnings...............     $182,040                       $203,791
                                         ========                       ========

Net interest income.................                 $ 6,472                        $ 7,133

Interest rate spread................                    4.25%                          4.17%

Net interest margin(3)..............                    4.88%                          4.85%

Ratio of interest-earning assets to
 average interest-bearing
 liabilities........................                  114.89%                        115.94%

--------------------------------------------------------------------------------
(1) Does not include interest on loans 90 days or more past due. Includes loans originated for sale.
(2)  Average balance includes nonaccrual loans.
(3)  Net interest income divided by total interest earning assets.

Yields Earned and Rates Paid

     The following table sets forth (on a consolidated basis) for the periods and at the dates indicated, the weighted average yields earned on the Savings Bank's assets, the weighted average interest rates paid on the Savings Bank's liabilities, together with the net yield on interest-earning assets.

                                                                                            Nine Months Ended
                                                       Year Ended September 30,                  June 30,                  At
                                                   -------------------------------         -------------------          June 30,
                                                   1994         1995          1996         1996           1997            1997
                                                   ----         ----          ----         ----           ----            ----
Weighted average yield on:
  Loans receivable(1)...........................   9.08%        9.51%         9.45%         9.38%           9.23%         8.80%
  Mortgage-backed securities and
    investment securities.......................   5.89         5.26          5.94          5.95            6.21          6.37
  FHLB stock and equity securities..............   8.66         7.15          8.41          8.72            7.32          7.50
  Interest-bearing deposits.....................   3.47         4.11          4.68          4.60            4.71          4.88
  All interest-earning assets...................   8.20         9.08          9.25          9.17            9.08          8.72

Weighted average rate paid on:
  Passbook savings accounts.....................   3.38         2.98          2.98          2.97            2.99          2.98
  Money market accounts.........................   3.06         4.64          3.94          3.97            3.97          3.92
  NOW accounts..................................   2.44         2.23          2.42          2.41            2.48          2.50
  Certificate accounts..........................   4.62         5.41          5.92          5.94            5.88          5.75
  FHLB advances and other borrowed
   money........................................   6.64         6.30          6.17          6.27            5.37          5.60
  All interest-bearing liabilities..............   3.88         4.52          4.91          4.93            4.91          4.87

Interest rate spread (spread between
  weighted average rate on all interest-
  earning assets and all interest-
  bearing liabilities)..........................   4.32         4.56          4.34          4.25            4.17          3.85

Net interest margin (net interest income
  as a percentage of average
  interest-earning assets)......................   4.78         5.08          4.97          4.88            4.85           N/A

------------------
(1)  Weighted average rate at June 30, 1997 excludes loan fees.

Rate/Volume Analysis

     The following table sets forth the effects of changing rates and volumes on net interest income of the Savings Bank. Information is provided with respect to (i) effects on interest income attributable to changes in volume (changes in volume multiplied by prior rate); and (ii) effects on interest income attributable to changes in rate (changes in rate multiplied by prior volume);
(iii) changes in rate/volume (change in rate multiplied by change in volume); and (iv) the net change (sum of the prior columns).

                                            Year Ended September 30,          Year Ended September 30,
                                             1995 Compared to Year             1996 Compared to Year
                                           Ended September 30, 1994           Ended September 30, 1995
                                             Increase (Decrease)                Increase (Decrease)
                                                  Due to                              Due to
                                      ---------------------------------   ---------------------------------
                                                       Rate/     Net                       Rate/     Net
                                       Rate   Volume   Volume   Change     Rate   Volume   Volume   Change
                                      ------  -------  -------  -------   ------  -------  -------  -------
                                                              (Dollars in thousands)
Interest-earning assets:
 Loans receivable (1)(2).........     $ 482   $2,820     $134   $3,436    $ (86)  $2,377    $ (15)  $2,276
 Mortgage-backed securities and
   investment securities.........       (46)     319      (34)     239       86     (315)     (41)    (270)
 FHLB stock and equity
  securities.....................       (19)       9       (2)     (12)      17        9        2       28
 Interest-bearing deposits.......       111     (528)     (99)    (516)      12       --       --       12
                                      -----   ------     ----   ------    -----   ------    -----   ------

Total net change in income
 on interest-earning assets......       528    2,620       (1)   3,147       29    2,071      (54)   2,046

Interest-bearing liabilities:
 Passbook accounts...............      (104)     (27)      (3)    (134)      --      (83)      --      (83)
 NOW accounts....................       (37)      37       (3)      (3)      36      (37)      (3)      (4)
 Money market accounts...........       195      (69)     (36)      90      (71)     144      (22)      51
 Certificate accounts............       489      545       93    1,127      375      836       79    1,290
 FHLB advances and other
   borrowed money................        (5)     601      (31)     565      (14)      30       (1)      15
                                      -----   ------     ----   ------    -----   ------    -----   ------

Total net change in expense
 on interest-bearing
  liabilities....................       538    1,087       20    1,645      326      890       53    1,269
                                      -----   ------     ----   ------    -----   ------    -----   ------

Net change in net interest
 income..........................     $ (10)  $1,533     $(21)  $1,502    $(297)  $1,181    $(107)  $  777
                                      =====   ======     ====   ======    =====   ======    =====   ======

                                             Nine Months Ended June 30,
                                            1997 Compared to Nine Months
                                                Ended June 30, 1996
                                                Increase (Decrease)
                                                      Due to
                                        ------------------------------------
                                                         Rate/       Net
                                         Rate   Volume   Volume     Change
                                        ------  -------  -------  ----------
                                              (Dollars in thousands)
Interest-earning assets:
 Loans receivable (1)(2).........       $(187)  $1,526     $(24)     $1,315
 Mortgage-backed securities and
   investment securities.........          14     (117)      (5)       (108)
 FHLB stock and equity
  securities.....................         (15)       4       (1)        (12)
 Interest-bearing deposits.......           2       19       --          21
                                        -----   ------     ----      ------

Total net change in income
 on interest-earning assets......        (186)   1,432      (30)      1,216

Interest-bearing liabilities:
 Passbook accounts...............           4        2       --           6
 NOW accounts....................           9        9        1          19
 Money market accounts...........          --      (15)      --         (15)
 Certificate accounts............         (39)     453       (5)        409
 FHLB advances and other
   borrowed money................         (77)     249      (36)        136
                                        -----   ------     ----      ------

Total net change in expense
 on interest-bearing
  liabilities....................        (103)     698      (40)        555
                                        -----   ------     ----      ------

Net change in net interest
 income..........................       $ (83)  $  734     $ 10      $  661
                                        =====   ======     ====      ======

---------------
(1) Excludes interest on loans 90 days or more past due. Includes loans originated for sale.

(2) Net change in interest income on loans includes loan fees of $164,000, $229,000 and $320,000 for the years ended September 30, 1995 and 1996 and the nine months ended June 30, 1997, respectively.

Asset and Liability Management and Interest Rate Risk

    The Savings Bank's principal financial objective is to achieve long-term profitability while reducing its exposure to fluctuating market interest rates. The Savings Bank has sought to reduce the exposure of its earnings to changes in market interest rates by attempting to manage the mismatch between asset and liability maturities and interest rates. The principal element in achieving this objective is to increase the interest-rate sensitivity of the Savings Bank's interest-earning assets by retaining for its portfolio loans with interest rates subject to periodic adjustment to market conditions and selling fixed-rate one- to four-family mortgage loans. The Savings Bank relies on retail deposits as its primary source of funds. Management believes retail deposits, compared to brokered deposits, reduce the effects of interest rate fluctuations because they generally represent a more stable source of funds. As part of its interest rate risk management strategy, the Savings Bank promotes transaction accounts and certificates of deposit with terms up to six years.

    The Savings Bank has adopted a strategy that is designed to maintain or improve the interest rate sensitivity of assets relative to its liabilities.
The primary elements of this strategy involve the origination of ARM loans for its portfolio; maintaining residential construction loans as a portion of total net loans receivable because of their generally shorter terms and higher yields than other one- to four-family residential mortgage loans; matching asset and liability maturities; investing in short term securities; and the origination of fixed-rate loans for sale in the secondary market and the retention of the related loan servicing rights.

    Sharp decreases in interest rates may adversely affect the Savings Bank's earnings while increases in interest rates may beneficially affect the Savings Bank's earnings because a larger portion of the Savings Bank's interest rate sensitive assets than interest rate sensitive liabilities would reprice within a one year period. Management has sought to sustain the match between asset and liability maturities and rates, while maintaining an acceptable interest rate spread. Pursuant to this strategy, the Savings Bank actively originates adjustable rate loans for retention in its loan portfolio. Fixed-rate mortgage loans generally are originated for the intended purpose of resale in the secondary mortgage market. At June 30, 1997, adjustable rate loans and adjustable rate mortgage-backed securities constituted $131.9 million, or 63.2%, of the Savings Bank's total combined mortgage loan and mortgage-backed securities portfolio. Although the Savings Bank has sought to originate ARM loans, the ability to originate such loans depends to a great extent on market interest rates and borrowers' preferences. Particularly in lower interest rate environments, borrowers often prefer to obtain fixed rate loans.

    Consumer loans and construction and land development loans typically have shorter terms and higher yields than permanent residential mortgage loans, and accordingly reduce the Savings Bank's exposure to fluctuations in interest rates. At June 30, 1997, the construction and land development and consumer loan portfolios amounted to $44.7 million and $10.7 million, or 21.9% and 5.2% of total loans receivable, respectively. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Construction Lending" and "-- Lending Activities -- Consumer Lending."

          The Savings Bank also invests in short-term to medium-term U.S. Government securities as well as mortgage-backed securities issued or guaranteed by U.S. Government agencies. See "BUSINESS OF THE SAVINGS BANK --Investment Activities."

The following table presents the Savings Bank's interest sensitivity gap between interest-earning assets and interest-bearing liabilities at June 30, 1997.

                                                  First Year Repricing                         Later Repricing
                                               ---------------------------      -----------------------------------------------
                                                0-3        4-6       7-12        1-3        3-5       5-10     10-20    Over 20
                                      TOTAL    Months    Months     Months      Years      Years     Years     Years     Years
                                     --------  ------    ------     ------      -----      -----     -----     -----     -----
                                                                   (Dollars in Thousands)
LOANS(1)
 ARMs..............................  $ 92,980  $28,339   $23,885   $ 18,818    $20,350   $  1,588   $    --        --   $    --
 Fixed rate mortgages..............    19,418    1,178     1,047      1,940      5,830      3,576     3,942     1,656       249
 Home equity/security mortgage.....     7,847    2,737       627        994      2,035        833       538        83        --
 Consumer..........................     1,745    1,032       189        204        227         55        30         8        --
 Automobile........................     1,041      135       114        199        443        114        30         6        --
 Construction......................    31,484   15,405     6,227      4,140      5,712         --        --        --        --
 Nonresidential mortgage
  (adjustable).....................    21,696    3,614     4,923      4,954      8,205         --        --        --        --
 Nonresidential mortgage (fixed)...    13,780    1,560     1,211      2,161      5,407      2,094     1,179       167         1
 Commercial variable...............         9        9        --         --         --         --        --        --        --
 Commercial fixed..................       709      132        50         95        309        120         3        --        --
INVESTMENTS
 Investment securities.............     2,312    2,312        --         --         --         --        --        --        --
 Mortgage securities...............     4,172    1,155     1,684      1,236         69         23         4         1        --
                                     --------  -------   -------   --------    -------   --------   -------   -------   -------
Total rate sensitive assets........  $197,193  $57,608   $39,957   $ 34,741    $48,587   $  8,403   $ 5,726   $ 1,921   $   250
                                     ========  =======   =======   ========    =======   ========   =======   =======   =======

LIABILITIES
 Money market deposits.............  $ 13,667  $ 4,527   $ 3,028   $  3,379    $ 2,624   $    105   $     4   $    --   $    --
 Certificates of deposit...........   104,007   25,074    16,254     35,770     24,156      2,343       360        50        --
 Passbook accounts.................    25,130    2,144     1,961      3,434      8,971      4,396     3,514       690        20
 NOW accounts......................    17,515    1,494     1,366      2,394      6,253      3,064     2,449       481        14
BORROWINGS
 FHLB advances.....................    13,771    1,500        --         --        500     10,456     1,315        --        --
                                     --------  -------   -------   --------    -------   --------   -------   -------   -------
Total rate sensitive liabilities...  $174,090  $34,739   $22,609   $ 44,977    $42,504   $ 20,364   $ 7,642   $ 1,221   $    34
                                     ========  =======   =======   ========    =======   ========   =======   =======   =======

PERIODIC GAP.......................        --  $22,869   $17,348   $(10,236)   $ 6,083   $(11,961)  $(1,916)  $   700   $   216
 Gap ratio.........................        --     1.66      1.77       0.77       1.14       0.41      0.75      1.57      7.34
 Gap percentage total..............        --    11.09%     8.41%    (4.96)%      2.95%    (5.80)%   (0.93)%     0.34%     0.10%

CUMULATIVE GAP.....................        --  $22,869   $40,218   $ 29,982    $36,065   $ 24,105   $22,189   $22,889   $23,105
 Gap ratio.........................        --     1.66      1.70       1.29       1.25       1.15      1.13      1.13      1.13
 Gap percentage total..............        --    11.09%    19.50%     14.54%     17.49%     11.69%    10.76%    11.10%    11.20%

--------------------
(1)  Net of loans in process.

     The Savings Bank's analysis of its interest-rate sensitivity, as illustrated in the preceding table, incorporates certain assumptions regarding the amortization of loans and other interest-earning assets and the withdrawal of deposits. The Savings Bank's interest-rate sensitivity analysis, as illustrated in the foregoing table, could vary substantially if different assumptions were used or if actual experience differs from the assumptions used. The assumptions used in preparing the table are based on market loan prepayment rates and market deposit decay rates observed by the FHLB-Seattle on or about June 30, 1997. The Savings Bank believes that the FHLB-Seattle assumptions are a realistic representation of its own portfolio.

     Net Portfolio Value and Net Interest Income Analysis. In addition to the interest rate gap analysis as discussed above, management monitors the Savings Bank's interest rate sensitivity through the use of a model which estimates the change in NPV (net portfolio value) and net interest income in response to a range of assumed changes in market interest rates. The model first estimates the level of the Savings Bank's NPV (market value of assets, less market value of liabilities, plus or minus the market value of any off-balance sheet items) under the current rate environment. In general, market values are estimated by discounting the estimated cash flows of each instrument by appropriate discount rates. The model then recalculates the Savings Bank's NPV under different interest rate scenarios. The change in NPV under the different interest rate scenarios provides a measure of the Savings Bank's exposure to interest rate risk. The following information is presented as of June 30, 1997.

                       Net Interest Income                 Current Market Value
Projected        -------------------------------      -------------------------------
Interest Rate    Estimated  $ Change   % Change       Estimated  $ Change   % Change
Scenario         Value      from Base  from Base      Value      from Base  from Base
--------         -----      ---------  ---------      -----      ---------  ---------
                             (Dollars in thousands)
400             $8,860      $    96       1.10%       $22,437     $(2,213)     (8.98)%
300              9,042          278       3.17         23,811        (838)     (3.40)
200              9,211          447       5.10         24,996         346       1.40
100              9,090          326       3.71         25,273         624       2.53

BASE             8,764           --         --         24,649          --         --

(100)            8,368         (396)     (4.52)        23,402      (1,247)     (5.06)
(200)            7,925         (839)     (9.58)        21,866      (2,783)    (11.29)
(300)            7,592       (1,172)    (13.37)        20,836      (3,813)    (15.47)
(400)            7,324       (1,440)    (15.43)        20,645      (4,004)    (16.24)

     Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, loan repayments and deposit decay, and should not be relied upon as indicative of actual results. Further, the computations do not reflect any actions management may undertake in response to changes in interest rates.

     In the event of a 200 basis point decrease in interest rates, the Savings Bank would be expected to experience an 11.3% decrease in NPV and a 9.6% decrease in net interest income. In the event of a 200 basis point increase in interest rates, a 1.4% increase in NPV and a 5.1% increase in net interest income would be expected. Based upon the modelling described above, the Savings Bank's asset and liability structure results in decreases in NPV and decreases in net interest income in a declining interest rate scenario and increases in NPV and increases in net interest income in a rising interest rate scenario. However, the amount of change in value of specific assets and liabilities due to changes in rates is not the same in a rising rate environment as in a falling rate environment.

     As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could likely deviate significantly from those assumed in calculating the table.

Liquidity and Capital Resources

     The Savings Bank's primary sources of funds are customer deposits, proceeds from principal and interest payments on and the sale of loans, maturing securities and FHLB advances. While maturities and scheduled amortization of loans are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

     The Savings Bank must maintain an adequate level of liquidity to ensure the availability of sufficient funds to fund loan originations and deposit withdrawals, to satisfy other financial commitments and to take advantage of investment opportunities. The Savings Bank generally maintains sufficient cash and short-term investments to meet short-term liquidity needs. At June 30, 1997, the Savings Bank's regulatory liquidity ratio (net cash, and short term and marketable assets, as a percentage of net deposits and short term liabilities) was 8.8%. At June 30, 1997, the Savings Bank also maintained an uncommitted credit facility with the FHLB-Seattle that provided for immediately available advances up to an aggregate amount of $41.2 million, under which $13.8 million was outstanding.

     Liquidity management is both a short- and long-term responsibility of the Savings Bank's management. The Savings Bank adjusts its investments in liquid assets based upon management's assessment of (i) expected loan demand, (ii) projected loan sales, (iii) expected deposit flows, and (iv) yields available on interest-bearing deposits. Excess liquidity is invested generally in interest-bearing overnight deposits and other short-term government and agency obligations. If the Savings Bank requires funds beyond its ability to generate them internally, it has additional borrowing capacity with the FHLB and collateral for repurchase agreements.

     The Savings Bank's primary investing activity is the origination of one- to four-family mortgage loans and construction and land development loans. During the years ended September 30, 1994, 1995 and 1996 and the nine months ended June 30, 1997, the Savings Bank originated $28.3 million, $26.9 million, $24.5 million and $18.3 million of one- to- four family mortgage loans and $39.2 million, $33.2 million, $29.7 million and $26.2 million of construction and land development loans, respectively. At June 30, 1997, the Savings Bank had mortgage loan commitments totalling $4.7 million and undisbursed loans in process totalling $13.9 million. The Savings Bank anticipates that it will have sufficient funds available to meet current loan commitments. Certificates of deposit that are scheduled to mature in less than one year from June 30, 1997 totalled $77.1 million. Historically, the Savings Bank has been able to retain a significant amount of its deposits as they mature.

     Federally-insured state-chartered banks are required to maintain minimum levels of regulatory capital. Under current FDIC regulations, insured state-chartered banks generally must maintain (i) a ratio of Tier 1 leverage capital to total assets of at least 3.0% (4.0% to 5.0% for all but the most highly rated banks), (ii) a ratio of Tier 1 capital to risk weighted assets of at least 4.0% and (iii) a ratio of total capital to risk weighted assets of at least 8.0%. At June 30, 1997, the Savings Bank was in compliance with all applicable capital requirements. For a detailed discussion of regulatory capital requirements, see "REGULATION -- The Savings Bank -- Capital Requirements." See also "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE."

Impact of New Accounting Pronouncements

     Accounting for Employee Stock Ownership Plans. In November 1993 the American Institute of Certified Public Accountants issued SOP 93-6, which requires an employer to record compensation expense in an amount equal to the fair value of shares committed to be released to employees from an employee stock ownership plan and to exclude unallocated shares from earnings per share computations. The effect of SOP 93-6 on net income and book value per share in future periods cannot be predicted due to the uncertainty of the fair value of the shares at the time they will be committed to be released. See "PRO FORMA DATA."

     Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. See Note 1 of Notes to the Consolidated Financial Statements for a discussion of Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," and of SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of SFAS No. 125. SFAS No. 127 defers the effective date of the application of certain portions of SFAS No. 125 until January 1, 1998. Following the adoption of SFAS No. 125 on January 1, 1997, the Savings Bank recorded servicing income on loans sold of $118,000.

     Earnings Per Share. SFAS No. 128, "Earnings Per Share," issued in February 1997, establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly-held common stock or potential common stock. It replaces the presentation of primary EPS with a presentation of basic EPS and requires the dual presentation of basic and diluted EPS on the face of the income statement. SFAS No. 128 is effective for the financial statements for the periods ending after December 15, 1997. SFAS No. 128 requires restatement of all prior period EPS data presented. The impact of its adoption is not expected to be material to the Savings Bank.

     Disclosure of Information About Capital Structure. SFAS No. 129, "Disclosure of Information About Capital Structure," establishes standards for disclosing information about an entity's capital structure and applies to all entities. SFAS No. 129 continues the previous requirements to disclose certain information about an entity's capital structure found in Accounting Principles Board ("APB") Opinions No. 10, "Omnibus Opinion - 1966," and No. 15, "Earnings Per Share," and SFAS No. 47, "Disclosure of Long-Term Obligations," for entities that were subject to those standards. SFAS No. 129 is effective for financial statements for periods ending after December 15, 1997. SFAS No. 129 contains no change in disclosure requirements for entities that were previously subject to the requirements of APB Opinions Nos. 10 and 15 and SFAS No. 47. The adoption of the provisions of SFAS No. 129 is not expected to have a material impact on the Savings Bank.

     Comprehensive Income. SFAS No. 130, "Reporting Comprehensive Income," issued in July 1997, establishes standards for reporting and presenting of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is presented with the same prominence as other financial statements. SFAS No. 130 requires that companies (i) classify items of other comprehensive income by their nature in a financial statement and (ii) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial condition. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comprehensive purposes is required.

     Disclosure About Segments. SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information," issued in June 1997, establishes standards for disclosure about operating segments in annual financial statements and selected information in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 becomes effective for the Savings

Bank's fiscal year ending September 30, 1999, and requires that comparative information from earlier years be restated to conform to its requirements. The adoption of the provisions of SFAS No. 131 is not expected to have a material impact on the Savings Bank.

     Disclosures About Fair Value of Financial Instruments. See Notes 1 and 14 of Notes to the Consolidated Financial Statements for a discussion of Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value of Financial Instruments." The Savings Bank adopted SFAS No. 107 for the year ended September 30, 1996.

     Accounting for Stock-Based Compensation. SFAS No. 123, "Accounting for Stock-Based Compensation," establishes financial accounting and reporting standards for stock-based employee compensation plans. This statement encourages all entities to adopt a new method of accounting to measure compensation cost of all employee stock compensation plans based on the estimated fair value of the award at the date it is granted. Companies are, however, allowed to continue to measure compensation cost for those plans using the intrinsic value based method of accounting, which generally does not result in compensation expense recognition for most plans. Companies that elect to remain with the existing accounting method are required to disclose in a footnote to the financial statements pro forma net income and, if presented, earnings per share, as if this statement had been adopted. The accounting requirements of this statement are effective for transactions entered into in fiscal years that begin after December 15, 1995; however, companies are required to disclose information for awards granted in their first fiscal year beginning after December 15, 1994. Management expects to use the intrinsic value method upon consummation of the Conversion and the adoption of stock based benefit plans.

Effect of Inflation and Changing Prices

     The consolidated financial statements and related financial data presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars, without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of the Savings Bank's operations. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services. See "RISK FACTORS -- Potential Adverse Impact of Changes in Interest Rates."

                        BUSINESS OF THE HOLDING COMPANY

General

      The Holding Company was organized as a Washington business corporation at the direction of the Savings Bank on September 8, 1997 for the purpose of becoming a holding company for the Savings Bank upon completion of the Conversion. Upon completion of the Conversion, the Savings Bank will be a wholly-owned subsidiary of the Holding Company.

Business

     Prior to the Conversion, the Holding Company will not engage in any significant operations. Upon completion of the Conversion, the Holding Company's sole business activity will be the ownership of all of the outstanding capital stock of the Savings Bank. In the future, the Holding Company may acquire or organize other operating subsidiaries, although there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

     Initially, the Holding Company will neither own nor lease any property but will instead use the premises, equipment and furniture of the Savings Bank with the payment of appropriate rental fees, as required by applicable law.

     As the holding company for the Savings Bank, the competitive conditions applicable to the Holding Company will be the same as those confronting the Savings Bank. See "BUSINESS OF THE SAVINGS BANK -- Competition."

                          BUSINESS OF THE SAVINGS BANK

General

     The Savings Bank operates as a community oriented financial institution dedicated to serving the needs of its customers in its market area. The Savings Bank's business consists primarily of attracting deposits from the general public and using those funds to originate residential real estate loans and loans secured by multi-family, land development and commercial properties.

Market Area

     The Savings Bank considers Grays Harbor, Thurston, Pierce and King Counties and, to a lesser extent, adjoining Kitsap County as its primary market area.
The Savings Bank conducts operations from its main office in Hoquiam (Grays Harbor County), three branch offices in Grays Harbor County (Aberdeen, Montesano and Ocean Shores), a branch office in King County (Auburn, opened in 1994), two branch offices in Pierce County (Edgewood, opened in 1980, and Puyallup, opened in 1996), a branch office in Thurston County (Lacey, opened in 1997) and a loan production office in Kitsap County (Port Orchard, opened in 1995). See"-- Properties."

     Hoquiam, population approximately 9,000, is located in Grays Harbor County which is situated along Washington State's central Pacific coast. Hoquiam is located approximately 110 miles southwest of Seattle and 145 miles northwest of Portland, Oregon.

     The Savings Bank considers its primary market area to include three submarkets -- primarily rural Grays Harbor County with its historical dependence on the timber and fishing industries; Ocean Shores with its dependence on tourism and vacation home residents; and Pierce, King, Thurston and Kitsap Counties with their dependence on state government in Olympia, the state capital, and the aerospace and computer industries in the Seattle-Tacoma metropolitan area. Each of these markets present operating risks to the Savings Bank. See "RISK FACTORS -- Market Area Risk." The Savings Bank's recent expansion into Thurston, King and Kitsap Counties and recent opening of a second branch office in Pierce County represents the Savings Bank's attempt to diversify its primary market area to become less reliant on the economy of Grays Harbor County.

     Economic conditions vary in the three submarkets. Grays Harbor County, which includes the town of Ocean Shores, exhibits the weakest economic conditions with a population growth rate, median household income and per capita income levels all below the national and Washington State averages and unemployment above the national and Washington State averages according to recent published statistics. The economic conditions in Pierce, King, Thurston and Kitsap Counties are generally more favorable according to recent published statistics. Pierce County compares favorably to the national and Washington State averages in all categories except for population growth where it only lags the Washington State average and per capita income where it lags both the national and Washington State averages. King County compares favorably to the national and Washington State averages in all categories except for population growth where it only lags the Washington State average. Thurston County compares favorably to the national and Washington State averages in all categories except for per capita income where it lags both the national and Washington State averages. Kitsap County compares favorably to the national and Washington State averages in all categories except for median household income where it lags only the national average and per capita income where it lags both the national and Washington State averages.

Lending Activities

     General. Historically, the principal lending activity of the Savings Bank has consisted of the origination of loans secured by first mortgages on owner-occupied, one- to four-family residences and loans for the construction of one- to four-family residences. In recent years, the Savings Bank has increased its origination of loans secured by multi-family properties, construction and land development loans, land loans and commercial real estate loans. The Savings Bank's net loans receivable totalled approximately $187.5 million at June 30, 1997, representing approximately 90.9% of consolidated total assets and at that date construction and land development loans, land loans and loans secured by commercial and multi-family properties were 93.1 million, or 45.5%, of total loans.

     The Savings Bank's internal loan policy limits the maximum amount of loans to one borrower to 25% of its capital. At June 30, 1997, the maximum amount which the Savings Bank could have lent to any one borrower and the borrower's related entities was approximately $6.0 million under its policy. At June 30, 1997, the Savings Bank had no loans with an aggregate outstanding balance in excess of this amount. At that date, the Savings Bank had 18 borrowers or related borrowers with total loans outstanding in excess of $1.0 million. The largest amount outstanding to any one borrower and the borrower's related entities was approximately $2.9 million to developers for a condominium project, which was not performing according to its terms at June 30, 1997. See "-- Nonperforming Assets and Delinquencies."

     Loan Portfolio Analysis. The following table sets forth the composition of the Savings Bank's loan portfolio by type of loan as of the dates indicated.

                                                                  At September 30,
                                             -------------------------------------------------------------
                                                    1992                1993                1994
                                             ------------------  -------------------  ------------------
                                              Amount   Percent    Amount    Percent    Amount   Percent
                                             --------  --------  --------  ---------  --------  --------
                                                               (Dollars in thousands)
Mortgage Loans:
 One- to four-family(1)(2)........           $ 67,872    59.43%  $ 73,989     62.87%  $ 73,754    52.94%
 Multi-family.....................              6,270     5.49      2,374      2.02      4,806     3.45
 Commercial.......................             11,767    10.30     11,242      9.55     11,784     8.46
 Construction and land development             21,296    18.65     23,202     19.72     40,113    28.79
 Land(2)..........................              2,181     1.91      2,277      1.94      4,118     2.96
                                             --------   ------   --------  --------   --------   ------
  Total mortgage loans............            109,386    95.78    113,034     96.10    134,575    96.60
Consumer Loans:...................
 Home equity and second mortgage..              2,891     2.53      2,596      2.21      2,853     2.05
 Other............................              1,572     1.38      1,627      1.38      1,623     1.16
                                             --------   ------   --------  --------   --------   ------
                                                4,463     3.91      4,223      3.59      4,476     3.21

Commercial business loans.........                353     0.31        366      0.31        268     0.19
                                             --------   ------   --------  --------   --------   ------

    Total loans...................            114,202   100.00%   117,673    100.00%   139,319   100.00%
                                             --------   ======   --------  ========   --------   ======

Less:
 Undisbursed portion of loans
  in process......................             (9,260)             (9,370)             (15,316)

 Unearned income..................               (925)               (906)              (1,299)
 Allowance for loan losses........               (972)             (1,138)              (1,120)
 Market value adjustment of loans
   held for sale..................                 --                  --                  (26)
                                             --------            --------             --------
  Total loans receivable, net.....           $103,045            $106,259             $121,558
                                             ========            ========             ========
                                                        At September 30,
                                             --------------------------------------
                                                   1995                1996           At June 30, 1997
                                             ------------------  ------------------  ------------------
                                              Amount   Percent    Amount   Percent    Amount   Percent
                                             --------  --------  --------  --------  --------  --------
                                                               (Dollars in thousands)
Mortgage Loans:
 One- to four-family(1)(2)........           $ 93,582    53.03%  $ 95,978    48.51%  $100,085    48.92%
 Multi-family.....................             10,965     6.21     12,569     6.35     12,644     6.18
 Commercial.......................             15,592     8.83     26,529    13.41     28,867    14.11
 Construction and land development             42,752    24.23     47,140    23.83     44,744    21.86
 Land(2)..........................              6,118     3.47      6,115     3.09      6,855     3.35
                                             --------   ------   --------   ------   --------   ------
  Total mortgage loans............            169,009    95.77    188,331    95.19    193,195    94.42
Consumer Loans:...................
 Home equity and second mortgage..              5,201     2.95      6,576     3.32      7,898     3.86
 Other............................              2,019     1.15      2,476     1.25      2,785     1.37
                                             --------   ------   --------   ------   --------   ------
                                                7,220     4.10      9,052     4.57     10,683     5.23

Commercial business loans.........                232     0.13        476     0.24        718     0.35
                                             --------   ------   --------   ------   --------   ------

    Total loans...................            176,461   100.00%   197,859   100.00%   204,596   100.00%
                                             --------   ======   --------   ======   --------   ======

Less:
 Undisbursed portion of loans
  in process......................            (17,262)            (18,434)            (13,887)

 Unearned income..................             (1,554)             (1,708)             (1,704)
 Allowance for loan losses........             (1,119)             (1,133)             (1,454)
 Market value adjustment of loans
   held for sale..................                 (3)                (89)                (63)
                                             --------            --------            --------
  Total loans receivable, net.....           $156,523            $176,495            $187,488
                                             ========            ========            ========

--------------
(1)  Includes loans held-for-sale.
(2) Includes real estate contracts totalling $1.4 million at June 30, 1997. See " -- Real Estate Contracts."

     Residential One- to Four-Family Lending. At June 30, 1997, 100.1 million, or 48.9% of the Savings Bank's loan portfolio consisted of loans secured by one- to four-family residences.

     The Savings Bank originates both fixed-rate loans and adjustable-rate loans. Generally, 15- and 30-year fixed-rate loans are originated to meet the requirements for sale in the secondary market to the FHLMC, however, from time to time, a portion of these fixed-rate loans originated by the Savings Bank may be retained in the Savings Bank's loan portfolio to meet the Savings Bank's asset/liability management objectives. The Savings Bank has recently begun to utilize an automated underwriting program, which preliminarily qualifies a loan as conforming to FHLMC underwriting standards when the loan is originated. At June 30, 1997, $14.1 million, or 14.1% of the Savings Bank's one- to- four family loan portfolio consisted of fixed rate one- to- four family mortgage loans.

     The Savings Bank also offers ARM loans at rates and terms competitive with market conditions. All of the Savings Bank's ARM loans are retained in its loan portfolio and not with a view toward sale in the secondary market.

     The Savings Bank offers several ARM products which adjust annually after an initial period ranging from one to five years subject to a limitation on the annual increase of 2% and an overall limitation of 6%. These ARM products have utilized the weekly average yield on one-year U.S. Treasury securities adjusted to a constant maturity of one year plus a margin of 2.875% to 3.50%. ARM loans held in the Savings Bank's portfolio do not permit negative amortization of principal and carry no prepayment restrictions. Borrower demand for ARM loans versus fixed-rate mortgage loans is a function of the level of interest rates, the expectations of changes in the level of interest rates and the difference between the initial interest rates and fees charged for each type of loan. The relative amount of fixed-rate mortgage loans and ARM loans that can be originated at any time is largely determined by the demand for each in a competitive environment. At June 30, 1997, $86.0 million, or 85.9%, of the Savings Bank's one- to- four family loan portfolio consisted of ARM loans.

     The material portion of the Savings Bank's ARM loans are "non-conforming" because they do not satisfy minimum loan amount requirements, acreage limits, or various other requirements imposed by the FHLMC. Some of these loans are also originated to meet the needs of borrowers who cannot otherwise satisfy the FHLMC credit requirements because of personal and financial reasons (i.e., divorce, bankruptcy, length of time employed, etc.), and other aspects, which do not conform to the FHLMC's guidelines. Many of these borrowers have higher debt to income ratios, or the loans are secured by unique properties in rural markets for which there are no comparable sales of comparable properties to support value according to secondary market requirements. These loans are known as non-conforming loans and the Savings Bank may require additional collateral or lower loan to value ratios prior to the origination of the loan. The Savings Bank has historically found that its origination of these types of ARM loans has not resulted in a higher amount of nonperforming loans. Management of the Savings Bank attributes this low delinquency rate to its familiarity with its customers and its knowledge of its primary market area. In addition, the Savings Bank believes that these loans satisfy a need in its local market area. As a result, subject to market conditions, the Savings Bank intends to continue to originate such loans. See "RISK FACTORS -- Certain Lending Risks -- Risks Associated With Non-conforming Residential Mortgage Lending."

     The retention of ARM loans in the Savings Bank's loan portfolio helps reduce the Savings Bank's exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased interest to be paid by the customer due to increases in interest rates. It is possible that, during periods of rising interest rates, the risk of default on ARM loans may increase as a result of repricing and the increased costs to the borrower. Furthermore, because the ARM loans originated by the Savings Bank generally provide, as a marketing incentive, for initial rates of interest below the rates which would apply were the adjustment index used for pricing initially, these loans are subject to increased risks of default or delinquency. The Savings Bank attempts to reduce the potential for delinquencies and defaults on ARM loans by qualifying the borrower based on the borrower's ability to repay the ARM loan assuming that the maximum interest rate that could be charged at the first adjustment period remains constant during the loan term. See "RISK FACTORS -- Interest Rate Risk." Another consideration is that although ARM loans allow the Savings Bank to increase the sensitivity of its asset base due to changes in the interest rates, the extent of this interest sensitivity is limited by the periodic and lifetime interest rate adjustment limits.

Because of these considerations, the Savings Bank has no assurance that yields on ARM loans will be sufficient to offset increases in the Savings Bank's cost of funds.

     While fixed-rate, single-family residential mortgage loans are normally originated with 15 to 30 year terms, such loans typically remain outstanding for substantially shorter periods. This is because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. In addition, substantially all mortgage loans in the Savings Bank's loan portfolio contain due-on-sale clauses providing that the Savings Bank may declare the unpaid amount due and payable upon the sale of the property securing the loan. Typically, the Savings Bank enforces these due-on-sale clauses to the extent permitted by law and as business judgment dictates. Thus, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.

     The Savings Bank requires fire and extended coverage casualty insurance (and on loans originated since 1994, if appropriate, generally requires flood insurance) be maintained on all of its real estate secured loans.

     The Savings Bank's lending policies generally limit the maximum loan-to-value ratio on mortgage loans secured by owner-occupied properties to 95% of the lesser of the appraised value or the purchase price. However, the Savings Bank usually obtains private mortgage insurance ("PMI") on the portion of the principal amount that exceeds 80% of the appraised value of the security property. The maximum loan-to-value ratio on mortgage loans secured by non-owner-occupied properties is generally 75% (70% for loans originated for sale in the secondary market to the FHLMC).

     Construction and Land Development Lending. Prompted by unfavorable economic conditions in its primary market area in 1980, the Savings Bank sought to establish a market niche and as a result initiated the origination of construction lending. In recent periods, construction lending activities have been primarily in the Pierce County and King County markets. Competition from other financial institutions has increased in recent periods and the Savings Bank expects that its margins on construction loans may be reduced in the future.

     The Savings Bank currently originates three types of residential construction loans: (i) speculative construction loans, (ii) custom construction loans and (iii) owner/builder loans. The Savings Bank initiated its construction lending with the origination of speculative construction loans. As a result, the Savings Bank began to establish contacts with the building community and increased the origination of custom construction and land development loans in rural market areas. The Savings Bank believes that its in-house computer system has enabled it to establish processing and disbursement procedures to meet the needs of these borrowers. To a lesser extent, the Savings Bank also originates construction loans for the development of multi-family and commercial properties. Annual originations of construction loans have been $39.2 million, $33.2 million and $29.7 million for the three years ended September 30, 1996 and $26.3 million for the nine months ended June 30, 1997. Subject to market conditions, the Savings Bank intends to continue to emphasize its residential construction lending activities. See "RISK FACTORS -- Certain Lending Risks."

     At June 30, 1997, the composition of the Savings Bank's construction loan portfolio was as follows:

                                                      Outstanding  Percent of
                                                        Balance       Total
                                                        -------       -----
                                                     (In thousands)
Speculative construction..........................      $15,938        35.6%
Custom and owner/builder construction.............       11,604        25.9
Multi-family......................................       11,033        24.7
Land development..................................        4,972        11.1
Commercial real estate............................        1,197         2.7
                                                        -------      ------
  Total...........................................      $44,744      100.00%
                                                        =======      ======

     Speculative construction loans are made to home builders and are termed "speculative" because the home builder does not have, at the time of loan origination, a signed contract with a home buyer who has a commitment for permanent financing with either the Savings Bank or another lender for the finished home. The home buyer may be identified either during or after the construction period, with the risk that the builder will have to debt service the speculative construction loan and finance real estate taxes and other carrying costs of the completed home for a significant time after the completion of construction until the home buyer is identified. The Savings Bank lends to approximately 75 builders located in the Savings Bank's primary market area, each of which generally have three or four speculative loans outstanding from the Savings Bank during a twelve month period. Rather than originating lines of credit to home builders to construct several homes at once, the Savings Bank originates and underwrites a separate loan for each home. Speculative construction loans are originated for a term of 12 months, with fixed interest rates ranging from 9.5% to 10.0%, and with a loan-to-value ratio of no more than 80% of the appraised estimated value of the completed property. During this 12 month period, the borrower is required to make monthly payments of accrued interest on the outstanding loan balance. At June 30, 1997 speculative construction loans totalled $15.9 million, or 35.6%, of the total construction loan portfolio. At June 30, 1997, the Savings Bank had six borrowers each with aggregate outstanding speculative loan balances of more than $500,000, all of which were performing according to their respective terms and the largest of which amounted to $320,000.

     Unlike speculative construction loans, custom construction loans are made to home builders who, at the time of construction, have a signed contract with a home buyer who has a commitment for permanent financing for the finished home with the Savings Bank or another lender. Custom construction loans are generally originated for a term of 12 months, with fixed interest rates ranging from 9.0% to 9.5%, and with loan-to-value ratios of 80% of the appraised estimated value of the completed property or cost, whichever is less. During this 12 month period, the borrower is required to make monthly payments of accrued interest on the outstanding loan balance.

     Owner/builder construction loans are originated to the home owner rather than the home builder as a single loan that automatically converts to a permanent loan at the completion of construction. The construction phase of a owner/builder construction loan generally lasts six to nine months with fixed or adjustable interest rates ranging from 9.0% to 9.5%, and with loan-to-value ratios of 80% (or up to 95% with PMI) of the appraised estimated value of the completed property or cost, whichever is less. During this 12 month period, the borrower is required to make monthly payments of accrued interest on the outstanding loan balance. At the completion of construction, the loan converts automatically to either a fixed-rate mortgage loan, which conforms to secondary market standards, or an ARM loan for retention in the Savings Bank's portfolio. At June 30, 1997, custom and owner/builder construction loans totalled $11.6 million, or 25.9%, of the total construction loan portfolio. At June 30, 1997, the largest outstanding custom construction loan had an outstanding balance of $310,000 and was performing according to its terms.

     The Savings Bank originates loans to local real estate developers with whom it has established relationships for the purpose of developing residential subdivisions (i.e., installing roads, sewers, water and other utilities)
              ----
(generally with 10 to 50 lots). At June 30, 1997, subdivision development loans totalled $5.0 million, or 11.1% of construction and land development loans receivable. Land development loans are secured by a lien on the property and made for a period of two to five years with generally fixed interest rates, and are made with loan-to-value ratios not exceeding 75%. Monthly interest payments are required during the term of the loan. Land development loans are structured so that the Savings Bank is repaid in full upon the sale by the borrower of approximately 80% of the subdivision lots. Substantially all of the Savings Bank's land development loans are secured by property located in its primary market area. In addition, in the case of a corporate borrower, the Savings Bank also generally obtains personal guarantees from corporate principals and reviews of their personal financial statements. At June 30, 1997, the Savings Bank had no nonaccruing land development loans.

     Land development loans secured by land under development involve greater risks than one- to- four family residential mortgage loans because such loans are advanced upon the predicted future value of the developed property. If the estimate of such future value proves to be inaccurate, in the event of default and foreclosure the Savings Bank may be confronted with a property the value of which is insufficient to assure full repayment. The

Savings Bank attempts to minimize this risk by limiting the maximum loan-to-value ratio on land loans to 75% of the estimated developed value of the secured property.

     To a lesser extent, the Savings Bank also provides construction financing for multi-family and commercial properties. At June 30, 1997, such construction loans amounted to $12.2 million. These loans are secured by motels, apartment buildings, condominiums, office buildings and retail rental space located in the Savings Bank's primary market area and typically range in amount from $300,000 to $600,000. At June 30, 1997, the largest commercial construction loan was for $600,000, secured by retail space located in Lacey, Washington, and was performing according to its terms. Periodically, the Savings Bank purchases (without recourse to the seller other than for fraud) from other lenders participation interests in multi-family and commercial construction loans secured by properties located in the Savings Bank's primary market area. The Savings Bank underwrites such participation interests according to its own standards. At June 30, 1997, the largest participation interest had an outstanding balance of $2.6 million, which represented a 50% interest in a construction loan secured by a multi-family property located in Bremerton, Washington. The loan was performing according to its terms at June 30, 1997.

     All construction loans must be approved by the Savings Bank's Loan Committee. See "-- Loan Solicitation and Processing." Prior to preliminary approval of any construction loan application, an independent fee appraiser inspects the site and the Savings Bank reviews the existing or proposed improvements, identifies the market for the proposed project and analyzes the pro forma data and assumptions on the project. In the case of a speculative or custom construction loan, the Savings Bank reviews the experience and expertise of the builder. After preliminary approval has been given, the application is processed, which includes obtaining credit reports, financial statements and tax returns on the borrowers and guarantors, an independent appraisal of the project, and any other expert reports necessary to evaluate the proposed project. In the event of cost overruns, the Savings Bank requires that the borrower increase the funds available for construction by depositing its own funds into a loans in process account.

     Loan disbursements during the construction period are made to the builder based on a line item budget, which is assessed by periodic on-site inspections by qualified Savings Bank employees. For most builders, the Savings Bank disburses loan funds by providing vouchers to suppliers, which when used by the builder to purchase supplies are submitted by the supplier to the Savings Bank for payment.

     The Savings Bank regularly monitors the construction loan disbursements using an internal computer program. Property inspections are performed by Savings Bank personnel for properties located within the Savings Bank's primary market area and by independent inspectors for properties outside the primary market area. The Savings Bank believes that its internal monitoring system helps reduce many of the risks inherent in its construction lending.

     The Savings Bank originates construction loan applications through customer referrals, contacts in the business community and real estate brokers seeking financing for their clients.

     Construction lending affords the Savings Bank the opportunity to achieve higher interest rates and fees with shorter terms to maturity than does its single-family permanent mortgage lending. Construction lending, however, is generally considered to involve a higher degree of risk than single-family permanent mortgage lending because of the inherent difficulty in estimating both a property's value at completion of the project and the estimated cost of the project. The nature of these loans is such that they are generally more difficult to evaluate and monitor. If the estimate of construction cost proves to be inaccurate, the Savings Bank may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value upon completion proves to be inaccurate, the Savings Bank may be confronted with a project whose value is insufficient to assure full repayment. Projects may also be jeopardized by disagreements between borrowers and builders and by the failure of builders to pay subcontractors. Loans to builders to construct homes for which no purchaser has been identified carry more risk because the payoff for the loan depends on the builder's ability to sell the property prior to the time that the construction loan is due. The Savings Bank has sought to address these risks by adhering to strict underwriting policies, disbursement procedures, and monitoring practices. In addition, because the Savings Bank's construction lending is primarily secured by properties in its primary market area changes in the local and state economies and real estate markets could adversely affect the Savings Bank's construction loan portfolio.

     Real Estate Contracts. The Savings Bank purchases real estate contracts and deeds of trust from individuals who have privately sold their homes or property. These contracts are generally secured by one- to four-family properties, building lots and undeveloped land and range in principal amount from $10,000 to $200,000, but typically are in amounts between $20,000 and $40,000. Real estate contracts purchased by the Savings Bank are generally located within its primary market area. Prior to purchasing the real estate contract, the Savings Bank reviews the contract and analyzes and assesses the collateral for the loan, the downpayment made by the borrower and the credit history on the loan. As of June 30, 1997, the Savings Bank had outstanding $1.4 million of real estate contracts.

     Multi-Family Lending. At June 30, 1997, the Savings Bank had $12.6 million, or 6.2% of the Savings Bank's total loan portfolio, secured by multi-family dwelling units (more than four units) located primarily in the Savings Bank's primary market area. Subject to market conditions, the Savings Bank intends to become a more active originator of multi-family loans within its primary market area. At June 30, 1997, approximately 40% of the Savings Bank's multi-family loans represent participation interests in loans, secured by properties located in the Savings Bank's primary market area, purchased from other lenders. Such participation interests are purchased without recourse to the seller other than for fraud. The Savings Bank underwrites such participation interests according to its own standards.

     Multi-family loans are generally originated with variable rates of interest equal to 3.25% over the one-year constant maturity U.S. Treasury Bill Index, with principal and interest payments fully amortizing over terms of up to 30 years. Multi-family loans generally range in principal balance from $300,000 to $3.6 million. At June 30, 1997, the largest multi-family loan was a purchased participation interest with an outstanding principal balance of $1.5 million and was secured by an apartment building located in the Savings Bank's primary market area. At June 30, 1997, this loan was performing according to its terms.

     The maximum loan-to-value ratio for multi-family loans is generally 75%. The Savings Bank requires its multi-family loan borrowers to submit financial statements and rent rolls on the subject property annually. The Savings Bank also inspects the subject property annually. The Savings Bank generally imposes a minimum debt coverage ratio of approximately 1.10 for loans secured by multi-family properties.

     Multi-family mortgage lending affords the Savings Bank an opportunity to receive interest at rates higher than those generally available from one- to-four family residential lending. However, loans secured by such properties usually are greater in amount, more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than one- to- four family residential mortgage loans. Because payments on loans secured by multi-family properties are often dependent on the successful operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. The Savings Bank seeks to minimize these risks by strictly scrutinizing the financial condition of the borrower, the quality of the collateral and the management of the property securing the loan. If the borrower is a corporation, the Savings Bank also generally obtains personal guarantees from corporate principals based on a review of personal financial statements. See "RISK FACTORS -- Certain Lending Risks -- Risks of Commercial Real Estate and Multi-Family Lending."

     Commercial Real Estate Lending. Commercial real estate loans totalled $28.9 million, or 14.1% of total loans receivable at June 30, 1997 and consisted of 122 loans. The Savings Bank originates commercial real estate loans generally at variable interest rates and secured by properties, such as restaurants, motels, office buildings and retail/wholesale facilities, located in its primary market area. The principal balance of an average commercial real estate loan generally ranges between $100,000 and $1.0 million. At June 30, 1997, the largest commercial real estate loan had an outstanding balance of $2.1 million and is secured by a motel located in the Savings Bank's primary market area. This loan was performing according to its terms at June 30, 1997, however, at June 30, 1997, $2.9 million of commercial real estate loans were not performing according to terms. See "--Nonperforming Assets and Delinquencies."

     The Savings Bank requires appraisals of all properties securing commercial real estate loans. Appraisals are performed by an independent appraiser designated by the Savings Bank, all of which are reviewed by management. The Savings Bank considers the quality and location of the real estate, the credit of the borrower, the cash flow of the project and the quality of management involved with the property. The Savings Bank generally imposes a minimum debt coverage ratio of approximately 1.10 for originated loans secured by income producing commercial properties. Loan-to-value ratios on commercial real estate loans are generally limited to 75%. The Savings Bank generally obtains loan guarantees from financially capable parties based on a review of personal financial statements.

     Commercial real estate lending affords the Savings Bank an opportunity to receive interest at rates higher than those generally available from one- to-four family residential lending. However, loans secured by such properties usually are greater in amount, more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than one- to- four family residential mortgage loans. Because payments on loans secured by commercial properties often depend upon the successful operation and management of the properties, repayment of such loans may be affected by adverse conditions in the real estate market or the economy. The Savings Bank seeks to minimize these risks by limiting the maximum loan-to-value ratio to 75% and strictly scrutinizing the financial condition of the borrower, the quality of the collateral and the management of the property securing the loan.

     Land Lending. The Savings Bank occasionally originates loans for the acquisition of land upon which the purchaser can then build or make improvements necessary to build or to sell as improved lots. At June 30, 1997, the Savings Bank's land loan portfolio totalled $6.9 million and consisted of 160 loans. Land loans originated by the Savings Bank are generally fixed-rate loans and have maturities of five to ten years. Land loans generally range in principal amount from $40,000 to $60,000. The largest land loan had an outstanding balance of $298,000 at June 30, 1997 and was performing according to its terms.

     Loans secured by undeveloped land or improved lots involve greater risks than one- to four-family residential mortgage loans because such loans are more difficult to evaluate. If the estimate of value proves to be inaccurate, in the event of default and foreclosure the Savings Bank may be confronted with a property the value of which is insufficient to assure full repayment. The Savings Bank attempts to minimize this risk by limiting the maximum loan-to-value ratio on land loans to 75%.

     Consumer Lending. Consumer lending has traditionally been a small part of the Savings Bank's business. Consumer loans generally have shorter terms to maturity and higher interest rates than mortgage loans. Consumer loans include home equity lines of credit, Title I home improvement loans, second mortgage loans, savings account loans, automobile loans, boat loans, motorcycle loans, recreational vehicle loans and unsecured loans. Consumer loans are made with both fixed and variable interest rates and with varying terms. At June 30, 1997, consumer loans amounted to $10.7 million, or 5.2% of the total loan portfolio.

     At June 30, 1997, the largest component of the consumer loan portfolio consisted of second mortgage loans and home equity lines of credit, which totalled $7.9 million, or 3.9% of the total loan portfolio. Home equity lines of credit and second mortgage loans are made for purposes such as the improvement of residential properties, debt consolidation and education expenses, among others. The majority of these loans are made to existing customers and are secured by a first or second mortgage on residential property. The Savings Bank occasionally solicits these loans. The loan-to-value ratio is typically 80% or less, when taking into account both the first and second mortgage loans. Second mortgage loans typically carry fixed interest rates with a fixed payment over a term between five and 20 years. Home equity lines of credit are generally for a one year term and the interest rate is tied to the 26 week Treasury Bill plus 4.0%.

     Subsequent to June 30, 1997, the Savings Bank began issuing VISA credit cards to its existing customers. The Savings Bank does not engage in direct mailings of pre-approved credit cards.

     Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by rapidly depreciating assets such as automobiles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans. The Savings Bank believes that these risks are not as prevalent in the case of the Savings Bank's consumer loan portfolio because a large percentage of the portfolio consists of second mortgage loans and home equity lines of credit that are underwritten in a manner such that they result in credit risk that is substantially similar to one- to- four family residential mortgage loans. Nevertheless, second mortgage loans and home equity lines of credit have greater credit risk than one- to- four family residential mortgage loans because they are secured by mortgages subordinated to the existing first mortgage on the property, which may or may not be held by the Savings Bank. At June 30, 1997, there were $1,000 of consumer loans delinquent in excess of 90 days.

Loan Maturity

     The following table sets forth certain information at June 30, 1997 regarding the dollar amount of loans maturing in the Savings Bank's portfolio based on their contractual terms to maturity, but does not include scheduled payments or potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less.


                                            Within        One Year     After 3 Years    After 5 Years           After
                                            One Year  Through 3 Years  Through 5 Years  Through 10 Years       10 Years      Total
                                            --------  ---------------  ---------------  ----------------       --------      -----
                                                                            (Dollars in thousands)
Mortgage loans:
 One-to four-family.......................   $   522          $   781           $1,265           $ 3,763       $ 93,754    $100,085
 Multi-family.............................        --                2              208             7,254          5,180      12,644
 Commercial...............................       600              259              528             9,729         17,751      28,867
 Construction and land development(1).....    20,694           10,268               18               814         12,950      44,744
 Land.....................................       435            1,706            4,248               323            143       6,855
Consumer loans:
 Home equity and second mortgage..........     2,275              545            1,360             1,656          2,062       7,898
 Other....................................     1,190              583              650               167            195       2,785
Commercial business loans.................        81               22              600                15             --         718
                                             -------          -------           ------           -------       --------    --------
   Total..................................   $25,797          $14,166           $8,877           $23,721       $132,035    $204,596
                                             =======          =======           ======           =======       ========

Less:
 Undisbursed portion of loans in process..                                                                                  (13,887)
 Unearned income..........................                                                                                   (1,704)
 Allowance for loan losses................                                                                                   (1,454)
 Market value adjustment on loans
  held for sale...........................                                                                                      (63)
                                                                                                                           --------
   Loans receivable, net..................                                                                                 $187,488
                                                                                                                           ========

-------------
(1) Includes construction/permanent that convert to a permanent mortgage loan once construction is completed.

     The following table sets forth the dollar amount of all loans due after June 30, 1997, which have fixed interest rates and have floating or adjustable interest rates.

                                          Fixed     Floating or
                                          Rates   Adjustable Rates    Total
                                          -----   ----------------    -----
                                                   (In thousands)
Mortgage loans:
 One-to four-family...................   $14,072     $ 86,013       $100,085
 Multi-family.........................     5,411        7,233         12,644
 Commercial...........................     7,030       21,837         28,867
 Construction and land development....    32,545       12,199         44,744
 Land.................................     6,835           20          6,855
Consumer loans:
 Home equity and second mortgage......     5,888        2,010          7,898
 Other................................     2,690           95          2,785
                                         -------     --------       --------
                                           8,578        2,150         10,683
                                         -------     --------       --------
Commercial business loans.............       709            9            718
                                         -------     --------       --------
   Total..............................   $75,180     $129,416       $204,596
                                         =======     ========       ========

     Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of loans is substantially less than their contractual terms because of prepayments. In addition, due-on-sale clauses on loans generally give the Savings Bank the right to declare loans immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of mortgage loans tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgage loans are substantially higher than current mortgage loan market rates.

     Loan Solicitation and Processing. Loan originations are obtained from a variety of sources, including walk-in customers, and referrals from builders and realtors. Upon receipt of a loan application from a prospective borrower, a credit report and other data are obtained to verify specific information relating to the loan applicant's employment, income and credit standing. An appraisal of the real estate offered as collateral generally is undertaken by an appraiser retained by the Savings Bank and certified by the State of Washington.

     Mortgage loan applications are initiated by loan officers and are required to be approved by the Savings Bank's Loan Committee, which consists of the Savings Bank's President, Executive Vice President and Vice President. All loans up to and including $300,000 may be approved by any two of the Savings Bank's President, Executive Vice President or Vice President, without Board approval. Loans in excess of $300,000, as well as loans of any size granted to a single borrower whose aggregate lending relationship exceeds $300,000, must be approved by the Savings Bank's Board of Directors.

     Loan Originations, Purchases and Sales. During the year ended September 30, 1996 and the nine months ended June 30, 1997, the Savings Bank's total gross loan originations were $76.5 million and $55.5 million, respectively. Periodically, the Savings Bank purchases participation interests in construction and land development loans and multi-family loans, secured by properties located in the Savings Bank's primary market area, from other lenders. Such purchases are underwritten to the Savings Bank's underwriting guidelines and are without recourse to the seller other than for fraud. See "-- Construction and Land Development Lending" and "-- Multi-Family Lending."

     Consistent with its asset/liability management strategy, the Savings Bank's policy has been to retain in its portfolio all of the ARM loans and generally originates fixed rate loans with a view toward sale in the secondary market to FHLMC; however, from time to time, a portion of fixed-rate loans may be retained in the Savings Bank's portfolio to meet its asset-liability objectives. Loans sold in the secondary market are generally sold on a servicing retained basis. At June 30, 1997, the Savings Bank's loan servicing portfolio totalled $54.0 million.

  The following table shows total loans originated, purchased, sold and repaid during the periods indicated.


                                                                                         Nine Months Ended
                                                Year Ended September 30,                        June 30,
                                             --------------------------------              ------------------
                                             1994          1995          1996              1996          1997
                                             ----          ----          ----              ----          ----
                                                                  (Dollars in thousands)
Loans originated:
 Mortgage loans:
  One-to four family.....................  $ 28,317      $ 26,883      $ 24,512          $ 19,852      $ 18,309
  Multi-family...........................     1,058           518         3,946             3,793         1,267
  Commercial.............................       921         2,798        10,100             8,880         2,066
  Construction and land development......    39,207        33,240        29,662            20,202        26,260
  Land...................................     3,507         2,876         2,590             1,725         1,951
 Consumer................................     2,996         6,091         5,358             4,257         5,300
 Commercial business loans...............       129            89           348               355           413
                                           --------      --------      --------          --------      --------
  Total loans originated.................    76,135        72,495        76,516            59,064        55,506

Loans purchased:.........................
 Mortgage loans:.........................
  One-to four family.....................        --           704           367               297            64
  Multi-family...........................     1,500         3,318         1,163             1,163            --
  Commercial.............................        --         1,091            --                --           546
  Construction...........................     1,500         3,050         4,300             1,675            --
  Land...................................        --           802            83                59           131
                                           --------      --------      --------          --------      --------

   Total loans purchased.................     3,000         8,965         5,913             3,194           741
                                           --------      --------      --------          --------      --------

   Total loans originated and purchased..    79,135        81,460        82,429            62,258        56,247

Loans sold:
  Total whole loans sold.................   (22,154)       (4,200)       (9,153)           (5,723)      (11,256)
  Participation loans....................      (725)           --        (3,229)               --            --
                                           --------      --------      --------          --------      --------
  Total loans sold.......................   (22,879)       (4,200)      (12,382)           (5,723)      (11,256)

Mortgage loan principal repayments.......   (34,610)      (40,118)      (48,649)          (40,693)      (38,254)

Increase (decrease) in other items, net..    (6,347)       (2,177)       (1,426)           (3,251)        4,256
                                           --------      --------      --------          --------      --------
Net increase in loans receivable, net....  $ 15,299      $ 34,965      $ 19,972          $ 12,591      $ 10,993
                                           ========      ========      ========          ========      ========

     Loan Origination and Other Fees. The Savings Bank, in some instances, receives loan origination fees. Loan fees are a percentage of the principal amount of the mortgage loan which are charged to the borrower for funding the loan. The amount of fees charged by the Savings Bank is generally 1.0% to 2.0%. Current accounting standards require fees received (net of certain loan origination costs) for originating loans to be deferred and amortized into interest income over the contractual life of the loan. Net deferred fees or costs associated with loans that are prepaid are recognized as income at the time of prepayment. The Savings Bank had $1.6 million of net deferred mortgage loan fees at June 30, 1997.

     Nonperforming Assets and Delinquencies. The Savings Bank assesses late fees or penalty charges on delinquent loans of approximately 5% of the monthly loan payment amount. Substantially all fixed-rate and ARM loan payments are due on the first day of the month; however, the borrower is given a 15 day grace period to make the loan payment. When a mortgage loan borrower fails to make a required payment when due, the Savings Bank institutes collection procedures. The first notice is mailed to the borrower eight days after the date the payment is due and, if necessary, a second written notice is sent on the 16th day giving the borrower 15 days to respond and correct the delinquency. Attempts to contact the borrower by telephone generally begin upon the thirtieth day of delinquency. If a satisfactory response is not obtained, continuous follow-up contacts are attempted until the loan has been brought current. Before the 90th day of delinquency, attempts to interview the borrower, preferably in person, are made to establish (i) the cause of the delinquency, (ii) whether the cause is temporary, (iii) the attitude of the borrower toward the debt, and (iv) a mutually satisfactory arrangement for curing the default.

          If the borrower is chronically delinquent and all reasonable means of obtaining payment on time have been exhausted, foreclosure is initiated according to the terms of the security instrument and applicable law. Interest income on loans is reduced by the full amount of accrued and uncollected interest.

          When a consumer loan borrower fails to make a required payment on a consumer loan by the payment due date, the Savings Bank institutes the same collection procedures as for its mortgage loan borrowers.

          The Savings Bank's Board of Directors is informed monthly as to the status of all mortgage and consumer loans that are delinquent by more than 30 days, the status on all loans currently in foreclosure, and the status of all foreclosed and repossessed property owned by the Savings Bank.

          The following table sets forth information with respect to the Savings Bank's non-performing assets at the dates indicated.


                                                                     At September 30,
                                                    ---------------------------------------------------     At June 30,
                                                    1992        1993       1994        1995        1996        1997
                                                    ----        ----       ----        ----        ----        ----
                                                                    (Dollars in thousands)
Loans accounted for on a nonaccrual basis:
 Mortgage loans:
  One-to four-family........................       $  469     $  612      $ 392       $  646      $  735      $  841
  Commercial................................           --         --         --           --          --       2,886(1)
  Construction and land development.........          966        196        125          391         771       3,991(2)
  Consumer loans............................            1         --         30           --          14           1
  Commercial business loans.................           --         --         --           --          --          11
                                                   ------      -----      -----       ------      ------      ------
     Total..................................        1,436        808        547        1,037       1,520       7,730

Accruing loans which are contractually
 past due 90 days or more:
 Mortgage loans:
  Construction and land development.........           --         --         --           --          --         303
                                                   ------      -----      -----       ------      ------      ------
      Total.................................           --         --         --           --          --         303
                                                   ------      -----      -----       ------      ------      ------

Total of nonaccrual and
 90 days past due loans.....................       $1,436        808      $ 547       $1,037      $1,520      $8,033

Real estate owned and other
 repossessed assets.........................          879        484        407          209         125         317
                                                   ------      -----      -----       ------      ------      ------
     Total nonperforming assets.............        2,315      1,292        954        1,246       1,645       8,350

Restructured loans..........................           --         11         29          207         158          71


          (table continued, and footnotes located, on following page)


                                                                        At September 30,
                                                    --------------------------------------------------------       At June 30,
                                                    1992         1993         1994         1995         1996          1997
                                                    ----         ----         ----         ----         ----          ----
                                                                            (Dollars in thousands)
Nonaccrual and 90 days or more
 past due loans as a percentage
 of loans receivable, net................           1.39%        0.76%        0.45%        0.66%        0.86%         4.28%(3)

Nonaccrual and 90 days or more past due
 loans as a percentage of total assets...           1.16%        0.58%        0.36%        0.58%        0.78%         3.90%(3)

Nonperforming assets as a
 percentage of total assets..............           1.87%        0.93%        0.63%        0.70%        0.85%         4.05%(3)

Loans receivable, net....................       $103,045     $106,259     $121,558     $156,523     $176,495      $187,488
                                                ========     ========     ========     ========     ========      ========

Total assets.............................       $123,889     $139,233     $151,044     $177,761     $194,357      $206,188
                                                ========     ========     ========     ========     ========      ========

--------------

(1) Includes two loans each with a balance of $1.4 million at June 30, 1997, as discussed below.
(2) Includes two loans with balances of $1.9 million and $1.0 million at June 30, 1997, as discussed below.
(3)       Includes the loans described in footnotes 1 and 2.

          Additional interest income, which would have been recorded for the year ended September 30, 1996 and the nine months ended June 30, 1997 had nonaccruing loans been current in accordance with their original terms, amounted to approximately $42,000 and $214,000, respectively. No interest income was included in the results of operations on such loans for the year ended September 30, 1996 and the nine months ended June 30, 1997.

          The following is a discussion of the Savings Bank's major problem assets included in commercial and construction and land development loans at June 30, 1997:

          Convenience store/retail space and mini-storage, Kitsap County,
          ---------------------------------------------------------------
Washington.  The Savings Bank has two loans that were originated in 1996 on two
-----------
separate properties: a convenience store combined with retail space and a 436 unit mini storage facility. The original loan amounts (before additional advances) were $1.4 million for the convenience store and retail space and $1.2 million for the mini-storage facility. The convenience store is being operated by the borrowers with the retail space currently in the lease up stage, with two of the six spaces occupied. The mini-storage facility is in the lease up stage with approximately 140 units leased. These loans are delinquent primarily because of a dispute between the two borrowers. The Savings Bank does not expect to incur any material losses from these loans based on a recent assessment of the real estate collateral that indicated a market value of approximately $4.0 million. At June 30, 1997, the loans were classified "special mention" by the Savings Bank. See "-- Asset Classification."

          Condominium loan, Southern King County, Washington.  The Savings Bank
          ---------------------------------------------------
has two loans for the construction and sale of a 61-unit condominium complex. The original loan amounts were $3.9 million and $1.7 million, respectively, and were originated in 1994 and 1996. At June 30, 1997, 30 units had been sold, 15 units were available for sale, and 16 units were in various stages of completion. The Savings Bank does not expect to incur any material losses from these loans based on a recent assessment of the real estate collateral that indicated a market value of approximately $3.6 million on a finished basis. At June 30, 1997, the loans were classified "substandard" by the Savings Bank. See "-- Asset Classification" and "RECENT DEVELOPMENTS -- Subsequent Events."

          Real Estate Owned. Real estate acquired by the Savings Bank as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until sold. When property is acquired it is recorded at the lower of its cost, which is the unpaid principal balance of the related loan plus foreclosure costs, or fair market value. Subsequent to foreclosure, the property is carried at the lower of the foreclosed amount or fair value, less estimated selling costs. At June 30, 1997, the Savings Bank had $317,000 in real estate owned consisting primarily of one- to- four family properties.

          Restructured Loans. Under GAAP, the Savings Bank is required to account for certain loan modifications or restructuring as a "troubled debt restructuring." In general, the modification or restructuring of a debt constitutes a troubled debt restructuring if the Savings Bank for economic or legal reasons related to the borrower's financial difficulties grants a concession to the borrowers that the Savings Bank would not otherwise consider. Debt restructurings or loan modifications for a borrower do not necessarily always constitute troubled debt restructurings, however, and troubled debt restructurings do not necessarily result in nonaccrual loans. The Savings Bank had $71,000 of restructured loans as of June 30, 1997, which consisted of two one- to- four family mortgage loans and one consumer loan.

          Asset Classification. Applicable regulations require that each insured institution review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, regulatory examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. When an insured institution classifies problem assets as either substandard or doubtful, it is required to establish general allowances for loan losses in an amount deemed prudent by management. These allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities and the risks associated with particular problem assets. When an insured institution classifies problem assets as loss, it charges off the balances of the asset. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are required to be designated as special mention. The Savings Bank's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the FDIC and the Division which can order the establishment of additional loss allowances.

    The aggregate amounts of the Savings Bank's classified assets (as determined by the Savings Bank), and of the Savings Bank's general loss allowances at the dates indicated, were as follows:


                                At September 30,
                             ----------------------        At June 30,
                               1995         1996              1997
                               ----         ----          -------------
                                            (In thousands)

Loss.....................     $   --       $   --            $    --
Doubtful.................         --           --                 --
Substandard assets.......      1,371        2,061              5,510(1)
Special mention..........         --           97              2,886(1)

General loss allowances..      1,119        1,133              1,454

------------------
(1) For further information concerning the increase in classified assets, see "-- Nonperforming Assets and Delinquencies."

     Allowance for Loan Losses. The Savings Bank has established a systematic methodology for the determination of provisions for loan losses that takes into consideration the need for an overall general valuation allowance.

     In originating loans, the Savings Bank recognizes that losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. The Savings Bank increases its allowance for loan losses by charging provisions for loan losses against the Savings Bank's income.

     The general valuation allowance is maintained to cover losses inherent in the loan portfolio. Management reviews the adequacy of the allowance at least quarterly based on management's assessment of current economic conditions, past loss and collection experience, and risk characteristics of the loan portfolio. A provision for losses is charged against income monthly to maintain the allowances.

     At June 30, 1997, the Savings Bank had a general allowance for loan losses of $1.5 million. Management believes that the amount maintained in the allowances will be adequate to absorb losses inherent in the portfolio. Although management believes that it uses the best information available to make such determinations, future adjustments to the allowance for loan losses may be necessary and results of operations could be significantly and adversely affected if circumstances differ substantially from the assumptions used in making the determinations.

     While the Savings Bank believes it has established its existing allowance for loan losses in accordance with GAAP, there can be no assurance that regulators, in reviewing the Savings Bank's loan portfolio, will not request the Savings Bank to increase significantly its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that substantial increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect the Savings Bank's financial condition and results of operations.

     The following table sets forth an analysis of the Savings Bank's gross allowance for possible loan losses for the periods indicated.

                                                                                                          Nine Months
                                                                                                             Ended
                                                            Year Ended September 30,                        June 30,
                                                -------------------------------------------------       ----------------
                                                1992        1993       1994       1995       1996       1996        1997
                                                ----        ----       ----       ----       ----       ----        ----
                                                                           (Dollars in thousands)
Allowance at beginning of period.......        $  799    $   972     $ 1,138     $ 1,120    $1,119      $1,119    $1,133
Provision for loan losses..............           188        175          --          --        70          45       334
Recoveries:............................
 Consumer loans:.......................
  Automobile...........................            --          8          --          --        --          --        --
  Other................................            --         --          --          --        --          --         9
                                               ------    -------     -------     -------    ------      ------    ------
   Total recoveries....................            --          8          --          --        --          --         9

Charge-offs:...........................
 Mortgage loans:.......................
  One-to four-family...................            --         10          --          --        --          --        19
  Home equity and second mortgage......            15          6          18          --        --          --        --
  Other................................            --          1          --           1         1          --        --
                                               ------    -------     -------     -------    ------      ------    ------
   Total charge-offs...................            15         17          18           1         1          --        19
   Net charge-offs.....................            15          9          18           1         1          --        10
   Transfers...........................            --         --          --          --        55          19         3
                                               ------    -------     -------     -------    ------      ------    ------
     Balance at end of period..........        $  972    $ 1,138     $ 1,120     $ 1,119    $1,133      $1,145    $1,454
                                               ======    =======     =======     =======    ======      ======    ======

Allowance for loan losses as a
 percentage of total loans (net)
 outstanding at the end of the period..          0.94%      1.07%       0.92%       0.71%     0.64%       0.67%     0.78%

Net charge-offs as a percentage
 of average loans outstanding
 during the period.....................          0.02%      0.01%       0.02%         --%       --%       0.01%     0.01%

Allowance for loan losses as
 a percentage of nonperforming
 loans at end of period................         67.69%    140.84%     204.75%     107.91%    74.54%      97.90%    18.10%(1)

---------------

(1) This ratio would be 63.22% excluding the loans discussed under " -- Nonperforming Assets and Delinquencies."

    The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated.


                                                                      At September 30,
                               ----------------------------------------------------------------------------------------------
                                          1992                             1993                              1994
                               --------------------------        --------------------------        --------------------------
                                                 Percent                           Percent                           Percent
                                                 of Loans                          of Loans                          of Loans
                                                 in Category                       in Category                       in Category
                                                 to Total                          to Total                          to Total
                                 Amount          Loans            Amount           Loans            Amount           Loans
                               ---------        ---------        ---------        ---------        ---------        ---------
                                                                       (Dollars in thousands)
Mortgage loans:
 One- to four-family.......    $    --            59.43%         $     --           62.88%         $   333            52.94%
 Multi-family..............         --             5.49                --            2.02               77             3.45
 Commercial................         --            10.30                --            9.55              266             8.46
 Construction..............         --            18.65                --           19.72              240            28.79
 Land......................         --             1.91                --            1.94              158             2.96
Non-mortgage loans:
 Consumer loans............         --             3.91                --            3.58               39             3.21
 Commercial business loans.         --             0.31                --            0.31                7             0.19
Unallocated................        972              N/A             1,138             N/A               --              N/A
                               ---------        ---------        ---------        ---------        ---------        ---------
   Total allowance
      for loan losses......      $ 972           100.00%           $1,138           100.00%        $ 1,120            100.00%
                               =========        =========        =========        =========        =========        =========

                                                      At September 30,                                        At
                               ------------------------------------------------------------                June 30,
                                          1995                             1996                              1997
                               --------------------------        --------------------------        --------------------------
                                                 Percent                           Percent                           Percent
                                                 of Loans                          of Loans                          of Loans
                                                 in Category                       in Category                       in Category
                                                 to Total                          to Total                          to Total
                                 Amount          Loans            Amount           Loans            Amount           Loans
                               ---------        ---------        ---------        ---------        ---------        ---------
                                                                           (Dollars in thousands)
Mortgage loans:
 One- to four-family.......    $    278           53.03%         $    261            48.51%        $    253           48.92%
 Multi-family..............          81            6.21                83             6.35              130            6.18
 Commercial................         271            8.84               317            13.41              363           14.11
 Construction..............         337           24.23               316            23.83              510           21.86
 Land......................          98            3.47               102             3.09              136            3.35
Non-mortgage loans:
 Consumer loans............          44            4.09                46             4.57               50            5.23
 Commercial business loans.          10            0.13                 8             0.24               50            0.35
Unallocated................          --             N/A                --             N/A                --            N/A
                               ---------        ---------        ---------        ---------        ---------        ---------
   Total allowance
      for loan losses......    $  1,119           100.00%        $  1,133          100.00%         $  1,454          100.00%
                               =========        =========        =========        =========        =========        =========

Investment Activities

     Under Washington law, savings banks are permitted to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies, certain certificates of deposit of insured banks and savings institutions, banker's acceptances, repurchase agreements, federal funds, commercial paper, investment grade corporate debt securities and obligations of States and their political sub-divisions.

     As of June 30, 1997, the Savings Bank's investment securities portfolio consisted entirely of mortgage-backed securities and FHLB-Seattle stock. At June 30, 1997, the Savings Bank's investment in FHLB-Seattle stock totalled $1.6 million. The market value of the Savings Bank's investment securities portfolio amounted to $11.2 million, $6.4 million and $5.7 million at September 30, 1995 and 1996 and June 30, 1997, respectively.

     The Holding Company and the Savings Bank may invest a portion of the net proceeds from the Offerings in short term U.S. government and agency obligations. See "USE OF PROCEEDS."

     The following table sets forth the investment securities portfolio and carrying values at the dates indicated.

                                                             At September 30,
                                  ----------------------------------------------------------------------      At June 30,
                                          1994                     1995                    1996                   1997
                                  ----------------------   ---------------------   ---------------------  ---------------------
                                  Amortized   Percent of   Amortized  Percent of   Amortized  Percent of  Amortized  Percent of
                                   Cost(1)      Total       Cost(1)     Total       Cost(1)     Total      Cost(1)     Total
                                  ---------   ----------   ---------  ----------   ---------  ----------  ---------  ----------
                                                              (In thousands)
Held to Maturity
  (at amortized cost):
 Debt Securities:
  U.S. Treasury obligations..       $ 6,998       40.38%    $ 2,504       22.15%     $   --         --%     $   --          --%
  U.S. Government agency
   obligations...............         1,000        5.77       1,000        8.84          --         --          --          --
Mortgage-backed securities...         7,402       42.71       6,352       56.19       4,951      75.91       4,172       72.85
Investment certificates of
 deposit.....................           599        3.46          --          --          --         --          --          --
                                    -------      ------     -------      ------      ------     ------      ------      ------
Total held to maturity
 securities..................        15,999       92.32       9,856       87.18       4,951      75.91       4,172       72.85

Available for Sale (at
 market value):
Mortgage-backed securities...            --          --          --          --          --         --          --          --
FHLB stock...................         1,280        7.39%      1,363       12.06%      1,470      22.54%      1,555       27.15%
Other........................            50        0.29          86        0.76         102       1.55          --          --
                                    -------      ------     -------      ------      ------     ------      ------      ------
  Total available for sale
   securities................         1,330        7.68       1,449       12.82       1,572      24.09       1,555       27.15
                                    -------      ------     -------      ------      ------     ------      ------      ------

Total portfolio..............       $17,329      100.00%    $11,305      100.00%     $6,522     100.00%     $5,727      100.00%
                                    =======      ======     =======      ======      ======     ======      ======      ======

------------------
(1) The market value of the Savings Bank's investment portfolio amounted to $5.7 million as of June 30, 1997, $6.4 million as of September 30, 1996, $11.2 million as of September 30, 1995 and $16.9 million as of September 30, 1994. At June 30, 1997, the market values of the principal components of the Savings Bank's investment portfolio were: $4.1 million in mortgage-backed securities and $1.2 million in FHLB stock.

     The following table sets forth the maturities and weighted average yields of the debt and mortgage-backed securities in the Savings Bank's investment securities portfolio at June 30, 1997.

                                             Less Than              One to          Five to            Over Ten
                                             One Year             Five Years       Ten Years             Years
                                        -----------------      ---------------   --------------    ----------------
                                        Amount      Yield      Amount    Yield   Amount   Yield    Amount     Yield
                                        ------      -----      ------    -----   ------   -----    ------     -----
                                                                   (Dollars in thousands)
Held to Maturity:
Mortgage-backed securities...........  $     --       --%           $997   5.95% $   --     --%    $ 3,175      6.50%
                                       --------                 -------          ------            -------
Total held to maturity securities....  $     --       --            997    5.95  $   --     --       3,175      6.50
                                       ========                 =======          ======            =======

Available for Sale:
FHLB Stock...........................     1,555     7.50             --     --       --     --          --        --
Other................................        --       --             --     --       --     --          --        --
                                       --------                 -------          ------            -------
Total available for sale securities..     1,555     7.50             --     --       --     --          --        --
                                       --------                 -------          ------            -------

Total portfolio......................  $  1,555     7.50           $997   5.95   $   --     --     $ 3,175      6.50
                                       ========                 =======          ======            =======

Deposit Activities and Other Sources of Funds

     General. Deposits and loan repayments are the major sources of the Savings Bank's funds for lending and other investment purposes. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. Borrowings through the FHLB-Seattle may be used to compensate for reductions in the availability of funds from other sources. Presently, the Savings Bank has no other borrowing arrangements.

     Deposit Accounts. Substantially all of the Savings Bank's depositors are residents of Washington. Deposits are attracted from within the Savings Bank's market area through the offering of a broad selection of deposit instruments, including money market deposit accounts, regular savings accounts and certificates of deposit. Deposit account terms vary, according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of its deposit accounts, the Savings Bank considers current market interest rates, profitability to the Savings Bank, matching deposit and loan products and its customer preferences and concerns. In recent periods, the Savings Bank has used deposit interest rate promotions in connection with the opening of new branch offices. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

     The Savings Bank has recently adopted a strategy to extend the term of its liabilities in the form of longer term certificate accounts and maintain adequate liquidity levels to address its interest rate risk exposure. The implementation of such strategy, however, is not reflected in the Savings Bank's recent financial data as most of its liabilities are still in the form of short term certificate accounts. See "RISK FACTORS -- Potential Adverse Impact of Changes in Interest Rates."

     At June 30, 1997 the Savings Bank had $22.8 million of jumbo certificates of deposit, which includes $8.0 million in public unit funds.. The Savings Bank does not solicit brokered deposits and believes that its jumbo certificates of deposit, which represented 13.6% of total deposits at June 30, 1997, present similar interest rate risk to its other deposit products.

     In the unlikely event the Savings Bank is liquidated after the Conversion, depositors will be entitled to full payment of their deposit accounts prior to any payment being made to the Holding Company, as the sole stockholder of the Savings Bank. See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank -- Liquidation Rights."

  The following table sets forth information concerning the Savings Bank's time deposits and other interest-bearing deposits at June 30, 1997.


Weighted
Average                                                                                           Percentage
Interest                                                                               Minimum     of Total
Rate         Term          Category                                        Amount      Balance     Deposits
----         ----          --------                                        ------      -------    ----------
                                                                       (In thousands)

  --%                      Non-Interest Bearing                           $  4,601                   2.75%
2.50                       NOW Checking                                     17,515                  10.48
2.98                       Passbook Savings                                 25,130                  15.04
3.92                       Money Market Accounts                            13,667                   8.18

                           Certificates of Deposit(1)
                           --------------------------

5.65                         Maturing within 1 year                         77,096                  46.13
5.95                         Maturing after 1 year but within 2 years       19,100                  11.43
6.24                         Maturing after 2 years but within 5 years       7,393                   4.42
6.53                         Maturing after 5 years                            418                   0.25
                                                                          --------               --------
                                                                           104,007                  62.23
                                                                          --------               --------
                           Other Deposits                                    2,220                   1.32
                                                                          --------               --------
4.61                       TOTAL                                          $167,140                 100.00%
                                                                          ========               ========

-----------------
(1)Based on remaining maturity of certificates.

     The following table indicates the amount of the Savings Bank's jumbo certificates of deposit by time remaining until maturity as of June 30, 1997. Jumbo certificates of deposit have principal balances of $100,000 or more and the rates paid on such accounts are generally negotiable.


Maturity Period                       Amount
---------------                   --------------
                                  (In thousands)
Three months or less............        $10,547
Over three through six months...          2,392
Over six through twelve months..          5,913
Over twelve months..............          3,937
                                        -------
    Total.......................        $22,789
                                        =======

Deposit Flow

     The following table sets forth the balances of savings deposits in the various types of savings accounts offered by the Savings Bank at the dates indicated.

                                                              At September 30,
                              -------------------------------------------------------------------------------
                                    1994                     1995                           1996
                              ------------------  ----------------------------   ----------------------------
                                         Percent            Percent                        Percent
                                         of                 of      Increase               of      Increase
                              Amount     Total    Amount    Total   (Decrease)   Amount    Total   (Decrease)
                              ------     -----    ------    -----   ----------   ------    -----   ----------
                                                         (Dollars in thousands)
Non-interest-bearing.......   $  2,408    1.87%  $  3,116    2.18%    $   708   $  3,571    2.28%    $   455
NOW checking...............     17,391   13.52     17,525   12.25         134     18,003   11.50         478
Passbook savings accounts..     30,319   23.56     25,553   17.86      (4,766)    25,400   16.22        (153)
Money market deposit.......     11,948    9.29     12,734    8.90         786     13,364    8.54         630
Certificates of deposit
 which mature in the year
 ending:
Within 1 year..............     43,087   33.49     52,658   36.80       9,571     64,202   41.01      11,544
After 1 year, but within 2
 years.....................     13,959   10.85     19,434   13.58       5,475     18,737   11.97        (697)
After 2 years, but within
 5 years...................      5,962    4.63      8,911    6.23       2,949      9,814    6.27         903
Certificates maturing
 thereafter................        951    0.74        844    0.59        (107)       579    0.37        (265)

Other......................      2,644    2.05      2,309    1.61        (335)     2,879    1.84         570
                              --------  ------   --------  ------     -------   --------  ------     -------

     Total.................   $128,669  100.00%  $143,084  100.00%    $14,415   $156,549  100.00%    $13,465
                              ========  ======   ========  ======     =======   ========  ======     =======
                                       At June 30,
                                          1997
                              -----------------------------
                                        Percent
                                        of       Increase
                              Amount    Total    (Decrease)
                              ------    -----    ----------
                                 (Dollars in thousands)
Non-interest-bearing.......  $  4,601    2.75%    $ 1,030
NOW checking...............    17,515   10.48        (488)
Passbook savings accounts..    25,130   15.04        (270)
Money market deposit.......    13,667    8.18         303
Certificates of deposit
 which mature in the year
 ending:
Within 1 year..............    77,096   46.13      12,894
After 1 year, but within 2
 years.....................    19,100   11.43         363
After 2 years, but within
 5 years...................     7,393    4.42      (2,421)
Certificates maturing
 thereafter................       418    0.25        (161)

Other......................     2,220    1.32        (659)
                             --------  ------     -------

     Total.................  $167,140  100.00%    $10,591
                             ========  ======     =======

Time Deposits by Rates

     The following table sets forth the time deposits in the Savings Bank classified by rates as of the dates indicated.

                                                                                 At September 30,                     At
                                                                     ------------------------------------          June 30,
                                                                       1994          1995          1996              1997
                                                                       ----          ----          ----             ------
                                                                                  (Dollars in thousands)
2.00 - 3.99%.......................................                  $ 12,641      $    346      $    171          $    158
4.00 - 4.99%.......................................                    23,797         3,220         6,802                --
5.00 - 5.99%.......................................                    24,003        39,921        53,278            83,766
6.00 - 6.99%.......................................                     1,589        31,473        26,914            14,941
7.00% and over.....................................                     1,929         6,887         6,167             5,142
                                                                     --------      --------      --------          --------
Total..............................................                  $ 63,959      $ 81,847      $ 93,332          $104,007
                                                                     ========      ========      ========          ========

Time Deposits by Maturities

  The following table sets forth the amount and maturities of time deposits at June 30, 1997.

                                                              Amount Due
                                               --------------------------------------------
                                                                         After
                                                             One to     Two to
                                               Less Than      Two        Five      After
                                               One Year      Years       Years   Five Years     Total
                                               ---------     -----       -----   ----------     -----
                                                                      (Dollars in thousands)
2.00 - 3.99%..........................         $    158    $     --    $     --   $     --    $    158
4.00 - 4.99%..........................               --          --          --         --          --
5.00 - 5.99%..........................           65,641      14,228       3,577        320      83,766
6.00 - 6.99%..........................           10,843       1,902       2,195          1      14,941
7.00% and over........................              454       2,970       1,621         97       5,142
                                               --------    --------    --------   --------    --------
Total.................................         $ 77,096    $ 19,100    $  7,393   $    418    $104,007
                                               ========    ========    ========   ========    ========

Deposit Activities

   The following table sets forth the savings activities of the Savings Bank for the periods indicated.

                                                                                               Nine Months Ended
                                                               Year Ended September 30,             June 30,
                                                           --------------------------------   --------------------
                                                            1994         1995        1996       1996       1997
                                                            ----         ----        ----       ----       ----
                                                                                (In thousands)
Beginning balance..................................        $125,402    $128,669    $143,084   $143,084    $156,549
Net deposits (withdrawals) before
 interest credited.................................          (1,349)      8,719       6,516      7,276       5,026
Interest credited..................................           4,616       5,696       6,949      5,147       5,565
                                                           --------    --------    --------   --------    --------
Net increase in deposits...........................           3,267      14,415      13,465     12,423      10,591
                                                           --------    --------    --------   --------    --------
Ending balance.....................................        $128,669    $143,084    $156,549   $155,507    $167,140
                                                           ========    ========    ========   ========    ========

Borrowings

    Savings deposits are the primary source of funds for the Savings Bank's lending and investment activities and for general business purposes. The Savings Bank has the ability to use advances from the FHLB-Seattle to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The FHLB-Seattle functions as a central reserve bank providing credit for savings and loan associations and certain other member financial institutions. As a member of the FHLB-Seattle, the Savings Bank is required to own capital stock in the FHLB-Seattle and is authorized to apply for advances on the security of such stock and certain of its mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the U.S. Government) provided certain creditworthiness standards have been met. Advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit. At June 30, 1997, the Savings Bank maintained an uncommitted credit facility with the FHLB-Seattle that provided for immediately available advances up to an aggregate amount of $41.2 million, under which $13.8 million was outstanding.

    The following table sets forth certain information regarding short-term borrowings by the Savings Bank at the end of and during the periods indicated using monthly average balance:

                                                                          At or For the
                                                                           Nine Months
                                                  At or For the               Ended
                                             Year Ended September 30,        June 30,
                                             ------------------------     -------------
                                             1994     1995      1996      1996      1997
                                             ----     ----      ----      ----      ----
                                                                 (In thousands)
Maximum amount of short-term
 FHLB advances at any month end...........  $3,200   $12,500   $13,000   $13,000    $16,500

Approximate average short-term FHLB
  advances outstanding....................     267     8,992     9,500     9,444      5,333

Approximate weighted average rate
 paid on short-term FHLB advances.........    5.41%     6.16%     5.57%     5.64%      5.48%

Total short-term FHLB advances at
 end of period............................   3,200    12,500    12,000     7,000      2,000

Competition

  The Savings Bank operates in an intensely competitive market for the attraction of savings deposits (its primary source of lendable funds) and in the origination of loans. Historically, its most direct competition for savings deposits has come from large commercial banks, thrift institutions and credit unions in its primary market area. Particularly in times of high interest rates, the Savings Bank has faced additional significant competition for investors' funds from short-term money market securities and other corporate and government securities. The Savings Bank's competition for loans comes principally from mortgage bankers, commercial banks and other thrift institutions. Such competition for deposits and the origination of loans may limit the Savings Bank's future growth and earnings prospects.

Subsidiary Activities

  The Savings Bank has one wholly-owned subsidiary, Timberland Service Corporation ("Timberland Service"), whose primary function is to act as the Savings Bank's escrow department. Additionally, Timberland Service's employees sell annuities through the Savings Bank.

Properties

  The Savings Bank operates eight full-service facilities. The Savings Bank owns its all of its offices except for the Port Orchard Loan Center, which is leased. The lease expires in July 1998.

  The following table sets forth certain information regarding the Savings Bank's offices at June 30, 1997, all of which are owned except for the loan center, which is leased.

                                                  Approximate
Location                            Year Opened  Square Footage    Deposits
--------                            -----------  --------------    --------
                                                                 (In thousands)
Main Office:

624 Simpson Avenue                      1966           7,700      $55,986
Hoquiam, Washington 98550

Branch Offices:

300 N. Boone Street                     1974           3,400       22,986
Aberdeen, Washington 98520

314 Main South                          1975           2,800       23,251
Montesano, Washington 98563

361 Damon Road                          1977           2,100       19,231
Ocean Shores, Washington 98569

2418 Meridian East                      1980           2,400       31,895
Edgewood, Washington 98371

12814 Meridian East (South Hill)        1996           4,200        4,485
Puyallup, Washington 98373

202 Auburn Way South                    1994           4,200        8,545
Auburn, Washington 98002

1201 Marvin Road, N.E.                  1997           4,400          761
Lacey, Washington 98516

Loan Center:

Port Orchard Loan Center                1995             444          N/A
700 Prospect Street, Suite #102
Port Orchard, Washington 98366

                                                 Approximate
Location                       Year Opened      Square Footage     Deposits
--------                       -----------      --------------     --------
Data Center:

422 6th Street                   1990                2,700            N/A
Hoquiam, Washington 98550

    The Savings Bank also operates 10 proprietary ATMs that are part of a nationwide cash exchange network.

Personnel

    As of June 30, 1997, the Savings Bank had 77 full-time employees and 17 part-time employees. The employees are not represented by a collective bargaining unit and the Savings Bank believes its relationship with its employees is good.

Legal Proceedings

    Periodically, there have been various claims and lawsuits involving the Savings Bank, such as claims to enforce liens, condemnation proceedings on properties in which the Savings Bank holds security interests, claims involving the making and servicing of real property loans and other issues incident to the Savings Bank's business. The Savings Bank is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of the Savings Bank.

                       MANAGEMENT OF THE HOLDING COMPANY

    Directors shall be elected by the stockholders of the Holding Company for staggered three-year terms, or until their successors are elected and qualified. The Holding Company's Board of Directors consists of nine persons divided into three classes, each of which contains one third of the Board. One class, consisting of Messrs. Richard R. Morris, Jon C. Parker and James C. Mason, has a term of office expiring at the first annual meeting of stockholders; a second class, consisting of Messrs. Clarence E. Hamre, Robert Backstrom and Ms. Andrea Clinton, has a term of office expiring at the second annual meeting of stockholders; and a third class, consisting of Messrs. Michael R. Sand, Alan E. Smith and Peter J. Majar, has a term of office expiring at the third annual meeting of stockholders.

    The executive officers of the Holding Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The executive officers of the Holding Company are:

     Name                Position With Holding Company
     ----                -----------------------------
     Clarence E. Hamre   Chairman of the Board, President and Chief Executive
                         Officer
     Michael R. Sand     Executive Vice President and Secretary
     Paul G. MacLeod     Treasurer

     Since the formation of the Holding Company, none of the executive officers, directors or other personnel has received remuneration from the Holding Company. Information concerning the principal occupations, employment and compensation of the directors and officers of the Holding Company during the past five years is set forth under "MANAGEMENT OF THE SAVINGS BANK -- Biographical Information."

                         MANAGEMENT OF THE SAVINGS BANK

Directors and Executive Officers

     The Board of Directors of the Savings Bank is presently composed of nine members, who are elected for terms of three years, one third of whom are elected annually in accordance with the Bylaws of the Savings Bank. The executive officers of the Savings Bank are elected annually by the Board of Directors and serve at the Board's discretion. The following table sets forth information with respect to the Directors and executive officers of the Savings Bank.


                                                                                            Current
                                                                               Director     Term
Name                          Age (1)    Position with Savings Bank            Since        Expires
----                          -------    --------------------------            --------     -------
Clarence E. Hamre                63      Chairman of the Board, President,     1969         1999
                                           Chief Executive Officer and
                                           Director
Michael R. Sand                  42      Executive Vice President,
                                           Secretary and Director              1993         2000
Andrea M. Clinton                40      Director                              1996         1999
Robert Backstrom                 68      Director                              1992         1999
Richard R. Morris, Jr.           59      Director                              1992         1998
Alan E. Smith                    65      Director                              1992         2000
Peter J. Majar                   69      Director                              1987         2000
Jon C. Parker                    48      Director                              1992         1998
James C. Mason                   42      Director                              1993         1998


-------------------------
(1)  As of June 30, 1997.

Biographical Information

          Set forth below is certain information regarding the Directors and executive officers of the Savings Bank. Unless otherwise stated, each Director and executive officer has held his or her current occupation for the last five years. All Directors and executive officers reside in Hoquiam, Washington, unless otherwise indicated. There are no family relationships among or between the directors or executive officers.

          Clarence E. Hamre has served as the Savings Bank's President and Chief Executive Officer since 1969. Mr. Hamre is President of the 7th Street Theater Rehabilitation Group and is a member of the Building Committee of the Saron Lutheran Church. He also serves on the Board of Directors of the Hoquiam Development Association and is past Chairman of the Board and a Board member of the Washington Savings League.

          Michael R. Sand is the Savings Bank's Executive Vice President. Mr. Sand is the President of the Aberdeen Neighborhood Housing Services, the former President of the Grays Harbor Chamber of Commerce and a member of the Hoquiam Lion's Club.

          Andrea M. Clinton is an interior designer and the owner of AMC Interiors. Ms. Clinton is a volunteer for the Olympia School District, the Black Hills Bambino Baseball League and the Christman Forest Auction. She resides in Olympia, Washington.

          Robert Backstrom is retired after serving as owner of Price & Price Real Estate and Insurance, Montesano, Washington for 31 years. He is a past President of the Montesano Chamber of Commerce and Montesano Little League. He resides in Montesano, Washington.

          Richard R. Morris, Jr. is the owner of Dick's Food Centers, Inc., a retail grocery. Mr. Morris serves on the Boards of Directors of the Washington Food Industry and the Economic Development Council of Gray Harbor County. He is also a member of the Hoquiam Rotary Club. He resides in Ocean Shores, Washington.

          Alan E. Smith is the former owner of Harbor Drug, Inc., a retail pharmacy. Mr. Smith is past President of the Hoquiam Development Association and the Hoquiam Retail Trade Board and is a member of the Board of Directors of the Washington State Pharmaceutical Association.

          Peter J. Majar is retired as General Manager of Hoquiam Plywood Co., Inc., a plywood manufacturer, President of the Plywood Marketing Association and President of PMA Transportation Company, Vancouver, Washington. Mr. Majar is a member of the Aberdeen Lion's Club and is involved in various church, fraternal and mission activities. He was a long time member of the Board of Directors of Goodwill Industries when it was located in Grays Harbor, Washington. He resides in Aberdeen, Washington.

          Jon C. Parker is a member of the law firm of Parker, Johnson & Parker P.S., Hoquiam, Washington. Parker, Johnson & Parker P.S. serves as general counsel to the Savings Bank. Mr. Parker was admitted to practice in 1974 and is a member in good standing of the American, Washington State and Grays Harbor Bar Associations. Mr. Parker is also involved in charitable and civic organizations in Hoquiam and Grays Harbor County, Washington.

          James C. Mason is the President and owner of Mason Timber Co. Mr. Mason is past President of the Aberdeen YMCA and serves as a member of the Aberdeen School Board, the Grays Harbor Community Hospital Foundation Board, the Bishop Foundation Board, and the Aberdeen Rotary Club. He resides in Aberdeen, Washington.

Meetings and Committees of the Board of Directors

          The business of the Savings Bank is conducted through meetings and activities of the Board of Directors and its committees. During the fiscal year ended September 30, 1996, the Board of Directors held 24 meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and of committees on which such director served. The Holding Company's Audit Committee also consists of Directors Backstrom, Majar, Smith, Hamre and Sand.

          The Audit Committee, consisting of Directors Backstrom, Majar, Smith, Hamre and Sand, is responsible for meeting with the Savings Bank's internal and external auditors to discuss the results of the annual audit and any related matters. The Audit Committee is also responsible for the Savings Bank's employee compliance issues. The Board also receives and reviews the reports and findings and other information presented to them by the Savings Bank's outside auditor. The Audit Committee meets as needed and met once during the nine months ended June 30, 1997.

          The Loan Committee, consisting of all of the Directors, meets bi-monthly and is responsible for reviewing and approving the Savings Bank's loans. The Loan Committee met 18 times during the nine months ended June 30, 1997.

          The Salary Committee, consisting of Directors Mason and Morris, makes recommendations to the full Board of Directors concerning employee compensation. The Salary Committee meets as needed and met once during the nine months ended June 30, 1997.

          The Nominating Committee, consisting of Directors Majar, Parker and Morris, meets as needed and is responsible for selecting qualified individuals to fill openings on the Board of Directors. The Nominating Committee met once during the nine months ended June 30, 1997.

          The Savings Bank also maintains standing Community Reinvestment Act ("CRA") and Budget Committees.

Directors' Compensation

          Board Fees. Except for the Messrs. Hamre and Sand, Directors are paid $500 per month and $250 for each regular Board meeting that they attend. Directors also receive $200 for each special Board meeting or committee meeting that they attend. Director fees totalled $59,985 for the year ended September 30, 1996. It is currently anticipated that, after completion of the Conversion, directors' fees will be paid by the Holding Company and no separate fees will be paid for service on the Board of Directors of the Savings Bank.

          Deferred Compensation Plan. The Savings Bank maintains a deferred compensation plan for the benefit of directors who may elect to defer receipt of all or a portion of their fees until retirement or termination of service. At the director's election, benefits are distributed in a lump sum or installment payments. At June 30, 1997, none of the Savings Bank's directors had elected to participate in the plan.

Executive Compensation

          Summary Compensation Table. The following information is furnished for Mr. Hamre. No other executive officer of Savings Bank received salaries and bonuses in excess of $100,000 during the year ended September 30, 1996.


                                   Annual Compensation
                         -----------------------------------------
Name and                                            Other Annual       All Other
Position                 Year   Salary    Bonus    Compensation(1)  Compensation(2)
--------                 ----   ------    -----    ---------------  ---------------
Clarence E. Hamre        1996  $146,588   $29,997            --          $59,148
  President and Chief
  Executive Officer


-------------------
(1) Includes perquisites and other personal benefits, unless the aggregate amount of such compensation is the lesser of either $50,000 or 10% or total annual salary and bonus.
(2) Includes amounts paid in connection with (i) any contract or arrangement with the Savings Bank, (ii) dollar value of amounts earned on long-term incentive plans; (iii) contributions made by the Savings Bank on behalf of the officer to vested and unvested defined contribution plans;

          Deferred Compensation Agreement. The Savings Bank has entered into a deferred compensation agreement with Mr. Hamre which provides that, commencing upon his retirement at or after age 65, Mr. Hamre will receive $2,000 per month for life. The monthly benefit is reduced to $1,600 per month in the event of Mr. Hamre's retirement prior to age 65. At Mr. Hamre's death, the monthly benefit would be payable to his surviving spouse until the earlier to occur of her death or 60 months. At June 30, 1997, the Savings Bank had accrued $166,000 in compensation expense with respect to its obligation to Mr. Hamre under the agreement.

Benefits

          General. The Savings Bank currently pays 100% of the premiums for medical, life and disability insurance benefits for full-time employees, subject to certain deductibles.

          Employee Severance Compensation Plan. In connection with the Conversion, the Board of Directors of the Savings Bank intends to adopt an Employee Severance Compensation Plan (the "Severance Plan") to provide benefits to eligible employees in the event of a change in control of the Holding Company or the Savings Bank (as defined in the Severance Plan). In general, all employees with two or more years of service will be eligible to participate in the Severance Plan. Under the Severance Plan, in the event of a change in control of the Holding

Company or the Savings Bank, eligible employees who are terminated or who terminate employment (but only upon the occurrence of events specified in the Severance Plan) within 12 months of the effective date of a change in control will be entitled to a payment based on years of service with the Savings Bank. The maximum payment for any eligible employee would be equal to 24 months of their current compensation. Assuming that a change in control had occurred at June 30, 1997 and the termination of all eligible employees, the maximum aggregate payment due under the Severance Plan would have been approximately $3.3 million.

     Profit Sharing Plan. The Savings Bank maintains a tax-qualified profit sharing plan (the "Plan") for the benefit of employees with one year of service who have attained age 21. Eligible employees who are employed on the last day of the Plan year must complete at least 501 hours of service during the Plan year in order to share in the Savings Bank's annual discretionary contribution. Employees who terminate employment during the Plan year must complete at least 501 hours of service in order to share in the annual contribution. The Savings Bank's annual contribution is 10% of their individual compensation. For this purpose, "compensation" includes a participant's wages, salary, overtime, bonus, and commissions. However, under the Code only the first $160,000 (indexed) of compensation is taken into account in determining the contribution on behalf of each participant. The Savings Bank's contributions vest over a six-year period with 10 percent vested upon the completion of each of the first two years of service and an additional 20 percent vested for each additional year of service. A participant is fully vested at retirement, upon death or disability, or upon termination of the Plan. Distributions under the Plan are available, at the participant's option, in a lump sum or in annual installments over a period not exceeding the joint life expectancy of the participant and his or her designated beneficiary.

     Generally, the investment of Plan assets is directed by plan participants. In connection with the Conversion, the investment options available to participants will be expanded to include the opportunity to direct the investment of their Plan account balance to purchase shares of the Common Stock. A participant in the Plan who elects to purchase Common Stock in the Conversion through the Plan will receive the same subscription priority and be subject to the same individual purchase limitations as if the participant had elected to make such a purchase using other funds. See "THE CONVERSION -- Limitations on Purchases of Shares."

     During the year ended September 30, 1996, the Savings Bank contributed approximately $178,000 to the Plan.

     Profit Sharing Bonus Plan. The Savings Bank maintains a discretionary bonus plan which is based on the Savings Bank's net income for each fiscal year. Under the Plan, Mr. Hamre receives 1% of the Savings Bank's net income and the remaining employees of the Savings Bank receive a total of 3.00% of net income, divided up based upon each employee's salary to total employees' salaries. During the year ended September 30, 1996, Mr. Hamre received $30,000 under the Plan. The Savings Bank's Board of Directors has not determined whether or not to continue this plan following the consummation of the Conversion. However, if continued, it is anticipated that any bonus payments will be determined based on the Savings Bank's net income only. See "PROSPECTUS SUMMARY -- Benefits of Conversion to Management -- Profit Sharing Bonus Plan."

     Employee Stock Ownership Plan. The Board of Directors has authorized the adoption by the Savings Bank of an ESOP for employees of the Savings Bank to become effective upon the completion of the Conversion. The ESOP is intended to satisfy the requirements for an employee stock ownership plan under the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Employees of the Holding Company and the Savings Bank who have been credited with at least six months of service will be eligible to participate in the ESOP.

     In order to fund the purchase of up to 8% of the Common Stock to be issued in the Conversion, it is anticipated that the ESOP will borrow funds from the Holding Company. Such loan will equal 100% of the aggregate purchase price of the Common Stock. The loan to the ESOP will be repaid principally from the Savings Bank's contributions to the ESOP and dividends payable on Common Stock held by the ESOP over the anticipated

10 year term of the loan. The interest rate for the ESOP loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the Conversion. See "PRO FORMA DATA." To the extent that the ESOP is unable to acquire 8% of the Common Stock issued in the Conversion, it is anticipated that such additional shares will be acquired following the Conversion through open market purchases.

     In any plan year, the Savings Bank may make additional discretionary contributions to the ESOP for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by the Holding Company. The timing, amount, and manner of such discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.

     Shares purchased by the ESOP with the proceeds of the loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of total compensation. Forfeitures will be reallocated among the remaining plan participants.

     Participants will vest in their accrued benefits under the ESOP at the rate of 20% per year, beginning upon the completion of two years of participation. A participant is fully vested at retirement, in the event of disability or upon termination of the ESOP. Benefits are distributable upon a participant's retirement, early retirement, death, disability, or termination of employment. The Savings Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

     It is anticipated that Messrs. ___________ and ______________ of the Savings Bank will be appointed by the Board of Directors of the Savings Bank to serve as trustees of the ESOP. Under the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of plan participants and unallocated shares and allocated shares for which no instructions are received must be voted in the same ratio on any matter as those shares for which instructions are given.

     Pursuant to SOP 93-6, compensation expense for a leveraged ESOP is recorded at the fair market value of the ESOP shares when committed to be released to participants' accounts. See "PRO FORMA DATA" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Results of Operations -- Comparison of Operating Results for the Nine Months Ended June 30, 1996 and 1997."


     The ESOP will be subject to the requirements of ERISA and the regulations of the IRS and the Department of Labor issued thereunder. The Savings Bank intends to request a determination letter from the IRS regarding the tax-qualified status of the ESOP. Although no assurance can be given that a favorable determination letter will be issued, the Savings Bank expects that a favorable determination letter will be received by the ESOP.

     1997 Stock Option Plan. The Board of Directors of the Holding Company intends to adopt the Stock Option Plan and to submit the Stock Option Plan to the stockholders for approval at a meeting held no earlier than six months following consummation of the Conversion. The approval of a majority vote of the Holding Company's outstanding shares is required prior to the implementation of the Stock Option Plan within one year of the consummation of the Conversion. The Stock Option Plan will comply with all applicable regulatory requirements.

     The Stock Option Plan will be designed to attract and retain qualified management personnel and nonemployee directors, to provide such officers, key employees and nonemployee directors with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Savings Bank, and to reward officers and key employees for outstanding performance. The Stock Option Plan will provide for the

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grant of incentive stock options ("ISOs") intended to comply with the requirements of Section 422 of the Code and for nonqualified stock options ("NQOs"). Upon receipt of stockholder approval of the Stock Option Plan, stock options may be granted to key employees of the Holding Company and its subsidiaries, including the Savings Bank. Unless sooner terminated, the Stock Option Plan will continue in effect for a period of ten years from the date the Stock Option Plan is approved by stockholders.

     A number of authorized shares of Common Stock equal to 10% of the number of shares of Common Stock issued in connection with the Conversion will be reserved for future issuance under the Stock Option Plan (575,000 shares based on the issuance of 5,750,000 shares at the maximum of the Estimated Valuation Range). Shares acquired upon exercise of options will be authorized but unissued shares or treasury shares. In the event of a stock split, reverse stock split, stock dividend, or similar event, the number of shares of Common Stock under the Stock Option Plan, the number of shares to which any award relates and the exercise price per share under any option may be adjusted by the Board to reflect the increase or decrease in the total number of shares of Common Stock outstanding.

     The Stock Option Plan will be administered and interpreted by the Board of Directors. The Board will determine which nonemployee directors, officers and key employees will be granted options, whether, in the case of officers and employees, such options will be ISOs or NQOs, the number of shares subject to each option, and the exercisability of such options. All options granted to nonemployee directors will be NQOs. The per share exercise price of all options will equal at least 100% of the fair market value of a share of Common Stock on the date the option is granted.

     Under current regulations, if the Stock Option Plan is implemented within one year of the consummation of the Conversion, (i) no officer or employees could receive an award of options covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the Stock Option Plan.

     It is anticipated that all options granted under the Stock Option Plan will be granted subject to a vesting schedule whereby the options become exercisable over a specified period following the date of grant. Under current regulations, if the Stock Option plan is implemented within the first year following consummation of the Conversion the minimum vesting period will be five years. All unvested options will be immediately exercisable in the event of the recipient's death or disability. Unvested options also will be exercisable following a change in control (as defined in the Stock Option Plan) of the Holding Company or the Savings Bank to the extent authorized or not prohibited by applicable law or regulations. Regulations currently provide that if the Stock Option Plan is implemented prior to the first anniversary of the Conversion, vesting may not be accelerated upon a change in control of the Holding Company or the Savings Bank.

     Each stock option that is awarded to an officer or key employee will remain exercisable at any time on or after the date it vests through the earlier to occur of the tenth anniversary of the date of grant or three months after the date on which the optionee terminates employment (one year in the event of the optionee's termination by reason of death or disability), unless such period is extended by the Committee. Each stock option that is awarded to a nonemployee director will remain exercisable through the earlier to occur of the tenth anniversary of the date of grant or one year (two years in the event of a nonemployee director's death or disability) following the termination of a nonemployee director's service on the Board. All stock options are nontransferable except by will or the laws of descent or distribution.

     Under current provisions of the Code, the federal tax treatment of ISOs and NQOs is different. With respect to ISOs, an optionee who satisfies certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised. If the holding period requirements are satisfied, the optionee will generally recognize capital gain or loss upon a subsequent disposition of the shares of Common Stock received upon the exercise of a stock option. If the holding period requirements are not satisfied, the difference between the fair market value of the Common Stock on the date of grant and the option exercise price, if any, will be taxable

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to the optionee at ordinary income tax rates.  A federal income tax deduction generally will not be available to the Holding Company as a result of the grant or exercise of an ISO, unless the optionee fails to satisfy the holding period requirements. With respect to NQOs, the grant of an NQO generally is not a taxable event for the optionee and no tax deduction will be available to the Holding Company. However, upon the exercise of an NQO, the difference between the fair market value of the Common Stock on the date of exercise and the option exercise price generally will be treated as compensation to the optionee upon exercise, and the Holding Company will be entitled to a compensation expense deduction in the amount of income realized by the optionee.

     Although no specific award determinations have been made at this time, the Holding Company and the Savings Bank anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent and under terms and conditions permitted by applicable regulations. The size of individual awards will be determined prior to submitting the Stock Option Plan for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting.

     Management Recognition Plan. Following the Conversion, the Board of Directors of the Holding Company intends to adopt an MRP for officers, employees, and nonemployee directors of the Holding Company and the Savings Bank, subject to shareholder approval. The MRP will enable the Holding Company and the Savings Bank to provide participants with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Savings Bank. The MRP will comply with all applicable regulatory requirements. Under current regulations, the approval of a majority vote of the Holding Company's outstanding shares is required prior to the implementation of the MRP within one year of the consummation of the Conversion.

     The MRP expects to acquire a number of shares of Common Stock equal to 4% of the Common Stock issued in connection with the Conversion (230,000 shares based on the issuance of 5,750,000 shares in the Conversion at the maximum of the Estimated Valuation Range). Such shares will be acquired on the open market, if available, with funds contributed by the Holding Company or the Savings Bank to a trust which the Holding Company may establish in conjunction with the MRP ("MRP Trust") or from authorized but unissued shares or treasury shares of the Holding Company.

     The Board of Directors of the Holding Company will administer the MRP, members of which will also serve as trustees of the MRP Trust, if formed. The trustees will be responsible for the investment of all funds contributed by the Holding Company or the Savings Bank to the MRP Trust. The Board of Directors of the Holding Company may terminate the MRP at any time and, upon termination, all unallocated shares of Common Stock will revert to the Holding Company.

     Shares of Common Stock granted pursuant to the MRP will be in the form of restricted stock payable ratably over a specified vesting period following the date of grant. During the period of restriction, all shares will be held in escrow by the Holding Company or by the MRP Trust. Under current regulations, if the MRP is implemented within the first year following consummation of the Conversion, the minimum vesting period will be five years. All unvested MRP awards will vest in the event of the recipient's death or disability. Unvested MRP awards will also vest following a change in control (as defined in the MRP) of the Holding Company or the Savings Bank to the extent authorized or not prohibited by applicable law or regulations. Regulations currently provide that, if the MRP is implemented prior to the first anniversary of the Conversion, vesting may not be accelerated upon a change in control of the Holding Company or the Savings Bank.

     A recipient of an MRP award in the form of restricted stock generally will not recognize income upon an award of shares of Common Stock, and the Holding Company will not be entitled to a federal income tax deduction, until the termination of the restrictions. Upon such termination, the recipient will recognize ordinary income in an amount equal to the fair market value of the Common Stock at the time and the Holding Company will be entitled to a deduction in the same amount after satisfying federal income tax withholding requirements. However, the recipient may elect to recognize ordinary income in the year the restricted stock is granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In that event, the

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

Holding Company will be entitled to a deduction in such year and in the same amount. Any gain or loss recognized by the recipient upon subsequent disposition of the stock will be either a capital gain or capital loss.

     Although no specific award determinations have been made at this time, the Holding Company and the Savings Bank anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent and under terms and conditions permitted by applicable regulations.
Under current regulations, if the MRP is implemented within one year of the consummation of the Conversion, (i) no officer or employees could receive an award covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the MRP. The size of individual awards will be determined prior to submitting the MRP for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting.

Transactions with the Savings Bank

     Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. The Savings Bank's policy is not to make any new loans or extensions of credit to the Savings Bank's executive officers and directors at different rates or terms than those offered to the general public. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his related interests, are in excess of the greater of $25,000 or 5% of the Savings Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. See "REGULATION -- Federal Regulation of Savings Banks -- Transactions with Affiliates." The aggregate amount of loans by the Savings Bank to its executive officers and directors was $807,000 at June 30, 1997, or approximately 1.1% of pro forma stockholders' equity (based on the issuance of the maximum of the Estimated Valuation Range).

     Jon C. Parker, a director of the Holding Company and the Savings Bank, is a member of the law firm of Parker, Johnson & Parker, P.S., Hoquiam, Washington, which serves as general counsel to the Savings Bank. The Savings Bank pays an annual retainer of $11,090. During the year ended September 30, 1996, the Savings Bank paid legal fees of approximately $12,200 to the firm.

                                   REGULATION

The Savings Bank

     General. As a state-chartered, federally insured savings bank, the Savings Bank is subject to extensive regulation. Lending activities and other investments must comply with various statutory and regulatory requirements, including prescribed minimum capital standards. The Savings Bank is regularly examined by the FDIC and the Division and files periodic reports concerning the Savings Bank's activities and financial condition with its regulators. The Savings Bank's relationship with depositors and borrowers also is regulated to a great extent by both federal law and the laws of Washington, especially in such matters as the ownership of savings accounts and the form and content of mortgage documents.

     Federal and state banking laws and regulations govern all areas of the operation of the Savings Bank, including reserves, loans, mortgages, capital, issuance of securities, payment of dividends and establishment of branches. Federal and state bank regulatory agencies also have the general authority to limit the dividends paid by insured banks and bank holding companies if such payments should be deemed to constitute an unsafe and unsound practice. The respective primary federal regulators of the Holding Company and the Savings Bank have authority

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

to impose penalties, initiate civil and administrative actions and take other steps intended to prevent banks from engaging in unsafe or unsound practices.

     State Regulation and Supervision. As a state-chartered savings bank, the Savings Bank is subject to applicable provisions of Washington law and the regulations of the Division adopted thereunder. Washington law and regulations govern the Savings Bank's ability to take deposits and pay interest thereon, to make loans on or invest in residential and other real estate, to make consumer loans, to invest in securities, to offer various banking services to its customers, and to establish branch offices. Under state law, savings banks in Washington also generally have all of the powers that federal mutual savings banks have under federal laws and regulations. The Savings Bank is subject to periodic examination and reporting requirements by and of the Division.

     Deposit Insurance. The FDIC insures deposits at the Savings Bank to the maximum extent permitted by law. The Savings Bank currently pays deposit insurance premiums to the FDIC based on a risk-based assessment system established by the FDIC for all SAIF-member institutions. Under applicable regulations, institutions are assigned to one of three capital groups which are based solely on the level of an institution's capital --"well capitalized," "adequately capitalized," and "undercapitalized" -- which are defined in the same manner as the regulations establishing the prompt corrective action system under the Federal Deposit Insurance Act ("FDIA"), as discussed below. The FDIC is authorized to raise assessment rates in certain circumstances. The Savings Bank's assessments expensed for the year ended September 30, 1996, equaled $1.2 million (including the FDIC SAIF assessment of $875,000).

     Pursuant to the Deposit Insurance Fund ("DIF") Act, which was enacted on September 30, 1996, the FDIC imposed a special assessment on each depository institution with SAIF-assessable deposits which resulted in the SAIF achieving its designated reserve ratio. In connection therewith, the FDIC reduced the assessment schedule for SAIF members, effective January 1, 1997, to a range of 0% to 0.27%, with most institutions, including the Savings Bank, paying 0%. This assessment schedule is the same as that for the BIF, which reached its designated reserve ratio in 1995. In addition, since January 1, 1997, SAIF members are charged an assessment of 0.065% of SAIF-assessable deposits for the purpose of paying interest on the obligations issued by the Financing Corporation ("FICO") in the 1980's to help fund the thrift industry cleanup. BIF-assessable deposits will be charged an assessment to help pay interest on the FICO bonds at a rate of approximately .013% until the earlier of December 31, 1999 or the date upon which the last savings association ceases to exist, after which time the assessment will be the same for all insured deposits.

     The DIF Act provides for the merger of the BIF and the SAIF into the Deposit Insurance Fund on January 1, 1999, but only if no insured depository institution is a savings association on that date. The DIF Act contemplates the development of a common charter for all federally chartered depository institutions and the abolition of separate charters for national banks and federal savings associations. It is not known what form the common charter may take and what effect, if any, the adoption of a new charter would have on the operation of the Savings Bank.

     The FDIC may terminate the deposit insurance of any insured depository institution if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances which could result in termination of the deposit insurance of the Savings Bank.

     Prompt Corrective Action. The FDIA requires each federal banking agency to implement a system of prompt corrective action for institutions which it regulates. The federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action. Under the regulations, an institution shall be deemed to be: (i) "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has

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

a Tier I risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a Tier I leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized;" (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances); (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a Tier I leverage capital ratio that is less than 3.0%; and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

     The FDIA also provides that a federal banking agency may, after notice and an opportunity for a hearing, reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or engaging in an unsafe or unsound practice. (The FDIC may not, however, reclassify a significantly undercapitalized institution as critically undercapitalized.)

     An institution generally must file a written capital restoration plan which meets specified requirements, as well as a performance guaranty by each company that controls the institution, with the appropriate federal banking agency within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly undercapitalized or critically undercapitalized. Immediately upon becoming undercapitalized, an institution shall become subject to the provisions of Section 38 of the FDIA, which sets forth various mandatory and discretionary restrictions on its operations.

     At June 30, 1997, the Savings Bank was categorized as "well capitalized" under the prompt corrective action regulations of the FDIC.

     Standards for Safety and Soundness. The FDIA requires the federal banking regulatory agencies to prescribe, by regulation, standards for all insured depository institutions relating to: (i) internal controls, information systems and internal audit systems; (ii) loan documentation; (iii) credit underwriting;
(iv) interest rate risk exposure; (v) asset growth; and (vi) compensation, fees and benefits. The federal banking agencies recently adopted final regulations and Interagency Guidelines Prescribing Standards for Safety and Soundness ("Guidelines") to implement safety and soundness standards required by the FDIA. The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The agencies also proposed asset quality and earnings standards which, if adopted in final, would be added to the Guidelines. Under the final regulations, if the FDIC determines that the Savings Bank fails to meet any standard prescribed by the Guidelines, the agency may require the Savings Bank to submit to the agency an acceptable plan to achieve compliance with the standard, as required by the FDIA. The final regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

     Capital Requirements. The FDIC's minimum capital standards applicable to FDIC-regulated banks and savings banks require the most highly-rated institutions to meet a "Tier 1" leverage capital ratio of at least 3% of total assets. Tier 1 (or "core capital") consists of common stockholders' equity, noncumulative perpetual preferred stock and minority interests in consolidated subsidiaries minus all intangible assets other than limited amounts of purchased mortgage servicing rights and certain other accounting adjustments. All other banks must have a Tier 1 leverage ratio of at least 100-200 basis points above the 3% minimum. The FDIC capital regulations establish a minimum leverage ratio of not less than 4% for banks that are not the most highly rated or are anticipating or experiencing significant growth.

     The FDIC's capital regulations require higher capital levels for banks which exhibit more than a moderate degree of risk or exhibit other characteristics which necessitate that higher than minimum levels of capital be maintained. Any insured bank with a Tier 1 capital to total assets ratio of less than 2% is deemed to be operating

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

in an unsafe and unsound condition pursuant to Section 8(a) of the FDIA unless the insured bank enters into a written agreement, to which the FDIC is a party, to correct its capital deficiency. Insured banks operating with Tier 1 capital levels below 2% (and which have not entered into a written agreement) are subject to an insurance removal action. Insured banks operating with lower than the prescribed minimum capital levels generally will not receive approval of applications submitted to the FDIC. Also, inadequately capitalized state nonmember banks will be subject to such administrative action as the FDIC deems necessary.

     FDIC regulations also require that banks meet a risk-based capital standard. The risk-based capital standard requires the maintenance of total capital (which is defined as Tier 1 capital and Tier 2 or supplementary capital) to risk weighted assets of 8% and Tier 1 capital to risk-weighted assets of 4%. In determining the amount of risk-weighted assets, all assets, plus certain off balance sheet items, are multiplied by a risk-weight of 0% to 100%, based on the risks the FDIC believes are inherent in the type of asset or item. The components of Tier 1 capital are equivalent to those discussed above under the 3% leverage requirement. The components of supplementary capital currently include cumulative perpetual preferred stock, adjustable-rate perpetual preferred stock, mandatory convertible securities, term subordinated debt, intermediate-term preferred stock and allowance for possible loan and lease losses. Allowance for possible loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of capital counted toward supplementary capital cannot exceed 100% of Tier 1 capital. The FDIC includes in its evaluation of a bank's capital adequacy an assessment of the exposure to declines in the economic value of the bank's capital due to changes in interest rates. However, no measurement framework for assessing the level of a bank's interest rate risk exposure has been codified. In the future, the FDIC will issue a proposed rule that would establish an explicit minimum capital charge for interest rate risk, based on the level of a bank's measured interest rate risk exposure.

     An undercapitalized, significantly undercapitalized, or critically undercapitalized institution is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. The plan must specify (i) the steps the institution will take to become adequately capitalized, (ii) the capital levels to be attained each year, (iii) how the institution will comply with any regulatory sanctions then in effect against the institution and (iv) the types and levels of activities in which the institution will engage. The banking agency may not accept a capital restoration plan unless the agency determines, among other things, that the plan "is based on realistic assumptions, and is likely to succeed in restoring the institution's capital" and "would not appreciably increase the risk...to which the institution is exposed." Under the FDIA, a bank holding company must guarantee that a subsidiary depository institution meet its capital restoration plan, subject to certain limitations. The obligation of a controlling bank holding company under the FDIA to fund a capital restoration plan is limited to the lesser of 5.0% of an undercapitalized subsidiary's assets and the amount required to meet regulatory capital requirements.

     The FDIA provides that the appropriate federal regulatory agency must require an insured depository institution that is significantly undercapitalized or is undercapitalized and either fails to submit an acceptable capital restoration plan within the time period allowed or fails in any material respect to implement a capital restoration plan accepted by the appropriate federal banking agency to take one or more of the following actions: (i) sell enough shares, including voting shares, to become adequately capitalized; (ii) merge with (or be sold to) another institution (or holding company), but only if grounds exist for appointing a conservator or receiver; (iii) restrict certain transactions with banking affiliates as if the "sister bank" requirements of
Section 23A of the Federal Reserve Act ("FRA") did not exist; (iv) otherwise restrict transactions with bank or non-bank affiliates; (v) restrict interest rates that the institution pays on deposits to "prevailing rates" in the institution's region; (vi) restrict asset growth or reduce total assets; (vii) alter, reduce or terminate activities; (viii) hold a new election of directors;
(ix) dismiss any director or senior executive officer who held office for more than 180 days immediately before the institution became undercapitalized; (x) employ "qualified" senior executive officers; (xi) cease accepting deposits from correspondent depository institutions; (xii) divest certain non-depository affiliates which pose a danger to the institution; (xiii) be divested by a parent holding company; and (xiv) take any other action which the agency determines would better carry out the purposes of the Prompt Corrective Action provisions. See "-- Prompt Corrective Action."

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

     The Division requires that net worth equal at least 5% of total assets. Intangible assets must be deducted from net worth and assets when computing compliance with this requirement. At June 30, 1997, the Savings Bank had a Tier 1 leverage capital ratio of 11.7% and net worth of 11.6% of total assets. For a complete description of the Savings Bank's required and actual capital levels on June 30, 1997, see "HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE."

     The FDIC has adopted the Federal Financial Institutions Examination Council's recommendation regarding the adoption of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Specifically, the agencies determined that net unrealized holding gains or losses on available for sale debt and equity securities should not be included when calculating core and risk-based capital ratios.

     FDIC capital requirements are designated as the minimum acceptable standards for banks whose overall financial condition is fundamentally sound, which are well-managed and have no material or significant financial weaknesses. The FDIC capital regulations state that, where the FDIC determines that the financial history or condition, including off-balance sheet risk, managerial resources and/or the future earnings prospects of a bank are not adequate and/or a bank has a significant volume of assets classified substandard, doubtful or loss or otherwise criticized, the FDIC may determine that the minimum adequate amount of capital for that bank is greater than the minimum standards established in the regulation.

     The Savings Bank's management believes that, under the current regulations, the Savings Bank will continue to meet its minimum capital requirements in the foreseeable future. However, events beyond the control of the Savings Bank, such as a downturn in the economy in areas where the Savings Bank has most of its loans, could adversely affect future earnings and, consequently, the ability of the Savings Bank to meet its capital requirements.

     Activities and Investments of Insured State-Chartered Banks. Section 24 of the FDIA, as amended by the FDICIA, generally limits the activities and equity investments of FDIC-insured, state-chartered banks to those that are permissible for national banks. Under regulations dealing with equity investments, an insured state bank generally may not directly or indirectly acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank. An insured state bank is not prohibited from, among other things, (i) acquiring or retaining a majority interest in a subsidiary, (ii) investing as a limited partner in a partnership the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the bank's total assets, (iii) acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors', trustees' and officers' liability insurance coverage or bankers' blanket bond group insurance coverage for insured depository institutions, and (iv) acquiring or retaining the voting shares of a depository institution if certain requirements are met.

     Subject to certain regulatory exceptions, FDIC regulations provide that an insured state-chartered bank may not, directly, or indirectly through a subsidiary, engage as "principal" in any activity that is not permissible for a national bank unless the FDIC has determined that such activities would pose no risk to the insurance fund of which it is a member and the bank is in compliance with applicable regulatory capital requirements. Any insured state-chartered bank directly or indirectly engaged in any activity that is not permitted for a national bank or for which the FDIC has granted and exception must cease the impermissible activity.

     Environmental Issues Associated With Real Estate Lending. The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), a federal statute, generally imposes strict liability on, among other things, all prior and present "owners and operators" of hazardous waste sites. However, the U.S. Congress created a safe harbor provision for secured creditors by providing that the term "owner and operator" excludes a person who, without participating in the management of the site, holds indicia of ownership primarily to protect its security interest in the site. Since the enactment of the CERCLA, this "secured creditor exemption" has been the subject of judicial interpretations which have left open the possibility that lenders could be liable for cleanup costs on contaminated property that they hold as collateral for a loan.

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

     In response to the uncertainty created by judicial interpretations, in April 1992, the United States Environmental Protection Agency ("EPA"), an agency within the Executive Branch of the government, promulgated a regulation clarifying when and how secured creditors could be liable for cleanup costs under the CERCLA. Generally, the regulation protected a secured creditor that acquired full title to collateral property through foreclosure as long as the creditor did not participate in the property's management before foreclosure and undertook certain due diligence efforts to divest itself of the property. However, in February 1994, the U.S. Court of Appeals for the District of Columbia Circuit held that the EPA lacked authority to promulgate such regulation on the grounds that Congress meant for decisions on liability under the CERCLA to be made by the courts and not the Executive Branch. In January 1995, the U.S. Supreme Court denied to review the U.S. Court of Appeal's decision. In light of this adverse court ruling, in October 1995 the EPA issued a statement entitled "Policy on CERCLA Enforcement Against Lenders and Government Entities that Acquire Property Involuntarily" explaining that as an enforcement policy, the EPA intended to apply as guidance the provisions of the EPA lender liability rule promulgated in 1992.

     To the extent that legal uncertainty exists in this area, all creditors, including the Savings Bank, that have made loans secured by properties with potential hazardous waste contamination (such as petroleum contamination) could be subject to liability for cleanup costs, which costs often substantially exceed the value of the collateral property.

     Federal Reserve System. In 1980, Congress enacted legislation which imposed Federal Reserve requirements (under "Regulation D") on all depository institutions that maintain transaction accounts or nonpersonal time deposits. These reserves may be in the form of cash or non-interest-bearing deposits with the regional Federal Reserve Bank. NOW accounts and other types of accounts that permit payments or transfers to third parties fall within the definition of transaction accounts and are subject to Regulation D reserve requirements, as are any nonpersonal time deposits at a bank. Under Regulation D, a bank must establish reserves equal to 3% of the first $49.3 million of transaction accounts and for amounts greater than $49.3 million, the reserve requirement is 10% of that portion of total transaction accounts in excess of $49.3 million. The first $4.4 million of otherwise reservable balances are exempt from reserve requirements. The reserve requirement on nonpersonal time deposits with original maturities of less than 1-1/2 years is 0%. As of June 30, 1997, the Savings Bank met its reserve requirements.

     Affiliate Transactions. The Holding Company and the Savings Bank will be legal entities separate and distinct. Various legal limitations restrict the Savings Bank from lending or otherwise supplying funds to the Holding Company (an "affiliate"), generally limiting such transactions with the affiliate to 10% of the bank's capital and surplus and limiting all such transactions to 20% of the bank's capital and surplus. Such transactions, including extensions of credit, sales of securities or assets and provision of services, also must be on terms and conditions consistent with safe and sound banking practices, including credit standards, that are substantially the same or at least as favorable to the bank as those prevailing at the time for transactions with unaffiliated companies.

     Federally insured banks are subject, with certain exceptions, to certain restrictions on extensions of credit to their parent holding companies or other affiliates, on investments in the stock or other securities of affiliates and on the taking of such stock or securities as collateral from any borrower. In addition, such banks are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or the providing of any property or service.

     Community Reinvestment Act. Banks are also subject to the provisions of the Community Reinvestment Act of 1977 ("CRA"), which requires the appropriate federal bank regulatory agency, in connection with its regular examination of a bank, to assess the bank's record in meeting the credit needs of the community serviced by the bank, including low and moderate income neighborhoods. The regulatory agency's assessment of the bank's record is made available to the public. Further, such assessment is required of any bank which has applied, among other things, to establish a new branch office that will accept deposits, relocate an existing office or merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution. The Savings Bank received a "satisfactory" rating during its most recent CRA examination.

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

     Dividends. Dividends from the Savings Bank will constitute the major source of funds for dividends which may be paid by the Holding Company. The amount of dividends payable by the Savings Bank to the Holding Company will depend upon the Savings Bank's earnings and capital position, and is limited by federal and state laws, regulations and policies. According to Washington law, the Savings Bank may not declare or pay a cash dividend on its capital stock if it would cause its net worth to be reduced below (i) the amount required for liquidation accounts or (ii) the net worth requirements, if any, imposed by the Director of the Division. Dividends on the Savings Bank's capital stock may not be paid in an aggregate amount greater than the aggregate retained earnings of the Savings Bank, without the approval of the Director of the Division.

     The amount of dividends actually paid during any one period will be strongly affected by the Savings Bank's management policy of maintaining a strong capital position. Federal law further provides that no insured depository institution may make any capital distribution (which would include a cash dividend) if, after making the distribution, the institution would be "undercapitalized," as defined in the prompt corrective action regulations. Moreover, the federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks if such payments should be deemed to constitute an unsafe and unsound practice.

The Holding Company

     General. The Holding Company, as the sole shareholder of the Savings Bank, will become a bank holding company and will register as such with the Federal Reserve. Bank holding companies are subject to comprehensive regulation by the Federal Reserve under the Bank Holding Company Act of 1956, as amended ("BHCA") and the regulations of the Federal Reserve. As a bank holding company, the Holding Company will be required to file with the Federal Reserve annual reports and such additional information as the Federal Reserve may require and will be subject to regular examinations by the Federal Reserve. The Federal Reserve also has extensive enforcement authority over bank holding companies, including, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and unsafe or unsound practices.

     Under the BHCA, a bank holding company must obtain Federal Reserve approval before: (1) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares (unless it already owns or controls the majority of such shares); (2) acquiring all or substantially all of the assets of another bank or bank holding company; or (3) merging or consolidating with another bank holding company.

     Any direct or indirect acquisition by a bank holding company or its subsidiaries of more than 5% of the voting shares of, or substantially all of the assets of, any bank located outside of the state in which the operations of the bank holding company's banking subsidiaries are principally conducted, may not be approved by the Federal Reserve unless the laws of the state in which the bank to be acquired is located specifically authorize such an acquisition. Most states have authorized interstate bank acquisitions by out-of-state bank holding companies on either a regional or a national basis, and most such statutes require the home state of the acquiring bank holding company to have enacted a reciprocal statute. Washington law permits out-of-state bank holding companies to acquire banks or bank holding companies located in Washington so long as the laws of the state in which the acquiring bank holding company is located permit bank holding companies located in Washington to acquire banks or bank holding companies in the acquiror's state and the Washington bank sought to be acquired has been in existence for at least three years. Beginning September 30, 1995, federal law permits well capitalized and well managed bank holding companies to acquire control of an existing bank in any state.

     The BHCA also prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company that is not a bank or bank holding company and from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries.
Under the BHCA, the Federal Reserve is authorized to approve the ownership of shares by a bank holding company in any company, the activities of which the Federal Reserve has determined to be so closely related to the business of banking or managing or controlling banks as to be a proper incident thereto. The list of activities determined by regulation to be closely related to banking within the meaning of the BHCA includes, among other things: operating a savings institution, mortgage company, finance company, credit card company or factoring company; performing certain data processing operations; providing certain investment and financial advice; underwriting and acting as an insurance agent for certain types of credit-related insurance; leasing property on a full-payout, non-operating basis; selling money orders, travelers' checks and U.S. Savings Bonds; real estate and personal property appraising; providing tax planning and preparation services; and, subject to certain limitations, providing securities brokerage services for customers.

     Interstate Banking. In September 1994, Congress passed the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Banking Act"). The Interstate Banking Act permits adequately capitalized bank and savings bank holding companies to acquire control of banks and savings banks in any state beginning on September 29, 1995, one year after the effectiveness of the Interstate Banking Act. Washington adopted nationwide reciprocal interstate acquisition legislation in 1994.

     Such interstate acquisitions are subject to certain restrictions. States may require the bank or savings bank being acquired to have been in existence for a certain length of time, but not for more than five years. In addition, no bank or savings bank may acquire more than 10% of the insured deposits in the United States or more than 30% of the insured deposits in any one state, unless the state specifically legislated a higher deposit cap. States are free to legislate stricter deposit caps and, at present, 18 states have deposit caps lower than 30%.

     The Interstate Banking Act also provides for interstate branching. The McFadden Act of 1927 established state lines as the ultimate barrier to geographic expansion of a banking network by branching. The Interstate Banking Act withdraws these barriers, effective June 1, 1997, allowing interstate branching in all states, provided that a particular state has not specifically prohibited interstate branching by legislation prior to such time. Unlike interstate acquisitions, a state may prohibit interstate branching if it specifically elects to do so by June 1, 1997. States may choose to allow interstate branching prior to June 1, 1997 by opting-in to a group of states that permits these transactions. These states generally allow interstate branching via a merger of an out-of-state bank with an in-state bank, or on a de novo basis. Washington has enacted legislation permitting interstate branching transactions.

     It is anticipated that the Interstate Banking Act will increase competition within the market in which the Holding Company and the Savings Bank operate, although the extent to which such competition will increase in such market or the timing of such increase cannot be predicted. In addition, there can be no assurance as to whether, or in what form, legislation may be enacted in Washington in reaction to the Interstate Banking Act or what impact such legislation or the Interstate Banking Act might have upon the Holding Company and the Savings Bank.

     Dividends. The Federal Reserve has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve's view that a bank holding company should pay cash dividends only to the extent that the company's net income for the past year is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the company's capital needs, asset quality and overall financial condition. The Federal Reserve also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the prompt corrective action regulations adopted by the Federal Reserve pursuant to FDICIA, the Federal Reserve may prohibit a bank holding company from paying any dividends if the holding company's bank subsidiary is classified as "undercapitalized" under the prompt corrective action regulations.

     Stock Repurchases. Bank holding companies, except for certain "well-capitalized" and highly rated bank holding companies, are required to give the Federal Reserve prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of their consolidated net worth. The Federal Reserve may disapprove such a purchase or redemption if it

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

determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, Federal Reserve order, or any condition imposed by, or written agreement with, the Federal Reserve.

     Capital Requirements. The Federal Reserve has established capital adequacy guidelines for bank holding companies that generally parallel the capital requirements of the FDIC for the Savings Bank. The Federal Reserve regulations provide that capital standards will be applied on a consolidated basis in the case of a bank holding company with $150 million or more in total consolidated assets. For bank holding companies with less than $150 million in consolidated assets the guidelines are applied on a bank-only basis unless the parent bank holding company (i) is engaged in nonbank activity involving significant leverage or (ii) has a significant amount of outstanding debt that is held by the general public.

     Bank holding companies subject to the Federal Reserve's capital adequacy guidelines are required to comply with the Federal Reserve's risk-based capital regulations. Under these regulations, the minimum ratio of total capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) is 8%. At least half of the total capital is required to be Tier 1 capital, principally consisting of common stockholders' equity, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less certain goodwill items. The remainder, Tier II capital, may consist of a limited amount of subordinated debt, certain hybrid capital instruments and other debt securities, perpetual preferred stock, and a limited amount of the general loan loss allowance. In addition to the risk-based capital guidelines, the Federal Reserve has adopted a minimum Tier I (leverage) capital ratio, under which a bank holding company must maintain a minimum level of Tier 1 capital to average total consolidated assets of at least 3% in the case of a bank holding company which has the highest regulatory examination rating and is not contemplating significant growth or expansion. All other bank holding companies are expected to maintain a Tier 1 (leverage) capital ratio of at least 1% to 2% above the state minimum.

Federal Securities Laws

     The Holding Company has filed a registration statement on Form S-1 ("Registration Statement") with the SEC under the Securities Act for the registration of the Common Stock to be issued in the Conversion. See "ADDITIONAL INFORMATION." Upon completion of the Conversion, the Common Stock will be registered with the SEC under the Exchange Act and generally may not be deregistered for at least three years thereafter. The Holding Company will then be subject to the information, proxy solicitation, insider trading restrictions and other requirements of the Exchange Act.

     The registration under the Securities Act of the Common Stock to be issued in the Conversion does not cover the resale of such shares. Shares of the Common Stock purchased by persons who are not affiliates of the Holding Company may be resold without registration. Shares purchased by an affiliate of the Holding Company may comply with the resale restrictions of Rule 144 under the Securities Act. If the Holding Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Holding Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Holding Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Holding Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances. There are currently no demand registration rights outstanding. However, in the event the Holding Company, at some future time, determines to issue additional shares from its authorized but unissued shares, the Holding Company might offer registration rights to certain of its affiliates who want to sell their shares.

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                                 TAXATION

Federal Taxation

          General. The Holding Company and the Savings Bank will report their income on a fiscal year basis using the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Savings Bank's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Savings Bank or the Holding Company.

          Bad Debt Reserve. Historically, savings institutions such as the Savings Bank which met certain definitional tests primarily related to their assets and the nature of their business ("qualifying thrift") were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. The Savings Bank's deductions with respect to "qualifying real property loans," which are generally loans secured by certain interest in real property, were computed using an amount based on the Savings Bank's actual loss experience, or a percentage equal to 8% of the Savings Bank's taxable income, computed with certain modifications and reduced by the amount of any permitted additions to the non-qualifying reserve. Due to the Savings Bank's loss experience, the Savings Bank generally recognized a bad debt deduction equal to 8% of taxable income.

          The provisions repealing the current thrift bad debt rules were passed by Congress as part of "The Small Business Job Protection Act of 1996." The new rules eliminate the 8% of taxable income method for deducting additions to the tax bad debt reserves for all thrifts for tax years beginning after December 31, 1995. These rules also require that all institutions recapture all or a portion of their bad debt reserves added since the base year (last taxable year beginning before January 1, 1988). The Savings Bank has previously recorded a deferred tax liability equal to the bad debt recapture and as such the new rules will have no effect on the net income or federal income tax expense. For taxable years beginning after December 31, 1995, the Savings Bank's bad debt deduction will be determined under the experience method using a formula based on actual bad debt experience over a period of years or, if the Savings Bank is a "large" association (assets in excess of $500 million) on the basis of net charge-offs during the taxable year. The new rules allow an institution to suspend bad debt reserve recapture for the 1996 and 1997 tax years if the institution's lending activity for those years is equal to or greater than the institutions average mortgage lending activity for the six taxable years preceding 1996 adjusted for inflation. For this purpose, only home purchase or home improvement loans are included and the institution can elect to have the tax years with the highest and lowest lending activity removed from the average calculation. If an institution is permitted to postpone the reserve recapture, it must begin its six year recapture no later than the 1998 tax year. The unrecaptured base year reserves will not be subject to recapture as long as the institution continues to carry on the business of banking. In addition, the balance of the pre-1988 bad debt reserves continue to be subject to provisions of present law referred to below that require recapture in the case of certain excess distributions to shareholders.

          Distributions. To the extent that the Savings Bank makes "nondividend distributions" to the Holding Company, such distributions will be considered to result in distributions from the balance of its bad debt reserve as of December 31, 1987 (or a lesser amount if the Savings Bank's loan portfolio decreased since December 31, 1987) and then from the supplemental reserve for losses on loans ("Excess Distributions"), and an amount based on the Excess Distributions will be included in the Savings Bank's taxable income. Nondividend distributions include distributions in excess of the Savings Bank's current and accumulated earnings and profits, distributions in redemption of stock and distributions in partial or complete liquidation. However, dividends paid out of the Savings Bank's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Savings Bank's bad debt reserve. The amount of additional taxable income created from an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the Conversion, the Savings Bank makes a "nondividend distribution," then approximately one and one-half times the Excess Distribution would be includable in gross income for federal income tax purposes, assuming a 34% corporate income tax rate (exclusive of state and local taxes). See

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

"REGULATION" and "DIVIDEND POLICY" for limits on the payment of dividends by the Savings Bank. The Savings Bank does not intend to pay dividends that would result in a recapture of any portion of its tax bad debt reserve.

          Corporate Alternative Minimum Tax. The Code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. In addition, only 90% of AMTI can be offset by net operating loss carryovers. AMTI is increased by an amount equal to 75% of the amount by which the Savings Bank's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses). For taxable years beginning after December 31, 1986, and before January 1, 1996, an environmental tax of 0.12% of the excess of AMTI (with certain modification) over $2.0 million is imposed on corporations, including the Savings Bank, whether or not an Alternative Minimum Tax is paid.

          Dividends-Received Deduction. The Holding Company may exclude from its income 100% of dividends received from the Savings Bank as a member of the same affiliated group of corporations. The corporate dividends-received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Holding Company and the Savings Bank will not file a consolidated tax return, except that if the Holding Company or the Savings Bank owns more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be deducted.

          Audits. The Savings Bank's federal income tax returns are being audited through September 30, 1996. The Savings Bank does not anticipate any material increase in tax liability as a result of the audit.

Washington Taxation

          The Savings Bank is subject to a business and occupation tax imposed under Washington law at the rate of 1.60% of gross receipts. Interest received on loans secured by mortgages or deeds of trust on residential properties is not subject to such tax.

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                                 THE CONVERSION

     The Board of Directors has adopted and the Division has given approval to the Plan of Conversion subject to its approval by the members of the Savings Bank entitled to vote on the matter and subject to the satisfaction of certain other conditions imposed by the Division in its approval. Approval by the Division does not constitute a recommendation or endorsement of the Plan of Conversion by the Division.

General

     On July 10, 1997, the Board of Directors of the Savings Bank unanimously adopted and on September 11, 1997 and October 23, 1997, unanimously amended, the Plan of Conversion, pursuant to which the Savings Bank will be converted from a Washington-chartered mutual savings bank to a Washington-chartered stock savings bank to be held as a wholly-owned subsidiary of the Holding Company, a newly formed Washington corporation.

     The following discussion of the Plan of Conversion is qualified in its entirety by reference to the Plan of Conversion, which is attached as Exhibit A to the Savings Bank's Proxy Statement and is available from the Savings Bank upon request. By letter dated __________ __, 1997, the Division has approved the Plan of Conversion, subject to its approval by the members of the Savings Bank entitled to vote on the matter at a special meeting called for that purpose to be held on December 23, 1997, and subject to the satisfaction of certain other conditions imposed by the Division in its approval. Consummation of the Conversion is contingent also upon receipt of the approvals of the Federal Reserve and the Division for the Holding Company to acquire the Savings Bank. Finally, consummation of the Conversion is contingent upon receipt from the FDIC of a final non-objection letter with respect to the transaction.

     If the Board of Directors of the Savings Bank decides for any reason, such as possible delays resulting from overlapping regulatory processing or policies or conditions which could adversely affect the Savings Bank's or the Holding Company's ability to consummate the Conversion and transact its business as contemplated herein and in accordance with the Savings Bank's operating policies, at any time prior to the issuance of the Common Stock, not to use the holding company form of organization in implementing the Conversion, the Plan of Conversion will be amended to not use the holding company form of organization in the Conversion. In the event that such a decision is made, the Savings Bank will promptly refund all subscriptions or orders received together with accrued interest, withdraw the Holding Company's Registration Statement from the SEC and will take all steps necessary to complete the Conversion and proceed with a new offering without the Holding Company, including filing any necessary documents with the Division. In such event, and provided there is no regulatory action, directive or other consideration upon which basis the Savings Bank determines not to complete the Conversion, the Savings Bank will issue and sell the common stock of the Savings Bank. There can be no assurance that the Division would approve the Conversion if the Savings Bank decided to proceed without the
Holding Company.   The following description of the Plan of Conversion assumes that a holding company form of organization will be utilized in the Conversion. In the event that a holding company form of organization is not utilized, all other pertinent terms of the Plan of Conversion as described below will apply to the Conversion of the Savings Bank from mutual to stock form of organization and the sale of the Savings Bank's common stock.

     The Conversion will be accomplished through adoption of Amended Articles of Incorporation and Bylaws to authorize the issuance of capital stock by the Savings Bank. Under the Plan of Conversion, 4,250,000 to 5,750,000 shares of Common Stock are being offered for sale by the Holding Company at the Purchase Price of $10.00 per share. As part of the Conversion, the Savings Bank will issue all of its newly issued common stock (1,000 shares) to the Holding Company in exchange for 50% of the net proceeds from the sale of Common Stock by the Holding Company.

     The Plan of Conversion provides generally that (i) the Savings Bank will convert from a Washington-chartered mutual savings bank to a Washington-chartered stock savings bank; (ii) the Common Stock will be offered by the Holding Company in the Subscription Offering to persons having Subscription Rights and in the Direct

Community Offering to certain members of the general public, with preference given to natural persons and trusts of natural persons residing in the Local Community; (iii) if necessary, shares of Common Stock not subscribed for in the Subscription and Direct Community Offering will be offered to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers pursuant to selected dealers agreements; and (iv) the Holding Company will purchase all of the capital stock of the Savings Bank to be issued in connection with the Conversion. The Conversion will be effected only upon completion of the sale of at least $42.5 million of Common Stock to be issued pursuant to the Plan of Conversion.

     As part of the Conversion, the Holding Company is making a Subscription Offering of its Common Stock to holders of Subscription Rights in the following order of priority: (i) Eligible Account Holders (depositors with $50.00 or more on deposit as of December 31, 1995); (ii) the Savings Bank's ESOP; (iii) Supplemental Eligible Account Holders (depositors with $50.00 or more on deposit as of September 30, 1997); and (iv) Other Members (depositors and borrowers of the Savings Bank as of October 31, 1997). Concurrent with the Subscription Offering and subject to the prior rights of holders of Subscription Rights, the Holding Company is offering the Common Stock for sale to certain members of the general public through a Direct Community Offering.

     Shares of Common Stock not subscribed in the Subscription and Direct Community Offering may be offered for sale in the Syndicated Community Offering. Regulations require that the Syndicated Community Offering be completed within 45 days after completion of the Subscription Offering unless extended by the Savings Bank or the Holding Company with the approval of the regulatory authorities. If the Syndicated Community Offering is determined not to be feasible, the Board of Directors of the Savings Bank will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of Common Stock. The Plan of Conversion provides that the Conversion must be completed within 24 months after the date of the approval of the Plan of Conversion by the members of the Savings Bank.

     No sales of Common Stock may be completed, either in the Subscription, Direct Community or Syndicated Community Offerings, unless the Plan of Conversion is approved by the members of the Savings Bank.

     The completion of the Offerings, however, is subject to market conditions and other factors beyond the Savings Bank's control. No assurance can be given as to the length of time after approval of the Plan of Conversion at the special meeting that will be required to complete the Director Community or the Syndicated Community Offerings or other sale of the Common Stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of the Holding Company and the Savings Bank, as converted, together with corresponding changes in the net proceeds realized by the Holding Company from the sale of the Common Stock. In the event the Conversion is terminated, the Savings Bank would be required to charge all Conversion expenses against current income.

     Orders for shares of Common Stock will not be filled until at least 4,250,000 shares of Common Stock have been subscribed for or sold and the Division approves and the FDIC does not object to the final valuation and the Conversion closes. If the Conversion is not completed by _________ __, 1997 (45 days after the last day of the Subscription Offering) and the Division consents to an extension of time to complete the Conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at the Savings Bank's passbook rate (3.0% per annum as of the date hereof) from the date payment is received until the funds are returned to the subscriber. If such period is not extended, or in any event, if the conversion is completed, all withdrawal authorizations will be terminated and all funds held will be promptly returned together with accrued interest at the Savings Bank's passbook rate from the date payment is received until the Conversion is terminated.

Purposes of Conversion

     The Board of Directors and management believe that the Conversion is in the best interests of the Savings Bank, its members and the communities it serves. The Savings Bank's Board of Directors has formed the Holding Company to serve as a holding company, with the Savings Bank as its subsidiary, upon the consummation of the Conversion. By converting to the stock form of organization, the Holding Company and the Savings Bank will be structured in the form used by holding companies of commercial banks and by a growing number of savings institutions. Management of the Savings Bank believes that the Conversion offers a number of advantages which will be important to the future growth and performance of the Savings Bank. The capital raised in the Conversion is intended to support the Savings Bank's current lending and investment activities and may also support possible future expansion and diversification of operations, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such expansion or diversification. The Conversion is also expected to afford the Savings Bank's members and others the opportunity to become stockholders of the Holding Company and participate more directly in, and contribute to, any future growth of the Holding Company and the Savings Bank. The Conversion will also enable the Holding Company and the Savings Bank to raise additional capital in the public equity or debt markets should the need arise, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such financing activities.

Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank

     General. Upon the Savings Bank's conversion to stock form, its Articles of Incorporation will be amended to authorize the issuance of capital stock to represent the ownership of the Savings Bank, including its net worth. The capital stock will be separate and apart from deposit accounts and will not be insured by the FDIC or any other governmental authority. Certificates will be issued to evidence ownership of the capital stock. All of the outstanding capital stock of the Savings Bank will be acquired by the Holding Company, which in turn will issue its Common Stock to purchasers in the Conversion. The stock certificates issued by the Holding Company will be transferable and, therefore, subject to applicable law, the stock could be sold or traded if a purchaser is available with no effect on any deposit account the seller may hold at the Savings Bank.

     Voting Rights. Savings members and borrowers will have no voting rights in the converted Savings Bank or the Holding Company and therefore will not be able to elect directors of the Savings Bank or the Holding Company or to control their affairs. Currently, these rights are accorded to savings members of the Savings Bank. Subsequent to the Conversion, voting rights will be vested exclusively in the Holding Company with respect to the Savings Bank and the holders of the Common Stock as to matters pertaining to the Holding Company. Each holder of Common Stock shall be entitled to vote on any matter to be considered by the stockholders of the Holding Company. A stockholder will be entitled to one vote for each share of Common Stock owned.

     Savings Accounts and Loans. The Savings Bank's savings accounts, account balances and existing FDIC insurance coverage of savings accounts will not be affected by the Conversion. Furthermore, the Conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with the Savings Bank.

     Tax Effects. The Savings Bank has received an opinion from Breyer & Aguggia, Washington, D.C., that the Conversion will constitute a nontaxable reorganization under Section 368(a)(1)(F) of the Code. Among other things, the opinion states that: (i) no gain or loss will be recognized to the Savings Bank in its mutual or stock form by reason of its Conversion; (ii) no gain or loss will be recognized to its account holders upon the issuance to them of accounts in the Savings Bank immediately after the Conversion, in the same dollar amounts and on the same terms and conditions as their accounts at the Savings Bank in its mutual form plus interest in the liquidation account; (iii) the tax basis of account holders' accounts in the Savings Bank immediately after the Conversion will be the same as the tax basis of their accounts immediately prior to Conversion; (iv) the tax basis of each account holder's interest in the liquidation account will be zero; (v) the tax basis of the Common Stock purchased in the Conversion will be the amount paid and the holding period for such stock will commence at the date of purchase; and (vi) no gain or loss will be recognized to account holders upon the receipt or exercise of Subscription Rights in the Conversion, except to the extent Subscription Rights are deemed to have value as discussed below. Unlike a private letter ruling issued by the IRS, an opinion of counsel is not binding on the IRS and the IRS could disagree with the conclusions reached therein. In the event of such disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the IRS.

       Based upon past rulings issued by the IRS, the opinion provides that the receipt of Subscription Rights by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members under the Plan of Conversion will be taxable to the extent, if any, that the Subscription Rights are deemed to have a fair market value. RP Financial, a financial consulting firm retained by the Savings Bank, whose findings are not binding on the IRS, has indicated that the Subscription Rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the Common Stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the Direct Community Offering for unsubscribed shares of Common Stock. If the Subscription Rights are deemed to have a fair market value, the receipt of such rights may only be taxable to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their Subscription Rights. The Savings Bank could also recognize a gain on the distribution of such Subscription Rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisers as to the tax consequences in the event the Subscription Rights are deemed to have a fair market value.

     The Savings Bank has also received an opinion from Dwyer, Pemberton & Coulson, P.C., Tacoma, Washington, that, assuming the Conversion does not result in any federal income tax liability to the Savings Bank, its account holders, or the Holding Company, implementation of the Plan of Conversion will not result in any Washington income tax liability to such entities or persons.

     The opinions of Breyer & Aguggia and Dwyer, Pemberton & Coulson, P.C. and the letter from RP Financial are filed as exhibits to the Registration Statement. See "ADDITIONAL INFORMATION."

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE CONVERSION PARTICULAR TO THEM.

     Liquidation Account. In the unlikely event of a complete liquidation of the Savings Bank in its present mutual form, each depositor in the Savings Bank would receive a pro rata share of any assets of the Savings Bank remaining after payment of claims of all creditors (including the claims of all depositors up to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit account to the total value of all deposit accounts in the Savings Bank at the time of liquidation.

     After the Conversion when the Savings Bank is in stock form, holders of withdrawable deposit(s) in the Savings Bank, including certificates of deposit ("Savings Account(s)"), shall not be entitled to share in any residual assets in the event of liquidation of the Savings Bank except in connection with the liquidation account to be established for the benefit of Eligible Account
Holders and Supplemental Eligible Account Holders.   The Savings Bank shall, at
the time of the Conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained herein. The liquidation account shall be a memorandum account on the records of the Savings Bank and there shall be no segregation of assets of the Savings Bank related to it.

     The liquidation account shall be maintained by the Savings Bank subsequent to the Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Savings Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount").

     The initial subaccount balance for a Savings Account held by an Eligible Account Holder or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's "qualifying deposit" in the Savings Account and the denominator is the total amount of the "qualifying deposits" of all such holders. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

     If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing day of the Savings Bank subsequent to December 31, 1995 or September 30, 1997 is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any other annual closing date subsequent to December 31, 1995 or September 30, 1997 or (ii) the amount of the "qualifying deposit" in such Savings Account on December 31, 1995 or September 30, 1997, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, such subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

     In the event of a complete liquidation of the Savings Bank (and only in such event) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for Savings Account(s) then held by such holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Savings Accounts and other liabilities or similar transactions with another federally insured institution in which the Savings Bank is not the surviving institution shall be considered to be a complete liquidation. In any such transaction the liquidation account shall be assumed by the surviving institution.

     In the unlikely event the Savings Bank is liquidated after the Conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to the Holding Company as the sole stockholder of the Savings Bank.

The Subscription, Direct Community and Syndicated Community Offerings

     Subscription Offering. In accordance with the Plan of Conversion, nontransferable Subscription Rights to purchase the Common Stock have been issued to persons and entities entitled to purchase the Common Stock in the Subscription Offering. The amount of the Common Stock which these parties may purchase will be subject to the availability of the Common Stock for purchase under the categories set forth in the Plan of Conversion. Subscription priorities have been established for the allocation of stock to the extent that the Common Stock is available. These priorities are as follows:

     Category 1: Eligible Account Holders. Each depositor with $50.00 or more on deposit at the Savings Bank as of December 31, 1995 will receive nontransferable Subscription Rights to subscribe for up to the greater of $200,000 of Common Stock, one-tenth of one percent of the total offering of Common Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders. If the exercise of Subscription Rights in this category results in an oversubscription, shares of Common Stock will be allocated among subscribing Eligible Account Holders so as to permit each Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make such person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all Eligible Account Holders. Subscription Rights received by officers and directors in this category based on their increased deposits in the Savings Bank in the one year period preceding December 31, 1995 are subordinated to the Subscription Rights of other Eligible Account Holders.

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

     Category 2: ESOP. The Plan of Conversion provides that the ESOP shall receive nontransferable Subscription Rights to purchase up to 10% of the shares of Common Stock issued in the Conversion. The ESOP intends to purchase 8% of the shares of Common Stock issued in the Conversion.

     Category 3: Supplemental Eligible Account Holders. Each depositor with $50.00 or more on deposit as of September 30, 1997 will receive nontransferable Subscription Rights to subscribe for up to the greater of $200,000 of Common Stock, one-tenth of one percent of the total offering of Common Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of qualifying deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders. If the exercise of Subscription Rights in this category results in an oversubscription, shares of Common Stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Supplemental Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all Supplemental Eligible Account Holders.

     Category 4: Other Members. Each depositor of the Savings Bank as of the Voting Record Date (October 31, 1997) will receive nontransferable Subscription Rights to purchase up to $200,000 of Common Stock in the Conversion to the extent shares are available following subscriptions by Eligible Account Holders, the Savings Bank's ESOP and Supplemental Eligible Account Holders. In the event of an oversubscription in this category, the available shares will be allocated proportionately based on the amount of the respective subscriptions.

     Subscription Rights are nontransferable. Persons selling or otherwise transferring their rights to subscribe for Common Stock in the Subscription Offering or subscribing for Common Stock on behalf of another person will be subject to forfeiture of such rights and possible further sanctions and penalties imposed by the Division or another agency of the U.S. Government. Each person exercising Subscription Rights will be required to certify that he or she is purchasing such shares solely for his or her own account and that he or she has no agreement or understanding with any other person for the sale or transfer of such shares. ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE REVOKED WITHOUT THE CONSENT OF THE SAVINGS BANK AND THE HOLDING COMPANY.

     The Holding Company and the Savings Bank will make reasonable attempts to provide a Prospectus and related offering materials to holders of Subscription Rights. However, the Subscription Offering and all Subscription Rights under the Plan of Conversion will expire at 5:00 p.m., Pacific Time, on the Expiration Date, whether or not the Savings Bank has been able to locate each person entitled to such Subscription Rights. Orders for Common Stock in the Subscription Offering received in hand by the Savings Bank after the Expiration Date will not be accepted. The Subscription Offering may be extended by the Holding Company and the Savings Bank up to ______ __ , 1997 without the Division's approval. Regulations of the Division require that the Holding Company complete the sale of Common Stock within 45 days after the close of the Subscription Offering. If the Direct Community Offering and the Syndicated Community Offerings are not completed by _____ __, 1997 (or ______ __, 1997, if the Subscription Offering is fully extended), all funds received will be promptly returned with interest at the Savings Bank's passbook rate (3.0% per annum as of the date hereof) and all withdrawal authorizations will be canceled or, if regulatory approval of an extension of the time period has been granted, all subscribers and purchasers will be given the right to increase, decrease or rescind their orders. If an extension of time is obtained, all subscribers will be notified of such extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled). No single extension can exceed 90 days.

     Direct Community Offering. Concurrently with the Subscription Offering, the Holding Company is offering shares of the Common Stock to certain members of the general public in a Direct Community Offering, with preference given to natural persons and trusts of natural persons residing in the Local Community. Purchasers in the Direct Community Offering are eligible to purchase up to $200,000 of Common Stock in the Conversion. In the event an insufficient number of shares are available to fill orders in the Direct Community Offering, the available shares will be allocated on a pro rata basis determined by the amount of the respective orders. Orders for the Common Stock in the Direct Community Offering will be filled to the extent such shares remain available after the satisfaction of all orders received in the Subscription Offering. The Direct Community Offering may terminate on or at any time subsequent to the Expiration Date, but no later than 45 days after the close of the Subscription Offering, unless extended by the Holding Company and the Savings Bank, with approval of the Division. Any extensions beyond 45 days after the close of the fully extended Subscription Offering would require a resolicitation of orders, wherein subscribers for the maximum numbers of shares of Common Stock would be, and certain other large Subscribers in the discretion of the Holding Company and the Savings Bank may be, given the opportunity to continue their orders, in which case they will need to reconfirm affirmatively their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Savings Bank's passbook rate, or be permitted to modify or cancel their orders. The right of any person to purchase shares in the Direct Community Offering is subject to the absolute right of the Holding Company and the Savings Bank to accept or reject such purchases in whole or in part. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. The Holding Company presently intends to terminate the Direct Community Offering as soon as it has received orders for all shares available for purchase in the Conversion.

     If all of the Common Stock offered in the Subscription Offering is subscribed for, no Common Stock will be available for purchase in the Direct Community Offering.

     Syndicated Community Offering. The Plan provides that shares of Common Stock not purchased in the Subscription and Direct Community Offering, if any, may be offered for sale to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be managed by Webb acting as agent of the Holding Company. The Holding Company and the Savings Bank have the right to reject orders, in whole or part, in their sole discretion in the Syndicated Community Offering. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the
order.   Neither Webb nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering; however, Webb has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

     Stock sold in the Syndicated Community Offering will be sold at the $10.00 Purchase Price, the same price as all other shares in the Offerings. See "-- Stock Pricing and Number of Shares to be Issued." No person, together with any associate or group of persons acting in concert, will be permitted to subscribe in the Syndicated Community Offering for shares of Common Stock with an aggregate purchase price of more than $200,000. See "-- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" for a description of the commission to be paid to any selected dealers and to Webb.

     Webb may enter into agreements with selected dealers to assist in the sale of shares in the Syndicated Community Offering. During the Syndicated Community Offering, selected dealers may only solicit indications of interest from their customers to place orders with the Holding Company as of a certain date ("Order Date") for the purchase of shares of Conversion Stock. When and if Webb and the Holding Company believe that enough indications of interest and orders have been received in the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering to consummate the Conversion, Webb will request, as of the Order Date, selected dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected dealers will send confirmations to such customers on the next business day after the Order Date. Selected dealers may debit the accounts of their customers on a date which will be three business days from the Order Date ("Settlement Date"). Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the Settlement Date. On the Settlement Date, selected dealers will remit funds to the account that the Holding Company established for each selected dealer. Each customer's funds so forwarded to the Holding Company, along with all other accounts held in the same title, will be insured by the FDIC up to the applicable $100,000 legal limit. After payment has been received by the Holding Company from selected dealers, funds will earn interest at the Savings Bank's passbook rate (3.0% per annum as of the date hereof) until the completion of the Offerings. At the consummation of the Conversion the funds received in the Offerings will be used to purchase the shares of Common Stock ordered. The shares of Common Stock issued in the Conversion cannot and will not be insured by the FDIC or any other government agency. In the event the Conversion is not consummated as described above, funds with interest will be returned promptly to the selected dealers, who, in turn, will promptly credit their customers' brokerage accounts.

     The Syndicated Community Offering may close as early as 5:00 p.m., Pacific Time, on ________ __, 1997, the Expiration Date, or any date thereafter at the discretion of the Holding Company. The Syndicated Community Offering will terminate no more than 45 days following the Expiration Date, unless extended by the Holding Company with any required regulatory approval, but in no case later than ______ __, 1997. The Syndicated Community Offering may run concurrent to the Subscription and Direct Community Offering or subsequent thereto.

     In the event the Savings Bank is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of the Savings Bank, if feasible. Such other arrangements will be subject to the approval of the Division. The Division may grant one or more extensions of the offering period, provided that (i) no single extension exceeds 90 days, (ii) subscribers are given the right to increase, decrease or rescind their subscriptions during the extension period, and (iii) the extensions do not go more than two years beyond the date on which the members approved the Plan. If the Conversion is not consummated by ___________, 1997 (or, if the Offerings are fully extended, by ___________, 1997), either all funds received will be returned with interest (and withdrawal authorizations canceled) or, if the Division has granted an extension of such period, all subscribers will be given the right to increase, decrease or rescind their subscriptions at any time prior to 20 days before the end of the extension period. If an extension of time is obtained, all subscribers will be notified of such extension and of their rights to modify their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled). No single extension can exceed 90 days.

     Persons in Non-Qualified States. The Holding Company and the Savings Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan of Conversion reside. However, the Holding Company and the Savings Bank are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which (i) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state or (ii) the Holding Company or the Savings Bank determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request or requirement that the Holding Company and the Savings Bank or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request or requirement to register or otherwise qualify the Subscription Rights or Common Stock for sale or submit any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small, the Holding Company and the Savings Bank will base their decision as to whether or not to offer the Common Stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of reviewing the registration and qualification requirements of the state (and of actually registering or qualifying the shares) or the need to register the Holding Company, its officers, directors or employees as brokers, dealers or salesmen.

Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings

     The Holding Company and the Savings Bank have retained Webb to consult with and to advise the Savings Bank and the Holding Company, and to assist the Holding Company on a best efforts basis, in the distribution of the shares of Common Stock in the Subscription and Community Offering. The services that Webb will provide include, but are not limited to (i) training the employees of the Savings Bank who will perform certain ministerial functions in the Subscription and Community Offering regarding the mechanics and regulatory requirements of the stock offering process, (ii) managing the Stock Information Center by assisting interested stock subscribers and by keeping records of all stock orders, (iii) preparing marketing materials, and (iv) assisting in the solicitation of proxies from the Savings Bank's members for use at the Special Meeting. For its services, Webb will receive a management fee of $25,000 and a success fee of 1.25% of the aggregate Purchase Price of the shares of Common Stock sold in the Subscription and Direct Community Offerings, excluding shares purchased by the ESOP and officers and directors of the Savings Bank. Webb's management fee shall be applied to its success fee, and the success fee shall not exceed $500,000. In the event that selected dealers are used to assist in the sale of shares of Common Stock in the Community Offering, such dealers will be paid a fee of up to 5.5% of the aggregate Purchase Price of the shares sold by such dealers. The Holding Company and the Savings Bank have agreed to reimburse Webb for its out-of-pocket expenses, and its legal fees up to a total of $35,000, and to indemnify Webb against certain claims or liabilities, including certain liabilities under the Securities Act, and will contribute to payments Webb may be required to make in connection with any such claims or liabilities.

     Sales of shares of Common Stock will be made primarily by registered representatives affiliated with Webb or by the broker-dealers managed by Webb.
A Stock Information Center will be established at the main office of the Savings Bank. The Holding Company will rely on Rule 3a4-1 of the Exchange Act and sales of Common Stock will be conducted within the requirements of such Rule, so as to permit officers, directors and employees to participate in the sale of the Common Stock in those states where the law so permits. No officer, director or employee of the Holding Company or the Savings Bank will be compensated directly or indirectly by the payment of commissions or other remuneration in connection with his or her participation in the sale of Common Stock.

Description of Sales Activities

     The Common Stock will be offered in the Subscription and Direct Community Offering principally by the distribution of this Prospectus and through activities conducted at the Savings Bank's Stock Information Center at its office facility. The Stock Information Center is expected to operate during normal business hours throughout the Subscription and Direct Community Offering. It is expected that at any particular time, one or more Webb employees will be working at the Stock Information Center. Such employees of Webb will be responsible for mailing materials relating to the Subscription and Direct Community Offering, responding to questions regarding the Conversion and the Subscription and Direct Community Offering and processing stock orders.

     Sales of Common Stock will be made by registered representatives affiliated with Webb or by the selected dealers managed by Webb. The management and employees of the Savings Bank may participate in the Offerings in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the Order Form. Management of the Savings Bank may answer questions regarding the business of the Savings Bank when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. The management and employees of the Savings Bank have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock.

     No officer, director or employee of the Savings Bank or the Holding Company will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the Conversion.

     None of the Savings Bank's personnel participating in the Subscription and Direct Community Offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. The Savings Bank's personnel will assist in the above-described sales activities pursuant to an exemption from registration as a broker or dealer provided by Rule 3a4-1 ("Rule 3a4-1") promulgated under the Exchange Act. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities shall not be deemed a broker solely by reason of participation in the sale of securities of such issuer if the associated person meets certain conditions. Such conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection therewith at the time of participation, that such person not be associated with a broker or dealer and that such person observe certain limitations on his participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

Procedure for Purchasing Shares in the Subscription and Direct Community
Offering

     To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 under the Exchange Act, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the Order Form will confirm receipt or delivery in accordance with Rule 15c2-8. Order Forms will only be distributed with a Prospectus. The Savings Bank will accept for processing only orders submitted on Order Forms.

     To purchase shares in the Subscription and Direct Community Offering, an executed Order Form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from the subscriber's deposit account with the Savings Bank (which may be given by completing the appropriate blanks in the Order Form), must be received by the Savings Bank by 5:00 p.m., Pacific Time, on the Expiration Date. Order Forms which are not received by such time or are executed defectively or are received without full payment (or appropriate withdrawal instructions) are not required to be accepted. In addition, the Savings Bank is not obligated to accept orders submitted on photocopied or telecopied Order Forms. The Holding Company and the Savings Bank have the right to waive or permit the correction of incomplete or improperly executed Order Forms, but do not represent that they will do so. Pursuant to the Plan of Conversion, the interpretation by the Holding Company and the Savings Bank of the terms and conditions of the Plan of Conversion and of the Order Form will be final. Once received, an executed Order Form may not be modified, amended or rescinded without the consent of the Savings Bank unless the Conversion has not been completed within 45 days after the end of the Subscription Offering, unless such period has been extended.

     In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (December 31, 1995) and/or the Supplemental Eligibility Record Date (September 30, 1997) and/or the Voting Record Date (October 31, 1997) must list all accounts on the Order Form giving all names in each account, the account number and the approximate account balance as of such date.

     Payment for subscriptions may be made (i) in cash if delivered in person at the Savings Bank, (ii) by check, bank draft, or money order, or (iii) by authorization of withdrawal from deposit accounts maintained with the Savings Bank. Appropriate means by which such withdrawals may be authorized are provided on the Order Form. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at the Savings Bank's passbook rate (3.0% per annum as of the date hereof) from the date payment is received until the completion or termination of the Conversion. Such interest checks will be mailed at the completion of the Conversion in payment of interest earned on subscription funds. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Conversion (unless the certificate matures after the date of receipt of the Order Form but prior to closing, in which case funds will earn interest at the passbook rate from the date of maturity until consummation of the Conversion), but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Conversion. At the completion of the

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Conversion the funds received in the Offerings will be used to purchase the shares of Common Stock ordered. The shares issued in the Conversion cannot and will not be insured by the FDIC or any other government agency. In the event that the Conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

     If a subscriber authorizes the Savings Bank to withdraw the amount of the Purchase Price from his deposit account, the Savings Bank will do so as of the effective date of Conversion. The Savings Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Savings Bank's passbook rate.

     If the ESOP subscribes for shares during the Subscription Offering, the ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for such shares of Common Stock subscribed for at the Purchase Price upon consummation of the Conversion, provided that there is in force from the time of its subscription until such time, a loan commitment from an unrelated financial institution or the Holding Company to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed.

     IRAs maintained in the Savings Bank do not permit investment in the Common Stock. A depositor interested in using his or her IRA funds to purchase Common Stock must do so through a self-directed IRA. Since the Savings Bank does not offer such accounts, it will allow such a depositor to make a trustee-to-trustee transfer of the IRA funds to a trustee offering a self-directed IRA program with the agreement that such funds will be used to purchase the Common Stock in the Offerings. There will be no early withdrawal or IRS interest penalties for such transfers. The new trustee would hold the Common Stock in a self-directed account in the same manner as the Savings Bank now holds the depositor's IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in an Savings Bank IRA to purchase Common Stock should contact the Stock Information Center at the Savings Bank as soon as possible so that the necessary forms may be forwarded for execution and returned prior to the Expiration Date. In addition, the provisions of ERISA and IRS regulations require that officers, directors and 10% shareholders who use self-directed IRA funds to purchase shares of Common Stock in the Subscription and Direct Community Offering make such purchases for the exclusive benefit of IRAs.

      Certificates representing shares of Common Stock purchased, and any refund due, will be mailed to purchasers at such address as may be specified in properly completed Order Forms to or the last address of such persons appearing on the records of the Savings Bank as soon as practicable following consummation of the sale of all shares of Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law. Until certificates for the Common Stock are available and delivered to subscribers and purchasers, subscribers and purchasers may not be able to sell the shares of Common Stock for which they subscribed or purchased.

Stock Pricing and Number of Shares to be Issued

     The Purchase Price of shares of the Common Stock sold in the Subscription Offering, Community Offering and Syndicated Community Offering was determined by the Boards of Directors of the Holding Company and the Savings Bank in consultation with the Savings Bank's financial advisor and sales agent, Webb, and was based upon a number of factors, including the market price per share of the stock of other financial institutions. The Washington regulations governing conversion of Washington-chartered mutual savings banks to stock form require that the aggregate purchase price of the shares of Common Stock of the Holding Company sold in connection with the Conversion be equal to not less than the minimum, nor more than the maximum, of the Estimated Valuation Range which is established by an independent appraisal in the Conversion and is described below; provided however, that with the consent of the Division and the FDIC, the aggregate purchase price of the Common Stock sold may be increased to up to 15% above the maximum of the Estimated Valuation Range, without a resolicitation of subscribers

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

or any right to cancel, rescind or change subscription orders, to reflect changes in market and financial conditions following commencement of the Subscription Offering.

     FDIC rules with respect to the appraisal require that the independent appraisal must include a complete and detailed description of the elements of the appraisal report, justification for the methodology employed and sufficient support for the conclusions reached. The appraisal report must include a full discussion of each peer group member and documented analytical evidence supporting variances from peer group statistics. The appraisal report must also include a complete analysis of the converting institution's pro forma earnings, which should include the institution's full potential once it fully deploys the capital from the conversion pursuant to its business plan.

     The Savings Bank and the Holding Company have retained RP Financial to prepare an appraisal of the pro forma market value of the common stock of the Holding Company to be issued in connection with the Conversion, as well as a business plan. RP Financial will receive a fee expected to total approximately $27,500 for its appraisal services and preparation of a business plan, plus reasonable out-of-pocket expenses incurred in connection with the appraisal. The Savings Bank has agreed to indemnify RP Financial under certain circumstances against liabilities and expenses (including legal fees) arising out of, related to, or based upon the Conversion.

     RP Financial has prepared an appraisal of the estimated pro forma market value of the Savings Bank as converted taking into account the formation of the Holding Company as the holding company for the Savings Bank. For its analysis, RP Financial undertook substantial investigations to learn about the Savings Bank's business and operations. Management supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, RP Financial reviewed the Savings Bank's Application to Convert a Mutual Savings Bank to a Stock Owned Savings Bank and the Holding Company's Form S-1 Registration Statement. Further, RP Financial visited the Savings Bank's facilities and had discussions with the Savings Bank's management and its special conversion legal counsel, Breyer & Aguggia. No detailed individual analysis of the separate components of the Holding Company's or the Savings Bank's assets and liabilities was performed in connection with the evaluation.

     In estimating the pro forma market value of the Holding Company's Common Stock, as required by applicable regulatory guidelines, RP Financial's analysis utilized three selected valuation procedures, the Price/Book ("P/B") method, the Price/Earnings ("P/E") method, and Price/Assets ("P/A") method, all of which are described in its report. RP Financial placed the greatest emphasis on the P/E and P/B methods in estimating pro forma market value. In applying these procedures, RP Financial reviewed among other factors, the economic make-up of the Savings Bank's primary market area, the Savings Bank's financial performance and condition in relation to publicly-traded institutions that RP Financial deemed comparable to the Savings Bank, the specific terms of the offering of the Holding Company's Common Stock, the pro forma impact of the additional capital raised in the Conversion, conditions of securities markets in general, and the market for thrift institution common stock in particular. RP Financial's analysis provides an approximation of the pro forma market value of the Holding Company's Common Stock based on the valuation methods applied and the assumptions outlined in its report. Included in its report were certain assumptions as to the pro forma earnings of the Holding Company after the Conversion that were utilized in determining the appraised value. These assumptions included expenses of $965,000 at the midpoint of the Estimated Valuation Range, an assumed after-tax rate of return on the net conversion proceeds of 4.64% for the year ended September 30, 1996 and 4.60% for the nine months ended June 30, 1997, purchases by the ESOP of 8% of the Common Stock sold in the Conversion and purchases in the open market by the MRP of a number of shares equal to 4% of the Common Stock sold in the Conversion at the Purchase Price. See "PRO FORMA DATA" for additional information concerning these assumptions. The use of different assumptions may yield somewhat different results.

     On the basis of the foregoing, RP Financial has advised the Holding Company and the Savings Bank that, in its opinion, as of August 29, 1997, the aggregate estimated pro forma market value of the Holding Company and, therefore, the Common Stock was within the valuation range of $42.5 million to $57.5 million with a midpoint of $50.0 million. After reviewing the methodology and the assumptions used by RP Financial in the preparation of the

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

appraisal, the Board of Directors established the Estimated Valuation Range which is equal to the valuation range of $42.5 million to $57.5 million with a midpoint of $50.0 million. Assuming that the shares are sold at $10.00 per share in the Conversion, the estimated number of shares would be between 4,250,000 and 5,750,000 with a midpoint of 5,000,000 shares. The Purchase Price of $10.00 was determined by discussion among the Boards of Directors of the Savings Bank and the Holding Company and Webb, taking into account, among other factors (i) the requirement under Washington regulations that the Common Stock be offered in a manner that will achieve the widest distribution of the stock and (ii) desired liquidity in the Common Stock subsequent to the Conversion. Since the outcome of the Offerings relate in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by the Holding Company at this time. The Estimated Valuation Range may be amended, with the approval of the Division, if necessitated by developments following the date of such appraisal in, among other things, market conditions, the financial condition or operating results of the Savings Bank, regulatory guidelines or national or local economic conditions.

     RP Financial's appraisal report is filed as an exhibit to the Registration Statement. A copy of the appraisal is also available for inspection at the Savings Bank. See "ADDITIONAL INFORMATION."

     If, upon completion of the Subscription and Direct Community Offering, at least the minimum number of shares are subscribed for, RP Financial, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of the Savings Bank and the Holding Company upon Conversion, as of the close of the Subscription and Direct Community Offering.

     No sale of the shares will take place unless prior thereto RP Financial confirms to the Division and the FDIC that, to the best of RP Financial's knowledge and judgment, nothing of a material nature has occurred which would cause it to conclude that the actual total purchase price on an aggregate basis was incompatible with its estimate of the total pro forma market value of the Holding Company and the Savings Bank as converted at the time of the sale. If, however, the facts do not justify such a statement, the Subscription, Direct Community and Syndicated Community Offerings or other sale may be canceled, a new Estimated Valuation Range and price per share set and new Subscription, Direct Community and Syndicated Community Offerings held. Under such circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.

     Depending upon market and financial conditions, the number of shares issued may be more or less than the range in number of shares shown above. In the event the total amount of shares issued is less than 4,250,000 or more than 6,612,500 (15% above the maximum of the Estimated Valuation Range), for aggregate gross proceeds of less than $42.5 million or more than $66.1 million, subscription funds will be returned promptly with interest to each subscriber unless he indicates otherwise. In the event a new valuation range is established by RP Financial, such new range will be subject to approval by the Division.

     If purchasers cannot be found for an insignificant residue of unsubscribed shares from the general public, other purchase arrangements will be made by the Boards of Directors of the Savings Bank and the Holding Company, if possible. Such other purchase arrangements will be subject to the approval of the Division and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the Plan of Conversion and in excess of the proposed director purchases set forth herein, although no such purchases are currently intended. If such other purchase arrangements cannot be made, the Plan of Conversion will terminate.

     In formulating its appraisal, RP Financial relied upon the truthfulness, accuracy and completeness of all documents the Savings Bank furnished it. RP Financial also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While RP Financial believes this information to be reliable, RP Financial does not guarantee the accuracy or completeness of such information and did not independently verify the financial statements and other data provided by the Savings Bank and the

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Holding Company or independently value the assets or liabilities of the Holding
Company and the Savings Bank. The appraisal by RP Financial is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of voting to approve the Conversion or of purchasing shares of Common Stock. Moreover, because the appraisal is necessarily based on many factors which change from time to time, there is no assurance that persons who purchase such shares in the Conversion will later be able to sell shares thereafter at prices at or above the Purchase Price.

Limitations on Purchases of Shares

     The Plan of Conversion provides for certain limitations to be placed upon the purchase of Common Stock by eligible subscribers and others in the Conversion. Each subscriber must subscribe for a minimum of 25 shares. With the exception of the ESOP, which is expected to subscribe for 8% of the shares of Common Stock issued in the Conversion, the Plan of Conversion provides for the following purchase limitations: (i) No Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, including, in each case, all persons on a joint account, may purchase shares of Common Stock with an aggregate purchase price of more than $200,000 (20,000 shares based on the Purchase Price), (ii) no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the Direct Community Offering, if any, shares of Common Stock with an aggregate purchase price of more than $200,000 (20,000 shares based on the Purchase Price), (iii) no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the Syndicated Community Offering, if any, shares of Common Stock with an aggregate purchase price of more than $200,000 (20,000 shares based on the Purchase Price), and (iv) no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than the overall maximum purchase limitation of 1% of the total number of shares of Common Stock issued in the Conversion (exclusive of any shares issued pursuant to an increase in the Estimated Valuation Range of up to 15%). For purposes of the Plan of Conversion, the directors are not deemed to be acting in concert solely by reason of their Board membership. Pro rata reductions within each Subscription Rights category will be made in allocating shares to the extent that the maximum purchase limitations are exceeded.

     The Savings Bank's and the Holding Company's Boards of Directors may, in their sole discretion, increase the maximum purchase limitation set forth above up to 9.99% of the shares of Common Stock sold in the Conversion, provided that orders for shares which exceed 5% of the shares of Common Stock sold in the Conversion may not exceed, in the aggregate, 10% of the shares sold in the Conversion. The Savings Bank and the Holding Company do not intend to increase the maximum purchase limitation unless market conditions are such that an increase in the maximum purchase limitation is necessary to sell a number of shares in excess of the minimum of the Estimated Valuation Range. If the Boards of Directors decide to increase the purchase limitation, all persons who subscribed for the maximum number of shares will be given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority Subscription Rights.

     The term "acting in concert" is defined in the Plan of Conversion to mean
(i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party shall also be deemed to be acting in concert with any person who is also acting in concert with that other party.

     The term "associate" of a person is defined in the Plan of Conversion to mean (i) any corporation or organization (other than the Savings Bank or a majority-owned subsidiary of the Savings Bank, or the Holding Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (excluding tax-qualified employee plans); and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Savings Bank, its subsidiary, or the Holding

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

Company. For example, a corporation of which a person serves as an officer would be an associate of such person, and, therefore, all shares purchased by such corporation would be included with the number of shares which such person could purchase individually under the above limitations.

     The term "officer" is defined in the Plan of Conversion to mean an executive officer of the Savings Bank, including its Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions, the Secretary and Treasurer as well as any other person performing similar functions.

     Common Stock purchased pursuant to the Conversion will be freely transferable, except for shares purchased by directors and officers of the Savings Bank and the Holding Company and by NASD members. See "--Restrictions on Transferability by Directors and Officers and NASD Members."

Restrictions on Transferability by Directors and Officers and NASD Members

     Shares of Common Stock purchased by directors and officers of the Holding Company may not be sold for a period of one year following completion of the Conversion, except in the event of the death of the stockholder or in any exchange of the Common Stock in connection with a merger or acquisition of the Holding Company. Shares of Common Stock received by directors or officers upon exercise of options issued pursuant to the Stock Option Plan are not subject to this restriction. Accordingly, shares of Common Stock issued by the Holding Company to directors and officers shall bear a legend giving appropriate notice of the restriction, and, in addition, the Holding Company will give appropriate instructions to the transfer agent for the Holding Company's Common Stock with respect to the restriction on transfers. Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted Common Stock shall be subject to the same restrictions.

     Purchases of outstanding shares of Common Stock of the Holding Company by directors, executive officers (or any person who was an executive officer or director of the Savings Bank after adoption of the Plan of Conversion) and their associates during the three-year period following Conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the Division. This restriction does not apply, however, to negotiated transactions involving more than 1% of the Holding Company's outstanding Common Stock or to the purchase of stock pursuant to the Stock Option Plan.

     The Holding Company has filed with the SEC a Registration Statement under the Securities Act for the registration of the Common Stock to be issued pursuant to the Conversion. The registration under the Securities Act of shares of the Common Stock to be issued in the Conversion does not cover the resale of such shares. Shares of Common Stock purchased by persons who are not affiliates of the Holding Company may be resold without registration. Shares purchased by an affiliate of the Holding Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Holding Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Holding Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Holding Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Holding Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

     In addition, under guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with Subscription Rights and to certain reporting requirements upon purchase of such securities.

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

              RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY

     The following discussion is a summary of certain provisions of federal law and regulations and Washington corporate law, as well as the Articles of Incorporation and Bylaws of the Holding Company, relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations and to the Articles of Incorporation and Bylaws of the Holding Company. See "ADDITIONAL INFORMATION" as to how to obtain a copy of these documents.

Change of Control Regulations

     The Change in Bank Control Act, together with Washington regulations, require that the consent of the Division and the Federal Reserve be obtained prior to any person or company acquiring "control" of a Washington-chartered savings bank or a Washington-chartered savings bank holding company. Upon acquiring control, such acquiror will be deemed to be a bank holding company. Control is conclusively presumed to exist if, among other things, an individual or company acquires the power, directly or indirectly, to direct the management or policies of the Holding Company or the Savings Bank or to vote 25% or more of any class of voting stock. Control is rebuttably presumed to exist under the Change in Bank Control Act if, among other things, a person acquires more than 10% of any class of voting stock, and the issuer's securities are registered under Section 12 of the Exchange Act or the person would be the single largest stockholder. Restrictions applicable to the operations of bank holding companies and conditions imposed by the Federal Reserve in connection with its approval of such acquisitions may deter potential acquirors from seeking to obtain control of the Holding Company. See "REGULATION -- The Holding Company."

Anti-takeover Provisions in the Holding Company's Articles of Incorporation and Bylaws

     The Articles of Incorporation and Bylaws of the Holding Company contain certain provisions that are intended to encourage a potential acquiror to negotiate any proposed acquisition of the Holding Company directly with the Holding Company's Board of Directors. An unsolicited non-negotiated takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of the Holding Company and its stockholders to encourage potential acquirors to negotiate directly with management. The Board of Directors believes that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the Board of Directors' view that these provisions should not discourage persons from proposing a merger or transaction at prices reflective of the true value of the Holding Company and that otherwise is in the best interests of all stockholders. However, these provisions may have the effect of discouraging offers to purchase the Holding Company or its securities which are not approved by the Board of Directors but which certain of the Holding Company's stockholders may deem to be in their best interests or pursuant to which stockholders would receive a substantial premium for their shares over the current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors and management more difficult. The Boards of Directors of the Savings Bank and the Holding Company believe these provisions are in the best interests of the stockholders because they will assist the Holding Company's Board of Directors in managing the affairs of the Holding Company in the manner they believe to be in the best interests of stockholders generally and because a company's board of directors is often best able in terms of knowledge regarding the company's business and prospects, as well as resources, to negotiate the best transaction for its stockholders as a whole.

     The following description of certain of the provisions of the Articles of Incorporation and Bylaws of the Holding Company is necessarily general and reference should be made in each instance to such Articles of Incorporation and Bylaws. See "ADDITIONAL INFORMATION" regarding how to obtain a copy of these documents.

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     Board of Directors. The Articles of Incorporation provide that the number of directors shall not be less than five nor more than 15. The initial number of directors is nine, but such number may be changed by resolution of the Board of Directors. These provisions have the effect of enabling the Board of Directors to elect directors friendly to management in the event of a non-negotiated takeover attempt and may make it more difficult for a person seeking to acquire control of the Holding Company to gain majority representation on the Board of Directors in a relatively short period of time. The Holding Company believes these provisions to be important to continuity in the composition and policies of the Board of Directors.

     The Articles of Incorporation provide that there will be staggered elections of directors so that the directors will each be initially elected to one, two or three-year terms, and thereafter all directors will be elected to terms of three years each. This provision also has the effect of making it more difficult for a person seeking to acquire control of the Holding Company to gain majority representation on the Board of Directors.

     Cumulative Voting. The Articles of Incorporation do not provide for cumulative voting in an election of directors. Cumulative voting in election of directors entitles a stockholder to cast a total number of votes equal to the number of directors to be elected multiplied by the number of his or her shares and to distribute that number of votes among such number of nominees as the stockholder chooses. The absence of cumulative voting for directors limits the ability of a minority stockholder to elect directors. Because the holder of less than a majority of the Holding Company's shares cannot be assured representation on the Board of Directors, the absence of cumulative voting may discourage accumulations of the Holding Company's shares or proxy contests that would result in changes in the Holding Company's management. The Board of Directors believes that (i) elimination of cumulative voting will help to assure continuity and stability of management and policies; (ii) directors should be elected by a majority of the stockholders to represent the interests of the stockholders as a whole rather than be the special representatives of particular minority interests; and (iii) efforts to elect directors representing specific minority interests are potentially divisive and could impair the operations of the Holding Company.

     Special Meetings. The Articles of Incorporation of the Holding Company provide that special meetings of stockholders of the Holding Company may be called by the President or by the Board of Directors. If a special meeting is not called by such person or entity, stockholder proposals cannot be presented to the stockholders for action until the next annual meeting. Stockholders are not permitted to call special meetings under the Holding Company's Articles of Incorporation.

     Authorized Capital Stock. The Articles of Incorporation of the Holding Company authorize the issuance of 50,000,000 shares of common stock and 1,000,000 shares of preferred stock. The shares of Common Stock and Preferred Stock were authorized in an amount greater than that to be issued in the Conversion to provide the Holding Company's Board of Directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of the Holding Company. The Board of Directors also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. The Holding Company's Board currently has no plan for the issuance of additional shares, other than the issuance of additional shares pursuant to stock benefit plans.

     Director Nominations. The Articles of Incorporation of the Holding Company require a stockholder who intends to nominate a candidate for election to the Board of Directors at a stockholders' meeting to give written notice to the Secretary of the Holding Company at least 30 days (but not more than 60 days) in advance of the date of the meeting at which such nominations will be made. The nomination notice is also required to include specified information concerning the nominee and the proposing stockholder. The Board of Directors of the Holding Company believes that it is in the best interests of the Holding Company and its stockholders to provide sufficient time for the

Board of Directors to study all nominations and to determine whether to recommend to the stockholders that such nominees be considered.

     Supermajority Voting Provisions. The Holding Company's Articles of Incorporation require the affirmative vote of 80% of the outstanding shares entitled to vote to approve a merger, consolidation, or other business combination, unless the transaction is approved, prior to consummation, by the vote of at least 80% of the number of the Continuing Directors (as defined in the Articles of Incorporation) on the Holding Company's Board of Directors. "Continuing Directors" generally includes all members of the Board of Directors who are not affiliated with any individual, partnership, trust or other person or entity (or the affiliates and associates of such person or entity) which is a beneficial owner of 10% or more of the voting shares of the Holding Company. This provision could tend to make the acquisition of the Holding Company more difficult to accomplish without the cooperation or favorable recommendation of the Holding Company's Board of Directors.

     Amendment of Articles of Incorporation and Bylaws. The Holding Company's Articles of Incorporation may be amended by the vote of the holders of a majority of the outstanding shares of Holding Company Common Stock, except that the provisions of the Articles of Incorporation governing (i) the duration of the corporation, (ii) the purpose and powers of the corporation, (iii) authorized capital stock, (iv) denial of preemptive rights, (v) the number and staggered terms of directors, (vi) removal of directors, (vii) approval of certain business combinations, (viii) the evaluation of certain business combinations, (ix) elimination of directors' liability, (x) indemnification of officers and directors, (xi) calling of special meetings of shareholders, (xii) the authority to repurchase shares and (xiii) the manner of amending the Articles of Incorporation may not be repealed, altered, amended or rescinded except by the vote of the holders of at least 80% of the outstanding shares of the Holding Company. This provision is intended to prevent the holders of a lesser percentage of the outstanding stock of the Holding Company from circumventing any of the foregoing provisions by amending the Articles of Incorporation to delete or modify one of such provisions.

     The Holding Company's Bylaws may only be amended by a majority vote of the Board of Directors of the Holding Company or by the holders of at least 80% of the outstanding stock by the Holding Company.

     Purpose and Takeover Defensive Effects of the Holding Company's Articles of Incorporation and Bylaws. The Board of Directors believes that the provisions described above are prudent and will reduce the Holding Company's vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by its Board of Directors. These provisions will also assist in the orderly deployment of the Conversion proceeds into productive assets during the initial period after the Conversion. The Board of Directors believes these provisions are in the best interest of the Savings Bank and the Holding Company and its stockholders. In the judgment of the Board of Directors, the Holding Company's Board will be in the best position to determine the true value of the Holding Company and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interest of the Holding Company and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of the Holding Company and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of the Holding Company and that is in the best interest of all stockholders.

     Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts that have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of the Holding Company for its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Holding Company's assets.

     An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive the Holding Company's remaining stockholders of benefits of certain protective provisions of the Exchange Act, if the number of beneficial owners became less than 300, thereby allowing for deregistration under the Exchange Act.

     Despite the belief of the Savings Bank and the Holding Company as to the benefits to stockholders of these provisions of the Holding Company's Articles of Incorporation and Bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by the Holding Company's Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of the Holding Company's Board of Directors and of management more difficult. The Board of Directors of the Savings Bank and the Holding Company, however, have concluded that the potential benefits outweigh the possible disadvantages.

     Following the Conversion, pursuant to applicable law and, if required, following the approval by stockholders, the Holding Company may adopt additional anti-takeover charter provisions or other devices regarding the acquisition of its equity securities that would be permitted for a Washington business corporation.

     The cumulative effect of the restriction on acquisition of the Holding Company contained in the Articles of Incorporation and Bylaws of the Holding Company and in Federal and Washington law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of the Holding Company may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

              DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY

General

     The Holding Company is authorized to issue 50,000,000 shares of Common Stock having a par value of $.01 per share and 1,000,000 shares of preferred stock having a par value of $.01 per share. The Holding Company currently expects to issue up to 5,750,000 shares of Common Stock (subject to adjustment up to 6,612,500 shares) and no shares of preferred stock in the Conversion. Each share of the Holding Company's Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Purchase Price for the Common Stock, in accordance with the Plan of Conversion, all such stock will be duly authorized, fully paid and nonassessable.

     The Common Stock of the Holding Company will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the FDIC or any other government agency.

Common Stock

     Dividends. The Holding Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by the Holding Company is subject to limitations which are imposed by law and applicable regulation. See "DIVIDEND POLICY" and "REGULATION." The holders of Common Stock of the Holding Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Holding Company out of funds legally available therefor. If the Holding Company issues preferred stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

     Stock Repurchases. Federal Reserve regulations place certain limitations on the repurchase of the Holding Company's capital stock. See "REGULATION -- The Holding Company -- Stock Repurchases" and "USE OF PROCEEDS."

     Voting Rights. Upon Conversion, the holders of Common Stock of the Holding Company will possess exclusive voting rights in the Holding Company. They will elect the Holding Company's Board of Directors and act on such other matters as are required to be presented to them under Washington law or as are otherwise presented to them by the Board of Directors. Except as discussed in "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY," each holder of Common Stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If the Holding Company issues preferred stock, holders of the Holding Company preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote thereon. See "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

     As a state mutual savings bank, corporate powers and control of the Savings Bank are vested in its Board of Directors, who elect the officers of the Savings Bank and who fill any vacancies on the Board of Directors as it exists upon Conversion. Subsequent to the Conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of the Savings Bank, all of which will be owned by the Holding Company, and voted at the direction of the Holding Company's Board of Directors. Consequently, the holders of the Common Stock will not have direct control of the Savings Bank.

     Liquidation. In the event of any liquidation, dissolution or winding up of the Savings Bank, the Holding Company, as holder of the Savings Bank's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Savings Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "THE CONVERSION"), all assets of the Savings Bank available for distribution. In the event of liquidation, dissolution or winding up of the Holding Company, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Holding Company available for distribution. If Holding Company preferred stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

     Preemptive Rights. Holders of the Common Stock of the Holding Company will not be entitled to preemptive rights with respect to any shares that may be issued. The Common Stock is not subject to redemption.

Preferred Stock

     None of the shares of the authorized Holding Company preferred stock will be issued in the Conversion there are no plans to issue the preferred stock. Such stock may be issued with such designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the Common Stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Restrictions on Acquisition

     Acquisitions of the Holding Company are restricted by provisions in its Articles of Incorporation and Bylaws and by the rules and regulations of various regulatory agencies. See "REGULATION" and "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

                           REGISTRATION REQUIREMENTS

     The Holding Company will register the Common Stock with the SEC pursuant to
Section 12(g) of the Exchange Act upon the completion of the Conversion and will not deregister its Common Stock for a period of at least three years following the completion of the Conversion. Upon such registration the proxy and tender offer rules, insider trading reporting requirements and restrictions, annual and periodic reporting and other requirements of the Exchange Act will be applicable to the Holding Company.

                            LEGAL AND TAX OPINIONS

     The legality of the Common Stock has been passed upon for the Holding Company by Breyer & Aguggia, Washington, D.C. The federal tax consequences of the Offerings have been opined upon by Breyer & Aguggia and the Washington tax consequences of the Offerings have been opined upon by Dwyer Pemberton and Coulson, P.C., Tacoma, Washington. Breyer & Aguggia and Dwyer Pemberton & Coulson, P.C. have consented to the references herein to their opinions. Certain legal matters will be passed upon for Webb by Muldoon, Murphy & Faucette, Washington, D.C.

                                    EXPERTS

     The consolidated financial statements of the Savings Bank as of September 30, 1995 and 1996, and for each of the years in the three year period ended September 30, 1996 included in this Prospectus have been so included in reliance upon the report of Dwyer Pemberton & Coulson, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     RP Financial has consented to the publication herein of the summary of its letter to the Savings Bank setting forth its opinion as to the estimated pro forma market value of the Holding Company and the Savings Bank and to the use of its name and statements with respect to it appearing herein.

                            ADDITIONAL INFORMATION

     The Holding Company has filed with the SEC a Registration Statement on Form S-1 (File No. 333-35817) under the Securities Act with respect to the Common Stock offered in the Conversion.The Registration Statement may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Room 1100, Chicago, Illinois 60661; and 75 Park Place, New York, New York 10007. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The Registration Statement is also available through the SEC's World Wide Web site on the Internet (www.sec.gov)

     The Savings Bank has filed with the Division an Application to Convert a Mutual Savings Bank to a Stock Owned Savings Bank. The Application, which contains a copy of RP Financial's appraisal report, may be inspected at the office of the Division, Department of Financial Institutions, General Administration Building, 3rd Floor, Room 300, 210 11th Avenue, Olympia, Washington 98504. The Savings Bank has also filed a copy of such Application with the FDIC. Copies of the Plan of Conversion, which includes a copy of the Savings Bank's proposed Amended Articles of Incorporation and Stock Bylaws, and copies of the Holding Company's Articles of Incorporation and Bylaws are available for inspection at any of the Savings Bank's offices and may be obtained by writing to the Savings Bank at 624 Simpson Avenue, Hoquiam, Washington 98550; Attention: Clarence E. Hamre, Chief Executive Officer, or by telephoning the Savings Bank at (360) 533-4747. A copy of RP Financial's independent appraisal report is also available for inspection at any of the Savings Bank's offices.

                  Index To Consolidated Financial Statements
                  Timberland Savings Bank, SSB and Subsidiary


                                                                            Page
Independent Accountant's Report............................................  F-1

Consolidated Balance Sheets as of September 30, 1995 and 1996
 and June 30, 1997 (unaudited).............................................  F-2

Consolidated Statements of Income for the Years Ended September
 30, 1994, 1995 and 1996 and for the Nine Months Ended
 June 30, 1996 and 1997 (unaudited)........................................   21

Consolidated Statements of Capital for the Years Ended September
 30, 1994, 1995 and 1996 and for the Nine Months Ended
 June 30, 1997 (unaudited).................................................  F-3

Consolidated Statements of Cash Flows for the Years Ended September
 30, 1994, 1995 and 1996 and for the Nine Months Ended
 June 30, 1996 and 1997 (unaudited)........................................  F-4

Notes to Consolidated Financial Statements.................................  F-5

                                   *   *   *


     All schedules are omitted as the required information either is not applicable or is included in the Consolidated Financial Statements or related Notes.

     Separate financial statements for the Holding Company have not been included since it will not engage in material transactions, if any, until after the Conversion. The Holding Company, which has only engaged in organizational activities to date, has no significant assets, liabilities (contingent or otherwise), revenues or expenses.

              [LETTERHEAD OF DWYER PEMBERTON AND COULSON, P.C.]


Board of Trustees
Timberland Savings Bank, S.S.B.


We have audited the accompanying consolidated balance sheets of Timberland Savings Bank, S.S.B. and subsidiary as of September 30, 1995 and 1996, and the related consolidated statements of income, capital, and cash flows for each of the three years in the period ended September 30, 1996. These consolidated financial statements are the responsibility of the Savings Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Timberland Savings Bank, S.S.B. and subsidiary as of September 30, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1996, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Savings Bank adopted Statement of Financial Accounting Standards No. 115, Accounting For Certain Investments in Debt and Equity Securities, as of October 1, 1994, and adopted Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments, as of September 30, 1996.


 /s/ Dwyer Pemberton and Coulson, P.C.
---------------------------------------
     Dwyer Pemberton and Coulson, P.C.


November 22, 1996
Tacoma, Washington

                        TIMBERLAND SAVINGS BANK, S.S.B.

                          CONSOLIDATED BALANCE SHEETS
                         September 30, 1995, and 1996
                         and June 30, 1997 (Unaudited)

===================================================================================================
                                     ASSETS
                                                                SEPTEMBER 30
                                                         ---------------------------     JUNE 30
                                                             1995           1996           1997
                                                         ---------------------------   ------------
Cash and due from financial institutions:
 Noninterest bearing deposits                            $  3,913,209   $  3,930,641   $  5,076,349
 Interest bearing deposits                                    947,111      1,124,684        756,569
                                                         ---------------------------   ------------
                                                            4,860,320      5,055,325      5,832,918
                                                         ---------------------------   ------------
Investments and mortgage-backed securities:
 Held to maturity, market value: 1995 - $9,761,569;
  1996 - $4,865,614; 1997 - $4,147,656                      9,855,642      4,950,794      4,171,739
 Available for sale, cost: 1995 - $1,427,380;
  1996 - $1,551,540 - 1997 - $1,555,100                     1,449,100      1,571,676      1,555,100
                                                         ---------------------------   ------------
                                                           11,304,742      6,522,470      5,726,839
                                                         ---------------------------   ------------

Loans receivable - net                                    150,999,204    170,368,073    182,077,908
Loans held for sale - at market value                       5,523,736      6,126,870      5,409,767
                                                         ---------------------------   ------------
                                                          156,522,940    176,494,943    187,487,675
                                                         ---------------------------   ------------

Accrued interest receivable                                 1,019,918      1,056,885        973,057
Premises and fixed assets - net                             3,608,003      4,856,347      5,492,102
Other real estate owned - net                                 209,029        124,533        317,407
Other assets                                                  235,972        246,301        357,552
                                                         ---------------------------   ------------
       TOTAL ASSETS                                      $177,760,924   $194,356,804   $206,187,550
                                                         ===========================   ============

                             LIABILITIES AND CAPITAL

LIABILITIES
 Deposits                                                $143,084,223   $156,549,417   $167,140,412
 Federal Home Loan Bank advances                           14,958,128     14,354,380     13,770,579
 Other liabilities and accrued expenses                     1,066,030      2,123,705      1,410,681
                                                         ---------------------------   ------------
       TOTAL LIABILITIES                                  159,108,381    173,027,502    182,321,672
                                                         ---------------------------   ------------

CAPITAL
 Undivided profits                                         18,638,186     21,315,990     23,865,878
 Net unrealized appreciation in equity investments,
  net of deferred federal income taxes of $6,824
  in 1996 and $7,363 in 1995                                   14,357         13,312            -0-
                                                         ---------------------------   ------------
       TOTAL CAPITAL                                       18,652,543     21,329,302     23,865,878
                                                         ---------------------------   ------------
       TOTAL LIABILITIES AND CAPITAL                     $177,760,924   $194,356,804   $206,187,550
                                                         ===========================   ============

See accompanying notes.

                        TIMBERLAND SAVINGS BANK, S.S.B.

                      CONSOLIDATED STATEMENTS OF CAPITAL
             For the years ended September 30, 1994, 1995 and 1996
            and for the nine months ended June 30, 1997 (Unaudited)
================================================================================

                                                                       NET
                                                                   UNREALIZED
                                                                  APPRECIATION
                                                     UNDIVIDED      IN EQUITY        TOTAL
                                                      PROFITS      INVESTMENTS      CAPITAL
                                                    -----------------------------------------
BALANCE, October 1, 1993                            $13,005,006       $    -0-    $13,005,006
 Net income                                           2,633,487                     2,633,487
                                                    -----------------------------------------
BALANCE, September 30, 1994                          15,638,493                    15,638,493
 Net income                                           2,999,693                     2,999,693
 Unrealized appreciation in available-for-sale
    investments, net of deferred income taxes
    of $7,363                                                           14,357         14,357
                                                    -----------------------------------------
BALANCE, September 30, 1995                          18,638,186         14,357     18,652,543
 Net income                                           2,677,804                     2,677,804
 Unrealized depreciation in available-for-sale
    investments, net of deferred income taxes
    of $539                                                             (1,045)        (1,045)
                                                    -----------------------------------------
BALANCE, September 30, 1996                          21,315,990         13,312     21,329,302
 Net income (unaudited)                               2,549,888                     2,549,888
 Realized gain on sale of investments, net
    of deferred income taxes of $6,824                                 (13,312)       (13,312)
                                                    -----------------------------------------
BALANCE, June 30, 1997 (unaudited)                  $23,865,878       $    -0-    $23,865,878
                                                    =========================================

See accompanying notes.

                        TIMBERLAND SAVINGS BANK, S.S.B.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             For the years ended September 30, 1994, 1995 and 1996
       and for the nine months ended June 30, 1996 and 1997 (Unaudited)

======================================================================================================================

                                                         SEPTEMBER 30                               JUNE 30
                                         ---------------------------------------------   -----------------------------
                                             1994            1995            1996            1996            1997
                                         ---------------------------------------------   -----------------------------
CASH FLOWS FROM
OPERATING ACTIVITIES
  Net income                             $  2,633,487    $  2,999,693    $  2,677,804    $  2,280,021    $  2,549,888
                                         --------------------------------------------    ----------------------------
  Noncash revenues, expenses,
   gains and losses included in
   income:
      Depreciation                            164,857         223,346         243,291         171,269         210,320
      Deferred federal income
         taxes                                 76,000         180,000        (188,000)         20,000         118,000
      Federal Home Loan Bank
         stock dividends                     (108,500)        (82,900)       (107,000)        (78,000)        (84,800)
      Market value adjustment -
        loans held for sale                    26,082         (23,502)         86,793         117,801         (26,631)
      Loss (gain) on sale of other
        real estate owned, net               (168,324)         20,591             (28)            (28)        (12,358)
      FIIG stock dividends                        -0-         (14,080)        (17,160)        (17,160)            -0-
      Provision for loan and other
       real  estate owned losses                  -0-             -0-          72,000          45,000         334,282
  Net (increase) decrease in loans
   originated for sale                      6,996,855      (2,294,988)       (689,927)     (1,750,904)        743,734
  Increase in other assets, net               (90,453)       (288,707)        (47,296)        (60,736)        (27,423)
  Increase (decrease) in other
   liabilities and accrued
   expenses, net                              246,254        (104,412)      1,245,675         349,006        (831,024)
                                         --------------------------------------------    ----------------------------
                                            7,142,771      (2,384,652)        598,348      (1,203,752)        424,100
                                         --------------------------------------------    ----------------------------
      NET CASH PROVIDED
        BY OPERATING
        ACTIVITIES                          9,776,258         615,041       3,276,152       1,076,269       2,973,988
                                         --------------------------------------------    ----------------------------

CASH FLOWS FROM INVESTING
ACTIVITIES
  Purchase of held-to-maturity
   investments andmortgage-
   backed securities                      (13,822,695)     (2,552,775)            -0-             -0-             -0-
  Sales of held-to-maturity
   investments and principal
   repayments on mortgage-
   backed securities                        1,787,106       8,695,567       4,905,387       4,702,684         765,743
  Sale of available-for-sale
   investments                                    -0-             -0-             -0-             -0-         101,376
  Increase in loans receivable,
   net                                    (22,340,198)    (32,646,646)    (19,438,869)    (10,960,248)    (12,044,117)
  Additions to premises and fixed
   assets, net                             (1,211,200)       (370,912)     (1,491,635)       (591,593)       (846,075)
  Additions to other real estate
   owned                                      (48,064)        (14,830)        (98,759)        (60,767)       (450,998)
  Dispositions of other real estate
   owned                                      128,606         191,726         181,283         145,221         270,482
  Investment in limited partner-
  ship                                        (45,398)        (36,898)            -0-             -0-             -0-
                                         --------------------------------------------    ----------------------------
      NET CASH USED BY
      INVESTING ACTIVITIES                (35,551,843)    (26,734,768)    (15,942,593)     (6,764,703)    (12,203,589)
                                         --------------------------------------------    ----------------------------


                                                     SEPTEMBER 30                             JUNE 30
                                      -------------------------------------------   ---------------------------
                                          1994            1995           1996           1996           1997
                                      -------------------------------------------   ---------------------------
CASH FLOWS FROM FINANCING
ACTIVITIES
  Increase in certificates of
   deposit, net                          3,233,385     17,888,549     11,485,062     12,892,996     10,674,853
  Increase (decrease) in other
   deposits, net                            33,363     (3,473,501)     1,980,132       (468,938)       (83,858)
  Increase (decrease) in Federal
   Home Loan Bank advances,
     net                                 5,753,318      9,204,810       (603,748)    (5,576,888)      (583,801)
                                      ------------------------------------------    --------------------------
      NET CASH PROVIDED
        BY FINANCING
        ACTIVITIES                       9,020,066     23,619,858     12,861,446      6,847,170     10,007,194
                                      ------------------------------------------    --------------------------
      NET INCREASE
        (DECREASE) IN CASH             (16,755,519)    (2,499,869)       195,005      1,158,736        777,593

CASH AND DUE FROM FINAN-
CIAL INSTITUTIONS, Beginning            24,115,708      7,360,189      4,860,320      4,860,320      5,055,325
                                      ------------------------------------------    --------------------------

CASH AND DUE FROM FINAN-
CIAL INSTITUTIONS, Ending             $  7,360,189    $ 4,860,320    $ 5,055,325    $ 6,019,056    $ 5,832,918
                                      ==========================================    ==========================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Income taxes paid                   $  1,075,095    $ 1,450,000    $ 1,545,000    $ 1,095,000    $ 1,303,367

  Interest paid                       $  4,689,237    $ 6,255,112    $ 7,628,336    $ 5,127,058    $ 6,232,147


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES
  Market value adjustment of
   investments held for sale          $        -0-    $    21,720    $    (1,584)   $    (3,960)   $   (20,136)

  Deferred federal income taxes
    on market value adjustment of
    investments held for sale         $        -0-    $    (7,363)   $       539     $    1,347    $     6,824

  Loans transferred to other real
    estate owned                      $    273,653    $       -0-    $    85,253     $   66,309    $   390,838

See accompanying notes.

                        TIMBERLAND SAVINGS BANK, S.S.B.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                For the years ended September 30, 1995 and 1996
       and for the nine months ended June 30, 1996 and 1997 (Unaudited)


NOTE 1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Timberland Savings Bank, S.S.B. (the Savings Bank) was established in 1915 and provides financial services to borrowers and depositors located primarily in Western Washington.

         The accounting principles followed by the Savings Bank and its wholly-owned subsidiary, Timberland Service Corp., and the methods of applying them conform with generally accepted accounting principles and with general industry practice. The more significant accounting policies are summarized below.

         Principles of Consolidation:

         All significant intercompany balances and transactions between the Savings Bank and its subsidiary have been eliminated in consolidation.

         Estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         Financial Instruments:

         For the year ended September 30, 1996, the Savings Bank has adopted Statement of Financial Accounting Standards (SFAS) No. 107, Disclosures About Fair Value of Financial Instruments. Under SFAS No. 107, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties (Note 14).

         Investments and Mortgage-Backed Securities:

         In accordance with Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, the Savings Bank has classified its investments and mortgage-backed securities as follows:

         Held-to-Maturity:  Debt securities that management has the positive
         ----------------
         intent and ability to hold until maturity are classified as held-to-maturity and are stated at their remaining unpaid principal balance, net of unamortized premiums or unaccreted discounts. Premiums are amortized and discounts are accreted using the interest method.

         Available-for-Sale:  Debt and equity securities that will be held for
         ------------------
         indefinite periods of time, including securities that may be sold in response to changes in market interest rates, prepayment rates, need for liquidity, and changes in the availability of and the yield of alternative investments are classified as available-for-sale. These assets are stated at market value. Market value is determined using published quotes as of the close of business. Unrealized gains and losses are excluded from earnings and reported as a separate component of capital until realized.

         Trading Securities: Debt and equity securities that are bought and held
         ------------------
         principally for the purpose of selling them in the near term are classified as trading securities and stated at market value with unrealized gains and losses included in earnings. The Savings Bank has no investments or mortgage-backed securities classified for trading purposes.

         Gains or losses upon disposition of securities, regardless of classification, are based on the net proceeds and the adjusted stated amount of the securities sold, using the specific-identification method.

         Loans Receivable:
         ----------------

         Loans receivable are reported at the principal amount outstanding, net of loans in process of completion, unearned income, an allowance for loans losses and participating interests sold.

         Allowance for Losses:

         Allowances for losses on specific problem loans and other real estate owned are charged to earnings when it is determined that the value of these loans and properties, in the judgment of management, is impaired. In addition to specific reserves, the Savings Bank also maintains general provisions for loan losses based on evaluating known and inherent risks in the loan portfolio, including management's continuing analysis of the factors and trends underlying the quality of the loan portfolio. These factors include changes in the size and composition of the loan portfolio, actual loan loss experience, current and anticipated economic conditions, detailed analysis of individual loans for which full collectibility may not be assured, and determination of the existence and realizable value of the collateral and guarantees securing the loans. The ultimate recovery of loans is susceptible to future market factors beyond the Savings Bank's control, which may result in losses or recoveries differing significantly from those provided in the consolidated financial statements.

         The Savings Bank accounts for impaired loans in accordance with SFAS No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures. These statements address the disclosure requirements and allocations of the allowance for loan losses for certain impaired loans. A loan within the scope of these statements is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement, including scheduled interest payments. The Savings Bank excludes smaller balance homogeneous loans, including single family residential and consumer loans from the scope of this statement.

         When a loan has been identified as being impaired, the amount of the impairment is measured by using discounted cash flows, except when it is determined that the sole source of repayment for the loan is the operation or liquidation of the underlying collateral. In such case, impairment is measured at current fair value of the collateral, reduced by estimated selling costs. When the measurement of the impaired loan is less than the recorded investment in the loan (including accrued interest and net deferred loan fees or costs), loan impairment is recognized by establishing or adjusting an allocation of the allowance for loan losses. SFAS No. 114, as amended, does not change the timing of charge-offs of loans to reflect the amount ultimately expected to be collected. At September 30, 1995 and 1996, and at June 30, 1997, respectively, the Savings Bank had no loans deemed to be impaired as defined by SFAS No. 114.

         Loans Held for Sale:

         Mortgage loans originated and intended for sale in the secondary market are stated at the lower of cost or estimated market value in the aggregate. Gains or losses on sales of loans are recognized at the time of sale and include adjustments to record such loans at the lower of cost or market. The gain or loss is determined by the difference between the net sales proceeds and the recorded value of the loans, including any remaining deferred loan fees.

         Premises and Fixed Assets:

         Premises and fixed assets are recorded at cost. Depreciation is computed on the straight-line method over the following estimated useful lives: buildings - thirty to forty years; furniture and equipment - three to five years; automobile - five years. The cost of maintenance and repairs is charged to expense as incurred.

         Other Real Estate Owned:

         Other real estate owned consists of properties acquired through loan foreclosure and are initially recorded at fair value at the date of foreclosure. Costs relating to development and improvement of property are capitalized, whereas costs relating to holding property are expensed.

         Valuations are periodically performed by management, and an allowance for losses is established by a charge to operations if the recorded value of a property exceeds its estimated net realizable value.

         Interest on Loans and Loan Fees:

         Interest on loans is recorded as income as borrowers' monthly payments become due. Allowances are established for uncollected interest on loans for which the interest is determined to be uncollectible. All loans past due three or more payments are placed on nonaccrual status and internally classified as substandard. Any interest income recorded in the current reporting period is fully reserved. Subsequent collections are applied proportionately to past due principal and interest. Loans are removed from nonaccrual status only when the loan is deemed current, and collectibility of principal and interest is no longer doubtful.

         The Savings Bank charges fees for originating and servicing loans. These fees are for inspection of property and other miscellaneous services. That portion of loan fees exceeding the estimated cost of initiating and closing loans is deferred and amortized to income, on the level-yield basis, over the loan term. If the loan is repaid prior to maturity, the remaining balance is credited to income at the time of repayment.

         Loan Servicing Fees:

         Fees earned for servicing loans for the Federal Home Loan Mortgage Corporation ("FHLMC") are reported as income when the related mortgage loan payments are collected. Loan servicing costs are charged to expense as incurred.

         Income Taxes:

         The Savings Bank files a consolidated federal income tax return with its subsidiary. The Savings Bank qualifies under provisions of the Internal Revenue Code which permit, as a deduction from taxable income, an allowance for bad debts based on a percentage of taxable income. The percentage method bad debt deduction available was 8 percent for the years ended September 30, 1994, 1995 and 1996.

         Due to the passage of the Small Business Job Protection Act, effective October 1, 1996, the percentage-of-income bad debt deduction for federal tax purposes was eliminated. In addition, federal tax bad debt reserves which have been accumulated since October 1, 1988, that exceed the reserves which would have been accumulated based on actual experience, are subject to recapture over a six-year recapture period effective for tax years beginning October 1, 1996. However, the six-year recapture period may be postponed for up to two years provided the Savings Bank satisfies a mortgage origination test. As of September 30, 1996, the Savings Bank's federal tax bad debt reserves subject to recapture approximated $1,700,000.

         Deferred federal income taxes result from temporary differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. These will result in differences between income for tax purposes and income for financial statement purposes in future years (Note 11).

         Advertising:

         The Savings Bank expenses all advertising costs as incurred. Direct-response advertising costs incurred will be capitalized and amortized over the estimated period to be benefited.

         Statement of Cash Flows:

         Cash and due from financial institutions include cash, funds due from financial institutions, and certificates of deposit with maturities of ninety days or less.

         Recently Adopted Accounting Standards:

         In June 1996, the FASB issued SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement amends SFAS Nos. 65 and 115 and supersedes SFAS Nos. 76, 77 and 122 and provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. It requires that liabilities and derivatives incurred or obtained by transferors as part of financial assets be initially measured at fair value, if practicable. It also requires that servicing assets and other retained interests in the transferred assets be measured by allocating the previous carrying amount between the assets sold, if any, and retained interests, if any, based on their relative fair values at the date of the transfer. Servicing assets and liabilities must be subsequently measured by amortization in proportion to and over the period of estimated net servicing income or loss and assessment for asset impairment or increased obligation based on their fair values. This Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. In December 1996, the FASB issued SFAS No. 127, Deferral of the Effective Date of Certain Provision of FASB Statement No. 125. This Statement defers the effective date of application of certain transfer and collateral provisions of SFAS No. 125 until January 1, 1998.

         The adoption of the provisions of SFAS Nos. 125 and 127 on January 1, 1997, is not expected to have a significant impact on the Savings Bank's financial position or results of operations.

         Unaudited Financial Information:

         Information as of June 30, 1997 and for the nine-month periods ended June 30, 1996 and 1997 is unaudited. The unaudited information furnished reflects all adjustments, which consist solely or normal recurring accruals, which are , in the opinion of management, necessary for a fair presentation of the financial position at June 30, 1997, and the results of operations and cash flows for the nine-month periods ended June 30, 1996 and 1997. The results of the nine-month periods are not necessarily indicative of the results of the Savings Bank which may be expected for the entire year.

         Reclassifications:

         Certain September 30, 1994, 1995 and 1996 amounts have been reclassified to conform to the June 30, 1997 presentation.

NOTE 2.  INVESTMENTS AND MORTGAGE-BACKED SECURITIES

         The following tables summarize the amortized cost, gross unrealized gains and losses, and the estimated market value of the Bank's investments and mortgage-backed securities at September 30, 1995 and 1996, and at June 30, 1997:


                                                           GROSS         GROSS      ESTIMATED
                                            AMORTIZED    UNREALIZED   UNREALIZED      MARKET
              1995                             COST        GAINS        LOSSES        VALUE
              ----                          --------------------------------------------------
         HELD-TO-MATURITY
           U.S. Government and
              agencies                      $3,503,549      $   -0-    $  (9,644)   $3,493,905
           Mortgage-backed securities:
             FHLMC                           2,505,635        2,860      (42,732)    2,465,763
             FNMA                            2,019,508        2,091      (47,591)    1,974,008
             GNMA                            1,826,950        3,283       (2,340)    1,827,893
                                            --------------------------------------------------
               TOTAL HELD-TO-
                 MATURITY                   $9,855,642      $ 8,234    $(102,307)   $9,761,569
                                            ==================================================

         AVAILABLE-FOR-SALE
           FHLB stock                       $1,363,300      $   -0-    $     -0-    $1,363,300
           FIIG stock                           64,080       21,720                     85,800
                                            --------------------------------------------------
               TOTAL AVAILABLE-
                 FOR-SALE                   $1,427,380      $21,720    $     -0-    $1,449,100
                                            ==================================================

                 1996
                 ----
         HELD-TO-MATURITY
           Mortgage-backed securities:
             FHLMC                          $1,848,550      $ 2,356    $ (28,472)   $1,822,434
             FNMA                            1,536,235        5,095      (58,637)    1,482,693
             GNMA                            1,566,009          -0-       (5,522)    1,560,487
                                            --------------------------------------------------
               TOTAL HELD-TO-
                 MATURITY                   $4,950,794      $ 7,451    $ (92,631)   $4,865,614
                                            ==================================================

         AVAILABLE-FOR-SALE
           FHLB stock                       $1,470,300      $   -0-    $     -0-    $1,470,300
           FIIG stock                           81,240       20,136                    101,376
                                            --------------------------------------------------
               TOTAL AVAILABLE-FOR-
                 SALE                       $1,551,540      $20,136    $     -0-    $1,571,676
                                            ==================================================

         1997 (Unaudited)
         ----------------
         HELD-TO-MATURITY
           Mortgage-backed securities:
             FHLMC                          $1,457,816      $ 6,327    $ (15,973)   $1,448,170
             FNMA                            1,307,476        9,754      (47,937)    1,269,293
             GNMA                            1,406,447       23,746          -0-     1,430,193
                                            --------------------------------------------------
               TOTAL HELD-TO-
                 MATURITY                   $4,171,739      $39,827    $ (63,910)   $4,147,656
                                            ==================================================

         AVAILABLE-FOR-SALE
           FHLB stock                       $1,555,100      $   -0-    $     -0-    $1,555,100
                                            ==================================================

         The FHLB stock has a par value of $100 per share and is recorded at cost. Stock owned in excess of required amounts can only be redeemed by the Federal Home Loan Bank of Seattle.

         Mortgage-backed securities pledged as collateral for public fund deposits totaled $1,320,000, $1,161,000 and $1,747,000 at September 30,
         1995 and 1996, and at June 30, 1997, respectively.

         The contractual maturity of investments and mortgage-backed securities at June 30, 1997 follows. Expected maturities may differ from contractual maturities due to the prepayment of principal or call provision.

                                                                                           GROSS           GROSS          ESTIMATED
                                                                AMORTIZED               UNREALIZED      UNREALIZED          MARKET
                                                                  COST                     GAINS          LOSSES            VALUE
                                                    -------------------------------------------------------------------------------
       Held-To-Maturity:
       ----------------
       Due after 1 year through 5 years                       $   997,155             $        584    $    (15,973)    $    981,766
       Due after 10 years                                       3,174,584                   39,243         (47,937)       3,165,890
                                                              ---------------------------------------------------------------------
                                                                4,171,739                   39,827         (63,910)       4,147,656
                                                              ---------------------------------------------------------------------
       Available-For-Sale:
       ------------------
       FHLB stock                                               1,555,100                                                 1,555,100
                                                              ---------------------------------------------------------------------
              TOTAL                                           $ 5,726,839             $     39,827    $    (63,910)    $  5,702,756
                                                              =====================================================================

NOTE 3.  LOANS RECEIVABLE - NET AND LOANS HELD FOR SALE

         Loans receivable including loans held for sale consisted of the following:

                                                                                             September 30             June 30, 1997
                                                                                      ----------------------------
                                                                                           1995           1996         (Unaudited)
                                                                                      ----------------------------     ------------
         Mortgage loans:
           One-to-four family                                                         $ 88,055,913    $ 89,761,659     $ 94,611,583
           Multi-family                                                                 10,964,753      12,569,371       12,644,422
           Commercial                                                                   15,591,521      26,529,011       28,867,220
           Construction and land development                                            42,751,879      47,140,084       44,744,044
           Land                                                                          6,117,622       6,115,264        6,854,959
                                                                                      ----------------------------     ------------
              TOTAL MORTGAGE LOANS                                                     163,481,688     182,115,389      187,722,228
                                                                                      ----------------------------     ------------
         Consumer loans:
           Home equity and second mortgage                                               5,201,378       6,576,284        7,897,564
           Other                                                                         2,020,050       2,474,958        2,784,813
                                                                                      ----------------------------     ------------
              TOTAL CONSUMER LOANS                                                       7,221,428       9,051,242       10,682,377
                                                                                      ----------------------------     ------------
         Commercial business loans                                                         231,050         475,731          718,184
                                                                                      ----------------------------     ------------
              TOTAL LOANS RECEIVABLE                                                   170,934,166     191,642,362      199,122,789
                                                                                      ----------------------------     ------------
         Less:
           Undisbursed portion of loans in
            process                                                                     17,261,784      18,433,608       13,887,111
           Unearned income                                                               1,554,019       1,707,718        1,704,160
           Allowance for loan losses                                                     1,119,159       1,132,963        1,453,610
                                                                                      ----------------------------     ------------
                                                                                        19,934,962      21,274,289       17,044,881
                                                                                      ----------------------------     ------------
              LOANS RECEIVABLE - NET                                                   150,999,204     170,368,073      182,077,908
                                                                                      ------------    ------------     ------------
         Loans held for sale (one-to-four family)                                        5,526,316       6,216,243        5,472,509
         Market-value adjustment                                                            (2,580)        (89,373)         (62,742)

                                                                                      ------------    ------------     ------------
              LOANS HELD FOR SALE - NET                                                  5,523,736       6,126,870        5,409,767
                                                                                      ------------    ------------     ------------
              LOANS RECEIVABLE AND
                LOANS HELD FOR SALE - NET                                             $156,522,940    $176,494,943     $187,487,675
                                                                                      ============    ============     ============

         The composition of loans receivable including loans held for sale by interest rate type at June 30, 1997(unaudited), is as follows:


                                                     FIXED       ADJUSTABLE
                                                     RATE           RATE          TOTAL
                                                  -----------------------------------------
         Mortgage loans:
           One-to-four family                     $14,071,305   $ 86,012,787   $100,084,092
           Multi-family                             5,411,504      7,232,918     12,644,422
           Commercial                               7,630,452     21,236,768     28,867,220
           Construction and land development       32,544,567     12,199,477     44,744,044
           Land                                     6,835,272         19,687      6,854,959
                                                  -----------------------------------------
              TOTAL MORTGAGE LOANS                 66,493,100    126,701,637    193,194,737
                                                  -----------------------------------------
         Consumer loans:
           Home equity and second mortgage          5,887,285      2,010,279      7,897,564
           Other                                    2,689,433         95,380      2,784,813
                                                  -----------------------------------------
              TOTAL CONSUMER LOANS                  8,576,718      2,105,659     10,682,377
                                                  -----------------------------------------
         Commercial business loans                    709,072          9,112        718,184
                                                  -----------   ------------   ------------
              TOTAL LOANS                         $75,778,890   $128,816,408    204,595,298
                                                  ==========================   ------------
         Less:
           Undisbursed portion of loans in process                               13,887,111
           Unearned income                                                        1,704,160
           Allowance for loan losses                                              1,453,610
           Market-value adjustment - loans held for sale                             62,742
                                                                               ------------
                                                                                 17,107,623
                                                                               ------------
              LOANS RECEIVABLE AND LOANS HELD FOR SALE - NET                   $187,487,675
                                                                               ============


         The contractual maturity of loans receivable including loans held for sale at June 30, 1997 (unaudited), is as follows:


                                                         ONE YEAR     THREE YEARS     FIVE YEARS
                                           WITHIN           TO             TO            TO           AFTER
                                          ONE YEAR     THREE YEARS     FIVE YEARS     TEN YEARS     TEN YEARS        TOTAL
                                        --------------------------------------------------------------------------------------
         Mortgage loans:
            One-to-four
              family                     $   521,972    $   780,830   $  1,264,477   $ 3,763,292   $ 93,753,521   $100,084,092
            Multi-family                          58          2,088        207,564     7,254,424      5,180,288     12,644,422
            Commercial                       600,174        259,388        527,524     9,729,003     17,751,131     28,867,220
            Construction
               and land
               development                20,694,392     10,268,007         17,883       814,000     12,949,762     44,744,044
            Land                             434,727      1,706,356      4,248,317       322,429        143,130      6,854,959
                                         -----------    -----------   ------------   -----------   ------------   ------------
              TOTAL MORT-
              GAGE LOANS                  22,251,323     13,016,669      6,265,765    21,883,148    129,777,832    193,194,737
                                         -----------    -----------   ------------   -----------   ------------   ------------
         Consumer loans:
            Home equity and
             second mortgage               2,274,615        545,389      1,359,752     1,656,378      2,061,430      7,897,564
            Other                          1,190,040        583,301        649,050       167,775        194,647      2,784,813
                                         -----------    -----------   ------------   -----------   ------------   ------------
              TOTAL CON-
               SUMER LOANS                 3,464,655      1,128,690      2,008,802     1,824,153      2,256,077     10,682,377
                                         -----------    -----------   ------------   -----------   ------------   ------------
         Commercial business
            loans                             80,634         22,625        599,919        15,006            -0-        718,184
                                         -----------    -----------   ------------   -----------   ------------   ------------
                 TOTAL LOANS             $25,796,612    $14,167,984   $  8,874,486   $23,722,307   $132,033,909    204,595,298
                                         ===========    ===========   ============   ===========   ============   ------------
         Less:
            Undisbursed portion of loans in process                                                                 13,887,111
            Unearned income                                                                                          1,704,160
            Allowance for loan losses                                                                                1,453,610
            Market-value adjustment - loans held for sale                                                               62,742
                                                                                                                  ------------
                                                                                                                    17,107,623
                                                                                                                  ------------
                         LOANS RECEIVABLE AND LOANS HELD FOR SALE - NET                                           $187,487,675
                                                                                                                  ============

         The weighted average interest rate on all loans at September 30, 1995 and 1996, and at June 30, 1997, was 8.60 percent, 8.77 percent and 8.80 percent respectively.

         Loans serviced for the Federal Home Loan Mortgage Corporation and others at September 30, 1995 and 1996, and at June 30, 1997, totaled $43,531,000, $45,859,000 and $53,968,000 respectively.

         At September 30, 1995 and 1996, and at June 30, 1997, the Savings Bank had commitments outstanding to originate mortgage loans at current market rates totaling $8,000,000, $2,642,000 and $4,731,000 respectively.

         At September 30, 1995 and 1996, and at June 30, 1997, the Savings Bank had commitments outstanding for nonmortgage loans totaling $1,396,000, $1,621,000 and $1,869,000 respectively.

         Officers, employees and trustees of the Savings Bank have outstanding loans which were made in the ordinary course of business. At September 30, 1995 and 1996, and at June 30, 1997, such loans approximated $1,606,000, $1,862,000 and $1,883,000 respectively.

         An analysis of loans outstanding to executive officers and trustees, net of percentage sold, follows:

                                              September 30         June 30, 1997
                                         -----------------------
                                            1995         1996       (Unaudited)
                                         ----------------------   --------------
       BALANCE, Beginning of period      $ 499,786    $ 702,392         $845,444
         New loans                         381,190      377,150           17,500
         Repayments/sales                 (178,584)    (234,098)         (56,027)
                                         ----------------------         --------
       BALANCE, End of period            $ 702,392    $ 845,444         $806,917
                                         ======================         ========

         At September 30, 1995 and 1996, and at June 30, 1997, the Savings Bank had non-accruing loans totaling approximately $1,037,000, $1,520,000 and $7,730,000 respectively. At June 30, 1997, approximately $303,000 of loans were past due ninety days or more and still accruing. Unrecorded interest on the non-accrual loans totaled approximately $214,000 at June 30, 1997. No interest income was recorded on non-accrual loans for the nine months ended June 30, 1997.

         An analysis of the allowance for loan losses follows:

                                                                                         Nine months ended
                                                                                   ------------------------------
                                                 Year ended September 30           June 30, 1996    June 30, 1997
                                         ---------------------------------------
                                            1994          1995          1996        (Unaudited)      (Unaudited)
                                         ---------------------------------------   ------------------------------
         BALANCE, Beginning of period    $1,137,983    $1,120,108    $1,119,159       $1,119,159       $1,132,963
           Provision for loan losses                                     70,000           45,000          334,282
           Transfers                                                    (54,718)         (18,656)          (3,000)
           Loans charged off                (17,875)         (949)       (1,478)            (422)         (19,160)
           Recoveries                                                                                       8,525
                                         ---------------------------------------   ------------------------------
         BALANCE, End of period          $1,120,108    $1,119,159    $1,132,963       $1,145,081       $1,453,610
                                         ======================================       ===========================

         Mortgage servicing rights totaling $117,642 were capitalized subsequent to the adoption of SFAS Nos. 125 and 127 on January 1, 1997. Amortization of these rights was $3,616 for the period ended June 30, 1997. The balance of $114,026 is included in "other assets" in the consolidated balance sheet.

NOTE 4.  PREMISES AND FIXED ASSETS

         Premises and fixed assets consisted of the following:

                                                          September 30         June 30, 1997
                                                     -----------------------
                                                        1995         1996       (Unaudited)
                                                     -----------------------   -------------
           Land                                      $1,130,286   $1,130,286      $1,426,586
           Office buildings and improvements          3,035,138    3,073,018       3,566,258
           Furniture and equipment                    1,578,558    1,680,731       1,705,723
           Automobiles                                   35,181       21,883          21,883
           Property held for future expansion            20,584       20,584          20,584
           Construction and purchases in progress        14,931    1,230,679       1,237,765
                                                     ---------------------------------------
                                                      5,814,678    7,157,181       7,978,799
           Less accumulated depreciation              2,206,675    2,300,834       2,486,697
                                                     ---------------------------------------
                    TOTAL                            $3,608,003   $4,856,347      $5,492,102
                                                     =======================================

         The construction and purchases in progress account includes the expenditures for the South Hill and Lacey branch offices which are substantially completed at June 30, 1997.

NOTE 5.  OTHER REAL ESTATE OWNED

         Other real estate owned consisted of the following:

                                                           September 30        June 30, 1997
                                                       --------------------
                                                         1995        1996       (Unaudited)
                                                       --------------------    -------------
         Real estate acquired through foreclosure      $222,543    $194,765         $349,577
         Allowance for possible losses                  (13,514)    (70,232)         (32,170)
                                                       --------    --------         --------
                    TOTAL                              $209,029    $124,533         $317,407
                                                       ========    ========         ========


         An analysis of the allowance for possible losses follows:


                                                                                                           Nine months ended
                                                                                                      -----------------------------
                                                                  Year ended September 30             June 30, 1996   June 30, 1997
                                                         -----------------------------------------    -----------------------------
                                                           1994            1995             1996        (Unaudited)    (Unaudited)
                                                         -----------------------------------------    -----------------------------

         BALANCE, Beginning of
          period                                         $ 24,147        $ 13,514         $ 13,514    $     13,514     $     70,232
           Provision for additional losses                                    105           17,550           2,000
           Transfers                                                                        54,718          18,656            3,000
           Charged off                                    (10,738)        (17,550)                                          (41,062)
                                                         --------------------------------------------------------------------------
         BALANCE, End of period                          $ 13,514        $ 13,514         $ 70,232    $     32,170     $     32,170
                                                         =========================================    =============================

NOTE 6.  ACCRUED INTEREST RECEIVABLE

         Accrued interest receivable consisted of the following:

                                                                                               September 30           June 30, 1997
                                                                                        --------------------------
                                                                                            1995            1996       (Unaudited)
                                                                                        --------------------------     ------------
         Loans receivable                                                               $  939,752    $  1,102,107     $  1,226,698
         Less reserve for uncollected interest                                              31,852          84,204          291,485
                                                                                        --------------------------     ------------
                                                                                           907,900       1,017,903          935,213
         Interest bearing deposits and securities                                          112,018          38,982           37,844
                                                                                        --------------------------     ------------
                TOTAL                                                                   $1,019,918    $  1,056,885     $    973,057
                                                                                        ==========================     ============


NOTE 7.  DEPOSITS

         Deposits consisted of the following:

                                                                                              September 30             June 30, 1997
                                                                                      ----------------------------
                                                                                          1995            1996          (Unaudited)
                                                                                      ----------------------------     ------------
         Noninterest bearing                                                          $  3,116,078    $  3,571,060     $  4,601,368
         N.O.W. checking                                                                17,524,549      18,002,534       17,514,549
         Passbook savings                                                               25,552,625      25,400,165       25,130,455
         Money market accounts                                                          12,734,336      13,364,304       13,666,733
         Certificates of deposit                                                        81,847,159      93,332,220      104,007,073
         Other                                                                           2,309,476       2,879,134        2,220,234
                                                                                      ----------------------------     ------------
                  TOTAL                                                               $143,084,223    $156,549,417     $167,140,412
                                                                                      ============================     ============

         The weighted-average interest rate on all deposits at September 30, 1995 and 1996, and at June 30, 1997, was 4.60 percent, 4.55 percent and
         4.61 percent respectively.

         Officers, employees and trustees of the Savings Bank have deposits totaling $1,083,650, $1,089,823 and $1,024,895 at September 30, 1995
         and 1996, and at June 30, 1997 respectively.

         Deposits of $100,000 or greater totaled $14,771,000, $17,721,000 and
         $24,577,000 at September 30, 1995 and 1996, and at June 30, 1997
         respectively.

         Scheduled maturities of certificates of deposit accounts are as follows:

                                                                                                September 30
                                                                                         -------------------------    June 30, 1997
                                                                                             1995         1996          (Unaudited)
                                                                                         -------------------------     ------------
         Within one year                                                                 $52,658,051   $64,201,806     $ 77,096,398
         One to two years                                                                 19,434,194    18,737,200       19,100,079

         Two to five years                                                                 8,911,170     9,814,221        7,392,986

         After five years                                                                    843,744       578,993          417,610
                                                                                         -------------------------     ------------
             TOTAL                                                                       $81,847,159   $93,332,220     $104,007,073
                                                                                         =========================     ============

         Certificates of deposit by scheduled maturity and interest rate at June 30, 1997 (unaudited), are as follows:

                                                             WITHIN          ONE TO         TWO TO      OVER FIVE
         INTEREST RATE RANGE                                ONE YEAR       TWO YEARS      FIVE YEARS      YEARS           TOTAL
         -------------------                              -------------------------------------------------------------------------
           2.00 - 3.99%                                   $   158,181     $       -0-     $      -0-      $    -0-     $    158,181
           5.00 - 5.99%                                    65,640,923      14,228,048      3,576,988       319,414       83,765,373
           6.00 - 6.99%                                    10,843,217       1,901,576      2,195,512         1,095       14,941,400
           7.00 and over                                      454,077       2,970,455      1,620,486        97,101        5,142,119
                                                          -------------------------------------------------------------------------
              TOTAL                                       $77,096,398     $19,100,079     $7,392,986      $417,610     $104,007,073
                                                          =========================================================================

Interest expense, by account type, is as follows:

                                                                                                             Nine months ended
                                                                                                       -----------------------------
                                                                     Year ended September 30           June 30, 1996   June 30, 1997
                                                           -----------------------------------------
                                                               1994            1995           1996      (Unaudited)      (Unaudited)
                                                           ----------      ----------     ----------    ----------       ----------
         Certificates of deposit                           $2,854,986      $3,980,879     $5,270,398    $3,892,999       $4,302,246
         Money market accounts                                379,040         468,575        520,235       392,546          377,370
         Passbook savings                                     954,096         820,657        737,665       550,266          555,880
         N.O.W. checking                                      427,956         425,493        421,187       311,337          329,734
                                                           ----------      ----------     ----------    ----------       ----------
            TOTAL                                          $4,616,078      $5,695,604     $6,949,485    $5,147,148       $5,565,230
                                                           ==========      ==========     ==========    ==========       ==========

NOTE 8.  FEDERAL HOME LOAN BANK ADVANCES

         The Savings Bank has been approved for participation in the Federal Home Loan Bank of Seattle Cash Management Advance Program, maturing September 19, 1997, with a maximum facility of $9,244,000. Advances requested under this program are payable on demand or, if no demand is made, in one year from the date of advance and bear interest at the rate in effect at that time. Advances are subject to the existing Advances, Security and Deposit Agreement and are granted at the sole discretion of the Federal Home Loan Bank of Seattle. There were no advances outstanding under the Cash Management Advance Program at September 30, 1995 and 1996, or at June 30, 1997.

         Under the Advances, Security and Deposit Agreement which, including the Cash Management Advance Program, is maintained at 20 percent of total assets, the Savings Bank had advances at June 30, 1997, as follows:

                                                                                            Balance
             Borrowing                                Interest Rate    Maturity Date      (Unaudited)
           -------------                              -------------    -------------      ------------
           Fixed rate                                    5.60%            07/25/97        $ 1,500,000
           Fixed rate                                    6.70%            04/28/98            500,000
           Fixed rate (monthly amortization)             6.11%            02/22/02            455,318
           Fixed rate callable                           5.39%            06/03/02         10,000,000
           Fixed rate (monthly amortization)             6.55%            02/22/06          1,315,261
                                                                                          -----------
                                                                                          $13,770,579
                                                                                          ===========

         The weighted average rate for all advances at June 30, 1997 was 5.60 percent.

         Under the Advances, Security and Deposit Agreement, virtually all of the Savings Bank's assets, not otherwise encumbered, are pledged as collateral for advances.
         At June 30, 1997, annual repayments of FHLB advances, through June 30, 2002, and thereafter, totaled $2,120,601; $131,455; $143,274; $156,157;
         $10,310,407; and $908,676 respectively.

NOTE 9.  OTHER LIABILITIES AND ACCRUED EXPENSES

       Other liabilities and accrued expenses consisted of the following:

                                                                September 30         June 30, 1997
                                                           -----------------------
                                                              1995         1996       (Unaudited)
                                                           -----------------------   -------------
          S.A.I.F. special assessment                      $      -0-   $  874,917      $      -0-
          Federal income taxes                                363,967      237,735         361,173
          Accrued pension and profit sharing                  208,284      417,137         411,403
          Accrued interest on deposits and FHLB advances      138,022      138,246         142,714
          Accounts payable and accrued expenses - other       355,757      455,670         495,391
                                                           -----------------------      ----------
                   TOTAL                                   $1,066,030   $2,123,705      $1,410,681
                                                           =======================      ==========

NOTE 10. CAPITAL

         The Savings Bank is required to maintain minimum risk-based capital of 8 percent of its adjusted total assets. At September 30, 1995 and 1996, and at June 30, 1997, the Savings Bank's capital to risk weighted assets was 17.0 percent, 16.8 percent and 16.9 percent respectively. The Savings Bank's total capital to total assets at September 30, 1995 and 1996, and at June 30, 1997, was 10.5 percent, 11.0 percent and 11.6 percent respectively, compared to a minimum requirement of 6.0 percent.

NOTE 11. FEDERAL INCOME TAXES

         The Savings Bank has qualified under provisions of the Internal Revenue Code that permit federal income taxes to be computed after deduction of additions to bad debt reserves. Accordingly, capital includes approximately $2,100,000 for which no provision for federal income taxes has been made. If in the future capital is used for any purpose other than to absorb bad debt losses, federal income taxes at the current applicable rates would be imposed.

         The components of the provision for income taxes are as follows:

                                                                                September 30                June 30, 1997
                                                                   --------------------------------------
                                                                      1994         1995          1996        (Unaudited)
                                                                   ----------   -----------   -----------   --------------
                 Current                                           $1,087,124   $1,422,976    $1,607,307       $1,315,629
                 Deferred (credit)                                     76,000      180,000      (188,000)         118,000
                                                                   ----------   ----------    ----------    -------------
                       TOTAL                                       $1,163,124   $1,602,976    $1,419,307       $1,433,629
                                                                   ==========   ==========    ==========    =============

               The components of federal income taxes are as follows:

                                                                                      September 30            June 30, 1997
                                                                                ------------------------
                                                                                   1995          1996          (Unaudited)
                                                                                ----------    ----------        ---------
                 Current (receivable)                                           $  (13,396)   $   48,911        $  61,173
                 Deferred                                                          370,000       182,000          300,000
                 Deferred, available-for-sale securities                             7,363         6,824              -0-
                                                                                ----------    ----------        ---------
                       TOTAL                                                    $  363,967    $  237,735        $ 361,173
                                                                                ==========    ==========        =========


       The components of the Bank's deferred tax assets and liabilities are as follows:

                                                                     September 30      June 30, 1997
                                                                --------------------
                                                                  1995       1996       (Unaudited)
                                                                -------   ----------   -------------
         Deferred tax assets:
           S.A.I.F. special assessment                              -0    $  297,472      $      -0-
           Depreciation                                         20,723        22,620          32,450
           Accrued vacation                                     16,046        18,112          24,806
           Deferred compensation                                15,010        30,021          41,278
           Loans held for sale market value adjustment             877        30,387          21,332
                                                                ------    ----------      ----------
              TOTAL DEFERRED TAX  ASSETS                        52,656       398,612         119,866
                                                                ------    ----------      ----------
         Deferred tax liabilities:
           FHLB and FIIG stock dividends                        35,477       277,692         295,902
           Federal income tax bad debt deduction                53,644       269,274          85,361
           Real estate sale, installment basis                  33,535        33,212          32,872
           Unrealized securities gains                           7,363         6,824             -0-
           Other                                                   -0-           434           5,731
                                                                ------    ----------      ----------
             TOTAL DEFERRED TAX LIABILITIES                    430,019       587,436         419,866
                                                                ------    ----------      ----------
             DEFERRED TAX LIABILITY - NET                     $377,363      $188,824      $  300,000
                                                              ======================      ==========

         The provision for federal income taxes differs from that computed at the statutory corporate tax rate as follows:

                                                             Year Ended September 30          June 30, 1997
                                                  ----------------------------------------
                                                      1994         1995            1996         (Unaudited)
                                                  ----------------------------------------      ----------
         Tax provision at
           statutory rate                         $1,290,848    $1,564,907      $1,393,018      $1,354,396
         Bad debt deduction                          (51,381)
         Gain on sale of other
           real estate owned                         (32,744)
         Nondeductible losses/
           expenses - net                             (1,799)       10,021          27,659          12,372
         Other - net                                 (45,398)       28,048          (1,370)         66,861
                                                  ----------    ----------      ----------      ----------
            TOTAL TAX EXPENSE                     $1,163,124    $1,602,976      $1,419,307      $1,433,629
                                                  ==========    ==========      ==========      ==========

NOTE 12.  PROFIT SHARING PLANS

         The Savings Bank maintains a tax-qualified profit sharing plan for the benefit of all eligible employees who are at least twenty-one years of age and work a minimum of 501 hours. The Savings Bank contributed $133,750, $148,976 and $177,581 to the plan in 1994, 1995 and 1996 respectively. Contributions are made on a discretionary basis.

         In addition, the Savings Bank has an employee bonus plan based on net income. Bonuses accrued for the years ended September 30, 1994, 1995 and 1996, totaled $105,336, $119,988 and $107,112 respectively.

NOTE 13.  DEFERRED COMPENSATION/NONCOMPETITION AGREEMENT

         The Savings Bank has a deferred compensation/noncompetition arrangement with its chief executive officer which will provide monthly payments of $1,600 per month if retirement occurs at age sixty-two or $2,000 per month if retirement occurs at age sixty-five. Once payments have commenced they will continue until his death, at which time payments will continue to his surviving spouse until her death or for sixty months. The present value of the payments based upon the life expectancy of the chief executive officer are being accrued based on a retirement age of sixty-five and are included in other liabilities in the consolidated financial statements. As of September 30, 1995 and 1996, and at June 30, 1997, $88,296, $132,444 and $165,555
         respectively, has been accrued under the agreement.

NOTE 14.  FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Savings Bank has adopted Statement of Financial Accounting Standards No. 107, Disclosure About Fair Value of Financial Instruments, which requires disclosure of estimated fair values for financial instruments. Such estimates are subjective in nature and significant judgment is required regarding the risk characteristics of various financial instruments at a discrete point in time. Therefore, such estimates could vary significantly if assumptions regarding uncertain factors were to change. Major assumptions, methods, and fair value estimates for the Savings Bank's significant financial instruments are set forth below.

         Cash and Due from Financial Institutions: The recorded amount is a reasonable estimate of fair value.

         Investments and Mortgage-backed Securities and Loans Held for Sale: The fair value of investments and mortgage-backed securities and loans held for sale have been based upon quoted market prices or dealer quotes.

         Loans Receivable - Net: Fair values for loans are estimated for portfolios of loans with similar financial characteristics. Fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers for the same remaining maturities. Prepayments are based upon the historical experience of the Savings Bank.

         Other Assets, Other Liabilities and Accrued Expenses: The recorded amount is a reasonable estimate of fair value because of the short-term nature of these items.

         Deposits: The fair value of deposits with no stated maturity date are included at the amount payable on demand. The fair value of fixed-maturity certificates of deposit is estimated by discounting future cash flows using the rates currently offered by the Savings Bank for deposits of similar remaining maturities.

         Federal Home Loan Bank Advances: The fair value of borrowed funds is estimated by discounting the future cash flows of the borrowings at a rate which approximates the current offering rate of the borrowings with a comparable remaining life.

         The estimated fair values of financial instruments at September 30, 1996, are as follows:

                                                               RECORDED         FAIR
                                                                AMOUNT         VALUE
                                                             ------------   ------------
       Financial assets:
         Cash and due from financial institutions            $  5,055,325   $  5,055,000
         Investments and mortgage-backed securities             6,522,470      6,437,000
         Loans receivable - net and loans held for sale       176,494,943    179,491,000
         Other assets                                           1,226,469      1,226,000
       Financial liabilities:
         Deposits                                             156,549,309    157,126,000
         Federal Home Loan Bank advances                       14,354,380     14,412,000
         Other liabilities and accrued expenses                 2,123,705      2,124,000


NOTE 15. CONVERSION TO CAPITAL STOCK FORM OF OWNERSHIP (UNAUDITED):

         Subsequent to the issuance of the auditors' report on November 22, 1996, the Board of Trustees of the Savings Bank adopted a Plan of Conversion on July 10, 1997, to convert from a Washington-chartered mutual savings bank to a Washington-chartered capital stock savings bank with the concurrent formation of a holding company, subject to approval by the regulatory authorities and members of the Savings Bank. The conversion is expected to be accomplished through amendment of the Savings Bank's Washington charter and the sale of the holding company's common stock in an amount equal to the consolidated proforma market value of the holding company and the Savings Bank after giving effect to the conversion. The shares of common stock will be offered initially to the Savings Bank's depositors, employee benefit plans and to certain other eligible subscribers in a subscription offering. It is anticipated that any shares not purchased in the subscription offering will be offered in a direct community offering, and then any remaining shares offered to the general public in a syndicated community offering.

         At the time of the conversion, the Savings Bank will establish a liquidation account in an amount equal to its capital as of the last date of the consolidated statement of financial condition appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible account holders who continue to maintain their accounts at the Savings Bank after conversion. The liquidation account will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation of the Savings Bank, each eligible account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held.

         Under Washington law, the holding company is prohibited from paying a dividend if, as a result of its payment, the holding company would be unable to pay its debts as they become due in the normal course of business, or if the Holding Company's total liabilities would exceed its total assets. As a converted institution, the Savings Bank also will be subject to the regulatory restriction that it will not be permitted to declare or pay a dividend on or repurchase any of its capital stock if the effect thereof would be to cause its regulatory capital to be reduced below the amount required for the liquidation account established in connection with the conversion.

         Conversion costs will be deferred and reduce the proceeds from the shares sold in the conversion. If the conversion is not completed, all costs will be charged as an expense. Conversion costs incurred for the nine months ended June 30, 1997, were immaterial.

     No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Holding Company, the Savings Bank or Webb. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Holding Company, or the Savings Bank since any of the dates as of which information is furnished herein or since the date hereof.

               Table of Contents                                 Page
               -----------------                                 ----
Prospectus Summary..............................................
Selected Consolidated Financial Information.....................
Recent Developments.............................................
Risk Factors....................................................
Timberland Bancorp, Inc.........................................
Timberland Savings Bank, SSB....................................
Use of Proceeds.................................................
Dividend Policy.................................................
Market for Common Stock.........................................
Capitalization..................................................
Historical and Pro Forma Capital Compliance.....................
Pro Forma Data..................................................
Timberland Savings Bank, SSB and Subsidiary.....................
Consolidated Statements of Income...............................
Management's Discussion and Analysis of
 Financial Condition and Results of Operations..................
Business of the Holding Company.................................
Business of the Savings Bank....................................
Management of the Holding Company...............................
Management of the Savings Bank..................................
Regulation......................................................
Taxation........................................................
The Conversion..................................................
Restrictions on Acquisition of the Holding Company..............
Description of Capital Stock of the Holding Company.............
Registration Requirements.......................................
Legal and Tax Opinions..........................................
Experts.........................................................
Additional Information .........................................
Index to Consolidated Financial Statements......................

Until the later of ___________ __, 1997, or 25 days after commencement of the Syndicated Community Offering of Common Stock, if any, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                           TIMBERLAND BANCORP, INC.

                                    [Logo]

                   (Proposed Holding Company for Timberland
                              Savings Bank, SSB)



                       4,250,000 to 5,750,000 Shares of
                                 Common Stock


                               ----------------

                                  Prospectus

                               ----------------



                           CHARLES WEBB AND COMPANY,
                  a division of Keefe, Bruyette & Woods, Inc.



                               _________ __, 1997

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution(1)

   Legal fees and expenses........................  $150,000
   Securities Marketing Firm legal fees...........    35,000
   EDGAR, printing, postage, copying and mailing..   100,000
   Appraisal/business plan fees...................    27,500
   Accounting fees................................    85,000
   Securities marketing fees......................   500,000(1)
   Data processing fees and expenses..............     7,500
   SEC filing fee.................................    20,000
   Washington filing fee..........................     2,000
   Blue sky legal fees and expenses...............     5,000
   Other..........................................    33,000
                                                    --------
     Total........................................  $965,000
                                                    ========
----------

(1) Equal to 1.25% of the aggregate dollar amount of stock sold (excluding shares sold to officers, directors, their associates and the ESOP), not to exceed $500,000.

Item 14.  Indemnification of Officers and Directors

    In accordance with the Washington Business Corporation Law, RCW
(S)23B.08.570, Article XIII of the Registrant's Articles of Incorporation provides as follows:

    "ARTICLE XIII. Indemnification. The corporation shall indemnify and advance expenses to its directors, officers, agents and employees as follows:

         A. Directors and Officers.  In all circumstances and to the full extent
            ----------------------
permitted by the Washington Business Corporation Act now or hereafter in force, the corporation shall indemnify any person who is or was a director, officer or agent of the corporation and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including an action by or in the right of the corporation), by reason of the fact that he is or was an agent of the corporation, against expenses, judgments, fines, and amounts paid in settlement and incurred by him in connection with such action, suit or proceeding. However, such indemnity shall not apply on account of: (a) acts or omissions of the director and officer finally adjudged to be in violation of law; (b) conduct of the director and officer finally adjudged to be in violation of RCW 23B.08.310, or (c) any transaction with respect to which it was finally adjudged that such director and officer personally received a benefit in money, property, or services to which the director was not legally entitled. The corporation shall advance expenses incurred in a proceeding for such persons pursuant to the terms set forth in a separate directors' resolution or contract.

         B. Implementation.  The Board of Directors may take such action as is
            --------------
necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions, contracts or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts, or further arrangements shall include, but not be limited to, implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

         C. Survival of Indemnification Rights.  No amendment or repeal of this
            ----------------------------------
Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

         D.  Service for Other Entities.  The indemnification and advancement of
             --------------------------
expenses provided under this Article shall apply to directors, officers, employees, or agents of the corporation for both (a) service in such capacities for the corporation, and (b) service at the corporations's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A person is considered to be serving an employee benefit plan at the corporation's request if such person's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan.

         E.  Insurance.  The corporation may purchase and maintain insurance on
             ---------
behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability under the provisions of this bylaw and Washington law.

         F.  Other Rights.  The indemnification provided by this section shall
             ------------
not be deemed exclusive of any other right to which those indemnified may be entitled under any other bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such an office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person."


Item 15. Recent Sales of Unregistered Securities.

         Not Applicable

Item 16. Exhibits and Financial Statement Schedules:

         The financial statements and exhibits filed as part of this Registration Statement are as follows:

(a)      List of Exhibits

1.1  --  Form of proposed Agency Agreement among Timberland Bancorp, Inc.,
         Timberland Savings Bank, SSB and Charles Webb & Co. (a)

1.2  --  Engagement Letter between Timberland Savings Bank, SSB and Charles Webb
         & Co. (a)

2    --  Plan of Conversion of Timberland Savings Bank, SSB (attached as an exhibit to the Proxy Statementincluded herein as Exhibit 99.5) (a)

3.1  --  Articles of Incorporation of Timberland Bancorp, Inc. (a)

3.2  --  Bylaws of Timberland Bancorp, Inc. (a)

4    --  Form of Certificate for Common Stock (a)

5    --  Opinion of Breyer & Aguggia regarding legality of securities registered (a)

8.1  --  Federal Tax Opinion of Breyer & Aguggia (a)

8.2  --  State Tax Opinion of Dwyer Pemberton and Coulson, P.C. (a)

8.3  --  Opinion of RP Financial, LP as to the value of subscription rights (a)

10.1  --    Proposed Form of Employee Stock Ownership Plan (a)

10.2  --    Timberland Savings Bank, SSB 401(k) Plan (a)

10.3  --    Proposed Form of Timberland Savings Bank, SSB Employee Severance
            Compensation Plan (a)

21    --    Subsidiaries of Timberland Bancorp, Inc. (a)

23.1  --    Consent of Dwyer Pemberton and Coulson, P.C. (a)

23.2  --    Consent of Breyer & Aguggia (contained in opinion included as
            Exhibit 5) (a)

23.3  --    Consent of Breyer & Aguggia as to its Federal Tax Opinion (contained in opinion included as Exhibit 8.1) (a)

23.4  --    Consent of Dwyer Pemberton and Coulson, P.C. as to its State Tax
            Opinion (contained in opinion included in Exhibit 8.2) (a)

23.5  --    Consent of RP Financial, LC. (a)

24    --    Power of Attorney (contained in signature page to the Registration
            Statement) (a)

99.1  --    Order and Certification Form (contained in the marketing materials included as Exhibit 99.2) (a)

99.2  --    Solicitation and Marketing Materials (a)

99.3  --    Appraisal Agreement with RP Financial, LC. (a)

99.4  --    Appraisal Report of RP Financial L.C. (a)

99.5  --    Proxy Statement for Special Meeting of Members of Timberland
            Savings Bank, SSB (a)

---------------------
(a)   Previously filed.

Financial Statements and Schedules

                  Timberland Savings Bank, SSB and Subsidiary

                                                                  Pages
Independent Auditors' Report - Dwyer Pemberton and Coulson, P.C...  F-1

Consolidated Balance Sheets as of June 30, 1997
 and September 30, 1996...........................................  F-2

Consolidated Statements of Income for the
 Nine Months Ended June 30, 1997
 and the Years Ended September 30, 1996 and 1995..................   21

Consolidated Statements of Equity for the
 Nine Months Ended June 30, 1997 and for the
 Years Ended September 30, 1996 and 1995..........................  F-3

Consolidated Statements of Cash Flows for
 the Nine Months Ended June 30, 1997
 and the Years Ended September 30, 1996 and 1995..................  F-4

Notes to Consolidated Financial Statements........................  F-5


     All schedules are omitted because the required information is either not applicable or is included in the financial statements or related notes.


Item 17. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") (and, where applicable, each filing of any employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hoquiam, Washington on the 10th day of November 1997.

                              TIMBERLAND BANCORP, INC.



                              By: /s/ Clarence E. Hamre
                                  ---------------------------------------------
                                  Clarence E. Hamre
                                  President and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Amended Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                                          Title                             Date
----------                                          -----                             ----
/s/ Clarence E. Hamre                         Chairman of the Board, President        November 10, 1997
------------------------------------          and Chief Executive Officer
Clarence E. Hamre                             (Principal Executive Officer)


/s/ Michael R. Sand*                          Executive Vice President,               November 10, 1997
------------------------------------          Secretary, and Director
Michael R. Sand                               (Principal Financial and
                                              Accounting Officer)


/s/ Andrea M. Clinton*                        Director                                November 10, 1997
------------------------------------
Andrea M. Clinton


/s/Robert Backstrom*                          Director                                November 10, 1997
------------------------------------
Robert Backstrom


/s/ Richard R. Morris*                        Director                                November 10, 1997
-------------------------------------
Richard R. Morris


/s/ Alan E. Smith*                            Director                                November 10, 1997
-------------------------------------
Alan E. Smith


/s/ Peter J. Majar*                           Director                                November 10, 1997
---------------------------------------
Peter J. Majar


/s/ Jon C. Parker*                            Director                                November 10, 1997
--------------------------------------
Jon C. Parker


/s/ James C. Mason*                           Director                                November 10, 1997
------------------------------------
James C. Mason

-----------------
* By power of attorney dated September 17, 1997.